SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  VIZACOM INC.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No Fee Required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)  Title of each class of securities to which transaction applies:
                Common stock, par value $.001 per share.
     2)  Aggregate number of securities to which transaction applies:
                2,350,000 shares of common stock.
     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                The underlying value is equal to the product of (a) the average of the high and low sales prices of the common stock as quoted on The Nasdaq SmallCap Market on November 20, 2001 of $.825
                and (b) 2,350,000 shares of common stock (including 400,000 shares of common stock previously issued to SpaceLogix, Inc.). In accordance with Exchange Act Rule 0-11, the filing fee is equal to one-fiftieth of one percent of the underlying value.
     4)  Proposed maximum aggregate value of transaction:
                $1,938,750
     5)  Total fee paid:
                $387.75

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule, and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                                  VIZACOM INC.

                   ------------------------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                December 27, 2001

                   ------------------------------------------


To the Stockholders of
VIZACOM INC.:

         NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Vizacom Inc. will be held at the offices of our PWR Systems, Inc. subsidiary, located at the Long Island Technology Center, 3500 Sunrise Highway, Great River, New York 11739, on Thursday, December 27, 2001, commencing at 10:00 a.m. (local time), or at any adjournment or postponement thereof, for the following purposes:

         1. To approve the issuance of shares of our common stock, including shares of common stock underlying options and warrants, in excess of 20% of the amount of our outstanding shares of common stock, in connection with our acquisition of SpaceLogix, Inc.

         2. To approve the issuance of 209,580 shares of our common stock that we are currently obligated to issue pursuant to the terms of our agreement and plan of merger, as amended, with respect to our acquisition of our PWR Systems subsidiary in March 2000;

         3. To approve the amendment to our 2000 Equity Incentive Plan to increase the total number of shares available for award from 525,000 to 2,000,000, and to increase the number of shares underlying each initial and annual option award to non-employee directors from 2,500 to 25,000, under such plan.

         4. To consider and act upon such other business as may properly come before our board of directors.

         The foregoing matters are more fully described in the proxy statement accompanying this notice to which your attention is directed.

         Only our stockholders of record at the close of business on November 27, 2001, will be entitled to vote at the special meeting or at any adjournment thereof. You are requested to sign, date and return the enclosed proxy at your earliest convenience in order that your shares may be voted for you as specified.
                                         By order of the board of directors,

                                         Neil M. Kaufman, Chairman and Secretary
December 4, 2001
Bohemia, New York

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                  VIZACOM INC.
                         3512 Veterans Memorial Highway
                             Bohemia, New York 11716

                   ------------------------------------------

                                 PROXY STATEMENT

                   ------------------------------------------


                         SPECIAL MEETING OF STOCKHOLDERS
                                December 27, 2001

                   ------------------------------------------


         A special meeting of stockholders of Vizacom Inc., a Delaware corporation, will be held at the offices of our PWR Systems, Inc. subsidiary, located at the Long Island Technology Center, 3500 Sunrise Highway, Great River, New York 11739, on Thursday, December 27, 2001, commencing at 10:00 a.m. (local time), and any adjournments and postponements thereof, for the purposes set forth in the accompanying notice of special meeting of stockholders. THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF OUR BOARD OF DIRECTORS FOR USE AT THIS SPECIAL MEETING, AND AT ANY ADJOURNMENTS AND POSTPONEMENTS OF THIS SPECIAL MEETING. The approximate date on which this proxy statement and the enclosed proxy are being first mailed to stockholders is December 4, 2001.

         If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified, subject to any applicable voting or irrevocable proxy agreements. Any person executing an enclosed proxy may revoke it prior to its exercise either by letter directed to us or in person at this special meeting.

         Throughout this proxy statement, the terms "we," "us," "our" and "our company" refers to Vizacom Inc. and, unless the context indicates otherwise, our subsidiaries on a consolidated basis. Any references to shares of our common stock and options or warrants to purchase shares of our common stock throughout this proxy statement in each case refers to such securities after taking into account the one-for-ten (1:10) reverse stock split of our common stock effective in May 2001.

                                TABLE OF CONTENTS


SUMMARY TERM SHEET............................................................4
         Overview.............................................................4
         The Companies........................................................4
             Our Company......................................................4
             SpaceLogix.......................................................5
         Terms of the Merger Agreement........................................5
             Manner and Basis for Converting Shares...........................5
             Certain Shares Held in Escrow....................................5
             Effective Time ..................................................6
             Expenses.........................................................6
         Our Acquisition of SpaceLogix........................................6
             Reasons for the Acquisition......................................6
             Vote Required for the Merger.....................................6
             Accounting Treatment.............................................7
             No Appraisal Rights..............................................7
             No Preemptive Rights.............................................7
             Regulatory Approvals.............................................7


THE SPECIAL MEETING............................................................8

SECURITY OWNERSHIP.............................................................9

EXECUTIVE COMPENSATION........................................................11

FORWARD LOOKING STATEMENTS....................................................14

RISK FACTORS..................................................................15

PROPOSAL NO. 1................................................................19

OUR COMPANY...................................................................19

OUR MANAGEMENT'S DISCUSSION AND ANALYSIS OF
    FINANCIAL CONDITION AND RESULTS OF OPERATIONS ............................21

SPACELOGIX, INC...............................................................33

PLAN OF OPERATION OF SPACELOGIX...............................................35

OUR ACQUISITION OF SPACELOGIX.................................................37
         Reasons for the Acquisition..........................................37
         Material Contacts and Board Deliberations............................38
         Vote Required for the Merger.........................................41
         Opinion of Our Financial Advisor.....................................41
         Certain Federal Tax Consequences.....................................48
         Accounting Treatment.................................................48
         No Appraisal Rights..................................................48
         Related Transactions.................................................48
         No Preemptive Rights.................................................49

                                TABLE OF CONTENTS
                                   (continued)


TERMS OF THE MERGER AGREEMENT.................................................49
         General..............................................................49
         Effective Time.......................................................50
         Manner and Basis of Converting Shares................................50
         Stock Ownership Following the Merger.................................51
         Conduct of Our Business and SpaceLogix's Business Prior to theMerger.51
         Expenses.............................................................53
         Conditions to the Merger.............................................53
         Certain Shares Held in Escrow........................................55
         Termination of the Merger Agreement..................................56
         Indemnification......................................................57
         Our Company Following the Merger.....................................57
         Regulatory Approvals.................................................59
         Interests of Certain Persons in Proposal No. 1.......................59
         Board Position and Required Vote.....................................59

PROPOSAL NO. 2................................................................60
         Interests of Certain Persons in Proposal No. 2.......................61
         Board Position and Required Vote.....................................62

PROPOSAL NO. 3................................................................63
         Options Granted Under the 2000 Plan..................................71
         Board Position and Required Vote.....................................72

MISCELLANEOUS INFORMATION.....................................................72
         Other Business.......................................................72
         Cost of Soliciting Proxies...........................................72

INDEX TO FINANCIAL STATEMENTS................................................F-1
APPENDIX A - Agreement and Plan of Merger....................................A-1
APPENDIX B - Fairness Opinion................................................B-1
APPENDIX C - 2000 Equity Incentive Plan......................................C-1

                               SUMMARY TERM SHEET

         This summary term sheet describes material terms of our acquisition of SpaceLogix, Inc. and the related Proposal No. 1 for you to consider at the special meeting and provides references to other pages of this proxy statement for you to obtain further information. You should carefully read this entire proxy statement, including financial information relating to our company and SpaceLogix, for a more complete understanding of the matters being considered at the special meeting. The actual terms of our acquisition of SpaceLogix are contained in our agreement and plan of merger with SpaceLogix, a copy of which is attached as Appendix A to this proxy statement.

OVERVIEW

          - On November 19, 2001, we executed an agreement and plan of merger relating to the merger of SpaceLogix, Inc. with and into our wholly owned subsidiary, SpaceLogix Acquisition Corp., with SpaceLogix Acquisition Corp. to be the surviving corporation. Throughout the remainder of this proxy statement, SpaceLogix Acquisition Corp. is referred to as "Acquisition Corp." Please
               see the section   entitled  "Our   Acquisition  of  SpaceLogix"
               beginning on page 39.

          - We are seeking your approval of Proposal No. 1 to authorize the issuance of shares of our common stock, including shares of our common stock underlying options and warrants, in excess of 20% of the outstanding amount of common stock in connection with our acquisition of SpaceLogix, because under Nasdaq Marketplace Rules, the number of shares to be issued in such a transaction may not equal or exceed 20% of the outstanding shares of a Nasdaq listed company's common stock, without stockholder approval. The 1,950,000 shares to be issued to the stockholders of SpaceLogix upon the consummation of our acquisition of Spacelogix together with the 400,000 shares previously issued to SpaceLogix would constitute approximately 49% of our issued and outstanding shares of common stock following the acquisition. Please see the section entitled "Our Special Meeting" beginning on page 10.

THE COMPANIES

           Our Company (Page 19)

          - Our company is Vizacom Inc., a Delaware corporation. We provide professional internet and technology solutions to companies seeking to benefit from the use of internet and information-based technologies. We help businesses use the internet and other technologies to build their competitive advantage, improve efficiencies, and market and brand their business, products and services. Our solutions are comprehensive, and include business strategy formation, web interface design, reselling computer
               hardware,   network  and  systems  planning,   development   and
               integration and data center services.

          - Our principal executive offices are located at 3512 Veterans Memorial Highway, Bohemia, New York 11716 and our telephone number is (631) 981-5500.

           SpaceLogix (see page 33)

          - SpaceLogix, Inc., a privately held Delaware corporation, is a provider of co-location sites through re-seller agreements and direct leases, and a provider of professional and managed services to support these sites. Through the sites, SpaceLogix offers a wide range of value-added managed service products and senior technology experts to deliver tailor-made infrastructure to clients.

          - The principal executive offices of SpaceLogix are located at 500 Fifth Avenue, 14th Floor, New York, NY 10110 and SpaceLogix's telephone number is (212) 575-5500.

TERMS OF THE MERGER AGREEMENT

           Manner and Basis for Converting Shares (Page 50)

          - Pursuant to the terms of the merger agreement, each outstanding share of SpaceLogix common stock will be converted into the right to receive 1.3210 shares of our common stock and warrants to purchase .2735 shares of our common stock. Additionally, each outstanding share of SpaceLogix Series A preferred stock and Series B preferred stock will be converted into the right to receive .5377 shares of our common stock.

          - Each outstanding option to purchase SpaceLogix common stock will be cancelled prior to the effectiveness of the merger. Upon effectiveness, we will grant options to purchase an aggregate of approximately 157,000 shares of our common stock to the former SpaceLogix optionholders in such allocations and on terms specified in the merger agreement by SpaceLogix. Each outstanding warrant to purchase SpaceLogix common stock will be assumed by us and will become a warrant to purchase our common stock, with appropriate adjustments to be made to the number of shares issuable thereunder based on an exchange ratio of 1.5945 underlying shares of our common stock for each underlying share of SpaceLogix common stock. The exercise price of each such option or warrant will be equal to 110% of the closing price of our common stock on the Nasdaq SmallCap Market or such other securities exchange or quotation system which is the principal trading market for our common stock on the day prior to the closing of the merger.

           Certain Shares Held in Escrow (Page 55)

          - As one of the conditions to our company and Acquisition Corp. being obligated to close the merger, certain SpaceLogix stockholders must deposit (or cause to be deposited) at the closing of the merger, with an escrow agent, under an escrow agreement among the escrow agent, our company and such SpaceLogix stockholders, certificates representing 750,000 shares of our common stock in the aggregate, to be held and released by the escrow agent under the terms and conditions of the escrow agreement

           Effective Time (Page 50)

          - The merger will become effective upon the filing of a certificate of merger with the secretary of state of Delaware or at such later time as may be agreed in writing by us and the other parties to the merger agreement, as specified in the certificate of merger. It is anticipated that the merger closing date and effective time will be on or about December 28, 2001.

           Expenses (Page 53)

          - All fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, if the merger is not consummated, and by our company if the merger is consummated

OUR ACQUISITION OF SPACELOGIX

           Reasons for the Acquisition (Page 37)

          - Our board of directors believes that, following our acquisition of SpaceLogix, we will have the potential to realize long-term improved operating and financial results and a stronger financial and competitive position. We believe that there is a strategic fit between our company and SpaceLogix, and that SpaceLogix's co-location and network services businesses will complement and strengthen our data center and technology solutions businesses, further developing our presence in these markets and facilitating the accomplishment of our goal of generating a higher percentage of our revenues from higher margin services business. We also believe that the acquisition will provide greater opportunities to raise capital, develop business relationships and engage in other strategic combinations and transactions involving our respective products and technologies than would be the case if we otherwise independently engaged in these activities.

           Vote Required for the Merger (Page 41)

          - Under Nasdaq Marketplace rules, since we will be issuing an amount of our common stock in excess of 20% of the amount of our outstanding common stock to the SpaceLogix stockholders, we are required to obtain the approval of our stockholders prior to
               consummating  the  acquisition.   The  minimum  vote which
               will constitute stockholder approval shall be a majority of the total votes cast on the proposal in person or by proxy.

           Accounting Treatment (Page 48)

          - The merger will be accounted for as a purchase of SpaceLogix by our company. Therefore, , the results of operations of SpaceLogix from the date of the merger will be included in our consolidated results of operations. For purposes of preparing consolidated financial statements, the purchase price, including the costs of SpaceLogix associated with the merger at the date of completion, will be allocated to the assets and liabilities of SpaceLogix based on their fair market values, with the excess allocated to goodwill which is required to be tested for impairment at least annually.

           No Appraisal Rights (Page 48)

          - Our stockholders are not entitled to appraisal rights in connection with the SpaceLogix merger.

           No Preemptive Rights (Page 49)

          - The holders of shares of our common stock have no preemptive rights. Preemptive rights would have given stockholders a right to purchase new securities issued by us. Preemptive rights protect such holders from dilution to some extent by allowing
               holders to purchase  shares   according  to  their   percentage
               ownership in each issuance of new securities. Because our stockholders do not have preemptive rights, we may issue our shares in a manner that dilutes our current stockholders.

           Regulatory Approvals (Page 59)

          - We are not aware of any material governmental or regulatory approval required for completion of the acquisition of SpaceLogix, other than compliance with applicable corporate law of the State of Delaware, compliance with Nasdaq Marketplace Rules as set forth in the proxy statement and compliance with the federal securities laws and applicable securities and "blue sky" laws of the various states.

                               THE SPECIAL MEETING

VOTING RIGHTS

         Only stockholders of record at the close of business on November 27, 2001 will be entitled to vote at the special meeting or any adjournment thereof. Such date is referred to as the "record date" in this proxy statement. We currently have only a single class of voting capital stock outstanding, namely, shares of common stock, $.001 par value per share. Each share of common stock issued and outstanding on the record date is entitled to one vote at this special meeting. As of the record date, there were 2,663,867 shares of our common stock outstanding.

         The majority of votes actually cast, in person or by proxy, is required for the approval of the issuance of shares of our common stock, including shares of common stock underlying options and warrants, in excess of 20% of the amount of our outstanding shares of common stock, in connection with our acquisition of SpaceLogix, Inc. (Proposal No. 1) and the issuance of 209,580 shares of our common stock that we are obligated to issue pursuant to our agreement and plan of merger, as amended, with respect to our acquisition of our PWR Systems subsidiary in March 2000 (Proposal No. 2). The affirmative vote of a majority of shares present in person or by proxy and entitled to vote on this matter is required for the approval of the amendment to our 2000 Equity Incentive Plan to increase the total number of shares available for award from 525,000 to 2,000,000, and to increase the number of shares underlying each initial and annual option award to non-employee directors from 2,500 to 25,000, under such plan (Proposal No. 3). Vincent DiSpigno, our president, David N. Salav, one of our vice presidents and our chief information officer and Neil M. Kaufman, our chairman of the board have agreed to vote their aggregate 300,985 shares of our common stock in favor of Proposal No. 1.

     For purposes of determining whether proposals have received a majority of votes cast, abstentions will not be included in the vote totals for Proposal No. 1 and Proposal No. 2, but will be included in the vote totals for Proposal No.
3. With respect to Proposal No. 1, Proposal No. 2 and Proposal No. 3, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will have no effect on the vote for the issuance of shares of our common stock with respect to Proposal No. 1 and Proposal No. 2 but will be the equivalent of a "no" vote on the amendment to our 2000 Equity Incentive Plan with respect to Proposal No. 3. Abstentions also will be counted in the determination of whether a quorum exists for the purposes of transacting business at this special meeting.

                               SECURITY OWNERSHIP

         Our common stock is the only class of our voting securities presently outstanding. The following table sets forth information with respect to the beneficial ownership of shares of our common stock, as of the record date, by:

         - each person known by us to beneficially own 5% or more of the outstanding shares of our common stock, based on filings with the Securities and Exchange Commission and certain other information,

         -     each of our directors,

         -     each of our executive  officers,  and

         -     all of our executive officers and directors as a group.

         Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. In addition, under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined. Any of our securities to be issued pursuant to any of the proposals in this proxy statement, and any options that may become exercisable upon consummation of the merger described in Proposal No. 1 as the result of any "change of control" provisions contained in any of our stock option plans, have not been reflected in the beneficial ownership table.

         Except as otherwise indicated in the notes to the following table,

         - we believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners, and

         - the address for each beneficial owner listed in the table is c/o Vizacom Inc., 3512 Veterans Memorial Highway, Bohemia, New York 11716

                                                          Amount and Nature
                                                           of Common Stock                 Percentage of Shares
Name of Beneficial Owner                                 Beneficially Owned                 Beneficially Owned
------------------------                                 ------------------                 ------------------
Vincent DiSpigno.................................             192,903  (1)                          7.1
David N. Salav...................................             192,903  (2)                          7.1
Neil M. Kaufman..................................             109,691  (3)                          4.0
Alan W. Schoenbart...............................              15,833  (4)                          *
Francis X. Murphy................................               9,498  (5)                          *
David A. Buckel..................................               3,666  (6)                          *
SpaceLogix, Inc..................................             400,000  (7)                         15.0
Yitz Grossman....................................             171,118  (8)                          6.5
All officers and directors as a group
     (6 persons).................................             524,494  (9)                         18.2

                                       9

----------
* Less than 1.0%.

(1) Includes 45,249 shares of our common stock issuable upon exercise of options granted to Mr. DiSpigno under our various stock plans which are exercisable within the next 60 days. Does not include 78,251 shares of our common stock issuable upon exercise of options granted to Mr. DiSpigno under our various stock plans which are not exercisable within the next 60 days or 104,790 additional shares of our common stock we plan to issue to Mr. DiSpigno in connection with the purchase price adjustment under the PWR merger agreement, subject to stockholder approval of Proposal No. 2 in this proxy statement.

(2) Includes 45,249 shares of our common stock issuable upon exercise of options granted to Mr. Salav under our various stock plans which are exercisable within the next 60 days. Does not include 78,251 shares of our common stock issuable upon exercise of options granted to Mr. Salav under our various stock plans which are not exercisable within the next 60 days or 104,790 additional shares of our common stock we plan to issue to Mr. Salav in connection with the purchase price adjustment under the PWR merger agreement, subject to stockholder approval of Proposal No. 2 in this proxy statement.

(3) Includes 104,014 shares of our common stock issuable upon exercise of options granted to Mr. Kaufman under our various stock plans which are exercisable within the next 60 days. Does not include options to purchase 158,740 shares of common stock granted to Mr. Kaufman under our various stock plans which are not exercisable within the next 60 days. The address for Mr. Kaufman is c/o Kaufman & Moomjian, LLC, 50 Charles Lindbergh Boulevard, Suite 206, Mitchel Field, New York 11553.

(4) Represents 15,833 shares of our common stock issuable upon exercise of options granted to Mr. Schoenbart which are exercisable within the next 60 days. Does not include options to purchase 13,167 shares of common stock granted to Mr. Schoenbart which are not exercisable within the next 60 days.

(5) Includes 6,498 shares of our common stock issuable upon exercise of options granted to Mr. Murphy under our various stock plans which are exercisable within the next 60 days. Does not include options to purchase 4,501 shares of common stock granted to Mr. Murphy which are not exercisable within the next 60 days.

(6) Represents 3,666 shares of our common stock issuable upon exercise of options granted to Mr. Buckel under our various stock plans which are exercisable within the next 60 days. Does not include options to purchase 7,335 shares of our common stock granted to Mr. Buckel which are not exercisable within the next 60 days.

(7) The address for SpaceLogix, Inc. is 500 Fifth Avenue, New York, New York 10010.

                                       10

(8) Includes (a) 123,337 shares of our common stock beneficially owned by Target Capital Corp., a company of which Mr. Grossman is a principal,
         (b) 26,000  shares of our

         common stock issuable upon the exercises of warrants held by Target, all of which are exercisable within the next 60 days and (c) 13,399 shares of our common stock beneficially owned by the Yitz Grossman Charitable Trust, of which Mr. Grossman is trustee. The address for Mr. Grossman is c/o Target Capital Corp., 40 Fulton Street, Seventh Floor, New York, New York 10038.

(9) Includes an aggregate 220,509 shares of our common stock issuable upon the exercise of the options discussed in notes (1) through (6) above which are exercisable within the next 60 days.


                             EXECUTIVE COMPENSATION

         The following summary compensation table sets forth, for the three years ended December 31, 2000, the cash and other compensation paid to the following "named executive officers": Mark E. Leininger, our former president and chief executive officer; Alan W. Schoenbart, our vice president - finance and chief financial officer; Edward J. Proctor, our former vice president and chief technology officer; Vincent DiSpigno, our current president and chief executive officer of PWR Systems; and David N. Salav, our vice president and chief information officer and president of PWR Systems. No other individual served as an executive officer of our company during 2000 whose total compensation, for services rendered during 2000 was $100,000 or more.

                           SUMMARY COMPENSATION TABLE

                                                                                Long-Term
                                                                              Compensation
                                           Annual Compensation                    Awards
                                           -------------------         --------------------------
       Name and                                                                         Securities
Principal Positions                      Year      Salary        Bonus               Underlying Options
-------------------                      ----    ----------    ---------             ------------------
Mark E. Leininger                    2000       $172,400        ---                        20,000
President and Chief                  1999        162,500        ---                         8,000
Executive Officer (1)                1998        145,000        ---                        31,219

Alan W. Schoenbart                   2000       $125,000     10,000                         8,000
Vice President - Finance             1999         92,361     15,000                        11,000
and Chief Financial Officer          1998            ---        ---                            --

Edward J. Proctor                    2000       $125,758     23,750                        10,000
Vice President - and Chief           1999            ---        ---                           ---
Technology Office (2)                1998            ---        ---                           ---

                                       11

Vincent DiSpigno, President          2000       $150,000        ---                           ---
and Executive Vice President         1999            ---        ---                           ---
of PWR Systems (3)                   1998            ---        ---                           ---

David N. Salav, Vice                 2000       $150,000        ---                           ---
President and Chief                  1999            ---        ---                           ---
Information Officer and              1998            ---        ---                           ---
President of PWR Systems (3)

(1)      Mr. Leininger resigned as an officer and director in January 2001.
(2) Mr. Proctor's employment by us commenced on May 15, 2000 and terminated on January 15, 2001.
(3) The employment of Mr. DiSpigno and Mr. Salav commenced on March 27, 2000 upon the acquisition by us of PWR Systems. Effective January 15, 2001, Mr. DiSpigno was elected as our president and Mr. Salav as our vice president and chief information officer.

         For purposes of the summary compensation table, the value of all perquisites provided to these executive officers did not exceed the lesser of $50,000 or 10% of the executive officer's salary and bonus.

STOCK OPTION GRANTS IN 2000

         The following table sets forth:

     - the number of shares underlying options granted during 2000 to the named executive officers;
     - the percentage that the option grant represents of the total number of options granted to all of our employees during 2000;
     -   the per share exercise price of each such option; and
     -   the expiration date of each such option.

                                        NUMBER OF SHARES    PERCENTAGE OF TOTAL
                                       UNDERLYING OPTIONS    OPTIONS GRANTED TO     EXERCISE    EXPIRATION
NAME                                  GRANTED DURING 2000    EMPLOYEES IN 2000        PRICE       DATE
----                                  -------------------   -------------------       -----       ----
Mark E. Leininger..............              20,000                  5.3%             $33.75     1/27/10
Mark E. Leininger..............               1,000                    *              $19.688    8/09/10
Alan W. Schoenbart.............               8,000                  2.1%             $33.75     1/27/10
Edward J. Proctor..............              10,000                  2.6%             $28.75     6/11/10
Vincent DiSpigno...............              12,500                  3.3%             $53.125    3/26/10
Vincent DiSpigno...............               1,000                    *              $19.688    8/09/10
David N. Salav.................              12,500                  3.3%             $53.125    3/26/10
David N. Salav.................               1,000                    *              $19.688    8/09/10
-----------------
*  less than 1%

AGGREGATE OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

         Set forth in the table below is information, with respect to the named executive officers, as to:

         - the total number of unexercised options held on December 31, 2000, separately identified between those exercisable and those not exercisable as of such date, and
         - the aggregate value of in-the-money, unexercised options held on December 31, 2000, separately identified between those exercisable and those not exercisable.

                                                NUMBER OF                              VALUE OF UNEXERCISED
                                          UNEXERCISED OPTIONS                          IN-THE-MONEY OPTIONS
                                            AT DECEMBER 31, 2000                       AT DECEMBER 31, 2000
                                      -------------------------------             -------------------------------

                                      EXERCISABLE       UNEXERCISABLE             EXERCISABLE       UNEXERCISABLE
                                      -----------       -------------             -----------       -------------
Mark E. Leininger................        43,031           20,594                          $0               $0
Alan W. Schoenbart...............         9,167            9,833                           0                0
Edward J. Proctor................             0           10,000                           0                0
Vincent DiSpigno.................         3,453           10,042                           0                0
David N. Salav...................         3,453           10,042                           0                0

         None of our named executive officers exercised any of their options during 2000. The value of unexercised in-the-money options is calculated by subtracting the aggregate exercise price of the options from the aggregate market price of the shares underlying the options as of December 31, 2000.

EMPLOYMENT AGREEMENTS

         In 1999, we entered into a three-year employment agreement with Mark E. Leininger, our former President and CEO. This employment agreement provided for a base salary of $172,500 in 2000 and annual incentive compensation equal to 3% of our pre-tax income for the year in which the incentive compensation relates. Further, this employment agreement provided for the payment to Mr. Leininger of an amount equal to three times his average total compensation for the five prior fiscal years, minus $1.00, if there was a change of control of our company and Mr. Leininger elected to terminate his employment within six months of his first becoming aware of such change in control. This employment agreement also contained restrictions on his engaging in competition with us for the employment term and for up to one year thereafter and provisions protecting our proprietary rights and information. Effective January 15, 2001, Mr. Leininger resigned as our President and CEO. Pursuant to a settlement and release agreement, Mr. Leininger was paid $10,500 per month as a consultant through April 15, 2001 and received 30,000 shares of our common stock. In addition, under such agreement, Mr. Leininger was entitled to receive 5% of the gross proceeds received by us from the sale of certain of our software subsidiaries.

         On January 13, 1999, the compensation committee determined to compensate Marc E. Jaffe for his services as chairman of the board for the 1999 calendar year at the rate of $5,000 per month. In November 1999, we agreed to pay Mr. Jaffe an additional $3,000 per month for November and December 1999 for additional services we requested that he perform. In 2000, we paid Mr. Jaffe $60,000 for his services as chairman of the board. Effective January 2001, Mr. Jaffe was no longer the chairman of the board so this fee arrangement was terminated.

         We entered into three-year employment agreements with each of Vincent DiSpigno, our president and the chief executive officer of our PWR Systems subsidiary, and David Salav, one of our vice presidents and chief information officer, and the president of our PWR Systems subsidiary. Each of these agreements provided for an annual base salary of $200,000 and $25,000 annual bonuses if PWR attains a 30% increase in revenues over the prior year and PWR Systems has either at least a 20% gross margin or $1,000,000 in net income for the subject year. For the year 2000, no additional bonus was paid. Pursuant to these two employment agreements, we expanded our board of directors and elected Messrs. DiSpigno and Salav to our expanded board. During the term of these two employment agreements, we agreed to use our best efforts to cause their reelections to our board when their initial terms expire. These two employment agreements also contain restrictions on the employee engaging in competition with us for the employment term and for one year thereafter and provisions protecting our proprietary rights and information.

         Effective October 2001, the employment agreements with Messrs. DiSpigno and Salav were amended. Under the terms of the amended agreements, each of Messrs. DiSpigno and Salav's salary was reduced to $125,000 per year, and his maximum bonus was increased to $100,000, such bonus to be based on 17.5% of the quarterly net income of PWR Systems for the fourth quarter of 2001 and the first quarter of 2003. While the employment agreements do not provide for bonuses in 2002, Messrs. DiSpigno and Salav are entitled to similar bonus payments in 2002 under the terms of the PWR merger agreement, as amended October 2001. These amendments to the employment agreements and the PWR merger agreement shall no longer be effective if by April 2002, the acquisition of SpaceLogix is not consummated and PWR Systems does not receive $1,000,000 in working capital, in which case the terms of these employment agreements will revert to the terms of such agreements prior to the amendments.


                           FORWARD LOOKING STATEMENTS

         Statements contained in this proxy statement, including statements about our company and about SpaceLogix, Inc., include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance and achievements, whether expressed or implied by such forward-looking statements, not to occur or be realized. Such forward-looking statements generally are based upon our best estimates of future results, performance or achievement, based upon current conditions and the most recent results of operations. Forward-looking statements may beidentified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "project," "estimate," "anticipate," "continue" or similar terms, variations of those terms or the negative of those terms. Potential risks and uncertainties include, among other things, the factors and information disclosed and discussed under "Risk Factors" below and in other sections of this proxy statement as well as in our other filings with the Securities and Exchange Commission.

         You should carefully consider such risks, uncertainties and other information, disclosures and discussions which contain cautionary statements identifying important factors that could cause actual results to differ materially from those provided in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                                  RISK FACTORS

IN ADDITION TO ALL OF THE OTHER INFORMATION PRESENTED IN THIS PROXY STATEMENT, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS WHEN MAKING A VOTING DECISION WITH RESPECT TO THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

WE HAVE INCURRED LOSSES TO DATE AND THERE IS NO ASSURANCE THAT WE WILL BECOME PROFITABLE.

         With the exception of our first fiscal quarter of 2001, we have been unprofitable since our inception in July 1992 and may continue to incur operating losses for the foreseeable future. For the twelve months ended December 31, 2000, we had a net loss attributable to common stockholders of approximately $19,090,000. For the nine months ended September 30, 2001, we had a net loss attributed to common stockholders of approximately $2,594,000. Our operating losses may continue or increase as we:

        - develop our professional internet and technology solutions business,
        - develop, produce and distribute additional products and services such as co-location and network services,
        -     de-emphasize other products and services, and
        -     implement our growth strategy.

         No assurance can be given that we will ever become profitable nor, if we obtain profitability, that we would thereafter maintain profitability. Similarly, there is no assurance that the proposed combination of our company and SpaceLogix, neither of which is profitable, will result in a profitable combined company.

SPACELOGIX MAY NEVER BECOME PROFITABLE.

         From its inception in April 2001 through September 30, 2001, SpaceLogix has only $25,000 in revenues and experienced a net loss of approximately ($321,000). We can give no assurance that it will ever achieve significant revenues or ever achieve profitability.

WE HAVE A WORKING CAPITAL DEFICIENCY AND BELIEVE WE WILL NEED TO RAISE ADDITIONAL CAPITAL.

         We had a working capital deficiency of approximately $3,371,000 and $4,685,000 at September 30, 2001 and December 31, 2000, respectively. The report of our accountants on our financial statements at and for the period ended December 31, 2000 contained an explanatory paragraph that states that we have experienced recurring net losses and have a working capital deficiency that raise substantial doubt about our ability to continue as a going concern. We believe that over the next several months, we will need to raise at least $2,000,000 to meet currently anticipated liquidity and capital expenditure requirements. Following the completion of our proposed acquisition of SpaceLogix, we anticipate engaging in a private placement of our common stock to accredited investors to raise net proceeds of at least $1,000,000 and we anticipate that this private placement may raise $2,000,000 or more. We also intend to seek additional financing through one or more additional debt, equity, or convertible securities offerings, through the sale of assets or through a merger or acquisition. There can be no assurance that we will be successful in completing any such financings or other transactions, or that the terms of any such financings or other transactions will be beneficial to us or our stockholders.

WE MAY BE UNABLE TO IMPLEMENT OUR ACQUISITION GROWTH STRATEGY, WHICH COULD HARM OUR BUSINESS AND COMPETITIVE POSITION.

         Our business strategy includes making strategic acquisitions of other companies or businesses, including internet and technology solutions providers, web site designers, systems integrators and other firms. Our continued growth will depend on our ability to identify and acquire, on acceptable terms, companies that complement or enhance our businesses. The competition for acquisition candidates is intense and we expect this competition to increase. There is no assurance that we will identify and successfully compete for appropriate acquisition candidates or complete acquisitions at reasonable purchase prices, in a timely manner or at all. To this end, we have executed an agreement and plan of merger to acquire SpaceLogix, Inc., subject to stockholder approval as described in Proposal No. 1 in this proxy statement. In implementing our acquisition growth strategy in general, and with respect to SpaceLogix in particular, we may encounter:

        - the impact of writing off impaired assets and amortizing intangible assets of acquired companies on our results of operations,
        - dilution of the interest of existing stockholders if we issue our stock in making acquisitions, including significant dilution as a result of issuing of common stock to SpaceLogix stockholders as consideration for our acquisition of SpaceLogix, or if we sell stock to raise cash for acquisitions,
        - increases in our expenses in order to advertise and promote acquired companies and their and our products and services,
        - unusual impacts on our financial condition due to the timing of acquisitions, and
        - expenses of any undisclosed or potential legal liabilities of an acquired company.

         Any of these matters could have a material adverse effect on our business, results of operations and financial condition.

ACQUISITIONS, SUCH AS THE PROPOSED SPACELOGIX ACQUISITION, COULD RESULT IN OPERATING DIFFICULTIES AND OTHER HARMFUL CONSEQUENCES TO US.

         If appropriate opportunities present themselves, we intend to acquire businesses, technologies, services or products, such as our acquisition of SpaceLogix. The process of integrating the operations of any acquisition, including those of SpaceLogix, may create unforeseen operating difficulties and expenditures and is itself risky.

         To the extent we use cash consideration for acquisitions in the future, we may need to obtain additional financing which may not be available on favorable terms or at all. To the extent our management must devote significant time and attention to the integration of technology, operations, businesses and personnel as a result of these acquisitions, our ability to service current customers and attract new customers may suffer. In addition, our senior management faces the difficult and potentially time consuming challenge of implementing uniform standards, controls, procedures and policies in our operating units, including possible future acquisitions. We could also experience financial or other setbacks if any of the acquired businesses experience unanticipated problems, as was the case with our London operations. Further, we may experience disputes with the sellers of acquired businesses and may fail to retain key acquired personnel. In addition, we may experience a decline in employee morale and retention issues resulting from changes in compensation, reporting relationships, future prospects, or the direction of the business.

WE MAY BE DELISTED FROM THE NASDAQ STOCK MARKET.

         We received a letter from the Nasdaq Listing Qualification Panel dated August 27, 2001, in which Nasdaq informed us that while we were in compliance with the Nasdaq continued listing requirements with respect to net tangible assets of at least $2,000,000 and/or stockholders equity of at least $2,500,000 as of June 30, 2001, we were required to respond to Nasdaq with respect to our plans and projections for compliance with such requirements on a going-forward basis. We responded to this request on September 7, 2001 with the requested information. On

October 10, 2001, we received a letter from the Nasdaq panel in which Nasdaq informed us that it would permit our continued listing, but it would continue to monitor our compliance with the net tangible asset/stockholders equity requirement and all continued listing requirements, and it would not allow for continued listing in the event that we fail to comply with any of the applicable requirements.

         A delisting of our common stock from the Nasdaq Stock Market could have an adverse effect on the market price of our common stock and the ability and capacity of persons to acquire or sell shares of our common stock.

WE MAY BE REQUIRED TO APPLY FOR INITIAL LISTING FOLLOWING OUR ACQUISITION OF SPACELOGIX.

         Under Nasdaq Marketplace Rule 4330(f), in the event of a transaction whereby a Nasdaq-traded company combines with a company that is not Nasdaq-traded, if the transaction results in a "change of control" of the Nasdaq-traded company under Nasdaq guidelines, the combined entity must apply for initial listing and meet Nasdaq's initial listing requirements, which are more stringent that the continued listing requirements that we are currently required to maintain. We believe that following our acquisition of SpaceLogix, we will not experience a change of control under Nasdaq's guidelines; however, there is no assurance that Nasdaq will not evaluate this rule based on our facts and circumstances in a way that is contrary to our interpretation. In the event we must meet Nasdaq initial listing requirements, it is likely that we will be unable to meet such standards and as a result, we will be delisted.

THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO RETAIN KEY EMPLOYEES.

         We are significantly dependent upon the continued availability of Vincent DiSpigno, our president, and David Salav, our vice president and chief information officer. Mr. DiSpigno and Mr. Salav have each entered into an employment agreement with us. The loss or unavailability to us of either of Messrs. DiSpigno or Salav for an extended period of time could have a material adverse effect on our business operations and prospects. To the extent that their services would be unavailable to us for any reason, we would be required to procure other personnel to manage and operate our company. There can be no assurance that we will be able to locate or employ such qualified personnel on acceptable terms. At the present time, we do not have "key man" life insurance covering either of Messrs. DiSpigno or Salav.

WE ARE DEPENDENT ON A SHORT TERM LOAN, THE LOSS OF WHICH WOULD MATERIALLY ADVERSELY AFFECT OUR OPERATIONS.

         We are dependent on the availability of a short term loan from a financial institution to finance our operations. We currently owe approximately $1.2 million to this lender under a secured promissory note that must be repaid in full by May 2002. We can give no assurance that we will be able to repay this on a timely basis. Our inability to repay or the unavailability of this borrowing in the future would have a material adverse affect on our business.

                                 PROPOSAL NO. 1
                 TO APPROVE THE ISSUANCE OF SHARES OF OUR COMMON
               STOCK, INCLUDING SHARES OF COMMON STOCK UNDERLYING
                  OPTIONS AND WARRANTS, IN EXCESS OF 20% OF THE
                AMOUNT OF OUR OUTSTANDING SHARES OF COMMON STOCK
             IN CONNECTION WITH OUR ACQUISITION OF SPACELOGIX, INC.

         We are seeking your approval pursuant to Nasdaq Marketplace Rule 4350(i)(1)(C)(ii), which requires Nasdaq-listed companies to obtain stockholder approval before issuing 20% or more of their common stock (or securities convertible into or exercisable for common stock) or 20% or more of their voting power, in connection with an acquisition of the stock or assets of another company, other than in a public offering for cash.

         We plan to issue an aggregate of 1,950,000 shares of our common stock and issue warrants and assume options to purchase an aggregate of approximately 625,000 shares of our common stock to the SpaceLogix stockholders upon the closing of the SpaceLogix acquisition. Additionally, we have previously issued 400,000 shares of our common stock to SpaceLogix with respect to a $650,000 bridge loan from SpaceLogix to us. Such aggregate amount of shares (including the shares underlying the options and warrants) issued to SpaceLogix or the SpaceLogix stockholders will be in excess of 20% of the amount of shares of our outstanding common stock. The shares to be issued to the stockholders of SpaceLogix upon the consummation of our acquisition of Spacelogix would constitute approximately 49% of our issued and outstanding shares of common stock following the acquisition.

         We currently have a sufficient amount of authorized and unissued shares of our common stock to issue the shares to the SpaceLogix stockholders as consideration for our acquisition of SpaceLogix, including the shares of common stock underlying options and warrants, taking into account all shares of common stock reserved for future issuance and all shares of common stock proposed to be issued under Proposal No. 2 and proposed to be reserved for issuance under Proposal No. 3.

                                   OUR COMPANY

         We provide professional internet and technology solutions to companies seeking to benefit from the use of internet and information-based technologies. We help businesses use the internet and other technologies to build their competitive advantage, improve efficiencies, and market and brand their business, products and services. Our solutions are comprehensive, and include business strategy formation, web interface design, reselling computer hardware, network and systems planning, development and integration and data center resources.

         We gained our competencies in providing professional internet and technology solutions through our acquisitions in 2000 of Renaissance Multimedia, Inc. and PWR Systems, Inc. We combined these two companies under Vizy Interactive Inc., which is a subsidiary company we formed in 2000 to market and provide our professional internet and technology solutions.

        Our professional internet and technology solutions include:

        -     Business strategy formation;
        -     E-commerce applications;
        -     Web content management;
        -     Web interface design and branding;
        -     Systems planning and development;
        -     Systems integration;
        -     Value-added reselling; and
        -     Data center services.

         We deploy our solutions through a process designed to provide flexibility, so that we can address each client's particular requirements, as well as efficiency, so that we may make the best use of our resources to complete a client project in a timely manner. The process consists of the following components: discover, strategize, design, build, launch and grow.

         Our clients primarily consist of divisions and local offices of large, multi-national corporations, as well as small- and mid-sized companies, and early stage internet ventures. We strive to, and believe we generally are successful at, forming long-term relationships with our clients. Our clients include many well-recognized domestic and international companies, such as MTV Networks, Computer Associates, Bozell New York, Martha Stewart Living, Petrossian Paris, SoBe Beverage, and Sony Music.

         We believe that our strategic alliances with other computer product and professional service providers plays a fundamental role in the success of our business. Some of the important benefits we derive from our strategic alliances include enhanced capability to deploy solutions, expanded range of solutions, greater name recognition in the marketplace, and enhanced client lead and revenue generation. Our current strategic allies include Microsoft Corporation, Intel, 3Com, Apple Computer, Cable & Wireless, and IBM.

         We believe that our professional internet and technology solutions business has several competitive advantages. We believe that as internet technologies become more complex and interdependent, companies increasingly will demand the broad spectrum of related solutions we currently offer. Our responsiveness to client needs and focus on delivering customized solutions enables us to cultivate long lasting relationships with our clients and industry partners. Additionally, we believe our list of clients and strategic alliances gives us significant credibility that helps us to solicit new client projects.

         Vizacom was formed as a CD-ROM publisher in 1992. We completed our initial public offering in 1995. In 1996, we acquired the Serif and SPC companies to become a provider and marketer of visual communications computer software products. In 1999, we began to transition our business to become a provider of professional internet and technology solutions. This transition involved the acquisition of Renaissance Multimedia and PWR Systems in the U.S., as well as two firms, Junction15 and interMETHODS, which operated in the U.K.

         As of December 31, 2000, we continued to develop and market visual communications products, to operate international direct marketing and contact centers, and to own VisualCities.com, a content and e-commerce web site for visual communications computer products users. As of December 31, 2000, we also operated an internet solutions business in London, England, called Vizy Interactive London, which was comprised of Junction 15 Limited and interMETHODS Limited. We have placed these two companies into voluntary creditors liquidation in the United Kingdom. In early 2001, pursuant to a restructuring initiative, we divested our visual communications, contact center and international operations.

         Our principal executive offices are located at 3512 Veterans Memorial Highway, Bohemia, New York 11716 and our telephone number is (631) 981-5500.


              OUR MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

         The information set forth in the "Our Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this proxy statement should be read in conjunction with our financial statements also included in this proxy statement.

RESULTS OF OPERATIONS

GENERAL:

         In 2000, we became a provider of professional internet and technology solutions in addition to continuing to operate our historical visual communications business, which included our software operations. We became a provider of professional internet and technology solutions through the acquisition of four companies: Renaissance Multimedia and PWR Systems in the United States, and Junction 15 and interMETHODS in England. In early 2001, we determined to divest our software and international operations so as to better focus on developing our internet and technology solutions business in the U.S.
Accordingly:

         - in February 2001, we placed Junction 15 and interMETHODS into creditors voluntary liquidation in the United Kingdom, thereby divesting these assets; and
         -     in March 2001, we sold our visual communications operations.

         Our Serif software and international operations have been classified as discontinued operations, and our statements of operations have been reclassified accordingly. Our results of continuing operations reflect the results of our professional internet and technology solutions business in the U.S., which consists of Renaissance Multimedia, Inc., which we refer to in this proxy statement as "Vizy NY" or "Renaissance" and PWR Systems, Inc., which we refer to in this proxy statement as "PWR" or "PWR Systems." These businesses are collectively referred to as Vizy Interactive. The results of our discontinued software and international operations are presented separately below. As a result of the changes in our business described above, our historical financial statements for periods prior to March 31, 2000 are of limited use.

CONTINUING OPERATIONS:

         GENERAL: Continuing operations are represented by the operations of our Vizy NY and PWR subsidiaries, together with our corporate overhead. We acquired Vizy NY and PWR on February 15 and March 27, 2000, respectively.

         In light of declining gross margins and inadequate capital to support growth in our PWR computer hardware reseller business, we attempted in the 2001 third quarter to transition that business to selling less hardware and providing more information technology and security services, which we expect to generate higher gross margins. We intended to maximize our gross profits from our continued hardware sales primarily by being more selective in our hardware customers and pricing. We expected that during at least the first 90 days of this transition our PWR subsidiary would not generate positive cash flow. We experienced some success in this strategy during the 2001 third quarter, though difficult economic, credit and social conditions had a significant negative impact on our results of operations.

         Our business was adversely affected by the events surrounding the World Trade Center on September 11, 2001. Our Vizy NY office, which is located a few blocks from the World Trade Center, was closed for over a week. Telephone service was absent for a longer period. Additionally, more than 80% of PWR's customers are located in New York City, and we found that customers delayed purchases for various reasons, including uncertainty and absence from their offices. The aforementioned circumstances affected our sales, our ability to purchase products, our ability to collect receivables, and our overall performance. We believe the events of September 11, 2001 have led to further weakness in the economy and we expect a continuing effect on our fourth quarter 2001 results.

QUARTER ENDED SEPTEMBER 30, 2001 COMPARED TO THE QUARTER ENDED SEPTEMBER 30,
2000.

         The results of operations for our continuing operations for the quarters ended September 30, 2001 and 2000 are set forth below:

                                        Quarter ended September 30, 2001             Quarter ended September 30, 2000
                                   -----------------------------------------    ------------------------------------------
                                         Vizy                                         Vizy
                                      Interactive    Corporate     Total           Interactive     Corporate     Total
                                   -----------------------------------------    ------------------------------------------
Net sales                            $ 1,912,774    $     -     $  1,912,774      $   4,329,310   $     -      $ 4,329,310
Cost of sales                          1,490,324          -        1,490,324          3,898,878         -        3,898,878
                                   -----------------------------------------    ------------------------------------------
Gross profit                             422,450          -          422,450            430,432         -          430,432
Gross profit %                               22%                         22%                10%                        10%

SG&A                                    759,216        637,136     1,396,352           883,489        842,582    1,726,071
Amortization - goodwill,
  business processes, etc.              321,593           -          321,593           484,993           -         484,993
Interest and other expense, net          16,689         30,749        47,438            36,363         40,852       77,215
                                   -----------------------------------------    ------------------------------------------
                                      1,097,498        667,885     1,765,383         1,404,845        883,434    2,288,279
                                   -----------------------------------------    ------------------------------------------
Loss from continuing operations      $ (675,048)    $ (667,885) $ (1,342,933)     $   (974,413)   $  (883,434) $(1,857,847)

         NET SALES. Net sales from continuing operations decreased in the 2001 third quarter by $2,416,536, or 56%, to $1,912,774 from $4,329,310 in the 2000 third quarter. $1,681,438, or 88%, of these net sales are attributable to PWR, and $231,336, or 12%, of these net sales are attributable to Vizy NY. We believe that our decline in net sales was primarily attributable to PWR's inability to obtain sufficient trade and other credit or capital required to obtain inventory to maximize its sales, weak economic conditions particularly in the technology sector, weaknesses at our Vizy NY subsidiary resulting from a decline in the website design industry, and the events of September 11 discussed above. A certain level of the sales decline at PWR Systems was expected as PWR Systems adjusted its focus to higher margin revenues.

         GROSS PROFIT. Gross profit decreased by $7,982, or 2%, to $422,450 in the 2001 third quarter, from $430,432 in the 2000 third quarter. $394,276, or 93%, of our 2001 third quarter gross profit was generated by PWR, and $28,174, or 7%, of our 2001 third quarter gross profit was generated by Vizy NY. Overall gross profit percentages increased from 10% in the 2000 third quarter to 22% in the 2001 third quarter. The increased gross margin was attributable to PWR's net sales consisting primarily of a higher proportion of higher margin service revenues than lower margin hardware sales. This was offset in part by PWR's inability to obtain sufficient credit to fill orders, which impaired its ability to obtain optimal pricing from its suppliers, as well as the declining performance of our Vizy NY subsidiary.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased by $329,719, or 19%, to $1,396,352 in the 2001 third quarter from $1,726,071 in the 2000 third quarter. The decrease in SG&A of $124,273 at our operating subsidiaries reflects lower recruitment and advertising costs and a reduction in the number of employees. Corporate overhead declined $205,446 due to reductions in corporate expenses resulting from our 2001 restructuring as well as other cost reduction efforts.

         AMORTIZATION OF GOODWILL, BUSINESS PROCESSES AND METHODOLOGIES, WORKFORCE, AND CUSTOMER LISTS. Amortization of goodwill, business processes and methodologies, workforce, and customer lists, decreased $163,400, or 34%, due to a lower amortization base in 2001 caused by the impairment writedown of PWR's goodwill in the fourth quarter of 2000.

         INTEREST AND OTHER EXPENSE, NET. Interest and other expense, net, decreased by $29,777, or 39%, to $47,438 in the 2001 third quarter from $77,215 in the 2000 third quarter. The decline reflects the impact of interest income in connection with payments under a note issued to us by our former Serif Inc. software subsidiary, which primarily offset PWR's interest expense which was also lower due to lower interest rates during the 2001 third quarter.

NINE-MONTHS ENDED SEPTEMBER 30, 2001 COMPARED TO NINE-MONTHS ENDED SEPTEMBER 30, 2000.

The results of operations for our continuing operations for the nine-month periods ended September 30, 2001 and 2000 are set forth below:

                                      Nine-months ended September 30, 2001         Nine-months ended September 30, 2000
                                   -----------------------------------------    ------------------------------------------
                                         Vizy                                         Vizy
                                      Interactive    Corporate     Total           Interactive     Corporate     Total
                                   -----------------------------------------    ------------------------------------------
Net sales                            $10,649,809    $    -       $10,649,809      $  9,955,124   $    -      $  9,955,124
Cost of sales                          9,013,443         -         9,013,443         8,154,306        -         8,154,306
                                   -----------------------------------------    ------------------------------------------
Gross profit                           1,636,366         -         1,636,366         1,800,818        -         1,800,818
Gross profit %                               15%                        15%               18%                         18%

SG&A                                   2,365,845      2,085,143    4,450,988         2,098,303     2,641,112    4,739,415
Restructuring expenses                      -           187,584      187,584              -           -              -
Amortization - goodwill,
  business processes, etc.              964,777          -           964,777         1,043,697        -         1,043,697
Loss (gain on marketable securities                      85,226       85,226              -       (1,095,348)  (1,095,348)
Interst and other expense, net           48,273         105,716      153,989            81,058       135,624      216,682
                                   -----------------------------------------    ------------------------------------------
                                      3,378,895       2,463,669    5,842,564         3,223,058     1,681,388    4,904,446
                                   -----------------------------------------    ------------------------------------------
Loss from continuing operations      $(1,742,529)   $(2,463,669) $(4,206,198)     $ (1,422,240)  $(1,681,388) $(3,103,628)


         NET SALES. Net sales from continuing operations increased in the nine-months ended September 30, 2001 by $694,685, or 7%, to $10,649,809 from $9,955,124 in the nine-months ended September 30, 2000. $9,446,073, or 89%, of these 2001 net sales were attributable to PWR, and $1,203,736, or 11%, of these 2001 net sales were attributable to Vizy NY. Net sales from continuing operations for the 2000 nine-month period were comprised of net sales of Vizy NY after February 15, 2000, and net sales of PWR after March 27, 2000, the dates on which we acquired these entities. Net sales in the 2001 nine-month period declined $3,887,727, or 27%, from 2000 nine-month period pro forma net sales of $14,537,536, assuming that our continuing operations had been acquired on January 1, 2000. We believe that this decline is primarily attributable to PWR's inability to obtain sufficient trade and other credit or capital required to obtain inventory to maximize its sales, weak economic conditions particularly in the technology sector, weaknesses at our Vizy NY subsidiary resulting from a decline in the website design industry, the events of September 11 discussed above, as well as a change in strategy by PWR in the third quarter to focus on gross margin rather than sales volume.

         GROSS PROFIT. Gross profit decreased by $164,452, or 9%, to $1,636,366 in the 2001 nine-month period, from $1,800,818 in the 2000 nine-month period. $1,208,355, or 74%, of our 2001 nine-month period gross profit was generated by PWR, and $428,011, or 26%, of our 2001 nine-
month period gross profit was generated by Vizy NY. Overall gross profit percentages declined from 18% in the 2000 nine-month period to 15% in the 2001 nine-month period. The lower gross margin was attributable to PWR's net sales consisting primarily of lower margin hardware and hardware-related components, despite the reversal of this trend in the third quarter of 2001. 2001 nine-month period gross profit declined $1,084,579, or 40%, from 2000 nine-month period pro forma gross profit of $2,720,945, assuming that our continuing operations had been acquired on January 1, 2000. Gross margin as a percent of sales increased to 16% in the 2001 nine-month period from 15% (pro forma) in the 2000 nine-month period. The decline is primarily attributable to our inability to obtain optimal pricing from our suppliers due to our inability to obtain sufficient credit as well as the declining performance of our Vizy NY subsidiary.

         RESTRUCTURING EXPENSES. In the 2001 first quarter, we commenced a restructuring initiative, pursuant to which we relocated our principal executive offices, and certain members of management and other staff resigned or were terminated. In addition, we divested our visual communications and international operations. Restructuring expenses for the 2001 nine-month period primarily consists of common stock valued at approximately $170,000 issued to our former chief executive officer pursuant to a settlement and mutual release agreement.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased by $288,427, or 6%, to $4,450,988 in the 2001 nine-month period from $4,739,415 in the 2000 nine-month period. An increase in such "SG&A" expenses of $267,542 at our operating subsidiaries was offset by a $555,969 decline in corporate overhead. The increase in SG&A is due to the inclusion of a full nine-months of SG&A for our two operating subsidiaries for the 2001 nine-month period compared to only eight months of Vizy NY SG&A for the 2000 nine-month period, and only six months of PWR SG&A in the 2000 nine-month period. Corporate overhead declined due to reductions in corporate expenses resulting from our 2001 restructuring as well as other cost reduction efforts. 2001 nine-month period SG&A decreased by $956,967, or 18%, from 2000 nine-month pro forma SG&A of $5,407,955, assuming that our continuing operations had been acquired on January 1, 2000.

         AMORTIZATION OF GOODWILL, BUSINESS PROCESSES AND METHODOLOGIES, WORKFORCE, AND CUSTOMER LISTS. Amortization of goodwill, business processes and methodologies, workforce, and customer lists, decreased $78,920, or 8%. The inclusion in the 2001 nine-month period of nine-months of amortization for our two operating subsidiaries compared to eight months of Vizy NY amortization and six-months of PWR amortization in the 2000 nine-month period, was more than offset by the effect of lower 2001 amortization charges due to an impairment reduction in PWR's goodwill in the fourth quarter of 2000.

         REALIZED LOSS (GAIN) ON MARKETABLE SECURITIES. The realized loss of $85,226 in the 2001 nine-month period represents the realization of an investment loss in our marketable securities consisting of Xceed Inc. common stock resulting from the bankruptcy of Xceed.

         The realized gain of $1,095,348 in the 2000 nine-month period represents the gain recognized upon the transfer of 59,813 shares of Xceed Inc. common stock to a finder in connection with an August 1999 agreement, based upon the appreciation in the market value of such shares. The agreement set forth a formula to determine the number of shares to be paid the finder upon the closing of an acquisition target identified by such finder. The finder received 14,953 Xceed shares for the Renaissance acquisition and 44,860 Xceed shares for the PWR acquisition, resulting in respective gains of $371,962 and $723,386.

         INTEREST AND OTHER EXPENSE, NET. Interest and other expense, net, decreased by $62,693, or 29%, to $153,989 in the 2001 nine-month period from $216,682 in the 2000 nine-month period. The decline reflects the impact of interest income received in connection with payments under a note issued to us by our former Serif Inc. software subsidiary, which partially offset PWR's interest expense, which also declined due to lower rates in 2001.

DISCONTINUED OPERATIONS:

         GENERAL: Discontinued operations consist of our London internet solutions business acquired in 2000, our historical visual communications products segment, which included our software subsidiaries, Serif (Europe) Limited and subsidiaries, Serif Inc., Software Publishing Corporation and subsidiaries, our Dialog24 operations and our VisualCities.com operations.

         On January 9, 2001, we entered into an agreement with a German company to purchase certain assets and assume certain liabilities of our Aachen, Germany contact center operation, including the assumption of the remaining lease obligations. The agreement calls for a payment of approximately $100,000, of which we expected to utilize approximately $50,000 to pay remaining tax obligations. The $100,000 payment has not been received and is past due. We have commenced legal proceedings to collect this amount, the collection of which we believe is unlikely.

         In February 2001, we divested through English law creditors voluntary liquidation our two internet service firms in the United Kingdom, Junction 15 Limited and interMETHODS Limited. As of December 31, 2000, all of the assets and liabilities of these entities were written-off, resulting in an impairment charge of $4,511,063. We terminated the employment of the two executives of Junction 15 Limited and interMETHODS Limited, and we currently intend to pursue indemnification claims for breaches of representations and warranties by the sellers of both Junction 15 Limited and interMETHODS Limited.

         On March 31, 2001, we sold our visual communications operations to the management of our Serif subsidiaries. We received $150,000 in cash at closing and a promissory note from Serif Inc. in the aggregate principal amount of $987,500, which note bears interest at a rate of 10% per annum, and which is payable $40,000 per month, except for April and November, in which months the payments are $30,000 and $50,000, respectively. We, or one of our subsidiaries, remain responsible for some potential liabilities. Serif (Europe) Limited received a 12-month exclusive license in Europe and a 24-month non-exclusive license in the rest of the world with respect to the software of our SPC subsidiary. Serif (Europe) Limited was also granted a non-exclusive license to use the HARVARD GRAPHICS(R) brand name for the purpose of selling repackaged Serif products using such name. Each of such licenses shall be renewed if minimum royalty and other conditions are met. In consideration therefor, Serif (Europe) Limited will pay a royalty fee of 12.5% in respect of sales of SPC software and 3% of sales of repackaged Serif software. While we continue to own SPC, we agreed not to compete with Serif in the software business as long as the licenses are in effect.

         Results of operations of discontinued businesses reflected income of $139,384 for the 2001 nine-month period. Our software and overseas operations were discontinued in the first quarter of 2001, and there was only residual activity in the second quarter of 2001. We recognized a gain of $1,473,337 upon the sale of our Serif software operations on March 31, 2001.

FISCAL YEAR ENDED DECEMBER 31, 2000 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1999

         The results of operations for our Vizy Interactive business and corporate overhead for the years ended December 31, 2000 and 1999 is set forth below:

                                                         2000                                                    1999
                                           ----------------------------------------------------------------   -----------
                                             Vizy Interactive         Corporate               Total            Corporate
                                           ----------------------------------------------------------------   -----------
Net sales                                   $   13,457,629    $           -            $    13,457,629        $     -
Cost of sales                                   11,117,853                -                 11,117,853        $     -
                                           ----------------------------------------------------------------   -----------
Gross profit                                     2,339,776                -                  2,339,776              -
Gross profit %                                         17%                                         17%

Selling, general, and administrative             2,839,869        3,647,627                  6,487,496          2,585,994
Amortization of goodwill, business
  processes and methodologies, etc.              1,559,758                -                  1,559,758              -
Impairment loss                                  4,116,038                -                  4,116,038              -
Gains on marketable securities:
  Realized gain                                          -       (1,095,348)                (1,095,348)          (642,444)
  Unrealized holding gain                                -                -                          -           (322,652)
Interest and other expense, net                    135,530          174,922                    310,452            (48,891)
                                           ----------------------------------------------------------------   -----------
                                                 8,651,195        2,727,201                 11,378,396          1,572,007
                                           ----------------------------------------------------------------   -----------
Net loss - continuing operations            $   (6,311,419)   $  (2,727,201)           $    (9,038,620)       $(1,572,007)
                                           ================================================================   ===========

         NET SALES. Our net sales for 2000 continuing operations were derived from our Vizy Interactive professional internet and technology solutions business. $11,522,655, or 86%, of these net sales were attributable to PWR, and $1,934,974, or 14%, of our 2000 net sales from continuing operations were generated by Vizy NY. We had no net sales from continuing operations in 1999, since we acquired our continuing operations in early 2000. Pro forma net sales would have increased $580,436, or 3%, to $18,040,041, from pro forma 1999 net sales of $17,459,605, assuming that our continuing operations had been acquired on January 1, 1999.

         GROSS PROFIT. $1,484,377, or 63%, of our gross profit was generated by PWR, and $855,399, or 37%, of our gross profit was generated by Vizy NY. This resulted in an overall 17% gross margin from continuing operations. PWR's net sales consisted primarily of lower margin hardware and hardware related components with a small portion of such revenues attributable to higher margin service revenues. Vizy NY's net sales generally are attributable to higher margin professional web site development and consulting services. We intend to attempt to increase our gross margins by increasing PWR's net sales attributable to higher margin services and by increasing our sales derived from Vizy NY. In light of recent adverse economic conditions, we can give no assurance that these goals can be achieved. Pro forma 2000 gross profit would have decreased $558,436, or 15%, to $3,259,903 from pro forma 1999 gross profit of $3,818,751, assuming that our continuing operations had been acquired on January 1, 1999. Gross margin as a percent of net sales on a pro forma basis declined to 18% in 2000 from 22% in 1999.

          SELLING, GENERAL, AND ADMINISTRATIVE. Selling, general, and administrative expenses increased by $3,901,502, or 151%, to $6,487,496 in 2000 from $2,585,994 in 1999. PWR and Vizy NY represented 35% and 38%, respectively, or 73% in the aggregate, of the increase in SG&A. Corporate overhead increased by $1,050,633, or 41%, from $2,585,994 in 1999 to $3,647,627 in 2000, primarily due to increased administrative and executive compensation, consulting, legal and other professional fees, and other costs associated with operating our additional subsidiaries, including expanded international operations, in 2000.

         IMPAIRMENT LOSS. We recorded a goodwill impairment charge of $4,116,038 in the fourth quarter of 2000 based on our evaluation of our assets and liabilities. We determined that our results of operations and projected future cash inflows did not support the carrying amount of goodwill.

         REALIZED AND UNREALIZED GAINS ON MARKETABLE SECURITIES. The realized gain of $1,095,348 in 2000 represents the gain recognized upon the transfer of 59,813 shares of Xceed, Inc. common stock to a finder in connection with an August 1999 agreement, based upon the appreciation in the market value of such shares. The agreement set forth a formula to determine the number of shares to be paid the finder upon the closing of an acquisition target identified by such finder. The finder received 14,953 Xceed shares for the Vizy NY acquisition and 44,860 Xceed shares for the PWR acquisition, resulting in the recognition of respective gains of $371,962 and $723,386.

         In a July 1, 1999 agreement, we agreed with the holder of all our outstanding shares of Class C Preferred Stock that in the event we called for redemption any of our shares of Class C Preferred Stock within 45 days, we would sell to the holder 53,815 shares of Xceed common stock, which we owned, at a price of $18.44 per share, or $992,349 in the aggregate. On July 14, 1999, our board of directors called for redemption all outstanding shares of Class C Preferred Stock with a record date for such redemption of July 19, 1999. Such transaction was consummated on July 19, 1999, leaving us with 66,185 shares of Xceed common stock. We realized a gain of $642,444 in 1999 on the exchange of our marketable securities in connection with this transaction.

         The unrealized holding gain of $322,652 in 1999 represented the increase in market value of our investment in marketable securities characterized as trading securities.

         INTEREST AND OTHER EXPENSE, NET OF OTHER INCOME. Interest and other expense, net of other income decreased $359,343, from income of ($48,891) in 1999 to an expense of $310,452 in 2000. The 2000 amount consisted of $135,530 of expenses from our newly acquired subsidiaries, which was comprised primarily of interest expense at our PWR subsidiary, and $191,000 of interest charges resulting from amortization of a warrant issued in connection with a $1,000,000 line of credit facility. The 1999 amount represented net interest income.

         The results of operations of these discontinued operations for the years ended December 31, 2000 and 1999 is set forth below:

                                                        2000
                              ----------------------------------------------------

                                                      London                                   1999
                                     Visual           Internet                                Visual
                                 Communications      Operations     Total                 Communications
                              ----------------------------------------------------        --------------
Net sales                     $   13,054,064     $   1,368,241    $   14,422,305          $  19,891,357
Cost of sales                      3,051,808           921,003         3,972,811              6,371,106
                               ---------------------------------------------------        --------------
Gross Profit                      10,002,256           447,238        10,449,494             13,520,251
GP%                                      77%               33%               72%                    68%

Selling, general and
  administrative                  13,401,051         1,269,832        14,670,883             14,589,527
Product development                  744,944                 -           744,944              1,027,447
Amortization of goodwill,
    business processes and
    methodologies, etc.              118,665           530,409           649,074              2,219,363
Impairment loss                            -         4,511,063         4,511,063                      -
Interest and other expense, net      (24,609)            2,898           (21,711)               (10,612)
                              ----------------------------------------------------        --------------
                                  14,240,051         6,314,202        20,554,253             17,825,725

Loss before taxes                 (4,237,795)       (5,866,964)      (10,104,759)            (4,305,474)
Income tax benefit                   (53,116)                -           (53,116)              (250,979)
                              ----------------------------------------------------        --------------
Net loss                       $  (4,184,679)    $  (5,866,964)   $  (10,051,643)         $  (4,054,495)
                              ====================================================        ==============

Results of operations of discontinued businesses reflected a loss of ($174,739) for the 2001 second quarter and income of $139,584 for the 2001 six-month period. Our software and overseas operations were discontinued in the first quarter of 2001, and there was only residual activity in the second quarter of 2001. We recognized a gain of $1,473,337 upon the sale of our Serif software operations on March 31, 2001.

LIQUIDITY AND CAPITAL RESOURCES

         Our cash and cash equivalents decreased by $652,780 to $191,056 at September 30, 2001 from $843,836 at December 31, 2000. We used $413,253 of cash in our operations, and $346,214 of cash for investing activities as a result of the disposition of cash held by our divested visual communication operations, which was partially offset by the receipt of $57,346 in net proceeds from financing activities.

         We had a working capital deficiency of $3,370,890 at September 30, 2001, an improvement of $1,313,817 from our working capital deficiency of $4,684,707 at December 31, 2000. This change is primarily attributable to the sale of our visual communications operations on March 31, 2001. In January 2001, we sold 149,000 shares of common stock for aggregate gross proceeds of $372,500. The promissory note held by us from our former visual communications subsidiary provides for us to receive monthly installments aggregating $360,000 in 2001 and $480,000 in 2002. In September 2001, we entered into a letter of intent to purchase SpaceLogix. This privately held company agreed to lend $650,000 to us in advance of the prospective deal. We received $250,000 in September 2001, $200,000 in October 2001 and the final $200,000 in November 2001.

         As of September 30, 2001, we achieved liability and expense reductions and restructurings of approximately $1,500,000. In that regard, we have taken the following steps:

         - Our President and Vice President and Chief Technology Officer have agreed to reductions in salary of $225,000 over eighteen months and to the restructuring of approximately $306,000 owed to them.
         - Kaufman & Moomjian, our corporate counsel, have agreed to restructure $739,655 owed to them, by accepting a reduction of $300,000 and a secured 6.6% note for the remaining amount of $439,655.
         - We have settled a pending arbitration proceeding relating to an investment banking agreement that we terminated.
         -    We have satisfied an outstanding liability to one of our vendors.

         We believe that over the next several months we will need to raise at least an additional $2,000,000 to meet our currently anticipated liquidity and capital expenditure requirements. We intend to seek additional financing through one or more debt, equity, or convertible securities offerings, through the sale of assets or through a merger or acquisition. Our letter of intent to acquire SpaceLogix contemplates a private placement to accredited investors of at least $1,000,000 within 120 days of completion of the acquisition and we anticipate that this private placement may raise $2,000,000 or more. There can be no assurance that we will be successful in completing any such offering or offerings, sale of assets or merger or acquisition, or any other offerings or transactions, or that the terms of any such offering or offerings, transaction or transactions, will be beneficial to us or our stockholders. We intend to consider all viable strategic alternatives, including possible business combinations, to maximize stockholder value.

         We intend to utilize our available funds in the remainder of 2001 to finance the working capital requirements of our professional internet and technology solutions business. Our cash requirements, however, may change depending upon numerous factors, including, without limitation, the cost of integrating our businesses, as well as personnel costs, and inventory and accounts receivable arising from the sale and shipment of new or additional products. There can be no assurance that we will be successful in attaining our sales or strategic goals, or that attaining such goals will have the desired effect on our cash resources.

         Our PWR subsidiary has approximately $1,200,000 of bank short-term renewable notes payable, which matured on October 29, 2001. PWR's obligations to the bank are secured by a first priority lien on its assets, and we have guaranteed these obligations. We are dependent on the availability of this short-term bank loan to finance our PWR operations. On April 13, 2001, PWR borrowed an additional $600,000 from this bank, with payment including interest, at prime plus 1 1/2 %, due by May 14, 2001. This additional loan was repaid on May 7, 2001. In connection therewith, Vincent DiSpigno and David N. Salav, two of our officers and directors who were the former stockholders of PWR, agreed to waive any remaining payments on notes payable by PWR to them until January 2002. As of September 28, 2001, we reached agreement with these persons to restructure the repayment of these notes, which are in the aggregate principal amount of $306,951, as secured monthly payments of $25,000 commencing January 2002. An event of default under the bank loan agreement occurred as a result of PWR's default to its inventory finance lender referred to below. Subsequently, the bank renewed the loan.

         On November 20, 2001, we reached a definitive agreement with the bank to extend the loan of approximately $1,214,000 to PWR which had expired on October 29, 2001, through May 31, 2001. In that regard, PWR issued to the bank a new six-month note, bearing interest at prime plus one-half percent, with payments as follows: (a) no principal payments through February 28, 2002, except that we will pay $125,000 out of the proceeds of our anticipated private placement and an additional $25,000 out of each $1 million in additional net proceeds above $1 million that we raise in our anticipated private placement,
(b) interest payments on the fifteenth of each month commencing December 15, 2001, (c) $40,000 principal payments on March 1, 2002 and April 1, 2002, (d) $30,000 principal payment on May 2, 2002, and (e) the balance on May 31, 2002. In connection with this six-month note, we have provided the bank with a first priority lien on our promissory note from Serif Inc. Pursuant to an Intercreditor Agreement, dated November 20, 2001, SpaceLogix, Kaufman & Moomjian, LLC and Vincent DiSpigno and David N. Salav, who also hold a security interest in the Serif note, agreed to subordinate their security interests to that of the bank. Additionally, our SPC subsidiary has guaranteed the note issued by PWR to the bank and granted a first priority lien on its assets.

         PWR also has an interim inventory financing facility for up to $300,000, which was reduced from $500,000 in May 2001. PWR's obligation to this lender is collateralized by a second lien on all of PWR's assets, and we have guaranteed these obligations. On July 18, 2001, the lender notified PWR that it was in default of its obligations under this facility in the approximate amount of $200,000, and demanded payment of such amount. This facility was subsequently repaid in full. On October 10, 2001, the finance company advised PWR that no further financing would be provided until such time as it receives an irrevocable letter of credit of not less than $50,000 in its favor from an acceptable financial institution. If the foregoing is not received by January 11, 2002, the credit facility will be permanently terminated. Accordingly, PWR lost approximately $300,000 of credit capacity under this facility during the third quarter of 2001, and this loss of credit capacity has adversely affected PWR's revenue producing ability. Additionally, a major supplier of PWR has been granted a third lien on PWR's assets.

         In the first quarter of 2000, we entered into an unsecured line of credit agreement for maximum borrowings of $1,000,000, at an 8% interest rate, with a foreign company. Under this agreement, we borrowed $1,000,000 in February 2000. This loan was repaid in full with accrued interest on March 20, 2000.

         Our exposure to foreign currency gains and losses has been partially mitigated as we have incurred operating expenses in the principal foreign currency in which we invoiced foreign customers. As of September 30, 2001, we had no foreign exchange contracts outstanding. Our foreign exchange gains and losses have been substantially reduced given the divestiture of our international operations.

         In 1999, we entered into a five-year consulting agreement pursuant to which we are required to pay 0.3% of our net revenue (subject to an annual minimum fee of $125,000, and an annual maximum fee of $250,000) to the consultant. The term of the agreement was automatically extendable by an additional eighteen months if we reported annual net revenues of $40,000,000, and an additional eighteen months should net revenues exceed $60,000,000. In December 2000, we amended this agreement to provide that $269,861 of accrued consulting fees were payable in 123,337 shares of our common stock. This agreement was further amended to increase the revenue thresholds required for extensions to $45,000,000 and $65,000,000, respectively. Any revenues of acquired companies not introduced directly or indirectly by the consultant are excluded from the amended revenue thresholds. At September 30, 2001, we had accrued $52,086 of consulting fees owing in connection with this agreement.

        In November 2001, we reduced our Vizy NY expenses by terminating eight employees and moving toward an outsourcing model for fulfilling our website development services. We also expect to relocate the offices of Vizy NY to combine them with SpaceLogix. These actions are expected to substantially eliminate any operating losses incurred by the Vizy NY business.

NET OPERATING LOSS CARRYFORWARDS

         We estimate our consolidated tax net operating loss carryforwards to be approximately $38 million at December 31, 2000, after consideration for limitations on the use thereof, which expire in years 2003 through 2020. Under
Section 382 of the Internal Revenue Code of 1986, changes in the ownership or the business of a corporation that has net operating loss carryforwards can result in the inability to use, or the imposition of significant restrictions on the use of, such net operating loss carryforwards to offset future income and tax liability of such corporation. An "ownership change" may be deemed to have occurred under Section 382 of the Code and the regulations thereunder with respect to both our company and SPC, and the use by us of these net operating loss carryforwards will be limited. Utilization of the net operating loss carryforwards of SPC may be limited further by reason of the consolidated return/separate return limitation year rules. We estimate the maximum utilization of such net operating loss carryforwards to be approximately $1,200,000 per year for losses through December 31, 1996. There can be no assurance that we will be able to utilize all of our net operating loss carryforwards. In addition, the foreign losses incurred by SPC may decrease or otherwise restrict our ability to claim U.S. tax credits for foreign income taxes.

         Additionally, we believe that our proposed acquisition of SpaceLogix will trigger a new ownership change under Section 382, which will further limit our ability to use our net operating loss carryforwards.

SPC DUAL CONSOLIDATED LOSSES CLOSING AGREEMENT

         On May 18, 2001 we received a closing agreement with the IRS pursuant to which we become jointly and severally liable for SPC's tax obligations upon occurrence of a "triggering event" requiring recapture of dual consolidated losses, or "DCLs", previously utilized by SPC. This closing agreement avoids SPC's being required to recognize a tax of approximately $8 million on approximately $24.5 million of SPC's pre-acquisition DCLs. An event otherwise constituting a triggering event applicable to a DCL would not constitute a triggering event if it occurs in any taxable year after the fifteenth taxable year following the year in which the DCL was incurred. A future acquirer of our company may also be required to agree to a similar closing agreement in order to avoid the same tax liability, to the extent it is able to do so, assuming the fifteen year period with respect to the DCL had not expired. This could have a material adverse effect on our future ability to sell SPC. The report of our auditors covering the December 31, 2000 consolidated financial statements, which was issued before we received the closing agreement from the IRS, contains a paragraph emphasizing these dual consolidated losses.

SEASONALITY

         We believe that our professional internet and technology solutions business is not characterized by significant fluctuations, though the fourth quarter of each year may be our period of strongest financial performance as corporations attempt to meet their budget allocations.

INFLATION

         We believe that inflation has generally not had a material impact on our operations.


                                SPACELOGIX, INC.

         SpaceLogix, Inc., a privately held Delaware corporation, is a provider of co-location sites through re-seller agreements and direct leases, and a provider of professional and managed services to support these sites. SpaceLogix also supports enterprise customers, some of which the ability to lease co-location space through SpaceLogix. Through the sites, SpaceLogix offers a wide range of value-added managed service products and senior technology experts to deliver tailor-made infrastructure to clients. SpaceLogix's third party co-location sites are specifically designed, equipped and secured to the highest standards, with redundancy at all levels. SpaceLogix seeks to provides its clients with outsourcing of the building and maintenance of data centers and technology infrastructure for efficient and effective online operations so that such clients may focus on their core business competencies with the objective of creating greater efficiencies as well as "time to market" advantages.

         SpaceLogix seeks to be able to respond to the rapidly growing global opportunity for managed network hosting by offering comprehensive, custom-managed co-location technology solutions as well as a broad-range of custom-tailored products designed to meet each customer's requirements. SpaceLogix resells proprietary as well as "best-of-breed" prepackaged infrastructure products ranging from Internet scanner encryption and network monitoring to managed firewall services. SpaceLogix seeks to offer a unique and seamless integrated hosting and networking solution based upon a detailed analysis of client requirements. SpaceLogix supports its co-location services and leading edge products on a "24/7/365" basis with a highly-trained senior support staff.

         SpaceLogix has service partner and re-seller agreements with Digiplex, Fusion Telecommunications International, Inc., and MetroNexus (a Morgan Stanley Real Estate Funds Enterprise). These companies have facilities in several domestic and international locations.

SPACELOGIX CO-LOCATION SERVICES INCLUDE:

     -   HIGH QUALITY VOICE AND DATA COMMUNICATION THROUGH MULTIPLE CARRIERS;
     -   OPTIMAL ROUTING OF COMMUNICATIONS AT COMPETITIVE PRICES;
     -   RELIABLE POWER SOURCES WITH BACK-UP;
     -   24/7/365 MONITORING BY TECHNICAL PERSONNEL;
     - CHOICE OF FACILITIES TO MEET THE SPACE AND SECURITY REQUIREMENTS OF CLIENTS.
     - ON-SITE SECURITY, INCLUDING MOTION DETECTORS AND SURVEILLANCE VIDEO CAMERAS.

SPACELOGIX MANAGED SERVICES INCLUDE:

System Integration and Management:
---------------------------------

     - NETWORK, DATABASE, AND APPLICATION DESIGN, TESTING, IMPLEMENTATION, TROUBLESHOOTING, OPTIMIZATION, MANAGEMENT, AND MONITORING;
     -   CONTENT MANAGEMENT AND TRANSMISSION;
     -   MANAGED INTERNET SECURITY SERVICES TAILORED TO SPECIFIC CLIENT NEEDS;
     -   MAINFRAME CLIENT SERVER SERVICES.

Hardware Procurement:
--------------------

     -   COST / BENEFIT EVALUATIONS;
     -   DISASTER RECOVERY PLANNING AND IMPLEMENTATION;
     -   HARDWARE LICENSE AND USE MANAGEMENT; AND
     -   STAFF AUGMENTATION AND DESKTOP SUPPORT.

SPACELOGIX CURRENTLY PROVIDES SERVICES TO THE FOLLOWING CLIENTS:

CONSOLIDATED EDISON COMMUNICATIONS: SpaceLogix has been retained by this client to assist in the rollout of this client's metro New York fiber optic network. SpaceLogix is also pursuing access agreements from property owners that will allow this client to bring its fiber into a building or the portfolio of buildings. SpaceLogix is working closely with this client's real estate and its sales & business development personnel to ensure continuity and quality in the presentation of this opportunity.

METRONEXUS (A MORGAN STANLEY REAL ESTATE FUNDS ENTERPRISE): SpaceLogix has been retained by MetroNexus to assist in the development of its Mission Critical Facility in Jersey City, new Jersey. This facility is strategically positioned with 1.2 million square feet being designed to house high end disaster recovery sites, corporate data centers, and back office information technology operations, as well as carrier class facilities.

         These customers, along with several other anticipated major financial services, real estate, insurance and other enterprise clients, are expected to represent the core of SpaceLogix's customer base, although there is no assurance that any of such companies will become SpaceLogix clients in the future.

        There is no public market for any SpaceLogix securities and SpaceLogix has never paid any dividends on its securities. As of November 27, there were approximately 53 holders of record of SpaceLogix common stock, 28 holders of record of SpaceLogix series A preferred stock and two holders of record of SpaceLogix series B preferred stock.

         The principal offices of SpaceLogix are located at 500 Fifth Avenue, 14th floor, New York, New York 10110 and its telephone number is (212) 575-5500.


                         PLAN OF OPERATION OF SPACELOGIX

         The following plan of operation has been provided to us by the management of SpaceLogix, and it should be read in conjunction with the financial statements included in this report. It is intended to assist the reader in understanding and evaluating the financial and operating positions of SpaceLogix. This discussion contains, in addition to historical information, forward-looking statements that involve risks and uncertainty. SpaceLogix's actual results could differ materially from the results discussed in the forward-looking statements.

GENERAL

         SpaceLogix, Inc. is a privately held Delaware corporation formed in April 2001. It has modest revenues of only $25,000 in the period from its inception in April 2001 through September 30, 2001, as reflected in its financial statements included in this proxy statement.

         SpaceLogix seeks to be able to respond to the rapidly growing global opportunity for managed network hosting by offering comprehensive, custom-managed co-location technology solutions as well as a broad-range of custom-tailored products designed to meet each customer's requirements. SpaceLogix resells proprietary as well as "best-of-breed" prepackaged infrastructure products ranging from Internet scanner encryption and network monitoring to managed firewall services. SpaceLogix seeks to offer a unique and seamless integrated hosting and networking solution based upon its detailed analysis of client requirements. SpaceLogix supports its co-location services and leading edge products on a "24/7/365" basis with a highly-trained senior support staff.

PROJECTED RESULTS OF OPERATIONS

         For the quarter ending December 2001, SpaceLogix projects revenue of approximately $269,000, direct expenses of approximately $283,000 and a gross profit (loss) of approximately ($14,000). Net income (loss) for the period is projected to be approximately ($97,000).

         For the year ending December 2001, SpaceLogix projects revenue of approximately $294,000, direct expenses of approximately $530,000, for a gross profit of approximately ($236,000). Net income (loss) for the period is projected to be approximately ($442,000).

         For the quarter ending March 2002, SpaceLogix projects revenue of $522,000, direct expenses of approximately $375,000 and a gross profit of approximately $147,000. Net income for this period is projected to be approximately $46,000.

         For the year ending December 2002, SpaceLogix projects revenue of $4,798,000, direct expenses of approximately $1,963,000, and a gross profit of approximately $2,835,000. Net income for the period is projected to be approximately $2,435,000.

         The increase in revenue in each of the periods presented above is anticipated to be due to increases in both its co-location services and managed network services.

         SpaceLogix believes it currently has sufficient resources to achieve the projected financial results presented above, although there can be no assurance that SpaceLogix will have sufficient resources or will be successful in meeting any of the foregoing projected results.

         These projections set forth above have been made as if SpaceLogix remains independent of our company or any operating unit of our company. SpaceLogix management believes however, that there exists synergies such as cross-selling and other mutually beneficial opportunities between SpaceLogix and our operations. For example, SpaceLogix management believes that its co-location and managed service offerings are complementary to PWR's information technology hardware and services clients. We can give no assurance, however, that any such synergies do exist, or that they will prove to be advantageous to either SpaceLogix or us.

         SpaceLogix currently has six employees; two of which perform technical functions; three of which perform sales and marketing functions and one of which performs senior management functions. SpaceLogix anticipates the need to hire approximately ten additional senior staff employees for its co-location and managed service technical operations, sales, and marketing functions within the next 12 months.

                          OUR ACQUISITION OF SPACELOGIX

REASONS FOR THE ACQUISITION

         In recent months we have been experiencing severe financial difficulty. In the third quarter of 2001 we had a net loss of approximately $1,343,000. Additionally, at September 30, 2001, we had a working capital deficiency of approximately $3,370,000. The report of our accountants as to our financial statements at and for the period ended December 31, 2000 contains an explanatory paragraph that states that we have experienced recurring net losses and have a working capital deficiency that raise substantial doubt about our ability to continue as a going concern, and we do not believe that circumstances since December 31, 2000 have alleviated that concern. Although we have sought numerous capital raising opportunities, we have been unable to raise any capital since January 2001 and we have been able to raise only $372,500 since April 2000.

         Further, we have recently been unable to obtain sufficient trade and other credit or capital required to obtain inventory necessary to reverse the trend of our PWR subsidiary's significant decrease in net sales. PWR defaulted on an agreement with one of its lenders and only recently, based on our proposed acquisition of SpaceLogix and the anticipated subsequent private placement, renewed its bank loan for six months.

         Our board of directors believes that, following our acquisition of SpaceLogix, we will have the potential to realize long-term improved operating and financial results and a stronger financial and competitive position. We believe that there is a strategic fit between our company and SpaceLogix, and that SpaceLogix's co-location and network services businesses will complement and strengthen our data center and technology solutions businesses, further developing our presence in these markets and facilitating the accomplishment of our goal of generating a higher percentage of our revenues from higher margin services business. We also believe that the acquisition will provide greater opportunities to raise capital, develop business relationships and engage in other strategic combinations and transactions involving our respective products and technologies than would be the case if we otherwise independently engaged in these activities. In this way, we expect that the acquisition will provide us with the range of capital, products and services required to participate in the evolving market for professional internet and technology solutions.

         Our board of directors has identified additional potential benefits of the acquisition, including the following:

         - The addition of SpaceLogix's assets, including $650,000 that we received from SpaceLogix in our bridge loan from SpaceLogix, will enable us to reduce a significant portion of our liabilities and add working capital to help support our operations.

         - Following our acquisition of SpaceLogix, we will have greater access to capital markets and other sources of capital due in part to our heightened financial position following the acquisition, as well as SpaceLogix's relationship with the investment banking community.

         - We anticipate entering into a placement agent agreement with Trautman Wasserman & Company, Inc. to raise at least $1,000,000 in net proceeds to our company in a private placement of our common stock, shortly after the closing of the merger.

         - The combined experience, financial resources, size and product offerings of the combined company may allow us to respond more quickly and effectively to technological change, increased competition and market demands in an industry experiencing rapid innovation and change.

         - The creation of a larger customer base, a higher market profile and greater financial strength may present greater opportunities for marketing our products and services.

         - The creation of a combined customer services and technical support system may permit us to provide more efficient support coverage to our customers.

         As a result of the review of the fairness opinion delivered to us by HCFP/Brenner Securities, LLC on November 2, 2001 (discussed in greater detail in "The Opinion of Our Financial Advisor" section of this proxy statement), and for the reasons set forth above, our board:

         - determined that the acquisition, the merger agreement and the transactions contemplated by the merger agreement, were advisable, fair to and in the best interests of our stockholders; and

         - approved and authorized in all respects the acquisition, the merger agreement and the transactions contemplated by the merger agreement and authorized the execution and delivery of the merger agreement and related agreements.

MATERIAL CONTACTS AND BOARD DELIBERATIONS

         Except as set forth in this proxy statement, prior to the commencement of the discussions which led to the execution of the merger agreement and certain of the related documents, there had been no negotiations, transactions or material contacts between our company or any of our directors, executive officers, controlling persons or subsidiaries on the one hand and, to the best knowledge of any of such persons, Spacelogix or any of the directors, executive officers, controlling persons or subsidiaries of SpaceLogix, on the other hand.

         On June 26, 2001, Edward Grey, a Vice President of Trautman Wasserman & Company, Inc., the investment banker for and a principal stockholder of SpaceLogix, contacted Gary T. Moomjian of Kaufman & Moomjian, LLC, who is a law partner of Neil M. Kaufman, the chairman of our board, with respect to seeking a publicly traded company to become a merger partner of SpaceLogix. Mr. Moomjian subsequently discussed this communication with Mr. Kaufman, who contacted Mr. Grey and Douglas Greenwood, Chairman of the board of SpaceLogix and a managing director and head of investment banking of Trautman Wasserman, with respect to possible synergies between our company and SpaceLogix.

         On July 16, 2001, Mr. Kaufman and Vincent DiSpigno, our president, David N. Salav, our vice president and chief information officer and Francis X. Murphy, a member of our board of directors, met with Messrs. Grey, Greenwood and Paul Block, a consultant to SpaceLogix, Wayne Allen, the president and CEO of SpaceLogix, Douglas Caraballo, an employee and principal stockholder of SpaceLogix, and Martha Logan, a managing director of Trautman Wasserman, to further discuss the parties' respective businesses.

         On July 23, 2001, Messrs. Kaufman and DiSpigno conducted a conference call with Messrs. Grey and Greenwood relating to the viability of our company obtaining alternate debt financing.

         Following subsequent phone conversations between several of the parties to the July 16, 2001 meeting, on July 26, 2001, Mr. Kaufman and Alan W. Schoenbart, our chief financial officer, met with Mark Barbera, the chief financial officer of SpaceLogix and Trautman Wasserman and discussed the respective businesses of our company and SpaceLogix.

         On July 30, 2001, Messrs. Kaufman, DiSpigno and Salav met with Messrs. Block and Caraballo to discuss the operational combination of our company and SpaceLogix.

         On August 8, 2001, we received from Mark Barbera an initial draft of a non-binding letter of intent with respect to our acquisition of SpaceLogix. There were several subsequent telephone conversations between and among the parties with respect to the negotiation of the terms of the letter of intent.

         On August 9, 2001, our board of directors met and discussed our possible acquisition of SpaceLogix, and the status of our negotiations of the letter of intent.

         Subsequently, Messrs. Kaufman, DiSpigno, Salav and Murphy met with Messrs. Block, Allen, Barbera, Caraballo and Greg Trautman, a managing director of Trautman Wasserman, and Jack I. Rose of Trautman Wasserman, and discussed operations and growth plans of our company and SpaceLogix and the terms of a proposed letter of intent between our company and SpaceLogix.

         On August 17, 2001, Vincent DiSpigno, David Salav, Francis Murphy and Alan Schoenbart met with Mark Barbera, Douglas Trautman and Sam Wasserman, principals of

Trautman Wasserman, Edward Grey and John I. Rose, a managing director of Trautman Wasserman, and discussed the operations and growth plans of our PWR System subsidiary and the proposed compensation of its officers following the merger.

         On September 5, 2001, Mr. Kaufman and Yitz Grossman, a consultant to us, met with Messrs. Barbera and Greenwood with respect to certain acquisition related issues, including the anticipated impact of the proposed acquisition on the public market for our common stock.

         On September 7, 2001, after additional negotiations, principally via telephone, SpaceLogix executed and delivered to us the letter of intent.

         On September 10, we forwarded to SpaceLogix drafts of a loan agreement, promissory note and security agreement with respect to a $650,000 bridge loan from SpaceLogix to our company, as contemplated by the letter of intent.

         On September 13, 2001, Mr. Block met with Messrs. DiSpigno, Salav and Kaufman and toured the facilities of our PWR subsidiary, and we executed the letter of intent and delivered it to SpaceLogix.

         On September 14, 2001, our board of directors met and discussed the SpaceLogix transaction, ratified the execution of letter of intent and approved each of the loan documents mentioned above.

         On September 14, 2001, our company and SpaceLogix each executed the loan documents, and on September 18, 2001 we received the first bridge loan installment of $250,000. We received subsequent installments of $200,000 on October 10, 2001, $150,000 on November 9, 2001 and $50,000 on November 20, 2001.

         On September 26, 2001, we forwarded a draft of an agreement and plan of merger relating to our acquisition of SpaceLogix to representatives of SpaceLogix, and we engaged in numerous subsequent conversations principally to negotiate the terms of the merger agreement and certain related documents.

         On October 10, 2001, Messrs. Salav and Barbera met with representatives of our principal lender to explain the proposed transaction and to confirm that credit would continue to be extended to us following the acquisition.

         On November 2, 2001, our board of directors met and, following the review of the fairness opinion of HCFP/Brenner Securities, LLC, approved the terms of the acquisition and the merger agreement and related matters. A discussion of this approval is discussed in greater detail in the "Approval of the Acquisition and Related Transactions--Reasons for the Acquisition" section of this proxy statement.

         On November 19, 2001, after concluding several weeks of almost daily telephone conferences between representatives of our company and representatives of SpaceLogix, the parties executed the merger agreement, to become effective subject to the conditions set forth in the merger agreement, including our receipt of stockholder approval of Proposal No. 1.

VOTE REQUIRED FOR THE MERGER

         Pursuant to the terms of the merger agreement, upon effectiveness, SpaceLogix will merge with and into our recently formed wholly owned subsidiary, SpaceLogix Acquisition Corp., referred to in proxy statement as "Acquisition Corp." Under our certificate of incorporation and under Delaware Law, we do not require the approval of our stockholders to consummate this transaction. Rather, we, as the sole stockholder of SpaceLogix Acquisition Corp., are entitled to approve the transaction.

         However, as a result of Nasdaq Marketplace Rule 4350(i)(1)(C)(ii), since we will be issuing an amount of our common stock in excess of 20% of the amount of our outstanding common stock to the SpaceLogix stockholders, we are required to obtain the approval of our stockholders prior to consummating the acquisition. Pursuant to Nasdaq Marketplace Rule 4350(i)(b), where stockholder approval is required, the minimum vote which will constitute stockholder approval shall be a majority of the total votes cast on the proposal in person or by proxy.

OPINION OF OUR FINANCIAL ADVISOR

         We retained HCFP/Brenner Securities, LLC on October 15, 2001 to evaluate the fairness, from a financial point of view, to us and the holders of our common stock of the issuance of our securities in the merger to the SpaceLogix stockholders as described in the merger agreement, in the form then available. We refer to HCFP/Brenner Securities, LLC as "Brenner" throughout this proxy statement. Brenner is a well recognized investment banking and advisory firm and as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

         At the meeting of our board on November 2, 2001, Brenner rendered its oral opinion, which opinion was confirmed by delivery of a written opinion dated November 2, 2001, to the effect that, as of the date of the opinion and based on and subject to the matters described in the opinion, the issuance of our securities in the merger to the SpaceLogix stockholders as described in the merger agreement, in the form then available, was fair, from a financial point of view, to us and to the holders of our common stock. At such meeting, Brenner reviewed in detail with our board the various types of analyses it utilized in rendering the fairness opinion.

         The full text of Brenner's fairness opinion dated November 2, 2001, which describes the assumptions made, matters considered and limitations on the review undertaken, is attached to this proxy statement as Appendix B. Brenner's fairness opinion is addressed to our board of directors and relates only to the fairness of the issuance of our shares, options and warrants to the SpaceLogix stockholders from a financial point of view. Brenner has informed us that this opinion was for the use of our board of directors in its evaluation of the merger only and did not constitute a recommendation to the board of directors in connection with the merger and does not constitute a recommendation to any stockholder of our company as to how such stockholder should vote on any matters relating to the merger.

         The summary of Brenner's opinion described below is qualified in its entirety by reference to the full text of its opinion. You are urged to read the fairness opinion carefully in its entirety.

         In arriving at its opinion, Brenner informed us that it:

         -        reviewed the merger agreement, in the form then available;

         - reviewed our audited financial statements for the fiscal years ended December 31, 1999 and December 31, 2000 and our unaudited financial statements for the nine-month period ended September 30, 2001;

         - reviewed unaudited financial statements of SpaceLogix for the period from April 26, 2001 (inception) to September 30, 2001;

         - reviewed and discussed with our management and SpaceLogix management financial forecasts relating to us and SpaceLogix and certain other financial and business information relating to us and SpaceLogix;

         - reviewed such publicly available information for us as it deemed appropriate;

         - reviewed and considered historical market prices and trading volume for our common stock;

         - held discussions with the senior managements of our company and SpaceLogix with respect to the businesses and prospects for future growth of our company and SpaceLogix;

        - reviewed and analyzed certain publicly available financial data for certain companies we deemed comparable to our company and SpaceLogix;

        - reviewed and analyzed certain publicly available information for transactions that we deemed comparable to the merger;

        - performed discounted cash flow analyses of SpaceLogix using certain assumptions of future performance provided to or discussed with us by the management of SpaceLogix;

        - considered the recent financing efforts of our company and SpaceLogix and their respective financing opportunities;

        - considered our current financial condition, including our default under certain financing arrangements, our limited capital resources and our immediate capital requirements; and

        - performed such other analyses and reviewed such other information as it deemed appropriate.

         In rendering its opinion, Brenner relied on and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information that our company, SpaceLogix and our and their respective employees, representatives and affiliates provided to Brenner. With respect to internal forecasts relating to our company and SpaceLogix, all of which were prepared by and reviewed and discussed with the managements of our company and SpaceLogix, respectively, Brenner assumed, at the direction of the managements of our company and SpaceLogix, without independent verification or investigation, that the forecasts were prepared on bases reflecting the best available estimates and judgments as to the future financial condition and operating results of our company and SpaceLogix. In rendering its opinion, Brenner assumed that share issuance at the time of the merger closing will be 1,950,000 shares of our common stock and warrants to purchase 600,000 shares of our common stock at an exercise price equal to 110% of the closing market price as of the date of issuance of the common shares, without any adjustments whether because of cash shortfalls or any other reason. Subsequently, we reached an agreement with SpaceLogix that an aggregate of approximately 625,000 options and/or warrants would be issued by us to SpaceLogix stockholders in connection with the merger. On November 19, 2001, Brenner clarified that our issuance of options and/or warrants to purchase approximately 625,000 shares of our common stock, rather than 600,000, would have no material effect on their analysis. Brenner assumed with our consent that, in the course of obtaining the necessary regulatory or third party approvals for the merger, no limitations, restrictions or conditions will be imposed that would have a material adverse effect on our company, SpaceLogix or the contemplated benefits to us of the merger.

         Brenner did not make or obtain any independent evaluations or appraisals of the assets or liabilities of our company, SpaceLogix or affiliated entities. Brenner expressed no opinion as to our or SpaceLogix 's underlying valuation, future performance or long-term viability, or the price at which our common stock would trade at the time of or after announcement or consummation of the merger. Brenner' opinion was necessarily based on the information available to Brenner and general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by Brenner as of the date of its opinion. Although subsequent developments may affect its opinion, Brenner does not have any obligation to update, revise or reaffirm its opinion. We imposed no other instructions or limitations on Brenner with respect to the investigations made or the procedures followed by it in rendering its opinion.

         This summary is not a complete description of Brenner's opinion to our board of directors or the financial analyses performed and factors considered by Brenner in connection with its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Brenner believes that its analyses and this summary must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Brenner's analyses and opinion.

         In performing its analyses, Brenner considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of our company or SpaceLogix. Brenner determined that no company, transaction or business used in the analyses as a comparison is identical to our company, SpaceLogix or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

         The estimates contained in Brenner's analysis and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Brenner's analyses and estimates are inherently subject to substantial uncertainty.

         The type and amount of consideration payable in the merger was determined through negotiation between us and SpaceLogix and the decision for us to execute the merger agreement was solely that of our board of directors. Brenner's opinion and financial analyses were only one of many factors considered by our board of directors in our evaluation of the merger and should not be viewed as determinative of the views of our board of directors or management with respect to the merger or the exchange ratio provided for in the merger.

         The following is a summary of the material financial analyses underlying Brenner's fairness opinion in connection with the merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand Brenner' financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Brenner' financial analyses.

IMPLIED SHARE ISSUANCE ANALYSIS

         Using the results derived for us and SpaceLogix from the "Selected companies analysis," "Selected precedent transactions analysis," and "Discounted cash flow analysis" described below, Brenner calculated an implied share issuance range for each analysis. Brenner then compared the implied share issuance range derived from each analysis to the share issuance provided for in the merger. This analysis indicated the following approximate implied share issuance ranges, as compared to the share issuance of 1,950,000 shares of our common stock and warrants and/or options to purchase 600,000 shares of our common stock:

                                                                                                     IMPLIED SHARE
                                                                                                        ISSUANCE
                                                                                                        (SHARES)
                                                                                          Low             High            Mean
                                                                                          ----------------------------------------
SpaceLogix selected companies analysis                                                      507,000 - 3,480,000        1,994,000
SpaceLogix selected companies analysis with control premium                                 634,000 - 4,350,000        2,492,000
SpaceLogix selected companies analysis with control premium and liquidity discount          423,000 - 2,900,000        1,662,000
Selected precedent transactions analysis                                                    699,000 - 4,484,000        2,592,000
Discounted cash flow analysis                                                             3,481,000 - 5,784,000        4,633,000


         Brenner assumed that the warrants and/or options to purchase shares of our common stock have no initial value since their exercise price is to be set at 110% of the closing price of our common stock on the day prior to the merger. Brenner further assumed that even if the warrants were treated as shares of VIZY common stock, with no allowance for the proceeds to us from the exercise of such warrants or options, the total share issuance under the merger would be 2,550,000 shares of our common stock, which number is within the range of implied share issuance set out in the table above.

         The "Selected companies analysis," "Selected precedent transactions analysis," and "Discounted cash flow analysis" performed by Brenner for purposes of its "Implied share issuance analysis" are described below:

SELECTED COMPANIES ANALYSIS

         Brenner compared financial and other information for SpaceLogix and the following five selected publicly held companies in the Web hosting industry:

         -        Data Return Corporation;
         -        Digex, Incorporated;
         -        Interland, Inc.;
         -        Interliant, Inc.; and
         -        NaviSite, Inc.

         Brenner reviewed enterprise values as multiples of estimated calendar years 2001 and 2002 revenues. All multiples were based on closing stock prices as of October 31, 2001. Estimated financial data for the selected companies were based on publicly available research analysts' estimates as of that date and Brenner's estimates where other estimates were not available. Estimated financial data for us and SpaceLogix were based on internal forecasts prepared by us and SpaceLogix, respectively.

         For SpaceLogix, Brenner applied a range of selected multiples derived from the selected Web hosting companies of estimated calendar years 2001 and 2002 revenue to corresponding financial data of SpaceLogix in order to derive implied share issuance reference ranges for SpaceLogix. This analysis indicated an implied share issuance reference range for SpaceLogix of approximately 507,000 to 3,480,000 shares of our common stock, with a mean of 1,994,000. Brenner also applied a control premium of 25% to this reference range to approximate a takeover valuation. Applying a control premium indicated an implied share issuance reference range for SpaceLogix of approximately 634,000 to 4,350,000 shares of our common stock, with a mean of 2,492,000. Brenner then considered the trading volume of our common stock, the issuance of unregistered shares and applied a discount of 33.3% for the anticipated lack of liquidity of the securities to be issued under the share issuance. Applying a liquidity discount indicated an implied share issuance reference range for SpaceLogix of approximately 423,000 to 2,900,000 shares of our common stock, with a mean of 1,662,000.

SELECTED PRECEDENT TRANSACTIONS ANALYSIS

         Brenner reviewed the purchase prices and implied transaction multiples in the following four selected transactions in the Web hosting industry:

                                                                      MULTIPLE PAID
                                                                        BASED ON
                                                                    ----------------
ANNOUNCEMENT                                                   CURRENT          CURRENT
    DATE                   ACQUIRER/TARGET                       YEAR           YEAR + 1
  ------------             ---------------                     -------          --------
  May 14, 2001             Cable & Wireless/Digital Island       2.3 x            1.1 x
 March 22, 2001            Micron/Interland                      1.5 x            1.3 x
February 15, 2001          WorldCom/Intermedia                   5.4 x            4.5 x
  May 28, 2000             NTT/Verio                             15.5x            9.4 x

         Brenner reviewed transaction values in the selected transactions as a multiple of current year and one-year forward revenue. All multiples for the selected transactions were based on publicly available information at the time of announcement of the particular transaction. The multiples were then discounted to account for currently depressed market conditions in the Web hosting industry. Estimated financial data for SpaceLogix was based on internal forecasts prepared by SpaceLogix management. Brenner then applied a range of selected multiples derived from the selected transactions of current year and one-year forward revenue to corresponding financial data of SpaceLogix in order to derive implied share issuance reference ranges for SpaceLogix. This analysis indicated an implied share issuance reference range for SpaceLogix of approximately 699,000 to 4,484,000 shares of our common stock, with a mean of 2,592,000.

DISCOUNTED CASH FLOW ANALYSIS

         Brenner performed separate discounted cash flow analyses for SpaceLogix to estimate the present value of the unlevered, after-tax free cash flows that SpaceLogix could generate over fiscal years 2001 through 2004. Estimated financial data for SpaceLogix were based on internal forecasts prepared by SpaceLogix management which Brenner reviewed and discussed with the management of SpaceLogix. Brenner calculated a range of estimated EBITDA terminal values by applying terminal value multiples ranging from 8x to 10x to SpaceLogix's projected fiscal year 2004 EBITDA. The present value of the cash flows and terminal values were calculated by discounting the projected cash flows by 80% to reflect the business development risk and then using a discount rate of 33.3% to 50.0%. The discount rate for SpaceLogix was used to reflect the early stage of that company's development. This analysis indicated an implied share issuance reference range for SpaceLogix of approximately 3,481,000 to 5,784,000 shares of our common stock, with a mean of 4,633,000.

OTHER FACTORS.

         In rendering its opinion, Brenner also reviewed and considered other factors, including:

         -     the 52-week historical trading ranges for our common stock;

         - the movements in our common stock, movements in the common stock of selected companies in the Web hosting and service industry and movements in the Nasdaq National Market Index;

         - the potential pro forma financial impact of the merger on our company based on internal forecasts prepared by the management of our company and SpaceLogix, which Brenner reviewed and discussed with the managements of our company and SpaceLogix; and

         - the difficulty we have faced in raising sufficient working capital to maintain or grow our business, the current standing of our loan covenants and the contribution of current and future financing by SpaceLogix and its affiliates.

MISCELLANEOUS

         We selected Brenner based on Brenner' reputation, expertise and familiarity with our company and its business. Brenner is a recognized investment banking firm and, as a customary part of its investment banking business, is regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes. In the ordinary course of business, Brenner and its affiliates may actively trade our securities for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities.

       We have agreed to pay Brenner for its services in rendering this fairness opinion. In addition, we have agreed to reimburse Brenner for its reasonable out-of-pocket expenses, including reasonable fees and expenses of its legal counsel, and to indemnify Brenner and related parties against liabilities, including liabilities under the federal securities laws, relating to, or arising out of, its engagement.

CERTAIN FEDERAL TAX CONSEQUENCES

         Our acquisition of SpaceLogix through its merger with and into our wholly owned subsidiary, Acquisition Corp., has been structured to qualify as a tax-free reorganization for federal income tax purposes under Section 368 of the Internal Revenue Code. Because our outstanding shares of common stock will remain unchanged as a result of the merger, our existing stockholders will not recognize any gain or loss for federal income tax purposes as a result of the merger. In addition, neither our company nor Acquisition Corp., will recognize any gain or loss for federal income tax purposes as a result of the merger.

ACCOUNTING TREATMENT

         The merger will be accounted for as a purchase of SpaceLogix by our company. Therefore, the results of operations of SpaceLogix from the date of the merger will be included in our consolidated results of operations. For purposes of preparing consolidated financial statements, the purchase price, including the costs of SpaceLogix associated with the merger at the date of completion, will be allocated to the assets and liabilities of SpaceLogix based on their fair market values, with the excess allocated to goodwill which is required to be tested for impairment at least annually.

NO APPRAISAL RIGHTS

         Our stockholders are not entitled to appraisal rights in connection with this Proposal No. 1 or any of the other proposals set forth in this proxy statement.

RELATED TRANSACTIONS

         On September 13, 2001 we executed a non-binding letter of intent with SpaceLogix relating to our acquisition of SpaceLogix. The material terms of the letter of intent have been reflected in the merger agreement and the related documents set forth in the merger agreement, as well as the loan agreement, promissory note and security agreement with respect to a $650,000 bridge loan (discussed below) and a proposed placement agent agreement (discussed below).

         We entered into a loan agreement with SpaceLogix as of September 14, 2001, pursuant to which SpaceLogix provided a bridge loan to us of $650,000 in four installments. This loan is secured by our interest in the promissory note, dated March 31, 2001, payable by our former subsidiary, Serif Inc., to us pursuant to a security agreement dated as of September 14, 2001. This loan was evidenced by a promissory note executed by us in favor of SpaceLogix, dated September 14, 2001, which bears interest at 9% per year, and matures on demand upon the termination of negotiations of the merger provided in writing by either of the parties evidencing an irrevocable breakdown in negotiations, after which demand the principal of, and interest on, the Note shall be payable at the rate of $40,000 per month until paid in full. In consideration for the loan, we issued SpaceLogix an aggregate of 400,000 shares of our common stock in three installments between September and November 2001.

         As contemplated by our letter of intent with SpaceLogix, we anticipate entering into a placement agent agreement with Trautman Wasserman & Company, Inc. prior to the closing of the merger, pursuant to which Trautman Wasserman will act as placement agent with respect to a private placement of our common stock to accredited investors that through which we will seek to raise net proceeds to us of at least $1,000,000. Any securities sold by us in this private placement will not be registered under the Securities Act of 1933, and following issuance, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act such as Section 4(1) of, or Rules 144 or 145 under, the Act. We anticipate granting purchasers of our common stock in such private placement customary registration rights.

NO PREEMPTIVE RIGHTS

         The holders of shares of our common stock have no preemptive rights. Preemptive rights would have given stockholders a right to purchase pro rata new securities issued by us. Preemptive rights protect such holders from dilution to some extent by allowing holders to purchase shares according to their percentage ownership in each issuance of new securities. Because our stockholders do not have preemptive rights, we may issue our shares in a manner that dilutes our current stockholders.


                          TERMS OF THE MERGER AGREEMENT

GENERAL

         We are effectuating our acquisition of SpaceLogix through the merger of SpaceLogix with and into our recently formed, wholly owned subsidiary Acquisition Corp. The following is a description of the material terms of the agreement and plan of merger. The full text of this merger agreement is attached to this proxy statement as Appendix A, and the following description is qualified in its entirety by reference to the full merger agreement.

EFFECTIVE TIME

         The merger will become effective upon the filing of a certificate of merger with the secretary of state of Delaware or at such later time as may be agreed in writing by us and the other parties to the merger agreement, as specified in the certificate of merger. The merger closing date will occur at a time and date to be specified by us, and the other parties to the merger agreement no later than the second business day after the satisfaction or waiver of the conditions to the merger, or at such other time as such parties agree in writing. Assuming all conditions to the merger are met or waived prior thereto, it is anticipated that the merger closing date and effective time will be on or about December 28, 2001.

MANNER AND BASIS OF CONVERTING SHARES

         Upon effectiveness of the merger, SpaceLogix will merge with and into Acquisition Corp. and we will continue to own all of the capital stock of Acquisition Corp. As a result of the merger, each outstanding share of SpaceLogix common stock, other than shares as to which appraisal rights pursuant to the Delaware General Corporation Law have been exercised and any shares held in the treasury of SpaceLogix, will be converted into the right to receive
1.3210 shares of our common stock and warrants to purchase .2735 shares of our common stock. Additionally, each outstanding share of SpaceLogix Series A preferred stock and Series B preferred stock, other than shares as to which appraisal rights have been exercised and any SpaceLogix treasury shares, will be converted into the right to receive .5377 shares of our common stock.

         Each outstanding option to purchase SpaceLogix common stock will be cancelled prior to the effectiveness of the merger. Upon effectiveness, we will grant options to purchase an aggregate of 156,817 shares of our common stock to the former SpaceLogix optionholders in such allocations and on the terms set forth in the merger agreement. Each outstanding warrant to purchase SpaceLogix common stock will be assumed by us and will become a warrant to purchase our common stock, with appropriate adjustments to be made to the number of shares issuable thereunder based on an exchange ratio of 1.5945 underlying shares of our common stock for each underlying share of SpaceLogix common stock. The exercise price of each such option or warrant will be equal to 110% of the closing price of our common stock on the Nasdaq SmallCap Market or such other securities exchange or quotation system which is the principal trading market for our common stock on the day prior to the closing of the merger

         No fractional shares will be issued by virtue of the acquisition, but rather, each holder of shares of SpaceLogix common stock and/or preferred stock who would otherwise be entitled to a fraction of a share (after aggregating all fractional shares to be received by such holder) will receive from us an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the closing price of our common stock on the Nasdaq SmallCap Market or such other securities exchange or quotation system which is the principal trading market for our common stock on the day prior to the closing of the merger.

         At the closing of the merger, we shall give irrevocable instructions to our transfer agent, subject to surrender for cancellation of certificates which immediately prior to the effective time of the merger represented outstanding shares of SpaceLogix capital stock, to issue to the stockholders of SpaceLogix (subject to the deposit of 750,000 shares into escrow as discussed below under "Certain Shares Held in Escrow"), a certificate representing the appropriate number of whole shares of our common stock, a check representing cash in lieu of fractional shares and any dividends or distributions to which SpaceLogix stockholders are entitled.

STOCK OWNERSHIP FOLLOWING THE MERGER

         Based upon the capitalization of SpaceLogix as of the close of business on November 27, 2001 (including the number of shares of SpaceLogix capital stock outstanding and the number of shares issuable upon exercise of outstanding options and warrants to purchase SpaceLogix common stock), and assuming that no holder of SpaceLogix capital stock exercises appraisal rights, an aggregate of approximately 1,950,000 shares of our common stock will be issued to SpaceLogix stockholders in the merger and options and warrants to purchase up to approximately 625,000 additional shares of our common stock will be issued to SpaceLogix common stockholders, option holders and warrant holders. Such amounts are in addition to the 400,000 shares of our common stock that we previously issued to SpaceLogix in connection with the bridge loan. Based upon the number of shares of our common stock issued and outstanding as of November 27, 2001, and after giving effect to the issuance of our common stock as described in the previous sentence, the former holders of SpaceLogix common stock would beneficially hold approximately 49% of the our total issued and outstanding shares. The foregoing numbers of shares and percentages are subject to change in the event that the capitalization of either our company or SpaceLogix changes prior to the effectiveness of the merger, and there can be no assurance as to our actual capitalization or that of SpaceLogix upon the effectiveness of the merger or of our company at any time following the effectiveness of the merger; however, upon the effectiveness of the merger, in no case shall the SpaceLogix stockholders hold in excess of 49.9% of our common stock.

CONDUCT OF OUR BUSINESS AND SPACELOGIX'S BUSINESS PRIOR TO THE MERGER

         Pursuant to the merger agreement, our company and SpaceLogix have each agreed, on behalf of itself and, in the case of our company, its principal subsidiaries, that during the period from the date of the merger agreement and continuing until the earlier of the termination of the merger agreement pursuant to its terms or the effective time of the merger, except as set forth in certain disclosure schedules or to the extent that the other party shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as theretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In furtherance of the foregoing and subject to applicable law, we have agreed with SpaceLogix to confer, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of our respective businesses. In addition, except as set forth in certain disclosure schedules to the merger agreement, without the prior written consent of the other party, each of our company and SpaceLogix have agreed that it shall neither do any of the following nor permit its subsidiaries to do any of the following:

         (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

         (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances;

         (c) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan;

         (d) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the intellectual property necessary or required for the conduct of their respective businesses as presently conducted, or enter into grants to future patent rights, other than in the ordinary course of business;

         (e) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

         (f) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan;

         (g) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock, or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than shares of our common stock pursuant to the terms hereof;

         (h) Cause, permit or propose any amendments to any charter document or Bylaw;

         (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of our company or SpaceLogix, as the case may be, or enter into any joint ventures, strategic partnership or alliance, other than in the ordinary course of business consistent with past practice;

         (j) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of our company or SpaceLogix, as the case may be, except in the ordinary course of business consistent with past practice;

         (k) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of our company or SpaceLogix, as the case may be, or guarantee any debt securities of others;

         (l) Adopt or amend any employee benefit or stock purchase or option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice;

         (m) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

         (n)      Make any grant of exclusive rights to any third party; or

         (o) Agree in writing or otherwise to take any of the actions described in the foregoing.

EXPENSES

         All fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, if the merger is not consummated, and by our company if the merger is consummated.

CONDITIONS TO THE MERGER

         The respective obligations of each party to the merger agreement to effect the merger shall be subject to the satisfaction at or prior to the effective time of the merger of the following
conditions:   (a)  no  governmental  entity  shall  have  enacted,  issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the merger illegal or otherwise prohibiting consummation of the merger; (b) there is no pending or threatened litigation by or against us, our principal subsidiaries, or SpaceLogix or other contingent liabilities or obligations, which could prevent the closing of the merger or materially adversely affect our business or that of SpaceLogix, except for any litigation pending as of the date of the merger agreement and which has been disclosed by us to SpaceLogix or SpaceLogix to us;
(c) any necessary consents or waivers by any governmental entity or third party to the merger shall have been obtained; (d) the merger agreement and the transactions contemplated thereby shall have been duly approved and adopted, and the merger shall have been duly approved, by the requisite vote under applicable law by the SpaceLogix stockholders and the issuance of our common stock to be issued to SpaceLogix's stockholders pursuant to the merger shall have been duly approved by our stockholders; and (e) the merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

         In addition, the obligations of SpaceLogix to consummate and effect the merger are subject to the satisfaction at or prior to the effective time of each of the following conditions, any of which may be waived, in writing, exclusively by SpaceLogix: (a) the representations and warranties of our company and Acquisition Corp. contained in the merger agreement shall be true and correct on and as of the effective time, except for changes contemplated by the merger agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the effective time, except, in all such cases where the failure to be so true and correct, would not reasonably be expected to have a material adverse effect on our company and SpaceLogix shall have received a certificate to such effect signed on behalf of our company and Acquisition Corp., by the President or chief financial officer of our company and of Acquisition Corp.; (b) our company and Acquisition Corp. shall have performed or complied with all agreements and covenants required by the merger agreement to be performed or complied with by them on or prior to the effective time, and SpaceLogix shall have received a certificate to such effect signed on behalf of our company and Acquisition Corp. by the President or chief financial officer of our company and of Acquisition Corp.; (c) no material adverse effect with respect to our company shall have occurred since the date of the merger agreement; (d) the agreement, dated as of September 30, 2001, between our company and Kaufman & Moomjian, LLC, restructuring approximately $739,000 in liabilities to Kaufman & Moomjian, and all other agreements referred to therein, as amended, shall be effective; (e) amendment No. 3, dated as of September 28, 2001, to the agreement and plan of merger, dated February 28, 2000, pursuant to which we acquired our PWR Systems subsidiary and amendments No. 1, dated as of September 28, 2001, to our employment agreements with each of David N. Salav and Vincent DiSpigno, and all other agreements referred to therein, as amended, shall be effective; and (f) our company and Acquisition Corp. shall have delivered certain agreements, an opinion and certain certificates as set forth in the merger agreement.

         Further, the obligations of our company and Acquisition Corp. to consummate and effect the merger shall be subject to the satisfaction at or prior to the effective time of each of the following conditions, any of which may be waived, in writing, exclusively by our company: (a) the representations and warranties of SpaceLogix contained in the merger agreement shall be true and correct on and as of the effective time, except for changes contemplated by the merger agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the effective time, except, in all such cases where the failure to be so true and correct, would not have a material adverse effect on SpaceLogix, and our company and Acquisition Corp. shall have received a certificate to such effect as to SpaceLogix signed on behalf of SpaceLogix by its president or chief financial officer; (b) SpaceLogix shall have performed or complied with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the effective time, and we shall have received a certificate to such effect as to SpaceLogix signed on behalf of SpaceLogix by its president or chief financial officer; (c) no material adverse effect with respect to SpaceLogix shall have occurred since the date of the merger agreement; (d) SpaceLogix shall have net tangible assets (exclusive of the $650,000 bridge loan owed by us to SpaceLogix) of not less than $50,000; (e) SpaceLogix shall have delivered to us certain agreements, a legal opinion, and certain certificates as set forth in the merger agreement; (f) we shall have received a written opinion from HCFP/Brenner Securities, LLC or another investment banking firm, to the effect that as of the date of the merger agreement, the consideration to be paid by us is fair to us and our stockholders from a financial point of view; and (g) all stock options issued by SpaceLogix shall have been canceled with the consent of the holders of such options and the stock option plan pursuant to which such options were issued shall be canceled.

CERTAIN SHARES HELD IN ESCROW

         As an additional condition to our company and Acquisition Corp. being obligated to close the merger, certain SpaceLogix stockholders shall deposit (or cause to be deposited) at the closing of the merger with Borstein & Sheinbaum, as escrow agent, under an escrow agreement among the escrow agent, our company and such SpaceLogix stockholders, certificates representing an aggregate of 750,000 shares of the our common stock, to be held and released by the escrow agent under the terms and conditions of the escrow agreement.

         Under the terms of the escrow agreement, the escrow shares will be returned to us, subject to the conditions contained in such agreement, if we fail to successfully complete a private placement of our common stock to accredited investors within 120 days of consummation of the merger, with at least $1,000,000 of proceeds from such private placement (net of any placement fees payable to the placement agent or any of its affiliates and any other transaction expenses) raised on our behalf through Trautman Wasserman & Co., Inc., as placement agent. If the private placement is successful, a portion of the escrow shares will be delivered to the SpaceLogix stockholders that are party to the escrow agreement, and after a year from the closing of the merger, the balance of the escrow shares will be released to such SpaceLogix stockholders, subject to our rights with respect to indemnification provisions of the merger agreement and other limitations contained in the escrow agreement.

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

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement provides that it may be terminated at any time prior to the effective time of the merger, whether before or after approval of the merger by the SpaceLogix stockholders and approval by our stockholders of the issuance of our common stock under this Proposal No. 1: (a) by mutual written consent duly authorized by the boards of directors of our company and SpaceLogix; (b) by either our company or SpaceLogix if the merger shall not have been consummated by February 28, 2002 (provided, however, that the right to so terminate the merger agreement shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to occur on or before such date and such action or failure to act constitutes a breach of the merger agreement); (c) by either our company or SpaceLogix, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a final and non-appealable order, decree or ruling or taking any other actions having the effect of permanently restraining, enjoining or otherwise prohibiting the merger; (d) by SpaceLogix, upon a material breach of any representation, warranty, covenant or agreement on our part set forth in the merger agreement, or if any representation or warranty of our company shall have become untrue in any material respect, in either case such that the conditions set forth in of the second paragraph of the "Conditions to the Merger" section of this proxy statement would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue (provided that if such inaccuracy in our representations and warranties or breach by our company is curable by us through the exercise of our commercially reasonable efforts within fifteen days of the time such representation or warranty shall have become untrue or such breach, then SpaceLogix may not so terminate the merger agreement during such fifteen-day period provided we continue to exercise such commercially reasonable efforts); (e) by our company, upon a breach of any material representation, warranty, covenant or agreement on the part of SpaceLogix set forth in the merger agreement, or if any representation or warranty of SpaceLogix shall have become untrue in any material respect, in either case such that the conditions set forth in the third paragraph of the "Conditions to the Merger" section of this proxy statement would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue (provided, that if such inaccuracy in SpaceLogix's representations and warranties or breach by SpaceLogix is curable by SpaceLogix through the exercise of its commercially reasonable efforts within fifteen days of the time such representation or warranty shall have become untrue or such breach, then we may not so terminate the merger agreement during such fifteen-day period provided SpaceLogix continues to exercise such commercially reasonable efforts); (f) by SpaceLogix, if there shall have occurred any material adverse effect with respect to our company since the date of the merger agreement; (e) by us, if there shall have occurred any material adverse effect with respect to SpaceLogix since the date of the merger agreement; or (h) by either our company or SpaceLogix if the required approvals of our stockholders and the SpaceLogix stockholders contemplated by the merger agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof (provided, that the right to so terminate the merger agreement shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of the merger agreement).

INDEMNIFICATION

         Section 145 of the Delaware General Corporation Law provides that indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, may be provided by it.

         Our certificate of incorporation includes provisions eliminating the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty except, pursuant to the limitations of the Delaware General Corporation Law (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or any amendatory or successor provisions thereto, or (iv) with respect to any transaction from which the director derived an improper personal benefit. Our By-laws provide indemnification to directors, officers, employees and agents, including against claims brought under state or Federal securities laws, to the full extent allowable under Delaware law. We also have entered into indemnification agreements with our directors and executive officers providing, among other things, that we will provide defense costs against any such claim, subject to reimbursement in certain events. We also maintain a directors and officers liability insurance policy.

OUR COMPANY FOLLOWING THE MERGER

          Once the merger is consummated, SpaceLogix will cease to exist as a corporation, and all of the business, assets, liabilities and obligations of SpaceLogix will be merged into our wholly owned subsidiary, Acquisition Corp., with Acquisition Corp. remaining as the surviving corporation. Following the merger, the headquarters of our company and Acquisition Corp. will remain at our principal offices in Bohemia, New York.

         Pursuant to the merger agreement, the certificate of incorporation of Acquisition Corp. in effect immediately prior to the effective time will be the certificate of incorporation of the surviving corporation and the By-laws of Acquisition Corp. will be the By-laws of the surviving corporation (except that the certificate of incorporation shall be amended so that the name of the surviving corporation shall be "SpaceLogix, Inc."). The board of directors of the surviving corporation will consist of the directors who are serving as directors of Acquisition Corp. immediately prior to the effective time. The officers of Acquisition Corp. immediately prior to the effective time will remain as officers of the surviving corporation, until their successors are duly elected or appointed or qualified. Immediately following the effectiveness of the merger, the officers and directors of the Acquisition Corp. will be those individuals mutually agreed upon by us and SpaceLogix, as set forth in the merger agreement.

         Immediately following the effectiveness of the merger and pursuant to the merger agreement, our board of directors will take action to appoint one designee of the SpaceLogix stockholders as a member of our board of directors, which shall at such time have six members.

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

Further, the SpaceLogix stockholders will have the right to reasonably approve the appointment of one outside director to be chosen by us. Such director shall be eligible to serve on our audit committee. Further, at the effective time, we will hire and appoint Paul Block, who was formerly a consultant to SpaceLogix, to the position of our Executive Vice President - Marketing and Administration.

         Our board believes that following the merger, we have the potential to realize long-term improved operating and financial results and a stronger competitive position. However, the anticipated benefits of the merger will depend in part on whether the companies' operations can be integrated in an efficient and effective manner. There can be no assurance that this will occur. The combination of the companies will require, among other things, integration of the companies' respective product offerings and coordination of the companies' sales, marketing and research and development efforts. There can be no assurance that following the merger, we will be able to take full advantage of the combined sales forces' efforts.

         The success of the integration process will be significantly influenced by our ability to attract and retain key management, sales, marketing and research and development personnel, while concurrently minimizing our costs and expenses. There is no assurance that the foregoing will be accomplished smoothly or successfully. The integration of operations following the merger will require the dedication of management resources, which may distract attention from our day-to-day operations. The inability of management to successfully integrate the operations of the companies could have a material adverse effect upon our business, operating results and financial condition.

         Under Nasdaq Marketplace Rule 4330(f), in the event of a transaction whereby a Nasdaq-traded company combines with a company that is not Nasdaq-traded, if the transaction results in a "change of control" of the Nasdaq-traded company, the combined entity must apply for initial listing and meet Nasdaq's initial listing requirements, which are more stringent than the continued listing requirements that we are currently required to maintain. We believe that our acquisition of SpaceLogix does not result in a change of control under the Nasdaq Marketplace Rule 4330(f) criteria for several reasons, including, but not limited to the following:

- our current management team will remain substantially intact, with Paul Block, who formerly was a consultant to SpaceLogix, who shall be elected as an executive vice president of our company, as the sole person associated with SpaceLogix becoming an officer of our company as a result of the acquisition;

- our board of directors will remain controlled by our incumbent directors. Although pursuant to the merger agreement, the SpaceLogix stockholders have the right to designate one member of a six-member board and the SpaceLogix stockholders will have the right to reasonably approve an additional independent director named by our current board, our current non-SpaceLogix board members will still maintain a majority of the seats on our board following the acquisition;

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

- following our acquisition of SpaceLogix, our current non-SpaceLogix stockholders will retain a majority of our outstanding common stock as well as a majority of our voting power;

- we are relatively a much larger company than SpaceLogix, based on revenues, assets, locations and number of employees, as set forth on our respective financial statements included with and elsewhere in this proxy statement;

-        we and SpaceLogix are in complementary businesses; and

- we will retain our financial structure and capitalization following our acquisition of SpaceLogix, while the SpaceLogix stockholders will alter their financial structure to adapt to the financial structure of our company.

REGULATORY APPROVALS

        We are not aware of any material governmental or regulatory approval required for completion of the acquisition of SpaceLogix, other than compliance with applicable corporate law of the State of Delaware, compliance with Nasdaq Marketplace Rules as set forth in the proxy statement and compliance with the federal securities laws and applicable securities and "blue sky" laws of the various states.

INTERESTS OF CERTAIN PERSONS IN PROPOSAL NO. 1

         Upon the effectiveness of the merger, "change of control" provisions in our stock option plans may be triggered. As a result, all issued and outstanding options under such plans may become immediately exercisable including options to purchase an aggregate of 340,245 shares of common stock held by our officers and directors.

BOARD POSITION AND REQUIRED VOTE

         Proposal No. 1 will be adopted only if we receive the affirmative vote of a majority of the votes cast on such proposal, in person or by proxy.

         Our board of directors believes that the proposed issuance of shares of our common stock as consideration for our acquisition of SpaceLogix, Inc. is in the best interests of our company and our stockholders and recommends a vote FOR Proposal No. 1.

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


                                 PROPOSAL NO. 2
                    TO APPROVE THE ISSUANCE OF 209,580 SHARES
          OF OUR COMMON STOCK THAT WE ARE CURRENTLY OBLIGATED TO ISSUE
         PURSUANT TO THE TERMS OF OUR AGREEMENT AND PLAN OF MERGER, AS
       AMENDED, WITH RESPECT TO OUR ACQUISITION OF OUR PWR SYSTEMS, INC.
                            SUBSIDIARY IN MARCH 2000

          On March 27, 2000, we acquired our PWR Systems, Inc. subsidiary. The acquisition was in the form of a merger of PWR Systems into PWR
Acquisition Corp., one of our wholly owned subsidiaries which we formed for that transaction.

         The PWR Systems acquisition was completed pursuant to an agreement and plan of merger, dated as of February 28, 2000, between us, PWR Acquisition, PWR Systems and PWR System's two shareholders prior to the acquisition, Vincent DiSpigno, who is currently our president, a director and the chief executive officer of PWR Systems and David N. Salav, who is currently one of our vice presidents, a director, our chief information officer and the president of PWR Systems. Pursuant to the PWR merger agreement, at the closing of the transaction, we made a cash payment to the PWR Systems shareholders of an aggregate of $1 million and delivered to the PWR Systems shareholders promissory notes in the aggregate principal amount of $500,000 which have been repaid in full. The stock portion of the acquisition consideration payable at closing was in the form of 150,000 shares of our common stock. There were approximately 960,000 shares of our common stock outstanding immediately prior to the closing of the PWR acquisition.

         The PWR merger agreement provided for additional contingent consideration of up to $350,000 per year for the three-year period following the closing of the acquisition, based upon increases in PWR System's earnings before interest, taxes, depreciation and amortization, and required that we allowed PWR Systems to maintain sufficient working capital so that it would have the opportunity to increase such revenues. The PWR merger agreement provided that this amount may be paid by us in shares of common stock. Under the PWR merger agreement, we can not issue to Mr. DiSpigno and Mr. Salav, collectively, more than 20% of our common stock outstanding on the date of the agreement, including all of the shares received pursuant to the PWR merger agreement without stockholder approval. The PWR merger agreement included this 20% limitation in order to comply with NASD Marketplace Rules.

         As we have already issued in excess of 20% of the amount of our common stock outstanding as of the date of the PWR acquisition to Messrs. DiSpigno and Salav in connection with such acquisition, including 91,290 shares issued following stockholder approval in May 2001, we are obligated to seek approval of our stockholders to issue any additional shares to such former PWR shareholders with respect to the PWR acquisition. We have not made this additional issuance, and are seeking stockholder approval pursuant to this Proposal No. 2. Under the PWR merger agreement, if we cannot get this approval, we will become obligated to pay to Messrs. DiSpigno and Salav an aggregate of $350,000 in cash plus interest calculated at the rate of 8% per year.

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


         In accordance with the merger agreement, we made a capital contribution of $2 million to PWR Systems immediately following the March 2000 closing; however, a significant portion of this amount was subsequently used by us for other purposes. In December 2000, following the determination by the board of directors of PWR Systems that PWR Systems did not have sufficient working capital to reach the revenue milestones for the year ended December 31, 2000 set forth in the PWR merger agreement, our board of directors authorized the issuance of 28,000 shares to each of Messrs. DiSpigno and Salav in lieu of the $350,000 that would otherwise have been payable to them, calculated in accordance with the terms of the merger agreement. This issuance was approved by our stockholders in May 2001.

         Similarly, following the determination by the board of directors of PWR Systems that PWR Systems would not have sufficient working capital to reach the revenue milestones for the year ended December 31, 2001 set forth in the merger agreement, in September 2001, our board of directors authorized the issuance 209,580 shares of our common stock to Messrs. DiSpigno and Salav in lieu of the $350,000 that would otherwise have been payable to such former PWR Systems stockholders, calculated in accordance with the terms of the merger agreement. The issuance of this aggregate amount of 209,580 shares of our common stock owed to Mr. DiSpigno and Mr. Salav requires the approval of stockholders.

         We currently have sufficient number of shares of our common stock authorized to issue the 209,580 shares, taking into account all shares of stock reserved for future issuances and all shares proposed to be issued pursuant to Proposal No. 1. We are not seeking approval of the PWR acquisition, but rather the method of payment to Mr. DiSpigno and Mr. Salav. If we do not issue the aggregate of 209,580 shares of our common stock to Vincent DiSpigno and David N. Salav described in this Proposal No. 2, we will become obligated to pay to them the $350,000 in cash. We had a working capital deficiency of approximately $3,370,000 as of September 30, 2001, and the requirement to make this payment in cash to Mr. DiSpigno and Mr. Salav likely would have a materially adverse effect on us. Non-payment could have a materially adverse effect on us, as well, because this would constitute a breach of our agreement, could hinder our ability to engage in future acquisitions and could lead to potential litigation.


INTERESTS OF CERTAIN PERSONS IN PROPOSAL NO. 2

         104,790 of the 209,580 shares of our common stock that are proposed to be issued pursuant to Proposal No. 2 shall be issued to Vincent DiSpigno, our president, one of our directors and the chief executive officer of PWR Systems and the remaining 104,790 shares are to be issued to David N. Salav, one of our vice presidents, our chief information officer and the president of PWR Systems. The board of directors has determined that they should be issued these shares in their capacity as former shareholders of our PWR Systems subsidiary pursuant to the terms of the PWR merger agreement.

         As of the record date, Vincent DiSpigno and David Salav each beneficially owned 192,903 shares of our common stock, representing 7.1 percent of our outstanding shares of common shares. If Proposal No. 2 is approved by our stockholders, and assuming no other shares of our common stock are acquired or divested by either of them, Mr. DiSpigno and Mr.Salav will each beneficially own 261,860 shares of our common stock, representing approximately 9.2 percent of our outstanding shares of common stock. This does not take into account the effect of the issuance of the additional shares proposed to be issued to SpaceLogix stockholders under Proposal No. 1.

         The shares of our common stock issued at the PWR Systems closing are subject to lock-up agreements with us. Under their lock-up agreements, Mr. DiSpigno and Mr. Salav were, and continue to be, prohibited from selling or otherwise transferring any of the shares that they receive at closing, except for (a) 10% of the shares received during a six-month period commencing six months after the closing, (b) an additional 10% during the next six-month period, and (c) an additional 10% during the next six-month period. All remaining shares held by the PWR shareholders two years after the closing will be free of any sale restriction under the lock-up agreements. The 209,580 shares of common stock to be issued to Mr. DiSpigno and Mr. Salav pursuant to Proposal No. 2 will be subject to the lock-up agreements as if such shares were acquired on the date of the March 2000 closing.

BOARD POSITION AND REQUIRED VOTE

         Proposal No. 2 will be adopted only if we receive the affirmative vote of holders of a majority of the votes cast on such proposal, in person or by proxy.

         The board of directors believes that the proposed issuance of common stock is in the best interests of our company and our stockholders and recommends a vote FOR Proposal No. 2.


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

                                 PROPOSAL NO. 3
              TO APPROVE THE AMENDMENT TO OUR 2000 EQUITY INCENTIVE
            PLAN TO INCREASE THE TOTAL NUMBER OF SHARES AVAILABLE FOR
         AWARD FROM 525,000 TO 2,000,000, AND TO INCREASE THE NUMBER OF
         SHARES UNDERLYING EACH INITIAL AND ANNUAL OPTION AWARD TO NON-
            EMPLOYEE DIRECTORS FROM 2,500 TO 25,000, UNDER SUCH PLAN

         Our board of directors has adopted, and recommends that stockholders approve, an amendment to the 2000 Equity Incentive Plan that would increase the total number of shares of common stock available for award under the plan to 2,000,000 shares from its present number of 525,000 shares and to increase the number of shares underlying each initial and annual option award to non-employee directors under the plan to 25,000 from its present number of 2,500 on a going-forward basis.

         The 2000 plan was adopted by our board of directors and approved by our stockholders in August 2000. The board adopted the proposed amendment to the 2000 plan in November 2001, to be effective upon stockholder approval. Set forth below is a summary of the principal features of the 2000 plan, which summary is qualified in its entirety by reference to the terms and conditions of the 2000 plan. A copy of the 2000 plan, as proposed to be amended (with the proposed changes underlined in bold), is attached as Appendix C to this proxy statement.

         As of the record date, there were only 13,850 shares available for award grant under the 2000 plan. The board believes that adding shares to the 2000 plan and increasing the initial and annual option awards under such plan is in our best interests because it will permit us to attract and retain officers, directors, employees and consultants by providing them with appropriate equity incentives. The 2000 plan plays an important role in our efforts to attract and retain employees, officers, directors and consultants of outstanding ability.

         The 2000 plan is integral to our compensation strategies and programs. In order to retain and secure employees in our competitive employment environment, we must have competitive compensation programs, particularly with respect to equity-based awards. The use of stock options and other stock awards among companies is widely prevalent and continues to increase. The 2000 plan gives us more flexibility to keep pace with our competitors.

         Additionally, we are obligated to grant options to purchase 300,000 shares of our common stock to Paul Block, a former consultant of SpaceLogix, who we anticipate becoming our Executive Vice President - Marketing and Administration upon the effectiveness of our merger with SpaceLogix, as discussed in Proposal No. 1, and we are obligated to grant options to purchase an additional 156,817 shares of our common stock to SpaceLogix option holders under such merger agreement. As a result, if Proposal No. 3 is not approved, we may be unable to effectuate our acquisition of Spacelogix.

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

PURPOSE

         The purposes of the 2000 plan are to:

         - enable us and our subsidiaries and affiliates to attract and retain highly qualified personnel who will contribute to our success, and
         - provide incentives to participants in the 2000 plan that are linked directly to increases in stockholder value which will therefore inure to the benefit of all of our stockholders.

SHARES AVAILABLE FOR ISSUANCE

         The maximum number of shares of our common stock that initially was authorized for issuance under the 2000 plan was 5,000,000. The 2000 plan provides for automatic annual increases in the aggregate number of shares equal to 5% of the total outstanding shares of our common stock on the last day of the prior calendar year, beginning with January 1, 2001. As of January 1, 2001, the number of shares available for issuance increased by 250,000 to 5,250,000. Following our one-for-ten (1:10) reverse stock split in May 2001, the total number of shares of our common stock available for award under the 2000 plan was adjusted from 5,250,000 to 525,000. In the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure involving our common stock, then the number of shares that may be granted pursuant to the 2000 plan and the exercise prices of and number of shares subject to outstanding options and other awards will be proportionately adjusted, subject to any required action by our board of directors or stockholders and compliance with applicable securities laws.

ADMINISTRATION

         The 2000 plan may be administered by our board of directors or, to the extent the board elects to delegate the administration of the 2000 plan, to a committee of the board. The board delegated the task of administering the 2000 plan to our compensation committee. Each member of our compensation committee or other committee administering the 2000 plan is a "non-employee director" within the meaning set forth in Rule 16b-3 promulgated under the Securities Exchange Act. Throughout the remainder of this discussion of the 2000 plan, the term "administrator" refers to the compensation committee.

         The 2000 plan provides for the administrator to have full authority, in its discretion, to:

         -   select the persons to whom awards will be granted,
         -   grant awards,
         -   determine the number of shares to be covered by each award,
         - determine the type, nature, amount, pricing, timing and other terms of each award, and
         - interpret, construe and implement the provisions of the 2000 plan, including the authority to adopt rules and regulations.

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

ELIGIBILITY

         Participation in the 2000 plan is limited to our, our subsidiaries' and affiliates':

         -    employees,
         -    officers,
         -    directors,
         -    consultants, and
         -    advisors.

TYPES OF AWARDS

         Under the 2000 pLan, the administrator is authorized to award:

         -    stock options,
         -    stock bonuses,
         -    restricted stock,
         -    stock appreciation rights, commonly referred to as "SARs,"
         -    performance grants, and
         -    other types of awards.

Stock Options
-------------

         The administrator is authorized to grant stock options, which may be either incentive stock options, referred to as "ISOs," or nonqualified stock options, referred to as "NSOs." The exercise price of any NSO must be no less than 85% of the fair market value of our common stock on the date of the grant; and the exercise price of an ISO must be no less than 100% of such fair market value. For purposes of the 2000 Plan, fair market value shall be equal to the closing market price of our common stock on the principal stock market in which the common stock trades. In the absence of a market price, fair market value shall be determined in such manner as the administrator may deem equitable, or as required by applicable law or regulation.

         At the time of grant, the administrator will determine when options are exercisable and when they expire. In absence of such determination, each option will have a ten year term, with one quarter of the shares subject to the option becoming exercisable on the first anniversary of the option grant and with an additional one-quarter becoming exercisable on each of the next three anniversary dates. The term of an option cannot exceed ten years, except in the case of an ISO granted to a person who beneficially owns 10% or more of the total combined voting power of all of our equity securities, referred to as a "10% stockholder." An ISO granted to a 10% stockholder cannot have a term exceeding five years nor may such an ISO be exercisable at less than 110% of the fair market value of our common stock on the date of grant. ISOs may not be granted more than ten years after the date of adoption of the 2000 Plan by our board of directors, which was June 12, 2000.

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

         There is no limit on the number of shares subject to options granted to any one individual. However, the aggregate fair market value of shares exercisable in any calendar year by one individual under ISOs, whether under the 2000 Plan or any other plan of our company, may not exceed $100,000. In such an event, the shares in excess of such $100,000 limitation shall be deemed granted under an NSO.

         Payment for shares purchased upon exercise of a stock option must be made in full at the time of purchase. Payment may be made in cash or:

         -     by reduction of indebtedness we owe to the optionee,
         - by the transfer to us of shares of our common stock owned by the participant for at least six months valued at fair market value on the date of transfer,
         - in the case of employees, officers and directors, by interest bearing promissory note, or o through a "same day sale" or "margin" commitment by an NASD member broker-dealer.

Restricted Stock Grants
-----------------------

         Restricted stock consists of shares which are transferred or sold to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. The administrator determines the eligible participants to whom, and the time or times at which, grants of restricted stock will be made, the number of shares to be granted, the price to be paid, if any, the time within which the shares covered by such grants will be subject to forfeiture, the time at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions could include, but are not limited to, performance criteria, continuous service with us, the passage of time or other restrictions. In the case of a 10% stockholder, restricted stock will only be issued at fair market value.

         Awards of restricted stock and other incentives under the 2000 plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including, but not limited to:

         -    cash flow,
         -    cost,
         -    ratio of debt to equity,
         -    profit before tax,
         -    earnings before interest and taxes,
         -    the ratio of earnings to capital spending,
         -    free cash flow,
         -    net profit,
         -    net sales,
         -    price of our common stock,
         -    return on net assets, equity, or stockholders' equity,
         -    market share, or
         -    total return to stockholders.

         Any performance criteria may be used to measure our performance as a whole or the performance of any of our subsidiaries, affiliates or business units. Any performance criteria may be adjusted to include or exclude extraordinary items.

SARs
----

         An SAR is a right, denominated in shares, to receive an amount, payable in shares, in cash or a combination thereof, that is equal to the excess of: (i) the fair market value of our common stock on the date of exercise of the right over (ii) the fair market value of our common stock on the date of grant of the right, multiplied by the number of shares for which the right is exercised. SARs may be awarded either in combination with the grant of an option or other type of award or individually.

Stock Bonus Awards
------------------

         The administrator may award shares of our common stock to participants without payment therefor, as additional compensation for service to us, our subsidiaries or affiliates.

Performance Grants
------------------

         The 2000 plan authorizes the administrator to award performance grants. Performance grant awards are earned over a performance period determined by the administrator at the time of the award. There may be more than one performance award in existence at any one time, and the performance periods may differ or overlap. Further, performance grants can be awarded separately or in tandem with other awards.

         At the time a performance grant is awarded, the administrator will establish minimum and maximum performance goals over the performance period. The portion of the performance award earned by the participant will be determined by the administrator, based on the degree to which the performance goals are achieved. No performance grants will be earned by the participant unless the minimum performance goals are met.

AMENDMENT OF THE 2000 PLAN

         Except as may be required for compliance with Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code, our board of directors has the right and power to amend the 2000 Plan; provided, however, that the board may not amend the 2000 Plan in a manner which would impair or adversely affect the rights of the holder of an outstanding award without such holder's consent. If the Code or any other applicable statute, rule or regulation, including, but not limited to, those of any securities exchange, requires stockholder approval with respect to the 2000 Plan or any type of amendment thereto, then, to the extent so required, stockholder approval will be obtained.

TERMINATION OF THE 2000 PLAN

         Subject to earlier termination by our board of directors, the 2000 plan will terminate on June 11, 2010, subject to a five year extension at the discretion of the board. Termination will not in any manner impair or adversely affect any award outstanding at the time of termination.

ADMINISTRATOR'S RIGHT TO MODIFY BENEFITS

         Any award granted may be converted, modified, forfeited, or canceled, in whole or in part by the administrator if and to the extent permitted in the 2000 pan, or applicable agreement entered into in connection with an award grant or with the consent of the participant to whom such award was granted.

CHANGE IN CONTROL

         Upon the occurrence of a change in control:

         - all outstanding options and SARs shall become immediately exercisable,
         - all restrictions on restricted stock shall lapse and our right to repurchase such restricted stock shall terminate, and
         - the maximum amount payable under a performance grant through the end of the quarter in which the change in control occurs shall become due.

         A change of control will be deemed to have occurred if:

         - any person acquires beneficial ownership of 20% or more of the voting power of our then-outstanding voting securities,
         - three or more directors who have not been approved by a majority of our current board of directors (and those elected with such current directors' approval), are elected in any single 24-month period,
         - members of our current board cease to constitute a majority of our board without the approval of our current board (and those elected with such current directors' approval), or
         - we are a party to a merger, consolidation, liquidation, dissolution or sale of all or substantially all of our assets, other than a merger in which we are the surviving corporation and such merger does not result in any other manner in a change in control.

REUSAGE

         If a stock option expires or is terminated, surrendered or canceled without having been fully exercised or if restricted stock or SARs are forfeited or terminated without the issuance of all of the shares subject to such award, the shares covered by such awards will again be available for use under the 2000 plan. Shares covered by an award granted under the 2000 plan will not be counted as used unless and until they are actually and unconditionally issued and delivered to a participant. The number of shares which are transferred to us by a participant to pay the exercise or purchase price of an award will be subtracted from the number of shares issued with respect to such award for the purpose of counting shares used. Shares withheld to pay withholding taxes in connection with the exercise or payment of an award will not be counted as used. Shares covered by an award granted under the 2000 plan which is settled in cash will not be counted as used.

AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS

         The 2000 plan provides that, in the event options cannot be granted under our Outside Director and Advisor Stock Option Plan, due to the non-availability of shares under such plan, the plan's termination or otherwise, each non-employee director shall automatically be granted:

        - upon first being elected to our board of directors, a ten year option to purchase 2,500 shares.
        - on August 1st of each calendar year, a ten year option to purchase 2,500 shares.

         The exercise price of these options will be equal to the fair market value of our common stock on the date of grant. Each of these options will become exercisable in three equal annual installments commencing on the date of grant.

TERMINATION OF OPTIONS

         Upon the termination of an optionee's employment or other service with us, the optionee will have three months to exercise options exercisable as of the date of termination, except where such termination is for cause, in which event the option will expire immediately. However, if, the termination is due to the optionee's death or disability, then the optionee or the optionee's estate shall have the right to exercise any vested options for twelve months after such death or disability. The administrator, in its discretion, may delay the termination of such an option, but only for up to the earlier of: (a) five years from such termination or (b) the option's original expiration date.

FEDERAL INCOME TAX CONSEQUENCES

         THE FOLLOWING IS A GENERAL SUMMARY, AS OF THE DATE OF THIS PROXY STATEMENT, OF THE FEDERAL INCOME TAX CONSEQUENCES TO US AND PARTICIPANTS UNDER THE 2000 PLAN. FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY SUCH PARTICIPANT WILL DEPEND UPON HIS, HER OR ITS INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPANT HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 2000 PLAN.

ISOs
----

         An optionee does not generally recognize taxable income upon the grant or upon the exercise of an ISO. Upon the sale of shares received upon exercise of an ISO, the optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the

ISO shares and the fair market  value of those  shares on the date of sale.
The income is taxed at long-term capital gains rates if the optionee has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise and we will not be entitled to a federal income tax deduction. The holding period requirements are waived when an optionee dies.

         The exercise of an ISO may in some cases trigger liability for the alternative minimum tax.

         If an optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposing of them in a disqualifying disposition. In the year of disposition, we will receive a federal income tax deduction in an amount equal to the ordinary income which the optionee recognizes as a result of the disposition.

NSOs
----

         An optionee does not recognize taxable income upon the grant of an NSO. Upon the exercise of an NSO, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NSO on the date of exercise exceeds the exercise price. We will receive an income tax deduction in an amount equal to the ordinary income which the optionee recognizes upon the exercise of the stock option. If an optionee sells shares received upon the exercise of an NSO, the optionee recognizes capital gain income to the extent the sales proceeds exceed the fair market value of such shares on the date of exercise.

Restricted Stock
----------------

         A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award or payment. Instead, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable or
(ii) no longer subject to substantial risk of forfeiture. On the date restrictions lapse, the participant includes in taxable income the fair market value of the shares less the cash, if any, paid for the shares.

         A participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award.

         We will receive a compensation expense deduction in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

Other Benefits
--------------

         In the case of an exercise of a SAR or an award of a performance grant, or stock bonus, the participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, we will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.

Million Dollar Deduction Limit
------------------------------

         We may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either our chief executive officer or is among one of the four other most highly-compensated officers for that taxable year. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. We believe that awards in the form of stock options, performance stock, SARs and performance-based restricted stock constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

OPTIONS GRANTED UNDER THE 2000 PLAN

         The 2000 plan currently authorizes the issuance of a maximum of 525,000 shares of our common stock. We have issued an aggregate of 511,150 shares of common stock upon exercise of options granted under the 2000 plan, and, as of the record date, options to purchase an aggregate of 511,150 shares of common stock are outstanding and 13,850 shares remain available for issuance under the 2000 plan.

         Over the term of the 2000 plan through the record date, the following named executive officers have been granted options to purchase the following number of shares under the 2000 plan: Vincent DiSpigno, our president and David
N. Salav, our vice president and chief information officer each received options to purchase 110,000 shares of our common stock and Alan W. Schoenbart, our chief financial officer received options to purchase 10,000 shares of our common stock. No other current executive officers have received any awards under the 2000 plan. During this period, Neil M. Kaufman, our chairman of the board was granted options to purchase 225,000 shares of our common stock, and no other current directors (excluding Messrs. DiSpigno and Salav) have received any options under the 2000 plan. Further, all current employees as a group (excluding executive officers and directors) have been granted options to purchase an aggregate of 56,150 shares under the 2000 plan.

         Additionally, we are obligated to grant options to purchase 300,000 shares of our common stock to Paul Block, a former consultant of SpaceLogix, who we anticipate becoming our Executive Vice President - Marketing and Administration upon the effectiveness of our merger with SpaceLogix as discussed in Proposal No. 1, and we are obligated to grant options to purchase an additional 156,817 shares of our common stock to SpaceLogix option holders under such merger agreement. We plan to grant such options under the 2000 plan following the approval of this Proposal No. 3.

BOARD POSITION AND REQUIRED VOTE

         The affirmative vote of the holders of a majority of shares present in person or by proxy at this special meeting and entitled to vote on this matter is required for the approval of the increase in the total number of shares available for award, and to increase the number or shares underlying each initial and annual option award, under such plan.

         Our board of directors recommends a vote FOR Proposal No. 3 to increase in the total number of shares available for award from 525,000 to 2,000,000 and to increase the number of shares underlying each initial and annual award to directors from 2,500 to 25,000, under our 2000 plan.


                            MISCELLANEOUS INFORMATION

OTHER BUSINESS

         As of the date of this proxy statement, our board of directors does not know of any business other than specified above to come before this special meeting, but, if any other business does lawfully come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote in regard thereto in accordance with their judgment.

COST OF SOLICITING PROXIES

         We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain of our officers and regular employees may solicit proxies by telephone, telegraph or personal interview. We also request brokerage houses and other custodians, and, nominees and fiduciaries, to forward soliciting material to the beneficial owners of our common stock held of record by such persons, and we may make reimbursement for payments made for their expense in forwarding soliciting material to the beneficial owners of the stock held of record by such persons.

                                        By Order of the Board of Directors,

                                        Neil M. Kaufman,
                                        Chairman and secretary
December 4, 2001
Bohemia, New York

                          INDEX TO FINANCIAL STATEMENTS

VIZACOM INC.

Independent auditors' report of Richard A. Eisner & Company, LLP............F-3

Independent auditors' report of Ernst & Young...............................F-4

Consolidated balance sheet as of December 31, 2000 .........................F-5

Consolidated statements of operations for each of the years in the two-year period ended December 31, 2000.....................................F-6

Consolidated statements of changes in stockholders' equity for each of the years in the two-year period ended December 31, 2000.................F-7

Consolidated statements of cash flows for each of the years in the two-year period ended December 31, 2000.....................................F-8

Notes to consolidated financial statements..................................F-9

Condensed consolidated balance sheets as of September 30, 2001
(unaudited) and December 31, 2000...........................................F-35

Condensed consolidated statements of operations for the three and nine months ended September 30, 2001 and 2000 (unaudited)........................F-36

Condensed consolidated statement of changes in stockholders's equity for the nine months ended September 30, 2001 (unaudited)....................F-37

Condensed consolidated statements of cash flows for the nine months ended September 30, 2001 and 2000 (unaudited)...............................F-38

Notes to condensed consolidated financial statements........................F-39

SPACELOGIX, INC.

Independent auditors' report of DDK & Company LLP...........................F-55

Balance sheet as of September 30, 2001......................................F-56

Statement of operations for the period from April 26, 2001
(Inception) to September 30, 2001 ..........................................F-57

Statement of changes in shareholders' equity................................F-58

Statement of cash flows.....................................................F-59

Notes to financial statements...............................................F-60

PRO FORMA FINANCIAL INFORMATION

Pro forma condensed consolidated balance sheet..............................F-66

Notes to pro forma condensed consolidated balance sheet.....................F-67

Pro forma condensed consolidated statement of operations....................F-68

Notes to pro forma condensed consolidated statement of operations...........F-69

                         VIZACOM INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENT

                           DECEMBER 31, 2000 AND 1999

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Vizacom Inc.
Teaneck, New Jersey

We have audited the consolidated balance sheet of Vizacom Inc. and subsidiaries as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of Serif (Europe) Limited, a wholly owned subsidiary, which statements reflect total assets constituting 13.5% of the related consolidated total for 2000, and net losses constituting 17% and 43% of net losses from discontinued operations for 2000 and 1999, respectively. Those financial statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for Serif (Europe) Limited, is based solely on the reports of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of the other auditors, the financial statements enumerated above present fairly, in all material respects, the consolidated financial position of Vizacom Inc. and subsidiaries as of December 31, 2000, and the consolidated results of their operations and their consolidated cash flows for each of the years in the two-year period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has experienced recurring net losses, and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As described in Note 10, the Company has applied to enter into a closing agreement with the Internal Revenue Service with respect to dual consolidated losses previously utilized by a wholly owned subsidiary of the Company, Software Publishing Corporation ("SPC"). Such closing agreement, if not consummated, will require the Company to recognize a tax of approximately $8 million on approximately $24.5 million of SPC's previous dual consolidated losses.




                                          /s/ Richard A. Eisner & Company, LLP
                                          Richard A. Eisner & Company, LLP
New York, New York
March 23, 2001,
except as to Notes 2 and 17,
the date of which is March 31, 2001,
and Note 18, the date of which is May 23, 2001

REPORT OF INDEPENDENT AUDITORS
The Board of Directors and Shareholders
Serif (Europe) Limited

We have audited the balance sheets of Serif (Europe) Limited as of December 31, 2000 and 1999, and the related profit and loss accounts and statements of total recognized gains and losses, cash flows and shareholders' equity for each of the two years in the period ended December 31, 2000 (not separately included herein). These financial statements are the responsibility of the Company's directors. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United Kingdom auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Serif (Europe) Limited at December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain respects from accounting principles generally accepted in the United States. The application of the latter would not have materially affected the determination of the shareholders' equity as of December 31, 2000 and 1999 or the determination of net loss for each of the two years in the period ended December 31, 2000.

As discussed in Note 1, the Company's businesses have not been profitable and the Company is in need of financial support. Note 1 describes the directors' plans to address this issue. Since the majority of these plans have not yet been implemented there is substantial doubt about the Company's ability to continue as a going concern.


/s/ Ernst & Young
Ernst & Young
Registered Auditors
Nottingham

Date 26 March 2001

                          VIZACOM INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2000
                 (SEE NOTE 5 REGARDING DISCONTINUED OPERATIONS)

ASSETS
Current assets:
   Cash and cash equivalents                                                            $    843,836
   Marketable securities                                                                         797
   Receivables
      Trade, less allowances of $608,975                                                   3,341,960
      Other                                                                                  155,025
      Notes                                                                                   60,336
   Inventories                                                                               864,031
   Prepaid expenses and other current assets                                                 329,152
                                                                                        -------------
      Total current assets                                                                 5,595,137

Property and equipment, net                                                                  818,132
Goodwill, net of accumulated amortization of $1,442,475                                    1,670,040
Business processes and methodologies, workforce, and customer lists, net of
 accumulated amortization of $1,823,746                                                    3,758,254
Restricted cash                                                                              239,838
Deferred consulting costs                                                                  1,371,823
Other assets                                                                                 628,973
                                                                                        -------------
      Total assets                                                                      $ 14,082,197
                                                                                        =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Bank notes payable                                                                   $  1,214,172
   Related party notes payable                                                               563,867
   Current portion of long-term debt                                                         390,155
   Current portion of capital lease obligations                                               74,950
   Accounts payable                                                                        5,027,736
   Accrued liabilities                                                                     2,622,875
   Sales and value-added taxes payable                                                       386,089
                                                                                        -------------
      Total current liabilities                                                           10,279,844
Long term debt, less current maturities                                                        4,138
Capital lease obligations, less current portion                                               44,579
                                                                                        -------------
      Total liabilities                                                                   10,328,561
                                                                                        -------------

Commitments and contingencies

Stockholders' equity:
   Serial Preferred Stock, par value $.001 per share, 1,939,480 shares authorized
     Junior Participating Preferred Stock, Series A, 100,000 shares authorized, none
      issued and outstanding                                                                       -
   Class B Voting Preferred Stock, Series A, 60,520 shares authorized, none issued
    and outstanding                                                                                -
   Common stock, par value $.001 per share,
    60,000,000 shares authorized, 1,619,087 shares issued                                      1,619
   Additional paid-in capital                                                             70,851,835
   Accumulated deficit                                                                   (66,954,898)
   Accumulated other comprehensive income (loss)                                            (134,525)
   Treasury stock, 310 shares, at cost                                                       (10,395)
                                                                                        -------------
      Total stockholders' equity                                                           3,753,636
                                                                                        -------------
      Total liabilities and stockholders' equity                                        $ 14,082,197
                                                                                        =============

See accompanying notes to consolidated financial statements.

                          VIZACOM INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                         Year ended December 31,
                                                                   -----------------------------------
                                                                       2000                   1999
                                                                   ------------           ------------
Net sales                                                          $ 13,457,629           $         -
Cost of sales                                                        11,117,853                     -
                                                                   -------------          ------------
Gross profit                                                          2,339,776                     -

Selling, general and administrative expenses                          6,487,496             2,585,994
Amortization of goodwill, business processes and
  methodologies, workforce, and customer lists                        1,559,758                     -
Impairment loss                                                       4,116,038                     -
Realized gain on marketable securities                               (1,095,348)             (642,444)
Unrealized holding gain on marketable securities                              -              (322,652)
Interest and other expense, net of other income
  of $108,787 and $90,513                                               310,452               (48,891)
                                                                   -------------          ------------
                                                                     11,378,396             1,572,007

   Loss from continuing operations                                   (9,038,620)           (1,572,007)

Discontinued operations:
   Loss from discontinued operations, less applicable
     income tax benefit of $53,116 in 2000 and $250,979 in 1999     (10,051,643)           (4,054,495)
                                                                   -------------          ------------
   Net loss                                                         (19,090,263)           (5,626,502)

Dividends on Series A and Series C Preferred Stock                            -               (56,641)
                                                                   -------------          ------------
   Net loss attributable to common stockholders                    $(19,090,263)          $(5,683,143)
                                                                   =============          ============

Net loss per common share attributable to common stockholders:
   Continuing operations                                           $      (7.82)          $     (2.62)
   Discontinued operations                                         $      (8.70)          $     (6.86)
                                                                   -------------          ------------
   Net loss per common share - basic and diluted                   $     (16.52)          $     (9.48)
                                                                   =============          ============
   Weighted average number of common shares
     outstanding - basic and diluted                                  1,155,676               599,651
                                                                   =============          ============

See accompanying notes to consolidated financial statements.

                          VIZACOM INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                                            Additional
                                                              Preferred Stock           Common Stock         Paid-In
                                                             Shares     Amount       Shares      Amount      Capital
                                                            -------   ---------    ----------  ----------  ------------
Balance at December 31, 1998                                    930   $  930,000       508,365   $   508    $ 45,390,063
Net loss
Increase  in market value of marketable securities                -            -            -          -               -
Currency translation adjustment                                   -            -            -          -               -
TOTAL COMPREHENSIVE LOSS                                          -            -            -          -               -
Exchange of Class A preferred for Class C
  preferred stock and warrants, less related costs                -            -            -          -         (33,905)
Redemption of  preferred stock                                 (930)    (930,000)           -          -               -
Dividends paid on preferred stock                                 -            -            -          -         (56,641)
Sale of common stock in private placements, net                   -            -      180,407        180       3,112,704
Issuance of options and warrants for services                     -            -            -          -         996,954
Common stock issued on exercise of warrants and  options          -            -       21,784         22          52,351
Common stock issued for payment of legal services                 -            -        5,000          5         181,245
Common stock issued  in settlement of liabilities                 -            -        8,002          8         215,441
                                                            --------  -----------   ----------   --------   -------------
Balance at December 31, 1999                                      -   $        -      723,558    $   723    $ 49,858,212
Net loss                                                          -            -            -          -               -
Decline in market value of marketable securities                  -            -            -          -               -
Realization of increase in market value on transfer of
  marketable securities in connection with acquisitions           -            -            -          -               -
Currency translation adjustment                                   -            -            -          -               -
TOTAL COMPREHENSIVE LOSS                                          -            -            -          -               -
Sale of common stock in private placements, net                   -            -      201,094        201       7,590,088
Common stock issued on exercise of warrants and options           -            -       45,506         46         804,360
Common stock issued in connection with acquisitions               -            -      477,592        478      11,164,489
Issuance of options to consultants for an acquisition             -            -            -          -         186,500
Issuance of  warrants in connection with line of credit           -            -            -          -         382,500
Issuance of  common stock, options and warrants for
  consulting services                                             -            -      171,337        171         865,686
                                                            --------  -----------  -----------   --------   -------------
Balance at December 31, 2000                                      -   $        -    1,619,087    $ 1,619    $ 70,851,835
                                                            ========  ===========  ===========   ========   =============

                                                                                 Accumulated
                                                                                     Other                          Total
                                                             Accumulated         Comprehensive     Treasury     Stockholders'
                                                               Deficit           Income (Loss)       Stock         Equity
                                                            -------------       ---------------    -----------   -------------
Balance at December 31, 1998                                $(42,238,133)       $          -       $  (10,395)   $  4,072,043
Net loss                                                      (5,626,502)
Increase  in market value of marketable securities                     -           1,753,929                -               -
Currency translation adjustment                                        -              (3,303)               -               -
                                                            -------------       -------------
TOTAL COMPREHENSIVE LOSS                                      (5,626,502)          1,750,626                -      (3,875,876)
                                                            -------------       -------------
Exchange of Class A preferred for Class C
  preferred stock and warrants, less related costs                     -                   -                -         (33,905)
Redemption of  preferred stock                                         -                   -                -        (930,000)
Dividends paid on preferred stock                                      -                   -                -         (56,641)
Sale of common stock in private placements, net                        -                   -                -       3,112,884
Issuance of options and warrants for services                          -                   -                -         996,954
Common stock issued on exercise of warrants and  options               -                   -                -         52,373
Common stock issued for payment of legal services                      -                   -                -         181,250
Common stock issued  in settlement of liabilities                      -                   -                -         215,449
                                                            -------------       -------------      -----------   -------------
Balance at December 31, 1999                                $(47,864,635)       $  1,750,626       $  (10,395)   $  3,734,531
Net loss                                                     (19,090,263)                  -                -               -

Decline in market value of marketable securities                       -            (743,010)               -               -
Realization of increase in market value on transfer of
  marketable securities in connection with acquisitions                -          (1,095,348)               -               -
Currency translation adjustment                                        -             (46,793)               -               -
                                                            -------------       -------------
TOTAL COMPREHENSIVE LOSS                                     (19,090,263)         (1,885,151)               -     (20,975,414)
                                                            -------------       -------------
Sale of common stock in private placements, net                        -                   -                -       7,590,289
Common stock issued on exercise of warrants and options                -                   -                -         804,406
Common stock issued in connection with acquisitions                    -                   -                -      11,164,967
Issuance of options to consultants for an acquisition                  -                   -                -         186,500
Issuance of  warrants in connection with line of credit                -                   -                -         382,500
Issuance of  common stock, options and warrants for
  consulting services                                                  -                   -                -         865,857
                                                            -------------       -------------      -----------   -------------
Balance at December 31, 2000                                $(66,954,898)       $   (134,525)      $  (10,395)   $  3,753,636
                                                            =============       =============      ===========   =============

See accompanying notes to consolidated financial statements.

                          VIZACOM INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    Year ended December 31,
                                                                                ------------------------------
                                                                                    2000              1999
                                                                                ------------      ------------
OPERATING ACTIVITIES:
Loss from continuing operations                                                 $ (9,038,620)     $(1,572,007)
Adjustments to reconcile loss from continuing operations
  to net cash used in operating activities:
      Depreciation and amortization                                                2,165,589          477,512
      Impairment loss                                                              4,116,038                -
  Provision for doubtful accounts                                                     91,864                -
  Realized and unrealized gains on marketable securities                          (1,095,348)        (965,096)
  Common stock and stock options issued for legal and licensing matters                    -          101,712
  Warrants and stock options issued for services                                     321,504                -
  Changes in assets and liabilities, net of effects of acquisitions:
      Receivables                                                                    365,114          158,813
      Inventories                                                                     79,152                -
      Prepaid expenses and other current assets                                      (73,881)          41,885
      Other assets                                                                         -           12,173
      Accounts payable                                                               628,825          (94,964)
      Accrued liabilities                                                            719,810          128,160
      Sales and value-added taxes payable                                            (27,257)               -
                                                                                -------------     ------------
            Net cash used in continuing operations                                (1,747,210)      (1,711,812)
            Net cash used in discontinued operations                              (3,136,870)      (1,391,798)
                                                                                -------------     ------------
            Net cash used in operating activities                                 (4,884,080)      (3,103,610)
                                                                                -------------     ------------
INVESTING ACTIVITIES:
Purchase of property and equipment                                                   (73,952)         (93,499)
Decrease (increase) in restricted cash                                                20,000          (59,838)
Increase in security deposits                                                        (13,628)               -
Payment for acquisitions, net of cash acquired                                      (996,460)               -
                                                                                -------------     ------------
            Net cash used in continuing operations                                (1,064,040)        (153,337)
            Net cash used in discontinued operations                              (1,026,132)        (657,772)
                                                                                -------------     ------------
            Net cash used in investing activities                                 (2,090,172)        (811,109)
                                                                                -------------     ------------
FINANCING ACTIVITIES:
Proceeds from sale of common stock - net                                           7,590,289        3,125,675
Proceeds from exercise of warrants and options                                       804,406           52,373
Proceeds from long-term debt                                                         217,378                -
Borrowings under bank notes payable                                               (1,078,237)               -
Payment of related party notes                                                      (698,878)               -
Payment of long-term debt and capital lease obligations                             (111,167)         (44,485)
                                                                                -------------     ------------
Costs related to issuance of equity instruments                                            -          (33,905)
            Net cash used in continuing operations                                 6,723,791        3,099,658
                                                                                -------------     ------------
            Net cash used in discontinued operations                                (255,780)         167,908
                                                                                -------------     ------------
            Net cash provided by financing activities                              6,468,011        3,267,566
                                                                                -------------     ------------

Effect of exchange rate changes on cash and cash equivalents                        (380,418)               -
                                                                                -------------     ------------
Decrease in cash and cash equivalents                                               (886,659)        (647,153)
Cash and cash equivalents at beginning of year                                     1,730,495        2,377,648
                                                                                -------------     ------------
Cash and cash equivalents at end of year                                        $    843,836      $ 1,730,495
                                                                                =============     ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest
      Continuing operations                                                     $    184,390      $         -
      Discontinued operations                                                   $     25,723      $    47,329
  Income taxes
      Continuing operations                                                     $        477      $         -
      Discontinued operations                                                   $      8,945      $    15,233

See accompanying notes to consolidated financial statements.

                          VIZACOM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BUSINESS

     Vizacom Inc. and subsidiaries (collectively, the "Company") is a provider of professional internet and technology solutions. The Company's solutions are intended to build and maintain a web-based business and technology infrastructure for businesses. Specific solutions include: e-business strategy formation, web interface design, and systems planning, development and integration. The Company's clients primarily consist of large, multi-national corporations, small- and mid-sized companies, and early stage internet ventures from a broad range of industries. In early 2001, the Company determined to sell its historical visual communications operations and discontinued its operations in Europe (see Note 5). These actions were taken to enhance the Company's focus on growing its professional internet and technology solutions business in the United States.

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Vizacom Inc. and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. The translation of foreign currencies into United States dollars for subsidiaries where the local currency is the functional currency is performed for balance sheet accounts using the exchange rate in effect at year end and for revenue and expense accounts using an average rate for the period. The unrealized gains and losses resulting from such translation are included as a separate component of stockholders' equity in accumulated other comprehensive loss.

     BUSINESS COMBINATIONS

     The Company has accounted for all business combinations under the purchase method of accounting. Under this method the purchase price is allocated to the assets and liabilities of the acquired enterprise as of the acquisition date based on their estimated respective fair values. The results of operations of the acquired enterprises are included in the Company's consolidated financial statements for the period subsequent to their acquisition.

     CONCENTRATION OF CREDIT RISK

     The Company performs periodic credit evaluations of its customers but generally does not require collateral from them.

     REVENUE RECOGNITION

     Revenue from hardware sales and related services are generally recognized upon shipment of products to customers and recorded net of allowances for anticipated returns. Revenue for production services is based on individual customer contracts and is recognized using the percentage-of-completion method, based on the proportion of actual costs incurred to date to total estimated costs for each contract. Revenue for software royalties is generally recognized upon the sales which give rise to the royalty. Revenue for software product sales is generally recognized upon shipment of products to customers and is recognized net of allowances for anticipated returns for potential excess quantities in the distribution channel. Certain customers have been provided goods on a consignment basis. Revenues on these transactions are recognized upon the sale of products to the ultimate customer. Revenue for "locked versions" of software is recognized when customers purchase an unlocking code.

     CASH EQUIVALENTS

     Cash equivalents consist of highly liquid investments with a maturity of three months or less when purchased.

                          VIZACOM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     MARKETABLE SECURITIES

     The Company accounts for investments in marketable securities pursuant to Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115"). SFAS No. 115 requires, among other things, the classification of investments in one of three categories based upon the Company's intent: (a) trading, (b) available-for-sale and (c) held-to-maturity, with trading and available-for-sale securities carried at market value and held-to-maturity securities carried at amortized cost. Realized and unrealized gains and losses are recorded in the statement of operations for trading securities, whereas only realized gains and losses are recorded in the statement of operations for available-for-sale securities and unrealized gains and losses are recorded as a component of other comprehensive income. The Company originally classified its marketable securities as trading securities, and transferred them to available- for-sale securities as a result of certain agreements described in Note 4. For a security transferred from the trading category, the unrealized holding gain or loss at the date of transfer has already been recognized in earnings, and accordingly, is not reversed.

     INVENTORIES

     Inventories, which are principally finished goods, are stated at the lower of cost (first-in, first-out basis) or market.

     DIRECT-RESPONSE ADVERTISING

     Advertising costs associated with direct-response advertising, whose primary purpose is to elicit sales to customers who could be shown to have responded specifically to that advertising, are capitalized and recognized ratably in the future as a percentage of actual period revenues to total revenues anticipated from such advertising. Costs associated with direct-response advertising include mailing list rental, postage, production, and other associated promotional activities. The Company incurred advertising and promotion costs of approximately $4,473,000 in 2000 and $7,582,000 in 1999 substantially all of which relates to discontinued operations.

     ROYALTY ADVANCES

     Non-refundable royalty payments in connection with licensing contracts for the Company's products are generally amortized based on product sales. Management evaluates the future realization of royalty advances periodically and charges to cost of goods sold any amounts they believe will not be recovered through future sales.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the related assets, generally 3 to 7 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the life of the improvement or the remainder of the lease term.

     GOODWILL

     Goodwill represents the excess of the purchase price over the estimated fair values of net assets acquired in the purchases of businesses. Goodwill is amortized on a straight-line basis over a period of 5 to 7 years.

                          VIZACOM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     BUSINESS PROCESSES AND METHODOLOGIES, WORKFORCE, AND CUSTOMER LISTS

     The values of business processes and methodologies, workforce, and customer lists represent the fair values of these assets acquired in the purchases of businesses, as determined by independent appraisals. Business processes and methodologies, workforce, and customer lists are being amortized on a straight-line basis over periods of 3 to 7 years.

     VALUATION OF LONG-LIVED ASSETS

     Long-lived assets such as property and equipment, goodwill, business processes and methodologies, workforce, customer lists, and investments are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. An impairment loss is recognized when estimated future undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

     PRODUCT DEVELOPMENT COSTS

     Costs incurred in the development of new software products were expensed as incurred until technological feasibility was established. The costs of significant enhancements of products which have established technological feasibility were capitalized, and capitalization is discontinued when the product is available for sale. Approximately $561,000 of product enhancement costs relating to discontinued operations remain capitalized at December 31, 2000, and are included in other assets (see
     Note 5). Amortization, which commences when the products are available for general release to customers, is computed at the greater of the straight-line rate over the estimated life of each product, or an amount based on the ratio of current revenues to the total of current and anticipated revenues. All product development activities were in connection with discontinued operations.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. These estimates principally include provisions for sales returns and allowances, and amortization periods of goodwill and other intangibles. Actual results could differ from these estimates.

     SELF INSURANCE

     The Company is primarily self-insured for its employee health plan, which covers medical, hospital, and dental claims. The Company accrues for claims filed and estimates of claims incurred but not reported. The Company has purchased additional stop-loss coverage at 220% of expected claims in order to limit its exposure to any significant levels of health claims beyond this amount.

     STOCK OPTIONS

     As permitted under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," the Company continues to apply Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related interpretations in accounting for its stock-based compensation plans.

                          VIZACOM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     INCOME TAXES

     The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The resulting asset at December 31, 2000 was fully reserved since management presently does not believe it is more likely than not that the tax benefit will ultimately be realized.

     LOSS PER SHARE

     Basic loss per share is computed based upon the weighted average number of common shares outstanding during each year. Stock options and warrants did not have an effect on the computation of diluted loss per share in 2000 and 1999 since they were anti-dilutive.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of the Company's financial instruments, including cash and cash equivalents, marketable securities, accounts receivable, accounts payable, accrued liabilities and short- and long-term debt approximate their carrying values because of short-term maturities or because their interest rates approximate current market rates.

     The Company utilized letters of credit to collateralize certain short-term purchases. In the Company's past experience, no claims were made against these financial instruments. Management does not expect any material losses to result from these off-balance sheet instruments because performance is not expected to be required. Therefore management is of the opinion that the fair value of these instruments is zero.

     RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which establishes accounting for derivative instruments and hedging activities. SFAS 133 will require the Company to record all derivatives as assets or liabilities at fair value. The statement requires that changes in the derivatives fair value be recognized currently in earnings unless specific hedge accounting criteria are met. This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. In June 2000, SFAS 133 was amended by SFAS 138, which amended or modified certain issues in SFAS 133. SFAS 138 is also effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not believe that SFAS 133 and SFAS 138 will have a material impact on its financial statements.

     In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company has been in compliance with the provisions of SAB 101 and therefore does not believe that SAB 101 will have a material impact on its financial statements.

     RECLASSIFICATIONS

     Certain reclassifications have been made to the 1999 amounts to conform with the 2000 presentation.

                          VIZACOM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.   LIQUIDITY AND BUSINESS RISKS

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has experienced recurring net losses since its inception and had a working capital deficiency of ($4,684,707) at December 31, 2000. In January 2001, the Company sold 149,000 shares of common stock for aggregate gross proceeds of $372,500. The Company believes that over the next twelve months it will need to raise at least an additional $1,500,000 to meet its currently anticipated liquidity and capital expenditure requirements. The promissory note held by the Company from its former visual communications subsidiary provides for the Company to receive $360,000 in 2001. Management intends to seek additional financing through one or more debt, equity, or convertible securities offerings, through the sale of assets or through a merger or acquisition. There can be no assurance that the Company will be successful in completing any such offering or offerings, sale of assets or merger or acquisition, or any other offerings or transactions, or that the terms of any such offering or offerings, transaction or transactions will be beneficial to the Company or its stockholders. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.   STATEMENTS OF CASH FLOWS

                                                                                        2000              1999
                                                                                    ------------      ------------

     Supplemental disclosure of non-cash financing and investing activities:

     Continuing Operations:
       Unrealized holding (loss) gain on marketable securities                      $  (743,010)      $ 1,753,929
       Warrants issued for deferred consulting costs                                $   656,993       $   923,730
       Issuance of common stock/stock options in payment of liabilities             $   269,361       $   100,000
       Fair value of net assets acquired for common stock, stock options,
         and notes payable                                                          $ 8,157,555       $         -
       Redemption of Class C Preferred Stock with marketable securities             $         -       $   930,000
       Payment of preferred stock dividends with marketable securities              $         -       $    56,641
       Fixed assets acquired with capital lease obligations                         $    16,259       $         -
       Listing fees accrued for capital stock transactions                          $         -       $   (22,828)

     Discontinued operations:
       Fair value of net assets acquired for common stock and notes payable         $ 4,560,832       $         -
       Issuance of common stock / stock options in payment of liabilities           $         -       $   191,249

4.   ACQUISITIONS

     On February 15, 2000, the Company acquired Renaissance Computer Art Center, Inc., d/b/a Renaissance Multimedia, a New York City based interactive web site design firm. The aggregate purchase price, including all direct costs, was $2,706,563 and was paid through the issuance of 44,987 shares of the Company's common stock and a $250,000 cash payment to the Renaissance stockholders. The Company entered into a three-year employment contract with the President of Renaissance Multimedia at an annual salary of $175,000, with certain performance bonus targets. Additionally, the Company granted options to purchase an aggregate of 60,000 shares of its common stock under its 1994 Long Term Incentive Plan to certain employees of Renaissance Multimedia. The $2,483,130 cost in excess of the fair value of the net tangible assets acquired of $223,433 was allocated to goodwill, business processes and methodologies, workforce, and customer lists in accordance with independent appraisals.

                          VIZACOM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.   ACQUISITIONS (CONTINUED)

     On March 9, 2000, the Company acquired all of the outstanding shares of Junction 15 Limited, a London based interactive web site design firm. The aggregate purchase price, including all direct costs, was $2,729,593 and was paid through the issuance of 68,182 shares of the Company's common stock and a $250,000 cash payment. The direct costs include 14,036 shares of the Company's common stock which was paid as a finders fee. The Company entered into three-year employment agreements with two directors and stockholders of Junction 15, with annual salaries of approximately $150,000 and $80,000, respectively, with various provisions for pensions, commissions, and bonuses. In January 2001, these employment agreements were terminated. The Company granted options to purchase an aggregate of 25,000 shares of its common stock under its 1994 Long Term Incentive Plan to certain employees of Junction 15. The $2,724,422 cost in excess of the fair value of the net tangible assets acquired of $5,171 was allocated to goodwill, business processes and methodologies, workforce, and customer lists in accordance with independent appraisals. On February 2, 2001 Junction 15 Limited was placed into creditors voluntary liquidation in the United Kingdom (see Note 5).

     On March 27, 2000, the Company acquired PWR Systems, a Long Island, New York based interactive integrator and value-added reseller of computer and digital information equipment, for $8,907,578. The purchase price was paid in the form of a $1,000,000 cash payment, one-year promissory notes in the aggregate principal amount of $500,000, convertible into the Company's common stock at $30 per share, and payable in equal monthly installments with interest of 6.3% per annum, and 150,000 shares of the Company's common stock, valued at $30 per share, issued to the two selling stockholders of PWR. The acquisition agreement also calls for additional contingent consideration of up to $350,000 per annum for the three-year period following the acquisition based upon increases in PWR's earnings before interest, taxes, depreciation, and amortization. The Company was further obligated to issue additional common stock if, during the twelve months following the acquisition, the market price of the Company's common stock fell below $10 per share for any thirty consecutive trading-day period. On December 6, 2000, the Company issued to the PWR selling shareholders an aggregate of 56,000 shares of common stock in payment of this contingent consideration. On December 6, 2000 the PWR selling shareholders received 1,017 shares of common stock and will receive, subject to stockholder approval, another 91,290 shares in 2001 as a result of the decline in the Company's share price below $10 for thirty consecutive days. The Company entered into three-year employment agreements with PWR's selling stockholders providing for annual salaries of $200,000 each, and provisions for bonuses upon attaining specified performance thresholds. Additionally, the Company granted options to purchase an aggregate of 75,000 shares of its common stock under its 1994 Long Term Incentive Plan to officers, employees and independent contractors of PWR. Furthermore, the Company agreed to prepay, upon receipt of gross proceeds, commencing as of November 12, 1999, of $15,000,000 from equity offerings, 6.3% notes payable in the aggregate principal amount of $762,745 to the PWR selling stockholders, equivalent to the retained earnings of PWR at the closing date. Otherwise, these 6.3% notes will be paid in quarterly installments through March 2001. On January 10, 2001, the foregoing notes were amended to extend the payment schedule until December 2001. The $8,620,960 cost in excess of the fair value of the net tangible assets acquired of $286,618 was allocated to goodwill, business processes and methodologies, workforce, and customer lists in accordance with independent appraisals. In connection with the Company's periodic evaluation of its intangible assets, the Company recorded an impairment charge of $4,116,038 in the fourth quarter of 2000 relating to the goodwill recorded by the Company in this acquisition.

     Under an August 1999 agreement with a third party, the Company agreed to transfer certain of its marketable securities, consisting of shares of common stock of Xceed Inc., based upon the consideration paid for acquisitions of any company identified by this third party. The agreement resulted in the Company transferring the balance of its shares of Xceed common stock in August 1999, or 66,185 shares of Xceed common stock, from trading securities to available-for-sale securities. This resulted in the recognition of an unrealized holding gain at the date of transfer of $322,652. The Company recorded a realized gain of $1,095,348 during the

                          VIZACOM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.   ACQUISITIONS (CONTINUED)

     period ended December 31, 2000 related to 59,813 shares of Xceed common stock transferred to this third party in connection with the Company's acquisitions of Renaissance Multimedia and PWR. The gain represents the realization of the appreciation in market value at the dates of these acquisitions. The third party received 14,953 shares of Xceed common stock for the Renaissance Multimedia acquisition and 44,860 shares of Xceed common stock for the PWR acquisition, resulting in respective gains of $371,962 and $723,386.

     On October 11, 2000, the Company acquired all of the outstanding shares of interMETHODS Limited, a London based e-business technology solutions provider. The aggregate purchase price, including all direct costs, was $2,499,476 and was paid through the issuance of 156,002 shares of the Company's common stock and an obligation to make a $104,075 deferred payment, which bears interest at 8% per annum and was due January 11, 2001. The Company entered into three-year employment agreements with the three former stockholders of interMETHODS Limited, with annual salaries of approximately $120,000 each, with various provisions for pensions and bonuses. Additionally, the Company granted options to purchase an aggregate of 25,000 shares of its common stock under its 1994 Long Term Incentive Plan to certain employees of interMETHODS. The $2,357,939 cost in excess of the fair value of the net tangible assets acquired of $141,537 was reflected as goodwill. On February 2, 2001 interMETHODS Limited was placed into creditors voluntary liquidation in the United Kingdom (see Note 5).

     The following table summarizes the net assets of such acquired businesses at the dates of acquisition:

                                                                          Subsequently discontinued
                                                                                   (see Note 5)
                                                                          --------------------------
                                            Renaissance         PWR                       inter-
               Category                      Multimedia        Systems     Junction 15    METHODS         Total
---------------------------------------     ------------     -----------  ------------  -----------------------------
Current assets                              $   365,983      $3,853,423   $  294,204    $   263,383     $ 4,776,993
Noncurrent assets                                97,990          21,436       42,728         88,353         250,507
                                            -----------      ----------   ----------    -----------     -----------
Total assets                                    463,973       3,874,859      336,932        351,736       5,027,500
                                            -----------      ----------   ----------    -----------     -----------

Current liabilities                             209,997       3,588,241      331,444        210,199       4,339,881
Noncurrent liabilities                           30,543               -       33,174              -          63,717
                                            -----------      ----------   ----------    -----------     -----------
Total liabilities                               240,540       3,588,241      364,618        210,199       4,403,598
                                            -----------      ----------   ----------    -----------     -----------

Net assets (liabilities) acquired               223,433         286,618      (27,686)       141,537         623,902
Goodwill                                      1,004,130       5,561,960    1,713,279      2,357,939      10,637,308
Business processes and methodologies            656,000         496,000      484,000              -       1,636,000
Workforce                                       413,000         413,000      180,000              -       1,006,000
Customer lists                                  410,000       2,150,000      380,000              -       2,940,000
                                            -----------      ----------   ----------    -----------     -----------
Purchase price                              $ 2,706,563      $8,907,578   $2,729,593    $ 2,499,476     $16,843,210
                                            ===========      ==========   ==========    ===========     ===========

     The following unaudited pro forma summary presents the consolidated results of continuing operations as if the acquisitions had occurred on January 1, 1999 and does not purport to be indicative of what would have occurred on the date indicated or of the results which may occur in the future.

                                                      2000                      1999
                                                 -------------               ------------
Net sales from continuing operations             $ 18,040,041               $ 17,459,605
Loss before extraordinary item                   $( 9,456,250)              $ (3,120,778)
Net loss                                         $( 9,456,250)              $ (3,120,778)
Net loss per share                               $      (8.18)              $      (3.90)

                          VIZACOM INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.   DISCONTINUED OPERATIONS

     On January 9, 2001, the Company entered into an agreement with a German company for the purchase of certain assets and assumption of liabilities of the Company's Aachen, Germany contact center operation, including the assumption of the remaining lease obligation. The agreement calls for a payment to the Company of approximately $100,000, of which approximately $50,000 would be utilized to pay remaining tax obligations. The $100,000 payment has not been received and is past due. The Company has commenced legal proceedings to collect this amount.

     In February 2001, the Company divested through English law creditors voluntary liquidation the Company's two interactive service firms in the United Kingdom, Junction 15 Limited and interMETHODS Limited. As of December 31, 2000 all of the assets and liabilities of these entities were written off, resulting in an impairment charge of $4,511,063.

     On March 31, 2001, the Company sold its visual communications operations to the management of its Serif subsidiaries. The Company received $150,000 in cash at closing. The Company also holds and a promissory note from Serif Inc. in the aggregate principal amount of $987,500, which note bears interest at a rate of 10% per annum, and which is payable $40,000 per month, except for April and November, in which months the payments are $30,000 and $50,000, respectively. The Company or one of its subsidiaries remain responsible for some potential liabilities. Serif (Europe) Limited received a 12- month exclusive license in Europe and a 24-month non-exclusive license in the rest of the world with respect to the software of the Company's SPC subsidiary. Serif (Europe) Limited was also granted a non-exclusive license to use the Harvard Graphics brand name for the purpose of selling repackaged Serif products using such name. Each of such licenses shall be renewed if minimum royalty and other conditions are met. In consideration therefor, Serif (Europe) Limited will pay a royalty fee of 12.5% in respect of sales of SPC software and 3% of sales of repackaged Serif software. While the Company continues to own SPC, it agreed not to compete with Serif in its software business as long as the licenses are in effect.

     The Company's visual communications operations and London interactive business have been accounted for as discontinued operations and, accordingly, their operating results are segregated and reported as discontinued operations in the accompanying consolidated statements of operations and cash flows for all years presented.

     Information relating to the results of operations of the discontinued operations for the year ended December 31, 2000 and 1999 is set forth below:

                                                        2000                  1999
                                                    -------------         -------------
     Net sales                                      $  14,422,305         $  19,891,357
     Cost of sales                                      3,972,810             6,371,106
                                                    -------------         -------------
      Gross profit                                     10,449,495            13,520,251

     Selling, general, and administrative              14,670,883            14,720,043
     Product development                                  744,944               896,931
     Amortization of acquired software and goodwill       649,074             2,219,363
     Impairment loss                                    4,511,063                     -
     Interest and other expense, net                      (21,710)              (10,612)
                                                    -------------         -------------
                                                       20,554,254            17,825,725

     Loss before income taxes                         (10,104,759)           (4,305,474)
     Income tax benefit                                   (53,116)             (250,979)
                                                    -------------         -------------
      Loss from discontinued operations             $ (10,051,643)        $  (4,054,495)
                                                    =============         =============

                          VIZACOM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


5.   DISCONTINUED OPERATIONS (CONTINUED)

     The assets and liabilities of the discontinued operations are set forth below as of December 31, 2000.

     Current assets:
     Cash                                           $   532,726
     Receivables
       Trade, net                                       211,313
       Other                                             80,719
       Notes                                             60,336
     Inventories, net                                   685,323
     Prepaid expenses and other current assets          120,086
                                                    ------------
     Total current assets                             1,690,503

     Property and equipment, net                        548,200
     Other assets                                       588,668
                                                    ------------
     Total assets                                   $ 2,827,371
                                                    ============

     Current liabilities:
     Accounts payable                                 2,247,643
     Accrued liabilities                              1,578,210
     Sales and value-added taxes payable                343,966
     Current portion of lease obligations                82,337
                                                    ------------
                                                      4,252,156
     Capital lease obligation, long term portion         39,980
                                                    ------------
     Total liabilities                              $ 4,292,136
                                                    ------------
     Net assets (liabilities):
       Discontinued operations                      $(1,464,765)
                                                    ============

          Assets  and  liabilities  of Junction  15  Limited  and   interMETHODS
          Limited as of December 31,  2000,  which were  written-off  as of that date  because  these  entities  were placed into  creditors  voluntary liquidation in the United Kingdom on February 2, 2001, were as follows as of December 31, 2000:


     Current assets                                 $   111,621
     Noncurrent assets                                4,612,103
                                                    ------------
                                                      4,723,724
     Current liabilities                                212,661
                                                    ------------
                                                    $ 4,511,063
                                                    ============

                          VIZACOM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


6.   PROPERTY AND EQUIPMENT

     Property and equipment consists of the following as of December 31, 2000:

     Computer equipment . . . . . . .               $   856,779
     Computer software. . . . . . . .                   220,712
     Office furniture and equipment .                   616,431
     Leasehold improvements . . . . .                   329,220
                                                    -----------
                                                      2,023,142
     Less accumulated depreciation. .                 1,205,010
                                                    -----------
     Total. . . . . . . . . . . . . .               $   818,132
                                                    ===========

               Depreciation expense for the years ended December 31, 2000 and 1999 was $474,060 (of which $423,758 was from discontinued operations) and $255,974 (of which $182,648 was from discontinued operations), respectively. Property and equipment included above which relates to discontinued operations had a net book value of $548,200 at December 31, 2000. See Note 5.

7.   LEASES

               The Company leases various office space under non-cancelable operating leases. In addition to the fixed rentals, certain of the leases require the Company to pay additional amounts based on specified costs related to the property. Certain of the leases have renewal options for periods of up to 2 years. The Company received certain sublease income at one of its locations. Restricted cash of $239,838 at December 31, 2000 represents collateral of $200,000 for a letter of credit of like amount which served as a lease security deposit for premises in California previously occupied by the Company and now sub-leased to third parties. The balance represents collateral of $39,838 for a letter of credit of like amount which serves as a lease security deposit for the Company's corporate headquarters in Teaneck, New Jersey. The Company intends to terminate the lease in Teaneck. See Note 17.

               The Company is obligated under various capital leases for computer and office equipment that expire at various dates during the next five years. The book value of capital leases included in fixed assets was as follows at December 31, 2000:

     Computer equipment. . . . . . .                $    72,159
     Computer software . . . . . . .                      7,775
     Office equipment . . . . . . . .                   202,017
                                                    -----------
                                                        281,951
     Less accumulated amortization. .                   126,414
                                                    -----------
     Total. . . . . . . . . . . . . .               $   155,537
                                                    ===========

          Future minimum lease payments under noncancellable operating leases primarily for office and warehouse space and the present value of future minimum lease payments under capital leases as of December 31, 2000 are as follows:

                          VIZACOM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


7.   LEASES (CONTINUED)

                                                 Capital              Operating
                                                 Leases                Leases
                                                 -------              ---------
     Year ending December 31:
     2001. . . . . . . . . . . .               $  83,500            $   551,148
     2002. . . . . . . . . . . .                  42,770                367,223
     2003. . . . . . . . . . . .                   2,881                327,510
     2004. . . . . . . . . . . .                   2,244                278,009
     2005. . . . . . . . . . . .                      --                236,029
                                               ---------            -----------
     Total minimum lease payments .              131,395            $ 1,759,919
                                                                    ===========
     Less amount representing interest
     at rates ranging from 9.5% to 25.8%). .      11,866
                                               ---------
     Present value of net minimum capital lease
     payments. . . . . . . . . .                 119,529
     Less current installments .                  74,950
                                               ---------
     Capital lease obligations .               $  44,579
                                               =========

     Total rental expense for operating leases charged to operations for the years ended December 31, 2000 and 1999 was approximately $690,000 (of which approximately $440,000 was from discontinued operations) and $198,000 (of which $123,000 was from discontinued operations), respectively.

     Of the total $1,759,919 of operating lease commitments, the amounts related to discontinued operations are $215,759 in 2001 and $54,337 in 2002, or $270,096 in the aggregate.

8.   DEBT

     The bank notes payable consist of ninety-day renewable term notes which are secured by the assets of PWR and guaranteed by the Company. The notes bear interest at prime plus one-half percent (10% at December 31, 2000).

     On July 21, 2000, PWR terminated its relationship with its inventory financing lender and repaid the outstanding inventory loan balance of approximately $925,000 with existing working capital. On August 25, 2000, PWR entered into a temporary $500,000 inventory financing security agreement with a finance company. The temporary financing facility provides for 21 to 30 day financing without interest as long as payment is made within the allowable terms. The line is presently collateralized by a second lien on all of the assets of PWR and is guaranteed by the Company. In December 2000, one of PWR's major suppliers was granted a third lien on its assets.

                          VIZACOM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.   DEBT (CONTINUED)

     The related party notes consist of notes payable to the two PWR selling stockholders and consist of the following at December 31, 2000:

     Notes payable to stockholders, interest at 6.3%:
     Convertible notes, payable in monthly installments
        through December 2001                                    $ 170,372
     Notes payable in monthly installments through
        March 2001                                                 393,495
                                                                 ----------
                                                                 $ 563,867
                                                                 ==========

     On January 8, 2000, the Company entered into an agreement, which was amended as of March 15, 2000, for a maximum $1,000,000 unsecured line of credit note arrangement with a foreign company. Advances under the arrangement bear interest at 8%. The Company borrowed $1,000,000 on February 17, 2000. This borrowing was paid in full with accrued interest on March 20, 2000. In connection with this credit facility, the Company issued seven-year warrants to purchase an aggregate of 25,000 shares of its common stock exercisable at $30 per share. The warrants were valued at $382,500 and are being charged to interest expense over the two-year benefit period.

     Long term debt consists of the following at December 31, 2000:

     Directors and officers insurance premium financing,
        9.5%, monthly installments of $17,104 through
     September 2001                                              $   217,378
     Amount payable to former stockholder of interMETHODS, 8%        104,175
     Note payable to finance company, 13.7%, through
        November 2002                                                 53,044
     Note payable to landlord, 10%, monthly installments
        of $1,402 through March 2002                                  19,696
                                                                 ------------
                                                                     394,293
     Less current maturities                                         390,155
                                                                 ------------
     Long term portion                                           $     4,138
                                                                 ============

9.   STOCKHOLDERS' EQUITY

     A)   COMMON STOCK

     In 1999, the Company issued 21,784 shares of its common stock pursuant to the exercise of warrants and stock options, for aggregate consideration of $52,373.

     On April 6, 1999, the Company entered into certain financial advisory and investment banking agreements whereby the Company issued warrants to purchase 10,000 and 4,500 shares, respectively, of common stock of the Company at an exercise price of $11.25. The warrants are exercisable for the period from April 6, 2000 through April 6, 2004. The warrants were valued at $69,742 and $31,523, respectively, and the related deferred charges are included in deferred consulting costs. The Company also issued options to purchase 2,500 shares of its common stock to employees of its corporate counsel, at an exercise price of $10.31 per share. On July 8, 1999 options to purchase 2,500 shares of its common stock were issued to a member of its corporate counsel. On July 20, 1999, the Company issued warrants to purchase an aggregate of 22,500 shares of its common stock at an exercise price of $20 per share, through July 20, 2004, in connection with a five-year consulting agreement. Such warrants were valued at $605,250, are being amortized over the term of the related consulting

                          VIZACOM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


9.   STOCKHOLDERS' EQUITY (CONTINUED)

     agreement, and the related deferred charges are included in deferred consulting. On October20, 1999 the Company issued warrants to purchase an aggregate of 10,000 shares of its common stock at an exercise price of $20 per share, through October 20, 2004, in connection with a five-year marketing and sales advisory agreement. Such warrants were valued at $196,000, are being amortized over the term of the related marketing and sales advisory agreement, and the related deferred charges are included in deferred consulting. On November 11, 1999, the Company issued warrants to purchase an aggregate of 2,500 shares of its common stock at an exercise price of $20 per share, through November 10, 2002, in connection with a consulting agreement. Such warrants were valued at $52,500 and have been expensed. On December 6, 1999, the Company canceled the warrants issued in connection with a certain investment banking agreement based on the assertion that the investment banking firm failed to perform the related services under its agreement. This resulted in a charge to additional paid-in capital of $31,286 in cancellation of the warrant. A dispute relating to these warrants is subject to a pending arbitration proceeding. See further discussion in Note 16. Transaction costs of $9,237 associated with the warrants have been accrued and charged to additional paid-in capital. The Company recorded credits to additional paid in capital of $996,954 as a result of the issuance of the foregoing warrants and options.

     The Company received proceeds in 1999 from private placements of its common stock of $3,112,884 in connection with the following transactions. On June 9, 1999, the Company sold an aggregate of 52,000 shares of common stock for aggregate gross proceeds of $1,050,000, before associated transaction costs of $175,702, in a private placement. On July 1, 1999, the Company sold an aggregate of 76,265 shares of common stock for aggregate gross proceeds of $1,510,000, before associated transaction costs of $210,867, in a private placement. During the period September through October 1999, the Company sold units in a private placement, each unit consisting of one share of common stock plus one-quarter of a warrant. Each warrant will allow its holder to purchase one share of common stock at $27.50 per share for a three-year period from date of sale. The Company sold 51,641 units for aggregate gross proceeds of $1,097,375. The associated transaction costs for the September and October offering were $157,922.

     On July 8, 1999, the Company issued 5,000 shares of common stock to the members of its corporate counsel, in payment of $100,000 of accrued legal fees due to such law firm. See Note 13.

     In December 1999, the Company entered into a settlement agreement, mutual release, and license related to certain clip-art, and other images contained within the Company's desktop publishing software. In connection with this agreement, the Company paid $15,000 and issued 976 shares of common stock valued at $25,000. Also in December 1999, the Company issued 7,027 shares of common stock, valued at $191,249, to three vendors in settlement of past trade and licensing liabilities. Transaction costs associated with the issuance of these shares totaled $800.

     On January 8, 2000, the Company entered into a three-year agreement for consulting services primarily related to acquisition and financing assistance pursuant to which the Company issued 65,000 three-year warrants exercisable at $30 per share. One hundred thousand of these warrants are exercisable immediately, and 40,000 warrants are exercisable upon the attainment of specified performance targets. In addition, 15,000 warrants are being held in escrow and are to be released on January 7, 2003, or earlier with the Company's approval. The Company has recorded a charge of $172,404 related to the currently exercisable 10,000 warrants.

                          VIZACOM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.   STOCKHOLDERS' EQUITY (CONTINUED)

     In March and July 2000, the Company completed two private placements in which it sold 201,094 shares of its common stock for gross proceeds of $8,995,545. Under one of these private placements, the Company sold 93,695 shares of its common stock and received gross proceeds of $4,216,294 primarily from U.S. investors. In the other private placement, the Company sold 76,247 shares of common stock in March and 31,152 shares of common stock in July and received gross proceeds of $3,392,996 and $1,386,255, respectively, primarily from European investors.

     On November 28, 2000, the Company entered into an agreement for consulting services relating to financial advisory advice and introductions to investors and investment banking firms for a six-month term. The Company agreed to issue 22,000 shares for these services. The agreement may be terminated at any time.

     On December 27, 2000, the Company entered into an agreement for consulting services relating to financial advisory advice and introductions to investors and investment banking firms for a six-month term. The Company agreed to issue 6,000 shares for these services. This agreement has been terminated and 3,000 of the shares have been cancelled.

     On December 28, 2000, the Company agreed to issue 123,337 shares of common stock to a consultant in payment of his accrued fees totaling $269,861. In addition, certain warrants owned by the consultant, its affiliates and a charity were amended to reduce the exercise price thereof to $2.19 per share.

     On December 31, 2000, the Company entered into an agreement for consulting services relating to financial advisory advice and introductions to investors, investment banking firms, and acquisition targets for a two-year term. The Company agreed to issue 20,000 shares for these services. The agreement may be terminated at any time and contains escrow provisions for 17,500 of the shares, 2,500 of which are scheduled to be released quarterly over the term of the agreement.

     The value of common stock and warrants issued for financial advisory services is being amortized over the terms of the related agreements and the related deferred charges are included in deferred consulting costs.

     As of December 31, 2000, the Company had reserved 1,532,912 shares of common stock (not including shares reserved for issuance pursuant to the Rights Agreement, dated as of March 31, 1998, between the Company and American Stock Transer & Trust Company) consisting of 361,637 for issued and outstanding non-plan options and warrants, 1,079,985 for the Company's various stock option plans, and 91,290 shares due the PWR selling shareholders, subject to stockholder approval in 2001 (see Note 4).

     B)   PREFERRED STOCK

     There are 1,939,480 authorized shares of Serial Preferred Stock, par value $.001 per share. Any shares of Serial Preferred Stock that have been redeemed are deemed retired and extinguished and may be reissued. The Board of Directors establishes and designates the series and fixes the number of shares and the relative rights, preferences and limitations of the respective series of the Serial Preferred Stock. During 1998, the Company designated a new Class A of the aforementioned shares, and authorized 1,500 shares of Class A Preferred Stock. Under the Company's Certificate of Designations, holders of shares of Class A Preferred Stock were entitled to cumulative dividends of $140 per share per annum, payable semi-annually. The Company retained the right to redeem the Class A Preferred Stock, in part or whole, at any time, upon payment of $1,300 per share of Class A Preferred Stock plus any accrued and unpaid dividends on the Class A Preferred Stock so redeemed. In December 1998, the Company issued 930 shares of Class A Cumulative Non-Convertible Redeemable Preferred

                          VIZACOM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


9.   STOCKHOLDERS' EQUITY (CONTINUED)

     Stock, Series A (the "Class A Preferred Stock") in exchange for marketable securitiesvalued at $930,000. In January 1999, the holder of all 930 shares of the Class A 14% Cumulative Non- Convertible Redeemable Preferred Stock ("Class A Preferred") of the Company exchanged such Class A Preferred shares for the issuance of 930 shares of the Class C Preferred of the Company, and the issuance of warrants to purchase 26,000 shares of Common Stock, at an exercise price of $10.63 per share, exercisable immediately and expiring in January 2006.

     Holders of shares of Class C Preferred were entitled to cumulative dividends of $110 per share per annum, payable semi-annually. The Company retained the right to redeem the Class C Preferred, in part or in whole, at any time, upon payment of $1,000 per share of Class C Preferred. The Company incurred legal costs in connection with the exchange of Class A for Class C, as well as registration of other securities of $33,905. On July 1, 1999, the Company agreed with the holder (the "Holder") of its shares of Class C 11% Cumulative Non-Convertible Redeemable Preferred Stock ("Class C Preferred") that in the event the Company called for redemption any of its shares of Class C Preferred within 45 days, the Company would sell to the Holder 53,815 shares of Xceed Inc. common stock (the "Xceed Shares"), owned by the Company, at a price of $18.44 per Xceed Share, or $992,349 in the aggregate. On July 14, 1999, the Board of Directors of the Company called for redemption of all outstanding shares of the Class C Preferred of the Company with a record date for such redemption of July 19, 1999. Such transaction was consummated on July 19, 1999, resulting in a realized gain of $642,444 on the exchange of the Xceed Shares.

     In March 1998, the Company authorized 100,000 shares of Junior Participating Preferred Stock, Series A, par value $.001 per share. The Junior Preferred Stock has preferential voting, dividend and liquidation rights over the Common Stock. On March 31, 1998, the Company declared a dividend distribution, payable April 30, 1998, of one Preferred Share Purchase Right ("Right") on each share of Common Stock. Each Right, when exercisable, entitles the registered holder thereof to purchase from the Company one one-thousandth of a share of Junior Preferred Stock at a price of $1.00 per one one-thousandth of a share (subject to adjustment). The one one-thousandth of a share is intended to be the functional equivalent of one share of the Common Stock. The Rights will not be exercisable or transferable apart from the Common Stock until an Acquiring Person, as defined in the Rights Agreement, dated as of March 31, 1998, between the Company and American Stock Transfer & Trust Company, without the prior consent of the Company's Board of Directors, acquires 20% or more of the voting power of the Common Stock or announces a tender offer that would result in 20% ownership. The Company is entitled to redeem the Rights, at $.001 per Right, any time before a 20% position has been acquired or in connection with certain transactions thereafter announced. Under certain circumstances, including the acquisition of 20% of the Common Stock, each Right not owned by a potential Acquiring Person will entitle its holder to purchase, at the Right's then-current exercise price, shares of Junior Preferred Stock having a market value of twice the Right's exercise price. Holders of a Right will be entitled to buy stock of an Acquiring Person at a similar discount if, after the acquisition of 20% or more of the Company's voting power, the Company is involved in a merger or other business combination transaction with another person in which its common shares are changed or converted, or the Company sells 50% or more of its assets or earning power to another person. The Rights expire on April 20, 2008.

     The Class B Voting Preferred Stock, Series A ("Class B Voting Preferred") has maximum liquidation rights of $.001 per share, and does not receive dividends.

                          VIZACOM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


10.  INCOME TAXES

     At December 31, 2000, the Company has available U.S. net operating loss carryforwards of approximately $38,000,000, after consideration of certain limitations described below, that expire in years 2003 through 2020. The significant components of the Company's deferred tax assets, as of December 31, 2000, are as follows:

     Current:
       Reserve for accounts receivable, inventory and other. .    $    688,000
     Non-current:
       Depreciation. . . . . . . . . . . . . . . . . . . . . .       1,723,000
       Net operating loss carryforwards. . . . . . . . . . . .      15,291,000
                                                                  -------------
     Total deferred tax assets . . . . . . . . . . . . . . . .      17,702,000
       Valuation allowance for deferred tax assets . . . . . .     (17,702,000)
                                                                  -------------
     Net deferred tax assets . . . . . . . . . . . . . . . . .    $          0
                                                                  =============

     The Company's loss before income taxes is comprised of the following:

                                                   Year ended December 31,
                                                ----------------------------
                                                2000                    1999
                                                ----                    ----

     United States. . . . . . . . . . . . .    $(10,561,627)        $(4,085,861)
     Foreign. . . . . . . . . . . . . . . .      (8,581,752)         (1,791,619)
                                               -------------        ------------
                                               $(19,143,379)        $(5,877,480)
                                               =============        ============

     The income tax benefit of ($53,116) for 2000 and ($250,978) for 1999 consists principally of the sale of certain net operating losses in connection with a state technology transfer program.

     The reconciliation of income tax computed at the United States federal statutory tax rates to the recorded income tax expense is as follows:

                                                  Year ended December 31,
                                               ----------------------------
                                               2000                    1999
                                               ----                    ----

     Tax (benefit) at United States
       federal statutory rates. . . . .      $ (6,509,000)        $ (1,998,000)
     Non-usable net operating loss
       carryforwards and other permanent
       differences. . . . . . . . . . .         8,226,000           23,598,000
     Change in valuation allowance. . .        (1,717,000)         (21,600,000)
     Foreign and state income taxes (benefit)     (53,116)            (250,978)
                                             -------------        -------------
                                             $    (53,116)        $   (250,978)
                                             =============        =============

                          VIZACOM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


10.  INCOME TAXES (CONTINUED)

     The Tax Reform Act of 1986 enacted a complex set of rules limiting the potential utilization of net operating loss and tax credit carryforwards in periods following a corporate "ownership change." In general, for federal income tax purposes, an ownership change is deemed to occur if the percentage of stock of a loss corporation owned (actually, constructively and, in some cases, deemed) by one or more "5% shareholders" has increased by more than 50 percentage points over the lowest percentage ownership of such stock owned during a three- year testing period. With regard to the purchase of SPC, such a change in ownership occurred. As a result of the change, the Company's ability to utilize its net operating loss carryforwards will be limited to approximately $1.2 million of taxable income per year for losses through December 31, 1996. The Company has concluded that certain of its net operating loss carryforwards will not be usable as a result of these various limitation rules, and accordingly has eliminated them as deferred tax assets in 1999 against the related valuation allowance. The decrease of $21,600,000 in the valuation allowance during the year ended December 31, 1999 was due principally to this application.

     In connection with the purchase of SPC in December 1996, the Company applied for a closing agreement with the Internal Revenue Service (the "IRS") in September 1997 pursuant to which the Company would become jointly and severally liable for SPC's tax obligations upon occurrence of a "triggering event" requiring recapture of dual consolidated losses previously utilized by SPC. Such closing agreement would avoid SPC's being required to recognize a tax of approximately $8 million on approximately $24.5 million of SPC's pre- acquisition dual consolidated losses. The IRS determined not to act on the Company's application until SPC submitted certain filings pertaining to pre-acquisition consolidated tax year return filings made by SPC. The Company submitted these filings in an application for relief from these deficiencies. On August 23, 2000 the Company received notification from the IRS that it had accepted its application for relief. On November 6, 2000, the Company re-applied to the IRS for a closing agreement. The Company believes that the IRS should agree to such a closing agreement, although the IRS has again requested additional information in connection with the Company's application. No assurance can be given that the IRS will agree to the closing agreement or if so when, and any failure to do so could result in the recognition of this tax liability. Should such a closing agreement be obtained, in certain circumstances, a future acquirer of the Company may also be required to agree to a similar closing agreement in order to avoid the same tax liability, to the extent it is able to do so. This could have a material adverse effect on the Company's future ability to sell SPC.

11.  STOCK OPTION PLANS

     The Company has five stock options plans: the 2000 Equity Incentive Plan, the 1994 Long-Term Incentive Plan (the "1994 Incentive Plan"), the Outside Directors and Advisors Stock Option Plan (the "Outside Directors and Advisors Plan"), and the Software Publishing Corporation 1989 Stock Option Plan and Software Publishing Corporation 1991 Stock Option Plan (collectively, the "SPC Stock Plans"). All plans are administered by the Board of Directors or a committee thereof.

                          VIZACOM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.  STOCK OPTION PLANS (CONTINUED)

     Elements of the Company's various stock option plans include the following:

     THE 2000 EQUITY INCENTIVE PLAN - In August 2000, the Company's stockholders approved the 2000 Equity Incentive Plan. Under the terms of the 2000 Equity Incentive Plan, the Company's Board of Directors or a committee thereof may grant stock options, stock bonuses, restricted stock, stock appreciation rights, performance grants and other types of awards to employees, consultants and others who perform services for the Company at such prices as may be determined by the Board of Directors (which price may be no less than 85% of the fair market value of the common stock on the date of grant in the case of nonqualified stock options). The maximum number of shares of common stock that initially may be issued under the 2000 Equity Incentive Plan is 500,000.

     THE 1994 INCENTIVE PLAN - In December 1993, the Company's Board of Directors and stockholders adopted the 1994 Incentive Plan. Under the terms of the 1994 Incentive Plan, the Company's Board of Directors or a committee thereof may grant stock options, stock appreciation rights, restricted stock, performance grants and other types of awards to employees, consultants and others who perform services for the Company at such prices as may be determined by the Board of Directors (which price may be no less than 85% of the fair market value of the common stock on the date of grant in the case of nonqualified stock options). In July 1999, the Company's stockholders approved the increase of the maximum number of shares of common stock subject to the 1994 Incentive Plan from 133,333 to 500,000. The options currently outstanding vest over a period of up to five years and expire after 10 years.

     THE OUTSIDE  DIRECTORS  AND ADVISORS  PLAN - In August 1995,  the Company's
     Board of Directors and stockholders approved the Company Directors Plan. Under the terms of this plan, each new non-employee director receives options to purchase 2,500 shares exercisable at fair market value on the date of grant upon becoming such a director. In addition, on each August 1 thereafter each such person will receive options to purchase 2,500 shares of the Company's common stock at an exercise price equal to the fair market value at the respective dates of grant. In July 1999, the Company's stockholders approved the increase of the maximum number of shares of common stock under the Company Directors Plan from 16,666 to 75,000. The options vest over a period of two years and expire after 10 years.

     THE SPC STOCK PLANS - Options under the SPC Stock Plans may be granted for periods of up to ten years, for the 1989 plan, at prices no less than 50% of fair value and, for the 1991 plan, an exercise price no lower than 85% of fair value, in each case for non qualified options, and at not less than fair market value for incentive stock options. To date all options have been issued at fair value. Options become exercisable at such times and under such conditions as determined by the Board of Directors. As a result of the acquisition of SPC by the Company all options outstanding under the SPC Plans were converted (based on the exchange ratio used to complete the acquisition) to options to acquire the Company's common stock. The maximum number of shares of common stock subject to the SPC Stock Plans is 22,304.

     In addition to the plans described above, the Company's Board of Directors from time-to-time has granted outside consultants, employees, and vendors non-plan options. Specific terms of each such grant are at the sole discretion of the Board of Directors and are generally at prices not less than the fair market value at the date of grant.

                          VIZACOM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.  STOCK OPTION PLANS (CONTINUED)

     Activities under the plans and for the non-plan options are detailed in the following table:


                                                                                                                       Weighted
                                                           Outside                                                     Average
                                            1994          Directors                         2000 Equity                Exercise
                                         Incentive       and Advisors         SPC          Incentive         Non-      Price Per
                                            Plan             Plan            Plans            Plan           Plan        Share
                                         ----------      ------------       --------      -----------      --------   -----------

Outstanding at January 1, 1999. .          114,170            15,566            804                -         1,666    $    24.30
Granted . . . . . . . . . . . . .           40,000             7,500         21,500                -        44,203         15.80
Forfeited . . . . . . . . . . . .          (17,721)           (5,556)          (506)               -          (300)       (22.70)
Exercises . . . . . . . . . . . .           (1,349)             (222)             -                -          (175)        13.50
                                         ----------      ------------       --------      -----------      --------   -----------
Outstanding at December 31, 1999.          135,100            17,288         21,798                -        45,394    $    21.30
Granted . . . . . . . . . . . . .          376,138            10,000              -           29,000             -         38.20
Forfeited . . . . . . . . . . . .          (43,820)           (5,000)        (3,876)            (500)            -        (33.40)
Exercises . . . . . . . . . . . .           (7,732)           (1,069)        (1,124)               -          (225)        18.50
                                         ----------      ------------       --------      -----------      --------   -----------
Outstanding at December 31, 2000.          459,686            21,219         16,798           28,500        45,169    $    32.50
                                         ==========      ============       ========      ===========      ========   ===========
Exercisable at December 31, 2000.          178,724            14,260         11,135            2,000        26,286    $    30.50
                                         ==========      ============       ========      ===========      ========   ===========
Exercisable at December 31, 1999.           79,588            11,628          7,814                -        17,403         25.90
                                         ==========      ============       ========      ===========      ========   ===========

     As of December 31, 2000, 1,079,985 shares of common stock are reserved for issuance under the plans described above.

     The weighted average fair value of options granted was $22.70 and $9.30 for 2000 and 1999, respectively. At December 31, 2000, for each of the following classes of options as determined by range of exercise price, set forth below is information regarding weighted-average exercise prices and weighted average remaining contractual lives of each class:

                                                                      Weighted                             Weighted
                                                                       Average                             Average
                                                                      Remaining         Number of       Exercise Price
                                                 Weighted           Contract Life        Options         of Options
                               Number of      Average Exercise      of Outstanding      Currently         Currently
      Option Class              Options       Price of Options         Options         Exercisable       Exercisable
------------------------------------------------------------------------------------------------------------------------
$  5.90 -  $ 19.70..           239,848        $         12.70           8.55            120,839          $    11.70
$ 20.30 -  $ 38.30..           166,046        $         32.70           8.81             58,550          $    33.90
$ 53.10 -  $ 75.00..           157,199        $         57.00           9.03             45,286          $    58.10
$102.90 -  $235.00..             8,281        $        136.10           5.23              7,732          $   135.50


     Pro forma information regarding net loss and net loss per share is required by SFAS No. 123, and has been determined as if the Company had been accounting for its employee stock options under the fair value method of that statement. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions for 2000 and 1999, respectively: weighted-

                          VIZACOM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.  STOCK OPTION PLANS (CONTINUED)

     average risk-free interest rates of 5.9% for 2000 and 5.3% for 1999; no dividends; volatility factors of the expected market price of the Company's common stock of 100% for 2000 and 1999; and a weighted-average expected life of the options of 3 years for 2000 and 2 years for 1999.

     The Company applies APB Opinion No. 25 and its related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its fixed stock option plan grants. Had compensation cost been determined using the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, the Company's net loss and loss per share would have been changed as indicated below:

                                                    2000               1999
                                                    ----               ----

     Pro forma net loss                         $(23,083,116)      $(7,036,731)
     Pro forma net loss per share -
       basic and diluted                        $     (20.00)      $    (11.80)

     The pro forma disclosures presented above for 2000 and 1999, respectively, reflect compensation expense only for options granted in 1996 and thereafter. These amounts may not necessarily be indicative of the pro forma effect of SFAS No. 123 for future periods in which options may be granted, due to possible future grants and the effect of the exclusion of pre-1996 grants.

12.  RETIREMENT PLANS

     The Company maintains a defined contribution 401(k) savings plan ("401(k) plan") for the benefit of eligible employees. Under the 401(k) plan, a participant may elect to defer a portion of annual compensation. Contributions to the 401(k) plan are immediately vested in plan participants' accounts. Plan expenses were $3,444 and $3,310 for 2000 and 1999, respectively. The Company provides similar plans for the benefit of eligible employees at its European subsidiaries.

13.  RELATED PARTY TRANSACTIONS

     In April 1999, the Company issued options to purchase 2,500 shares of its common stock to employees of its corporate law firm, of which the Company's Chairman of the Board is a member, at an exercise price of $10.30. In July 1999, 5,000 shares of common stock were issued to the members of this law firm, in payment of legal fees. In addition, in June and July 1999, options to purchase an aggregate of 10,000 shares of common stock were granted to the members of this law firm at exercise prices of $27.50 and $30.80 per share. Options to purchase 7,500 of these shares were granted under the Company's 1994 Long Term Incentive Plan.

     On January 28, 2000 the Company issued options to purchase 2,400 shares of its common stock to employees of the Company's corporate law firm.

     In 1999 and 2000, the Company compensated its former Chairman of the Board of Directors for his services as such at the rate of $60,000 per annum. In November 1999, the Company agreed to pay its Chairman an additional $3,000 per month for November and December 1999 for additional services the Company requested that he perform.

                          VIZACOM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.  RELATED PARTY TRANSACTIONS (CONTINUED)

     The Company incurred legal expenses of approximately $1,095,000 in 2000 and $447,000 in 1999 (of which approximately $500,000 in 2000 and $123,000 in
     1999 related to equity transactions and was charged to additional paid in capital) to a law firm in which the current Chairman of the Board of the Company is a member. $677,000 and $124,000 of these amounts is included in accounts payable at December 31, 2000 and 1999, respectively.

     The  Company  has  certain  note   obligations   to  the  two  PWR  selling
     stockholders, who are also two directors and officers of the Company and its PWR subsidiary. See Note 8.

14.  SEGMENT INFORMATION

     During 2000, the Company completed four acquisitions described in Note 4. The two domestic acquisitions formed the foundation for the Company's professional internet and technology solutions business, which is referred to as Vizy Interactive and consists of Vizy Interactive New York, formerly known as Renaissance Multimedia, and Vizy Interactive-PWR Systems, formerly known as PWR Systems. Revenues from this business segment consist primarily of e-commerce consulting, web site design, web and systems integration services and computer hardware sales.

     In early 2001, the Company determined to divest its software and overseas operations so as to better focus on developing its internet and technology solutions business in the U.S. Accordingly, on January 9, 2001 the Company entered into an agreement with a German company for the sale of certain assets and assumption of liabilities of the Company's Aachen, Germany contact center operation. On February 2, 2001, Junction 15 Limited and interMETHODS Limited, two companies in London, England which the Company acquired in 2000, were placed into creditors voluntary liquidation in the United Kingdom, and in early 2001, the Company determined to dispose of its software operations (See Note 5). These software and overseas operations are reflected in discontinued operations.

     The Company's historical business consisted primarily of its direct sale of software and digital cameras, collectively referred to as visual communications products, utilizing the Company's direct mail marketing and telemarketing operations at its Nashua, New Hampshire, Nottingham, England and Aachen, Germany call center locations. The Company's web-enabled call center business is referred to as Dialog24. The results of the Company's VisualCities.com website business and Dialog24 business are included in "Visual Communications Products."

                          VIZACOM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.  SEGMENT INFORMATION (CONTINUED)

     Information concerning the Company's 2000 segment operations is set forth below:

                                                   Foreign             Visual
                                                Operations in      Communications       Vizy
                                                 Liquidation          Products       Interactive      Corporate       Consolidated

YEAR ENDED DECEMBER 31, 2000:

 CONTINUING OPERATIONS
Net sales                                       $         -        $          -     $ 13,457,929      $         -     $  13,457,929
Investment gains                                          -                   -                -       (1,095,348)       (1,095,348)
Depreciation and amortization                             -                   -        1,580,585          585,004         2,165,589
Impairment loss                                           -                   -        4,116,038                -         4,116,038
Warrants and stock options for consulting
  services                                                -                   -                -          321,504           321,504
Segment profit (loss)                                     -                   -       (6,311,419)      (2,727,201)       (9,038,620)
Total assets                                              -                   -        9,179,616        2,075,211        11,254,827

 DISCONTINUED OPERATIONS
Net sales                                      $  1,368,241        $  13,054,064    $          -      $         -     $  14,422,305
Depreciation and amortization                       651,669            1,256,909               -                -         1,908,578
Impairment loss                                   4,511,063                    -               -                -         4,511,063
Segment profit (loss)                            (5,866,964)          (4,184,679)              -                -       (10,051,643)
Total assets                                              -            2,827,370               -                -         2,827,370

YEAR ENDED DECEMBER 31, 1999:

 CONTINUING OPERATIONS
Net sales                                      $          -        $           -    $          -      $         -     $           -
Investment gains                                          -                    -               -         (965,096)         (965,096)
Depreciation and amortization                             -                    -               -          477,512           477,512
Warrants and stock options for consulting
   services                                               -                    -               -          101,712           101,712
Segment profit (loss)                                     -                    -               -       (1,628,648)       (1,628,648)
Total assets                                              -                    -               -        4,586,789         4,586,789

 DISCONTINUED OPERATIONS
Net sales                                                          $  19,891,357    $          -      $         -     $  19,891,357
Depreciation and amortization                  $          -            2,430,246               -                -         2,430,246
Warrants and stock options for consulting
 services                                                 -               25,000               -                -            25,000
Segment profit (loss)                                     -           (4,054,495)              -                -        (4,054,495)
Total assets                                              -            5,888,182               -                -         5,888,182


15.  CLIENT CONCENTRATION AND CREDIT RISK; CONCENTRATION OF DEBT

     For the year ended December 31, 2000, no single customer represented a significant sales concentration or credit risk. For the year ended December 31, 1999, one customer accounted for 19% of the Company's consolidated net accounts receivable. The Company is not aware of any significant concentration of business transacted with a particular customer that could, if suddenly eliminated, have a material adverse impact on its operations. The Company is dependent on the availability of two short term loans from financial institutions to finance its operations. Neither lender has any long term commitment to lend. The unavailability of either or both of these borrowings would have a material adverse effet on its business. Except for such dependency on these two short term loans, the Company does not have a concentration of available sources of labor, services, licenses or other rights that could, if suddenly eliminated, have a material adverse impact on its operations.

                          VIZACOM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.  COMMITMENTS AND CONTINGENCIES

     LITIGATION

     In the fourth quarter of 1998, an action was commenced against Software Publishing Corporation ("SPC") in California in which plaintiff is seeking $300,000 in damages for SPC's alleged violation of a lease for office space located in San Jose, California. This is the location at which SPC had its principal place of business and at which the Company had its principal executive offices during the period of January 1997 through January 1998. Neither the Company nor SPC currently has any offices at this location. SPC has filed an answer in this action denying the plaintiffs' claims. This action currently is in the discovery stage. In October 2000, the plaintiff amended its complaint to name Neil M. Kaufman, the Company's chairman of the board, as a defendant. While it is reasonably possible that SPC may have some liability to the plaintiff, the Company believes this action, including the claim against Mr. Kaufman, is without merit and intends to vigorously defend this action.

     In February 2000, the Company received a demand for arbitration with respect to certain fees payable in connection with an investment banking agreement which it terminated. The claim calls for payment of $45,000 and reinstatement or the value of warrants to purchase 15,000 shares of common stock cancelled upon termination of the investment banking agreement or payment of the value of such warrants, and legal and other expenses in connection with the arbitration. The arbitration is in the discovery stage. The Company believes that the claims in this arbitration action are without merit and intends to vigorously defend this action.

     In addition to the aforementioned litigation, the Company has other litigation matters in progress in the ordinary course of business. The Company has made provision for the estimated charges which it expects to incur in resolving litigation in progress and, in the opinion of management, all pending litigation of the Company will be resolved without a further material effect on the Company's financial position, results of operations or cash flows.

     On January 9, 2001, the Company entered into an agreement with a German company to sell certain assets and liabilities of the Company's Aachen, Germany contact center operation, including the assumption of the remaining lease obligation. The agreement calls for a payment of approximately $100,000, of which approximately $50,000 would be utilized to pay remaining tax obligations. The $100,000 payment has not been received and is past due. The Company has commenced legal proceedings to collect this amount.

     On February 2, 2001, the Company divested Junction 15 Limited and interMETHODS Limited, its London- based subsidiaries acquired during 2000, through creditors voluntary liquidation in the United Kingdom. The Company terminated the employment of the two executives of Junction 15 Limited and interMETHODS Limited, and it currently intends to pursue indemnification claims for breaches of representations and warranties by the sellers of both Junction 15 Limited and interMETHODs Limited.

     LONG TERM CONSULTING AGREEMENT

     In 1998, the Company entered into a five-year financial consulting agreement pursuant to which the Company is required to pay .30% of its net revenue (subject to an annual minimum fee of $125,000, and an annual maximum fee of $250,000) to the consultant. The term of the agreement, as amended December 2000, may be automatically extended by an additional eighteen months if the Company reports annual net revenues of $45,000,000, and an additional eighteen months should net revenues exceed $65,000,000. Any revenues of acquired companies not introduced directly or indirectly by the consultant are excluded from the above revenue thresholds.

                          VIZACOM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

     EMPLOYMENT AGREEMENT

     On July 14, 1999, the Company entered into a three-year employment agreement with the Company's then president and chief executive officer. Under the terms of the agreement, the chief executive was to receive $162,500 base pay with minimum $10,000 annual increases during the term of the agreement. Such annual increases may be revised upward at the discretion of the Compensation Committee of the Board of Directors. The chief executive was to receive a $25,000 bonus upon the Company's attainment of its first profitable fiscal quarter. The conditions for payment of the bonus were not met. The chief executive was also to receive a quarterly bonus of 3% of the Company's income before extraordinary items. In the event of a change of control, the agreement provided that the chief executive had the right to terminate the employment agreement within six months thereafter, and receive payment of three times the average annual cash compensation paid by the Company to the chief executive over the
     previous  five  years,   less  $1.  The  agreement   further   contained
     restrictions on the officer engaging in competition with the Company for the term thereof and for up to one year thereafter, and provisions protecting the Company's proprietary rights and information.

     On January 15, 2001 the Company's chief executive resigned. Pursuant to a settlement and release agreement, he will receive $10,500 monthly for consulting services through April 15, 2001 and received 30,000 shares of the Company's common stock. Additionally he will receive five percent of the gross proceeds received by the Company from the sale of our visual communications operations.

17.  SUBSEQUENT EVENTS

     On January 2, 2001 the Company retained a consultant for the purpose of providing financial advisory and investment banking advice for a one-year term. Pursuant to this agreement, the Company agreed to issue 45,000 shares of its common stock and three-year warrants to purchase 60,000 shares of common stock. On February 28, 2001, this agreement was terminated, and the consultant returned all Company owned securities obtained pursuant to the agreement which were still owned by it.

     On January 15, 2001 the Company retained a consultant for the purpose of providing investor relations, public relations and corporate communications and other services for a one-year term. Pursuant to this agreement, the Company agreed to issue 30,000 shares of its common stock, 10,000 of which shares are subject to a lockup agreement that prohibits their sale prior to July 15, 2001, and three-year warrants to purchase 20,000 shares of common stock; 10,000 immediately exercisable at an exercise price of $2.50 per share, and 10,000 exercisable commencing July 15, 2001 at an exercise price of $10 per share.

     On January 26, 2001, the Company accepted subscriptions for a total of 149,000 shares of common stock from 13 accredited investors for gross proceeds of $372,500.

     In February 2001, the Company divested through English law creditors voluntary liquidation the Company's two interactive service firms in the United Kingdom, Junction 15 Limited and interMETHODS Limited. See Note 5.

                          VIZACOM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17.  SUBSEQUENT EVENTS(CONTINUED)

     On March 31, 2001, the Company sold its visual communications operations to the management of its Serif subsidiaries. The Company received $150,000 in cash at closing. The Company also holds a promissory note from Serif Inc. in the aggregate principal amount of $987,500, which note bears interest at a rate of 10% per annum, and which is payable $40,000 per month, except for April and November, in which months the payments are $30,000 and $50,000, respectively. The Company or one of its subsidiaries remain responsible for some potential liabilities. Serif (Europe) Limited received a 12- month exclusive license in Europe and a 24-month non-exclusive license in the rest of the world with respect to the software of our SPC subsidiary. Serif (Europe) Limited was also granted a non-exclusive license to use the Harvard Graphics brand name for the purpose of selling repackaged Serif products using such name. Each of such licenses shall be renewed if minimum royalty and other conditions are met. In consideration therefor, Serif (Europe) Limited will pay a royalty fee of 12.5% in respect of sales of SPC software and 3% of sales of repackaged Serif software. While the Company continues to own SPC, it agreed not to compete with Serif in its software business as long as the licenses are in effect.

     The Company intends to enter into a Sublease Termination Agreement for its former Teaneck, New Jersey corporate headquarters location. Under the anticipated agreement the Company expects its remaining lease obligations will terminate.

18.  SUBSEQUENT REVERSE STOCK SPLIT

     On May 23, 2001, the Company effected a one-for-ten (1:10) reverse stock split. All of the amounts and share prices in the Company's financial statements and notes thereto have been adjusted to reflect this event.

                         VIZACOM INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENT

                         SEPTEMBER 30, 2001 AND 2000

                                  (UNAUDITED)

                                  VIZACOM INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                September 30,    December 31,
                                                                                    2001             2000
                                                                                -------------    -------------
ASSETS                                                                          (Unaudited)
Current assets:
   Cash and cash equivalents                                                    $     191,056    $    843,836
   Marketable securities                                                                  -               797
   Receivables
      Trade, less allowances of $319,106 and $608,975                               1,198,356       3,341,960
      Other                                                                            62,207         155,025
      Notes, current portion                                                          418,549          60,336
   Inventories                                                                        304,609         864,031
   Restricted cash                                                                    150,000             -
   Prepaid expenses and other current assets                                          143,719         329,152
                                                                                --------------   -------------
        Total current assets                                                        2,468,496       5,595,137
Property and equipment, net                                                           221,931         818,132
Goodwill, net of accumulated amortization of $1,032,632 and $780,012                1,767,420       1,670,040
Business processes and methodologies, workforce, and customer lists, net of
 accumulated amortization of $1,491,903 and $779,746                                3,046,097       3,758,254
Deferred consulting costs                                                             921,826       1,371,823
Note receivable, long term                                                            384,734             -
Other assets                                                                           63,609         868,811
                                                                                --------------   -------------
        Total assets                                                            $   8,874,113    $ 14,082,197
                                                                                ==============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Bank note payable                                                            $   1,214,172    $  1,214,172
   Related party notes and other related party liabilities                          1,036,525         563,867
   Bridge loan payable, face amount $250,000, net of unamortized debt
     discount of $250,000 at September 30, 2001                                           -                -
   Current portion of long-term debt and capital lease obligations                    239,528         465,105
   Accounts payable                                                                 1,845,890       5,027,736
   Accrued liabilities                                                              1,499,434       2,622,875
   Sales and value-added taxes payable                                                  3,837         386,089
                                                                                --------------   -------------
        Total current liabilities                                                   5,839,386      10,279,844
Related party notes, long term                                                        126,685             -
Long-term debt and capital lease obligations, less current maturities                   4,623          48,717
                                                                                --------------   -------------
        Total liabilities                                                           5,970,694      10,328,561
                                                                                --------------   -------------
Commitments and contingencies
Stockholders' equity:
   Common stock, par value $.001 per share,
       60,000,000 shares authorized, 2,404,177 and 1,619,087 shares issued             2,404            1,619
   Additional paid-in capital                                                     72,635,550       70,851,835
   Accumulated deficit                                                           (69,548,375)     (66,954,898)
   Accumulated other comprehensive loss                                              (95,765)        (134,525)
   Unamortized debt discount in excess of bridge loan                                (80,000)             -
   Treasury stock, 310 shares, at cost                                               (10,395)         (10,395)
                                                                                --------------   -------------
   Total stockholders' equity                                                      2,903,419        3,753,636
                                                                                --------------   -------------
   Total liabilities and stockholders' equity                                   $  8,874,113     $ 14,082,197
                                                                                ==============   =============


See accompanying notes to condensed consolidated financial statements.

                                  VIZACOM INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                        Three Months Ended Sept. 30,     Nine Months Ended Sept. 30,
                                                        ----------------------------     ---------------------------
                                                             2001          2000               2001          2000
                                                        ------------- --------------     ------------- -------------
Net sales                                               $  1,912,774  $   4,329,310      $ 10,649,809  $  9,955,124
Cost of sales                                              1,490,324      3,898,878         9,013,443     8,154,306
                                                        ------------- --------------     ------------- -------------
Gross profit                                                 422,450        430,432         1,636,366     1,800,818

Selling, general and administrative expenses               1,396,352      1,726,071         4,450,988     4,739,415
Restructuring expenses                                           -              -             187,584           -
Amortization of goodwill, business processes and
  methodologies, workforce, and customer lists               321,593        484,993           964,777     1,043,697
Realized loss (gain) on marketable securities                    -              -              85,226    (1,095,348)
Interest and other expense, net of other income               47,438         77,215           153,989       216,682
                                                        ------------- --------------     ------------- -------------
                                                           1,765,383      2,288,279         5,842,564     4,904,446

   Loss from continuing operations                        (1,342,933)    (1,857,847)       (4,206,198)   (3,103,628)

Discontinued operations:
   Income (loss) from operations of
      discontinued businesses                                    -         (718,244)          139,384    (3,611,009)
   Gain on sale of discontinued operations                       -              -           1,473,337           -
                                                        ------------- --------------     ------------- -------------
   Income (loss) from discontinued operations                    -         (718,244)        1,612,721    (3,611,009)

   Net loss                                             $ (1,342,933) $  (2,576,091)     $ (2,593,477) $ (6,714,637)
                                                        ============= ==============     ============= =============

Net income (loss) per common share:
   Continuing operations                                $      (0.64) $       (1.52)     $      (2.17) $      (2.90)
   Discontinued operations                              $        -    $       (0.59)     $       0.83  $      (3.37)
                                                        ------------- --------------     ------------- -------------

   Net loss per common share -  basic and diluted       $      (0.64) $       (2.11)     $      (1.34) $      (6.27)
                                                        ============= ==============     ============= =============
   Weighted average number of common shares
      outstanding - basic and diluted                      2,093,307      1,218,273         1,940,993     1,070,935
                                                        ============= ==============     ============= =============

See accompanying notes to condensed consolidated financial statements.

                                  VIZACOM INC.
       CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                   (UNAUDITED)


                                                                                                Unamortized
                                                                                    Accumulated    Debt
                                                                                       Other     Discount
                                                        Additional                 Comprehensive in Excess                Total
                                                          Paid-In      Accumulated      Income   of Bridge   Treasury  Stockholders'
                                    Shares    Amount      Capital       Deficit        (Loss)      Loan       Stock       Equity
                                 ----------- --------  ------------- -------------  -----------  ---------  ---------- ------------
Balance at December 31, 2000      1,619,087  $ 1,619   $ 70,851,835  $ (66,954,898) $ (134,525)             $ (10,395) $ 3,753,636

Net  loss                               -        -              -       (2,593,477)        -          -           -            -
Realized loss on marketable
   securities                           -        -              -              -        85,226        -           -            -
Currency translation adjustment         -        -              -              -       (46,466)       -           -            -
                                                                     --------------  ----------
TOTAL COMPREHENSIVE INCOME (LOSS)                                       (2,593,477)     38,760        -           -     (2,554,717)
                                                                     --------------  ----------
Sale of common stock in private
   placements, net                  149,000      149        269,166            -           -          -           -        269,315
Common stock issued to satisfy
   outstanding liabilties            27,800       28        151,190            -           -          -           -        151,218
Common stock issued in connection
   with settlement agreements       160,000      160        408,270            -           -          -           -        408,430
Common stock  and warrants issued
   in connection with consulting
   services                         157,000      157        391,984            -           -          -           -        392,141
Common stock issued in connection
   with the PWR merger agreement     91,290       91            (91)           -           -          -           -            -
Common stock issued in connection
   with bridge loan                 200,000      200        329,800            -           -      (80,000)        -        250,000
Restructuring of related party
   debt                                 -        -          233,396            -           -          -           -        233,396
                                 ----------- --------  ------------- -------------  -----------  ---------  ---------- ------------
Balance at September 30, 2001     2,404,177  $ 2,404   $ 72,635,550  $(69,548,375)  $  (95,765)  $(80,000)  $ (10,395) $ 2,903,419
                                 =========== ========  ============= =============  ===========  =========  ========== ============


See accompanying notes to condensed consolidated financial statements.

                                  VIZACOM INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                               Nine Months Ended Sept. 30,
                                                                             -------------------------------
                                                                                  2001            2000
                                                                             --------------   -------------
OPERATING ACTIVITIES:
Loss from continuing operations                                               $ (4,206,198)   $ (3,103,628)
Adjustments to reconcile loss from continuing operations
    to net cash used in operating activities:
   Depreciation and amortization                                                 1,907,883       1,605,378
   Realized loss (gain) on marketable securities                                    85,226      (1,095,348)
   Realized loss on sale of property and equipment                                     891             -
   Warrants, common stock, and stock options issued for consulting services        239,811         321,504
    Provision for bad debts                                                        279,688          62,329
   Changes in assets and liabilities, net of effects of acquisitions and dispositions:
      Receivables                                                                1,655,639        (522,636)
      Inventories                                                                   81,061        (192,820)
      Prepaid expenses and other current assets                                    (83,456)         41,325
      Accounts payable                                                            (293,116)        883,887
      Accrued liabilities                                                         (259,539)        174,034
      Sales and value-added taxes payable                                          (32,420)        (20,192)
                                                                             --------------   -------------
             Net cash used in continuing operations                               (624,531)     (1,846,167)
             Net cash provided by (used in) discontinued operations                211,278      (4,627,905)
                                                                             --------------   -------------
             Net cash used in operating activities                                (413,253)     (6,474,072)
                                                                             --------------   -------------
INVESTING ACTIVITIES:
Purchase of property and equipment                                                  (2,217)       (114,310)
Net proceeds from sale of property and equipment                                     1,350             -
Proceeds from note receivable                                                      184,217             -
Increase in other assets                                                           (21,989)        (10,673)
Decrease in restricted cash                                                         89,838             -
Disposition of business, net of cash disposed                                     (387,767)            -
Acquisitions of businesses, net of cash acquired                                       -        (1,318,831)
                                                                             --------------   -------------
             Net cash used in continuing operations                               (136,568)     (1,443,814)
             Net cash used in discontinued operations                             (209,646)       (108,721)
                                                                             --------------   -------------
             Net cash used in investing activities                                (346,214)     (1,552,535)
                                                                             --------------   -------------
FINANCING ACTIVITIES:

Proceeds from sale of common stock - net                                           269,315       7,626,580
Proceeds from bank notes payable and inventory financing facility, net                 -          (709,465)
Proceeds from exercise of warrants and options                                         -           839,159
Payment of related party notes payable                                            (266,614)       (432,313)
Proceeds from bridge loan                                                          250,000             -
Payment of long-term debt and capital lease obligations                           (151,357)        (92,395)
                                                                             --------------   -------------
             Net cash provided by continuing operations                            101,344       7,231,566
             Net cash used in discontinued operations                              (43,998)       (202,710)
                                                                             --------------   -------------
             Net cash provided by financing activities                              57,346       7,028,856
                                                                             --------------   -------------
                                                                             --------------   -------------
Effect of exchange rate changes on cash and cash equivalents                        49,341        (235,425)
                                                                             --------------   -------------
Decrease in cash and cash equivalents                                             (652,780)     (1,233,176)
Cash and cash equivalents at beginning of period                                   843,836       1,730,495
                                                                             --------------   -------------
Cash and cash equivalents at end of period                                   $     191,056    $    497,319
                                                                             ==============   =============

Supplemental disclosure of cash flow information:
  Interest paid
      Continuing operations                                                  $     119,689    $    101,093
                                                                             ==============   =============
      Discontinued operations                                                $       5,730    $     57,102
                                                                             ==============   =============


See accompanying notes to condensed consolidated financial statements.

                                  VIZACOM INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.   BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements of Vizacom Inc. (the "Company") and its wholly owned subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. All share amounts and prices have been adjusted to reflect a one-for-ten (1:10) reverse stock split that became effective on May 23, 2001. Operating results for the nine-month period ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000. The condensed consolidated balance sheet as of December 31, 2000 has been derived from the Company's audited consolidated balance sheet as of that date.

2.   RECENT ACCOUNTING PRONOUNCEMENTS

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Intangible Assets." SFAS 141 requires that all business combinations be accounted for by the purchase method of accounting and changes the criteria for recognition of intangible assets acquired in a business combination. The provisions of SFAS 141 apply to all business combinations initiated after June 30, 2001. The Company does not expect that the adoption of SFAS 141 will have a material effect on its consolidated financial position or results of operations. SFAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized but tested for impairment at least annually, while intangible assets with finite useful lives continue to be amortized over their respective useful lives. The statement also establishes specific guidance for testing goodwill and intangible assets with indefinite useful lives for impairment. The provisions of SFAS 142 will be effective for 2002. However, goodwill and intangible assets acquired after June 30, 2001 will be subject immediately to the provisions of SFAS 142. The Company is currently in the process of evaluating the potential impact the adoption of SFAS 142 will have on its consolidated financial position or results of operations.

3.   LIQUIDITY AND BUSINESS RISKS

     With the exception of the first quarter of 2001, the Company has experienced recurring net losses since its inception, and had a working capital deficiency of $3,370,890 at September 30, 2001. The improvement of $1,313,817, from its working capital deficiency of $4,684,707 at December 31, 2000, is attributable to the Company's disposition of its visual communications and international operations in the first quarter of 2001, described in Note 6.

     In January 2001, the Company sold 149,000 shares of common stock for aggregate gross proceeds of $372,500. On March 31, 2001 the Company sold its Serif visual communications software subsidiaries. The note received from Serif Inc., one of the Company's former visual communication subsidiaries, provides for payments to the Company of monthly installments aggregating $360,000 in 2001 and $480,000 in 2002. In September 2001, the Company signed a letter of intent to purchase a privately held company as described in Note 5. As a condition to this transaction, the Company agreed to restructure or satisfy $1,000,000 of current liabilities. This privately held company agreed to lend an aggregate of $650,000 to the Company in advance of the prospective transaction. The Company received $250,000 in September 2001 and an additional $200,000 of these loans in October 2001. The final $200,000 is expected in early November 2001.

                                  VIZACOM INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


3.   LIQUIDITY AND BUSINESS RISKS (CONTINUED)

     On July 18, 2001, the Company's PWR subsidiary was notified that it was in default of its obligations by a provider of a temporary inventory finance facility in the approximate amount of $200,000. This loan was subsequently repaid in full. On October 10, 2001, the inventory finance company advised PWR that no further financing would be provided until it receives an irrevocable letter of credit of not less than $50,000 in its favor from an acceptable financial institution. If the foregoing is not received by January 11, 2002, the credit facility will be terminated.

     As of September 30, 2001 approximately $1,200,000 of the Company's outstanding debt obligations was owed to a bank on a short-term basis with no long-term lending commitment. The loan expired on October 29, 2001. Upon expiration the underlying collateral for the debt obligation was insufficient to support the level of borrowing. The Company believes that it has reached a preliminary oral agreement in principal with the bank on a new six-month note, bearing interest at prime plus one-half percent, with payments as follows: (a) no principal payments through February 28, 2002, except that the Company will pay $125,000 out of the proceeds of its anticipated private placement, (b) approximately $40,000 per month starting on or about March 1, 2002 and (c) an additional $25,000 out of each $1 million in additional net proceeds abot $1 million that the Company raises in its anticipated private placement. In connection with this six-month note, the Company will provide the bank with a first priority lien on its promissory note from Serif Inc. Additionally, the Company's SPC subsidiary will guaranty this note and grant a first priority lien on its U.S. Harvard trademark rights. There can be no assurance that the Company will be able to finalize any agreement with the bank, or that any agreement will be on the terms described above.

     The Company believes that over the next several months it will need to raise at least an additional $1,000,000 to meet its currently anticipated liquidity and capital expenditure requirements. Management intends to seek additional financing through one or more debt, equity, or convertible securities offerings, through the sale of assets or through a merger or acquisition. There can be no assurance that the Company will be successful in completing any such offering or offerings, sale of assets or merger or acquisition, or any other offerings or transactions, or that the terms of any such offering or offerings, transaction or transactions will be beneficial to the Company or its stockholders. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4.   LOSS PER SHARE

     Basic loss per share is computed based upon the weighted average number of common shares outstanding during each period presented. Stock options and warrants did not have an effect on the computation of diluted earnings per share in the three and nine-month periods ended September 30, 2001 and 2000 since they were anti-dilutive.

5.   ACQUISITION AND BRIDGE LOAN TRANSACTIONS AND RELATED AGREEMENTS

     In September 2001, the Company executed a letter of intent to acquire a privately-held New York City based company, SpaceLogix, Inc. ("SpaceLogix"). SpaceLogix is a facilities-based managed services provider that resells co-location and network management services through its relationships with landlords, major telecommunications companies, utilities, and other third-party data center owners. Under the terms of the letter of intent, SpaceLogix is extending to the Company a series of secured bridge loans for a total of $650,000, and in connection therewith will receive 400,000 shares of the Company's common stock. The bridge loan bears interest at 9% and is secured by the Company's interest in its promissory note from Serif Inc. This security interest is expected to be subordinated to the anticipated security interest of the bank in this note. See Notes 3 and 6. The Company has agreed to utilize approximately $450,000 of the total bridge loans for working capital of its PWR Systems subsidiary, though no assurance can be given that this will be achieved. On September 18, 2001, the Company received the first $250,000 installment of the bridge loan, and issued 200,000 shares of its common stock to SpaceLogix. On October 10, 2001, the Company received the second $200,000 installment of the bridge loan, and issued 100,000 shares of its common stock to SpaceLogix.

                                  VIZACOM INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

5.   ACQUISITION AND BRIDGE LOAN TRANSACTIONS AND RELATED AGREEMENTS (CONTINUED)

     The  final  $200,000  installment  of the  bridge  loan is  expected  to be received  in  November  2001.  SpaceLogix  may  satisfy  part of the  final installment of the bridge loan through the arrangement of a letter of credit for the benefit of the Company. The bridge loan is payable upon demand in monthly payments of $40,000 upon termination of merger negotiations. If the merger does not occur, other than as a result of any actions or inactions by or on behalf of the Company, upon retirement of the bridge loan, all 400,000 shares of the Company's common stock issued to SpaceLogix will be returned to the Company for cancellation. If the merger does not occur as a result of any actions or inactions by or on behalf of the Company, including the failure to obtain stockholder approval, upon retirement of the bridge loan, 200,000 of such shares will be returned by SpaceLogix. Upon the closing of the acquisition of SpaceLogix, the Company expects to issue 1,950,000 shares of its common stock, and the former stockholders of SpaceLogix will own in the aggregate approximately 49% of the issued and outstanding common stock of the Company. The Company also expects to issue warrants to purchase 600,000 shares of the Company's common stock, at an exercise price equal to 110% of the market price, so that the former stockholders of SpaceLogix will own approximately 45% of the common stock of the Company on a fully diluted basis. Certain SpaceLogix stockholders are to place 750,000 of the shares they receive in escrow, to be released upon completion of a private placement to accredited investors that raises no less than aggregate net proceeds of $1,000,000 for the Company within 120 days of the closing of the merger. Upon the completion of the acquisition, SpaceLogix will have the right to appoint one director to the Company's Board of Directors. The Company and SpaceLogix have agreed to mutual no shop provisions with a fee of $50,000 if violated by either party.

     The placement agent for the private placement will receive an 8% cash commission, a 2% non accountable expense allowance, and warrants for 10% of the shares sold in the private placement exercisable at 150% of the offering price of the stock in the private placement. In addition, upon the completion of the private placement, the Company will enter into an investment banking agreement with the placement agent. The investment banking agreement will provide as compensation for such services, warrants to purchase 400,000 shares of common stock of the Company, 200,000 of which shall be exercisable at 120% and 200,000 of which shall be exercisable at 150% of the market price of the Company's common stock as of the date of such investment banking agreement. Certain stockholders of SpaceLogix are affiliated or associated with the placement agent.

     As a condition to the execution of the SpaceLogix merger agreement, the Company is required to restructure or satisfy approximately $1,000,000 of current liabilities as of June 30, 2001 to the reasonable satisfaction of SpaceLogix. Through a series of transactions completed as of September 30, 2001, the Company has achieved this objective. The Company entered into an agreement with its corporate counsel, of which its Chairman of the Board is a member, to reduce and restructure outstanding liabilities totaling $739,655 as of September 30, 2001. This agreement reduces the amount owed to this firm by $300,000 and provides for the issuance by the Company to such firm of a secured promissory note in the principal amount of $439,655, bearing interest at 6.6% per annum. The promissory note provides for monthly payments of $25,000 beginning the earlier of the first month after the closing of the SpaceLogix acquisition or January 1, 2002, with a $150,000 prepayment upon the completion of the private placement contemplated by the SpaceLogix letter of intent. The note is collateralized by the Company's interest in the promissory note from Serif Inc. This security interest is subordinated to the security interest of SpaceLogix in this note, until successful completion of the merger. The Company has reduced the recorded liability to its corporate counsel from the previous total of $739,655 in September 30, 2001 to $506,259, representing the total of the principal amount of the note, interest thereon over the term of the note, and certain contingent payment amounts. The resulting reduction in indebtedness in the amount of $233,396 has been recorded as a contribution to capital.

                                  VIZACOM INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


5.   ACQUISITION AND BRIDGE LOAN TRANSACTIONS AND RELATED AGREEMENTS (CONTINUED)

     The Company entered into amendments to the employment agreements with its President and its Vice President and Chief Technology Officer, each of whom is also a director of the Company, pursuant to which their annual salaries are reduced from $200,000 to $125,000 each effective on October 1, 2001. These two officers will also receive payments of 17.5% each, of net income (as defined) of the Company's PWR Systems subsidiary in excess of pre-determined quarterly targets. Net income is defined as the income of PWR before amortization of intangibles, interest on the notes payable to these officers, the bonuses payable to these officers, and corporate overhead (as defined). These amendments will automatically terminate if:
     (i) the merger with SpaceLogix is not consummated by April 1, 2002; (ii) PWR does not receive $1,000,000 of working capital from either the bridge loan, the contemplated private placement, or other transactions by April 1, 2002; or (iii) PWR does not retain the $1,000,000 of working capital due to payments made to the Company or its other subsidiaries other than normal inter-company management fee payments. In addition, the remaining $306,951 balance of the notes payable by the Company's PWR Systems subsidiary to these officers was restructured with aggregate payments of $25,000 per month commencing on January 1, 2002. These notes are collateralized by the
     Company's  Serif  Inc.   promissory note, which  security   interest  is
     subordinated to the security interest therein held by SpaceLogix and the Company's corporate counsel in such note.

     On September 28, 2001, the Company settled, for 130,000 shares of the Company's common stock, a pending arbitration relating to an investment banking agreement which it had terminated. $232,000 had been reserved for this contingent liability. Also as of September 28, 2001, the Company entered into an agreement to issue 10,000 shares of its common stock to settle $14,119 of outstanding current liabilities to a law firm.

6.   PLAN OF RESTRUCTURING; DISCONTINUED OPERATIONS

     In early 2001, the Company determined to restructure its operations and management team. The Company relocated its principal executive offices. Certain members of management and other employees resigned or were terminated. In addition, the Company determined to divest its software and overseas operations so as to better focus on developing its internet and technology solutions business in the United States. Accordingly, on January 9, 2001, the Company entered into an agreement with a German company for the sale of certain assets and assumption of liabilities of the Company's Aachen, Germany contact center operation. On February 2, 2001, Junction 15 Limited and interMETHODS Limited, two companies in England, which the Company acquired in 2000, were placed into creditors voluntary liquidation in the United Kingdom. These software and overseas operations are reflected in discontinued operations.

     The Company entered into an agreement dated as of March 27, 2001 to terminate its sublease for space in Teaneck, New Jersey. In accordance with the agreement, the premises were vacated on March 31, 2001 with no further lease obligations for the premises.

     On March 31, 2001, the Company sold its wholly owned, United Kingdom-based subsidiary, Serif (Europe) Limited ("Serif Europe") and its subsidiaries to an English company, GW 313 Limited (the "Buyer") owned by the management team of Serif Europe and Serif Europe's wholly owned subsidiary, Serif Inc. The operations of Serif Europe, Serif Inc., and Serif Europe's other wholly owned subsidiaries, Serif GmbH and Dialog 24 Limited, together with the Company's Software Publishing Corporation ("SPC") subsidiary, comprised in all material respects its visual communications operations. The Company received $150,000 in cash upon closing, the use of which has been restricted. See Note 15. The Company also received a promissory note from Serif Inc. in the aggregate principal amount of $987,500, which bears interest at a rate of 10% per annum, and which is payable $40,000 per month, except for each April and November, in which months the payments are $30,000 and $50,000, respectively. The Buyer has guaranteed this promissory note and has pledged the shares of Serif Europe as colateral therefor. The Company or one of its subsidiaries remain responsible for some potential liabilities which have been recorded on the Company's books, as set forth in the bill of sale and assignment and

                                  VIZACOM INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

6.   PLAN OF RESTRUCTURING; DISCONTINUED OPERATIONS (CONTINUED)

     assumption agreement, executed at the time of the Share Acquisition Agreement.

     As part of the transaction, Serif Europe received a 12-month exclusive license in Europe and a 24-month non-exclusive license in the rest of the world with respect to the software of the Company's SPC subsidiary. Serif Europe was also granted a non-exclusive license to use SPC's Harvard Graphics(R) brand name for the purpose of selling repackaged Serif products using such name. These licenses were granted pursuant to the software license agreement, dated as of March 31, 2001, between SPC and Serif Europe. Each of such licenses are renewable if minimum royalty and other conditions are met. In consideration therefor, Serif Europe is obligated to pay a royalty fee of 12.5% in respect of sales of SPC software and 3% of sales of repackaged Serif software. The Company also agreed that while it continues to own SPC, it will not compete with Serif in the software business as long as the licenses are in effect.

     The Company has recently resolved allegations of Harvard University ("Harvard") that SPC was in violation of the terms of a 1989 Consent Agreement entered into between the two entities with respect to the Harvard trademarks. Harvard has preliminarily indicated that it may be interested in acquiring SPC's Harvard trademarks. On September 30, 2001, the Company agreed to pay its corporate counsel, of which its Chairman is a member, 20% of any proceeds it receives from Harvard with respect to the sale, license, or other acquisition by Harvard of SPC's Harvard trademarks, copyrights, or other rights.

7.   DEBT

     On September 18, 2001, in connection with the SpaceLogix transaction (see
     Note 5), the Company received the first installment of the bridge loan in the amount of $250,000. The bridge loan bears interest at 9%. In conjunction therewith, the Company issued 200,000 shares of common stock, valued at $330,000, which was recorded by the Company as a debt discount. The excess of the debt discount above the amount of the bridge loan, or $80,000, is recorded as deduction from stockholders' equity. If the merger negotiations with SpaceLogix are terminated, the bridge loan becomes payable at the rate of $40,000 per month until paid in full. Until the completion of the merger, the debt discount is being amortized to interest expense over the expected life of the bridge loan assuming that it would be required to be repaid. On October 10, 2001, the Company received the second installment of the note, or $200,000, and issued 100,000 shares of common stock, valued at $180,000 and recorded as a debt discount on the note.

     On July 21, 2000, PWR terminated its relationship with its inventory financing lender and repaid the outstanding inventory loan balance of approximately $925,000 with existing working capital. On August 25, 2000, PWR entered into a temporary $500,000 inventory financing security agreement with a finance company. In May 2001, this facility was reduced to $300,000. On July 18, 2001, the inventory finance lender notified PWR that it was in default of its obligations under this facility. This facility was subsequently repaid in full by PWR. On October 10, 2001, the inventory lender notified PWR that no further financing will be available until it receives an irrevocable letter of credit of not less than $50,000 in its favor from an acceptable financial institution. If the foregoing is not received by January 11, 2002, the credit facility will terminated.

                                  VIZACOM INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

7.   DEBT (CONTINUED)

     The bank note payable consisted of a ninety-day renewable term note secured by the assets of PWR and guaranteed by the Company. An event of default occurred under this bank loan agreement as a result of PWR's default to its inventory finance lender. Subsequently, to this event of default, the bank renewed the loan. On July 30, 2001, PWR issued to the bank a ninety-day promissory note for $1,214,172 due October 29, 2001. The note bears interest at prime plus one-half percent (6.50% at September 30, 2001). The Company is currently in discussions with its bank relating to the possible renewal of this borrowing. No assurance can be given that the bank will renew this note. The Company believes that the unavailability of this borrowing would have a material adverse effect on its business.

     In December 2000, one of PWR's major suppliers was granted a third priority lien on its assets.

     The related party notes consist of notes in the aggregate principal amount of $306,951, with interest at 6.3% per annum, payable by the Company's PWR subsidiary in monthly installments commencing January 2002 to the two PWR selling stockholders and a collateralized promissory note in the principal amount of $439,655, with interest at 6.6% per annum, payable to the Company's corporate counsel, The promissory note to the Company's corporate counsel provides for monthly payments of $25,000 beginning the earlier of the first month after the closing of the SpaceLogix acquisition or January 1, 2002, with a $150,000 prepayment upon the completion of the private placement contemplated by the SpaceLogix letter of intent. The Company has reduced the recorded liability to its corporate counsel from the previous total of $739,655 in September 30, 2001 to $506,259, representing the total of the principal amount of the note, interest thereon over the term of the note, and certain contingent payment amounts. The resulting reduction in indebtedness in the amount of $233,396 has been recorded as a contribution to capital. On April 13, 2001, the PWR selling shareholders entered into a waiver agreement with the Company and subordination and assignment agreements with the bank, pursuant to which they deferred payment of amounts due them under the remaining notes due to them until January 2002. See Note 5. As of September 30, 2001, the repayment of these notes, which are in the aggregate principal amount of $306,951, was restructured as secured by monthly payment sof $25,000 commencing January 2002.

     On January 8, 2000, the Company entered into an agreement, which was amended as of March 15, 2000, for a maximum $1,000,000 unsecured line of credit note arrangement with a foreign company. Advances under the arrangement bear interest at 8%. The Company borrowed $1,000,000 on February 17, 2000. This borrowing was paid in full with accrued interest on March 20, 2000. In connection with this credit facility, the Company issued seven-year warrants to purchase an aggregate of 25,000 shares of its common stock exercisable at $30 per share. The warrants were valued at $382,500 and are being charged to interest expense over the two-year benefit period.

8.   STOCKHOLDERS' EQUITY

     On January 2, 2001, the Company retained an investment banking firm for the purpose of providing financial advisory and investment banking advice for a one-year term. Pursuant to this agreement, the Company agreed to issue 45,000 shares of its common stock and three-year warrants to purchase 60,000 shares of common stock. On February 28, 2001, this agreement was terminated, and the investment banking firm returned all Company securities obtained pursuant to the agreement which were still owned by it.

     On January 15, 2001, the Company retained a consultant for the purpose of providing investor relations, public relations and corporate communications and other services for a one-year term. Pursuant to this agreement, the Company agreed to issue 30,000 shares of its common stock, valued at $168,750, 10,000 of which shares were subject to a lockup agreement that prohibited their sale prior to July 15, 2001; and three- year warrants to purchase 20,000 shares of common stock; 10,000 immediately exercisable at an exercise

                                  VIZACOM INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

8.   STOCKHOLDERS' EQUITY (CONTINUED)

     price of $2.50 per share, valued at $44,648, and 10,000 exercisable commencing July 15, 2001 at an exercise price of $10 per share, valued at $1,243.

     On January 15, 2001, the Company issued 30,000 shares of its common stock, valued at $168,750, in connection with the resignation of its chief executive pursuant to a settlement and release agreement.

     On January 22, 2001, and January 24, 2001, the Company entered into agreements with certain outside consultants to satisfy outstanding liabilities to them. Under their respective agreements, 3,200 and 14,600 shares were issued, valued at $24,998 and $109,500, respectively. The 14,600 shares were subject to a six-month lockup agreement prohibiting their sale until July 2001, except that an aggregate of 7,300 shares were allowed to be sold through July 22, 2001, provided that no more than 1,000 shares per week could be sold. The 3,200 shares were subject to a lock-up agreement restricting the sale of certain of such shares through March 1, 2001.

     On January 26, 2001, the Company accepted subscriptions for a total of 149,000 shares of common stock from 13 accredited investors for gross proceeds of $372,500. In connection with this private placement, the Company issued three-year warrants to purchase 2,300 shares of common stock at an exercise price of $2.50 per share as a finders fee.

     On February 9, 2001, the Company terminated a December 27, 2000 agreement related to consulting services for financial advisory and other related services, pursuant to which the Company had issued 6,000 shares of common stock. Under the terms of the original agreement, 3,000 shares held in escrow, valued at $7,500, were cancelled upon such termination.

     On May 17, 2001, the Company's stockholders approved the issuance of shares to the Company's President and Vice President and Chief Information Officer, who were the former selling shareholders of PWR, due under the March 27, 2000 merger agreement with PWR, as amended. In connection therewith, the Company issued 45,645 shares to each of the former PWR selling shareholders.

     On May 23, 2001, the Company effected a one-for-ten (1:10) reverse stock split.

     On June 29, 2001, the Company expanded the scope of services to be provided by one of its consultants and extended the term of the agreement with such consultant. Pursuant to this agreement, the Company issued 100,000 shares of its common stock, valued at $110,000.

     On September 14, 2001, the Company agreed to issue an aggregate 209,580 shares of common stock, valued at $350,000, subject to stockholder approval, to the PWR selling shareholders as additional merger consideration in accordance with the provisions of the March 27, 2000 merger agreement with PWR, as amended. The corresponding amounts are shown as goodwill and other related party liabilities as of September 30, 2001. The liability will be recorded as common stock and additional paid in capital if the issuance is approved by the Company's stockholders.

     On September 18, 2001 the Company issued 200,000 shares of its common stock, valued at $330,000, in connection with a bridge loan arrangement. See Note 5.

     On September 28, 2001 the Company settled a pending arbitration with an investment banking firm. Pursuant to the settlement, the Company issued 130,000 shares of its common stock, valued at $240,500. Additionally,

                                  VIZACOM INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

8.   STOCKHOLDERS' EQUITY (CONTINUED)

     on such date, the Company settled a $14,119 payable to a law firm by issuing 10,000 shares of its common stock, with a value of $18,500.

     On October 10, 2001, the Company issued an additional 100,000 shares of its common stock, valued at $180,000, in connection with a bridge loan arrangement. See Note 7.

     On October 15, 2001, the Company entered into an engagement agreement with an investment banking firm to provide the Company with a fairness opinion in connection with the proposed acquisition of SpaceLogix, Inc. As partial payment of fees for services to this firm, the Company issued 20,000 shares of common stock, valued at $36,000, to this firm.

9.   SEGMENT INFORMATION

     During 2000, the Company completed four acquisitions. The two domestic acquisitions formed the foundation for the Company's professional internet and technology solutions business, which is referred to as Vizy Interactive and consists of Vizy Interactive New York, formerly known as Renaissance Multimedia, and Vizy Interactive-PWR Systems, also known as PWR Systems. This constitutes our continuing operations. Revenues from this business segment consist primarily of e-business consulting, web site design, network and systems integration services and computer hardware sales.

     In early 2001, the Company determined to divest its software and overseas operations so as to better focus on developing its internet and technology solutions business in the U.S. Accordingly, on January 9, 2001, the Company entered into an agreement with a German company for the sale of certain assets and assumption of liabilities of the Company's Aachen, Germany contact center operation. On February 2, 2001, Junction 15 Limited and interMETHODS Limited, two companies in London, England, which the Company acquired in 2000, were placed into creditors voluntary liquidation in the United Kingdom. On March 31, 2001, the Company sold its visual communications and international operations. These visual communications and international operations are reflected in discontinued operations.

     The Company's historical business prior to 2000 consisted primarily of its direct sale of software and digital cameras, collectively referred to as Visual Communications Products, utilizing the Company's direct mail marketing and telemarketing operations at its Nashua, New Hampshire, Nottingham, England and Aachen, Germany call center locations. The Company's web-enabled call center business was referred to as Dialog24. The results of the Company's VisualCities.com website business and Dialog24 business are included in "Visual Communications Products."

                                  VIZACOM INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

9.   SEGMENT INFORMATION (CONTINUED)

     Information concerning the Company's nine-month segment operations is set forth below:

                                                    Foreign       Visual
                                                 Operations in     Comm.          Vizy
                                                  Liquidation     Products     Interactive   Corporate    Consolidated
                                                 ---------------------------------------------------------------------

     NINE-MONTHS ENDED SEPTEMBER 30, 2001:

     CONTINUING OPERATIONS
     Net sales                                    $      -        $      -     $  10,649,809  $       -    $ 10,649,809
     Depreciation and amortization                       -               -         1,014,444      893,439     1,907,883
     Investment loss                                     -               -               -        (85,226)      (85,226)
     Loss from continuing operations                     -               -        (1,742,529)  (2,463,669)   (4,206,198)
     Total assets                                        -               -         6,579,953    2,233,756     8,813,709

     DISCONTINUED OPERATIONS
     Gain on sale of discontinued operations             -         1,473,337             -            -       1,473,337
     Income from operations of discontinued
       businesses                                        -           139,384             -            -         139,384
     Income from discontinued operations                 -         1,612,721             -            -       1,612,721
     Total assets                                        -            60,404             -            -          60,404

     NINE-MONTHS ENDED SEPTEMBER 30, 2000:

     CONTINUING OPERATIONS
     Net sales                                    $      -        $       -    $   9,955,124  $       -    $  9,955,124
     Depreciation and amortization                       -                -        1,184,387      421,591     1,605,978
     Investment gains                                    -                -              -      1,095,348     1,095,348
     Income (loss) from continuing operations            -                -       (1,422,240)  (1,681,388)   (3,103,628)
     Total assets                                        -                -       14,729,505    1,910,855    16,640,360

     DISCONTINUED OPERATIONS
     Loss from operations of discontinued
        businesses                                  (555,183)      (3,055,826)           -             -     (3,611,009)
     Total assets                                  2,743,836        3,631,795            -             -      6,375,631



10.  RELATED PARTY TRANSACTIONS

     During the first nine-months of 2001, the Company incurred approximately $325,000 of legal fees and disbursements to a law firm of which the Company's Chairman of the Board is a member. On September 30, 2001, the Company and this firm entered into an agreement pursuant to which this firm agreed to reduce the amount owed by the Company to it by $300,000 and the Company issued to this firm a secured promissory note payable in the principal amount of $439,655, with interest at 6.6% per annum. The promissory note provides for monthly payments of $25,000 beginning the earlier of the first month after the closing of the SpaceLogix acquisition or January 1, 2002, with a $150,000 prepayment upon the completion of the private placement contemplated by the SpaceLogix letter of intent. The collateral for this note is the Company's interest in the promissory note payable to the Company by Serif Inc., and this security interest is subordinated to the security interest in this note held by SpaceLogix and is expected to be subordinated to the anticipated security interest of the bank in this note. The Company also agreed to pay this law firm 20%

                                  VIZACOM INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

10.  RELATED PARTY TRANSACTIONS (CONTINUED)

     of the grossproceeds received by the Company or any of its subsidiaries in any future transaction with Harvard University with respect to the Company's SPC subsidiary's Harvard trademarks, copyrights, or other rights. See Notes 5 and 6. Additionally, there was $16,114 outstanding of accounts payable to this law firm as of September 30, 2001.

     At September 30, 2001, the Company had $306,951 of related party notes payable outstanding to its President and Vice President and Chief Information Officer, the two former selling shareholders of the Company's PWR Systems subsidiary. These notes represent the balance of the pre-acquisition accumulated retained earnings of PWR due to such selling shareholders in connection with the Company's March 27, 2000 acquisition of PWR. The payment terms of these notes were restructured in September 2001. See Note 5. Additionally, such selling shareholders are owed $350,000, payable in 209,580 shares of common stock, subject to shareholder approval, in connection with provisions relating to the aforementioned merger agreement. In September 2001, these officers agreed to amend their employment agreements with the Company. See Note 5.


11.  STATEMENTS OF CASH FLOWS

     Supplemental disclosure of non-cash financing and investing activities for the nine months ended September 30, 2001 and 2000 is set forth below:


                                                                                          2001              2000
                                                                                     --------------    --------------
     CONTINUING OPERATIONS:
     Net assets acquired for common stock, stock options, and notes payable          $         -       $   7,699,245
                                                                                     ==============    ==============
     Warrants and common stock issued for deferred consulting costs                  $     323,398     $     382,500
                                                                                     ==============    ==============
     Restricted cash recorded as subscription liability                              $         -       $      92,745
                                                                                     ==============    ==============
     Note receivable for business disposition                                        $     987,500     $         -
                                                                                     ==============    ==============
     Fixed asset purchased with capital lease                                        $       4,005     $         -
                                                                                     ==============    ==============
     Liability for contingent purchase price                                         $     350,000     $         -
                                                                                     ==============    ==============
     Payment of liabilities with common stock                                        $     389,117     $         -
                                                                                     ==============    ==============
     Common stock issued in connection with bridge loan                              $     250,000     $         -
                                                                                     ==============    ==============
     Accounts payable settled for related party note and
       capital contribution                                                          $     739,655     $         -
                                                                                     ==============    ==============
     Comprehensive loss on decline in marketable securities                          $         -       $     727,877
                                                                                     ==============    ==============

     DISCONTINUED OPERATIONS:
     Fixed assets acquired with capital lease obligations                            $         -       $      28,725
                                                                                     ==============    ==============
     Net assets acquired for common stock                                            $         -       $   2,350,000
                                                                                     ==============    ==============

                                  VIZACOM INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

12.  SPC DUAL CONSOLIDATED LOSSES CLOSING AGREEMENT

     In connection with the purchase of SPC in December 1996, the Company applied for a closing agreement with the Internal Revenue Service (the "IRS") in September 1997 pursuant to which the Company would become jointly and severally liable for SPC's tax obligations upon occurrence of a "triggering event" requiring recapture of dual consolidated losses ("DCLs") previously utilized by SPC. Such closing agreement would avoid SPC's being required to recognize a tax of approximately $8 million on approximately $24.5 million of SPC's pre-acquisition DCLs. On May 18, 2001, the Company received the closing agreement from the Internal Revenue Service. An event otherwise constituting a triggering event applicable to a DCL would not constitute a triggering event if it occurs in any taxable year after the fifteenth taxable year following the year in which the DCL was incurred. In certain circumstances, a future acquirer of the Company may also be required to agree to a similar closing agreement in order to avoid the same tax liability, to the extent it is able to do so, assuming the fifteen year period with respect to the DCL had not expired. The report of our auditors covering the December 31, 2000 consolidated financial statements, which was issued before the Company received the closing agreement from the IRS, contains a paragraph emphasizing these dual consolidated losses.

13.  NASDAQ LISTING REQUIREMENTS

     On March 1, 2001, the Company received correspondence from The Nasdaq Stock Market Inc. ("Nasdaq") stating that its common stock would be delisted from trading because the bid price of its common stock did not equal or exceed $1.00 for a minimum of ten consecutive trading days prior to March 1, 2001, as required by Nasdaq Marketplace Rule 4310(c)(4). The Company appealed this determination and requested a hearing before a Nasdaq Listing Qualifications Panel (the "Panel"). At the hearing, the Company presented its plan to achieve compliance with all Nasdaq listing maintenance requirements, including a plan to seek approval from stockholders of a reverse stock split to satisfy Nasdaq's minimum bid price requirement. On May 17, 2001, at its annual stockholders' meeting, the Company's stockholders approved a proposal to authorize the Board of Directors to effect a reverse stock split of the Company's common stock. On May 23, 2001, the Company effectuated a one-for-ten reverse stock split which enabled it to meet Nasdaq's minimum bid requirement. In a letter dated June 5, 2001, the Nasdaq Listing Qualifications Panel determined to allow the Company to remain listed on The Nasdaq SmallCap Market so long as the Company continued to meet all Nasdaq listing requirements, including that at June 30, 2001 the Company report financial results which reflect either net tangible assets above $2,000,000 or, in the alternative, stockholders' equity of at least $2,500,000. Both of these alternative requirements were satisfied at June 30, 2001. On August 27, 2001, the Company received further correspondence from Nasdaq acknowledging that the Company had met the required stockholders' equity requirement and requesting that the Company provide the Panel with certain information demonstrating the Company's ability to sustain long term compliance with Nasdaq Marketplace Rule maintenance requirements. On October 10, 2001 the Company received correspondence from Nasdaq notifying the Company that its common stock would continue to be listed on Nasdaq, subject to the Company having stockholders' equity of at least $2,500,000 as of September 30, 2001, as reflected on its Quarterly Report on Form 10-QSB. The Panel also required that the Company include in its Form 10-QSB a pro forma balance sheet reflecting significant events or transactions after September 30, 2001, but occurring on or before the filing date. See Note 14. The Panel also reserved the right to modify their decision. In the event that the Company's common stock is delisted from Nasdaq, the Company expects that its common stock would trade on the NASD's OTC Bulletin Board.

                                  VIZACOM INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

14.  PRO FORMA BALANCE SHEET

     In accordance with the Panel's requirement, the Company has provided the following pro forma balance sheet, which reflects the effect of all significant events or transactions occurring after September 30, 2001 and on or before November 6, 2001.

     The following unaudited pro forma condensed balance sheet information gives effect to the pro forma adjustments described in the accompanying notes thereto. The Company is providing this pro forma financial information solely in response to the Panel's requirement. This pro forma financial information is derived from the unaudited financial statements of the Company as of September 30, 2001. The unaudited pro forma condensed consolidated balance sheet information should be read in conjunction with the accompanying unaudited historical financial statements and notes thereto. The unaudited pro forma condensed consolidated balance sheet gives effect to is adjusted as if it had occurred on September 30, 2001 and combines the effect of this adjustment with the unaudited condensed consolidated historical balance sheet of the Company as of September 30, 2001. This unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not purport to be indicative of the financial position that would have actually occurred if this adjustment had been effected on the dates indicated, nor is it indicative of our future financial position. The pro forma adjustment is based on the information and assumptions available as of November 6, 2001.

                                  VIZACOM INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

14.  PRO FORMA BALANCE SHEET (CONTINUED)

                                                             HISTORICAL                            PRO FORMA
                                                            September 30,            Pro Forma    September 30,
                                                                 2001        Note    Adjustment       2001
                                                            ----------------------------------------------------
ASSETS                                                        (UNAUDITED)                          (UNAUDITED)


Current assets:
   Cash and cash equivalents                                 $    191,056     (A)    $   200,000   $    391,056
   Marketable securities                                              -
   Receivables
     Trade, less allowances                                     1,198,356                    -        1,198,356
     Other                                                         62,207                    -           62,207
     Notes, current portion                                       418,549                    -          418,549
   Inventories                                                    304,609                    -          304,609
   Restricted cash                                                150,000                    -          150,000
   Prepaid expenses and other current  assets                     143,719                    -          143,719
                                                             -------------           ------------  -------------
           Total current assets                                 2,468,496                200,000      2,668,496
Property and equipment, net                                       221,931                    -          221,931
Goodwill, net of accumulated amortization                       1,767,420                             1,767,420
Business processes and methodologies, workforce,
  and customer lists, net of accumulated amortization           3,046,097                    -        3,046,097
Deferred consulting costs                                         921,826                    -          921,826
Note receivable, long term                                        384,734                    -          384,734
Other assets                                                       63,609                    -           63,609
                                                             -------------           ------------  -------------
           Total assets                                      $  8,874,113            $   200,000   $  9,074,113
                                                             =============           ============  =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Bank note payable                                         $  1,214,172            $       -     $  1,214,172
   Related party notes and other related party liabilities      1,036,525                    -        1,036,525
   Bridge loan payable, $450,000 face amount,  net of
      unamortized discount of $430,000 (proforma)                      -      (a)         20,000         20,000
   Current portion of long-term debt and capital lease
     obligations                                                  239,528                    -          239,528
   Accounts payable                                             1,845,890                    -        1,845,890
   Accrued liabilities                                          1,499,434                    -        1,499,434
   Sales and value-added taxes payable                              3,837                    -            3,837
                                                             -------------           ------------  -------------
           Total current liabilities                            5,839,386                 20,000      5,859,386
Related party notes, long term                                    126,685                               126,685
Long-term debt and capital lease obligations, less
   current maturities                                               4,623                                 4,623
                                                             -------------           ------------  -------------
           Total liabilities                                    5,970,694                 20,000      5,990,694
                                                             -------------           ------------  -------------
Commitments and contingencies
Stockholders' equity:
   Common stock, par value $.001 per share,
       60,000,000 shares authorized, 2,504,177
        (proforma) outstanding                                      2,404     (a)            100          2,504
   Additional paid-in capital                                  72,635,550     (a)        179,900     72,815,450

   Accumulated deficit                                        (69,548,375)                          (69,548,375)
   Accumulated other comprehensive loss                           (95,765)                              (95,765)
   Unamortized debt discount in excess of bridge loan             (80,000)                              (80,000)
   Treasury stock, 310 shares, at cost                            (10,395)                              (10,395)
                                                             -------------           ------------  -------------
              Total stockholders' equity                        2,903,419                180,000      3,083,419
                                                             -------------           ------------  -------------
              Total liabilities and stockholders' equity     $  8,874,113            $   200,000   $  9,074,113
                                                             =============           ============  =============

                                  VIZACOM INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

14.  PRO FORMA BALANCE SHEET (CONTINUED)

     NOTE TO PRO FORMA BALANCE SHEET:

     (a) - Reflects issuance of 100,000 shares of common stock as a debt discount, in connection with a $200,000 bridge loan installment received from SpaceLogix Inc.. The market price of the Company's common stock was $1.80 per share on October 10, 2001,the date of this transaction.

15.  COMMITMENTS AND CONTINGENCIES

     LITIGATION

     In the fourth quarter of 1998, an action was commenced against Software Publishing Corporation ("SPC") in California in which plaintiff is seeking $300,000 in damages for SPC's alleged violation of a lease for office space located in San Jose, California. This is the location at which SPC had its principal place of business and at which the Company had its principal executive offices during the period of January 1997 through January 1998. Neither the Company nor SPC currently has any offices at this location. SPC has filed an answer in this action denying the plaintiffs' claims. In October 2000, the plaintiff amended its complaint to name Neil M. Kaufman, the Company's chairman of the board, as a defendant. While it is reasonably possible that SPC may have some liability to the plaintiff, the Company believes this action, including the claim against Mr. Kaufman, is without merit and intends to vigorously defend this action.

     In February 2000, the Company received a demand for arbitration with respect to certain fees payable in connection with an investment banking agreement which it terminated. The claim called for payment of $45,000 and reinstatement of the warrants to purchase 15,000 shares of common stock cancelled upon termination of the investment banking agreement or payment of the value of such warrants, and legal and other expenses in connection with the arbitration. This arbitration proceeding was subsequently suspended. The Company settled this claim as of September 30, 2001 for 130,000 shares of its common stock, valued at $240,500.

     On January 9, 2001, the Company entered into an agreement with a German company to sell certain assets and liabilities of the Company's Aachen, Germany contact center operation, including the assumption of the remaining lease obligation. The agreement calls for a payment to the Company of approximately $100,000, of which approximately $50,000 was expected to be utilized to pay remaining tax obligations. The $100,000 payment has not been received and is past due. The Company has commenced legal proceedings to collect this amount, the collection of which the Company believes is unlikely.

                                  VIZACOM INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

15.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

     LITIGATION (CONT.)

     On February 2, 2001, the Company divested Junction 15 Ltd. and interMETHODS Ltd., its London-based subsidiaries acquired during 2000, through creditors voluntary liquidation in the United Kingdom. The Company terminated the employment of the two executives of Junction 15 Limited, and it currently intends to pursue indemnification claims for breaches of representations and warranties by the sellers of both Junction 15 Limited and interMETHODS Limited. On April 2, 2001, the Company received a "freezing injunction order" from the Supreme Court of England and Wales restricting its ability to remove any assets up to the value of (pound)362,000, or approximately $517,000, from England or Wales. The only assets that the Company owned in England or Wales at such time or as of the date hereof is the $150,000 in cash that it received upon the closing of the Serif transaction, which is held on its behalf by its lawyers in England. The applicants with respect to the injunction are two former executive officers of Junction 15 Limited who are claiming payment under their terminated employment agreements. A third claimant is a former officer of interMETHODS Limited and is claiming a deferred payment of approximately $100,000 under the interMETHODS acquisition agreement. The Company believes that it has significant warranty, breach of contract and other claims against these applicants, and intends to prosecute its claims vigorously. The Company also believes that the injunction was issued improperly and may attempt to have the injunction vacated; however, there is no assurance that the Company will be successful in this regard. Further, the Company believes that this injunction will not affect its ability to receive and utilize the monthly payments pursuant to the promissory note to be made from Serif Inc., a U.S. incorporated and domiciled company. This matter is scheduled for mediation in November 2001.

     In addition to the aforementioned litigation, the Company has other litigation matters in progress in the ordinary course of business. Management believes that all pending litigation of the Company will be resolved without a further material effect on the Company's financial position, results of operations or cash flows.

     LONG TERM CONSULTING AGREEMENT

     In 1998, the Company entered into a five-year financial consulting agreement pursuant to which the Company is required to pay .3% of its net revenue (subject to an annual minimum fee of $125,000, and an annual maximum fee of $250,000) to the consultant. The term of the agreement was automatically extendable by eighteen months if the Company reported annual net revenues of $40,000,000, and an additional eighteen months should net revenues exceed $60,000,000. In December 2000, the Company amended this agreement to provide that $269,861 of accrued consulting fees were payable in 123,337 shares of the Company's common stock. This agreement was further amended to increase the revenue thresholds required for extensions to $45,000,000 and $65,000,000, respectively. Any revenues of acquired companies not introduced directly or indirectly by the consultant are excluded from the amended revenue thresholds.

     EMPLOYMENT AGREEMENT

     On January 15, 2001, the Company's chief executive resigned. Pursuant to a settlement and release agreement, he received $10,500 monthly for consulting services through April 15, 2001 and received 30,000 shares of the Company's common stock. Additionally, he is to receive five percent of the gross proceeds received by the Company from the sale of its visual communications operations.

                                SPACELOGIX, INC.

                              FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2001

                DDK & COMPANY LLP - CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
SpaceLogix, Inc.

We have audited the balance sheet of SpaceLogix, Inc. as of September 30, 2001 and the related statements of operations, changes in shareholders equity and cash flows for the period from April 26, 2001 (Inception) to September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SpaceLogix, Inc. as of September 30, 2001, and the results of its operations, changes in shareholders equity and cash flows for the period from April 26, 2001 (Inception) to September 30, 2001 in conformity with accounting principles generally accepted in the United States of America.


                                     /s/ DDK & COMPANY LLP

October 23, 2001



1500 Broadway - New York, N.Y. 10036-4015 - 212-997-0600 - Fax - 212-997-0466

                                SPACELOGIX, INC.

                                  BALANCE SHEET

                               September 30, 2001

 ASSETS
 Current Assets
    Cash                                                                        $     308,335
    Accounts receivable                                                                25,000
    Subscriptions receivable                                                            5,902
    Notes receivable                                                                  250,000
                                                                                -------------

          Total current assets                                                  $     589,237
                                                                                =============


 LIABILITIES AND SHAREHOLDERS' EQUITY

 Current Liabilities
    Accounts payable and accrued expenses                                       $     104,143
                                                                                -------------

          Total current liabilities                                                   104,143
                                                                                -------------

 Commitments and contingencies

 Shareholders' Equity
    Preferred Stock
       Series A, $.01 par value; authorized 1,500,000
          shares; issued and outstanding 903,000 shares                                9,030
       Series B, $.01 par value; authorized 1,500,000
          shares; no shares issued                                                         -
    Common stock, $.01 par value; authorized 5,000,000
       shares; issued 25,000 shares; subscribed 900,402 shares                         9,254
    Additional paid-in capital                                                       790,895
    Deficit                                                                         (320,983)
                                                                                ------------

          Total                                                                      488,196

    Less: Subscriptions receivable                                                     3,102
                                                                                -------------

          Total shareholders' equity                                                 485,094
                                                                                ------------

          Total liabilities and shareholder's equity                            $    589,237
                                                                                ============

See notes to financial statements.

                                SPACELOGIX, INC.

                             STATEMENT OF operations

                     Period From April 26, 2001 (Inception)
                              To September 30, 2001

 Net sales                                                                      $     25,000

 Operating expenses                                                                   345,983
                                                                                -------------

 Net loss                                                                       $    (320,983)
                                                                                =============


See notes to financial statements.

                                SPACELOGIX, INC.

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                     Period From April 26, 2001 (Inception)
                              To September 30, 2001

                                                         Number of
                               Number of                  Shares -      Series A    Additional                Less:
                                Shares -     Common      Series A      Preferred     Paid-In                Subscriptions
                              Common Stock    Stock   Preferred Stock    Stock       Capital      Deficit    Receivable       Total
                              ------------  ---------                  -----------  -----------  ---------  --------------   -------

 Balance, April 26, 2001                -   $      -             -      $       -    $       -   $      -   $         -    $      -

 Common stock
    subscribed                    900,428      9,004             -             -             -           -            -       9,004

 Less:  Subscriptions
    receivable                          -          -             -             -             -           -       (3,102)     (3,102)

 Issuance of Series A
    preferred stock, net of
    offering costs of
    $127,825                            -          -       903,000         9,030       766,145           -            -     775,175

 Issuance of common
   stock                           25,000        250             -             -        24,750           -            -      25,000

 Net loss                               -          -             -             -             -    (320,983)           -    (320,983)
                              ------------  ---------                   ---------    ----------  ---------- ------------   ---------

 Balance, September 30,
    2001                          925,428   $  9,254       903,000      $  9,030     $ 790,895   $(320,983) $    (3,102)   $485,094
                              ============  =========     =========     =========    ==========  ========== ============   =========

See notes to financial statements.

                                SPACELOGIX, INC.

                             STATEMENT OF CASH FLOWS

                     Period From April 26, 2001 (Inception)
                              To September 30, 2001

 OPERATING ACTIVITIES
    Net loss                                                            $    (320,983)
    Adjustments to reconcile net loss to net cash
       used in operating activities
       Changes in operating assets and liabilities
          Accounts receivable                                                 (25,000)
          Accounts payable and accrued expenses                               104,143
                                                                        --------------

          Net cash used in operating activities                              (241,840)
                                                                        --------------


 INVESTING ACTIVITIES
                                                                             (250,000)
                                                                        --------------
    NOTES RECEIVABLE

                                                                             (250,000)
                                                                        --------------
          NET CASH USED IN INVESTING ACTIVITIES

 FINANCING ACTIVITIES
    Proceeds from sale of stock, net of offering costs of $127,825            800,175
                                                                        --------------

    Net cash provided by financing activities                                 800,175
                                                                        --------------

 Net increase in cash                                                         308,335

 Cash - beginning                                                                   -
                                                                        --------------

 Cash - end                                                             $     308,335
                                                                        ==============


 Supplemental Information
    Interest paid                                                       $           -
    Income taxes paid                                                   $           -

See notes to financial statements.

                                SPACELOGIX, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Period From April 26, 2001 (Inception)
                              To September 30, 2001

1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BUSINESS

     SpaceLogix, Inc. (the "Company") was incorporated on April 26, 2001 in the State of Delaware. The Company commenced operations on May 29, 2001 in New York City. The Company is a provider of co-location, hosting and network management solutions.

     CASH AND CASH EQUIVALENTS

     The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

     DEFERRED INCOME TAXES

     The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities and the effect of future tax planning strategies to reduce any deferred tax liability.

     ADVERTISING

     Advertising costs are expensed as incurred.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     STOCK-BASED COMPENSATION

     Statement to Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

                                SPACELOGIX, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Period From April 26, 2001 (Inception)
                              To September 30, 2001

2 -  LETTER OF INTENT

     SpaceLogix recently entered into a letter-of-intent to be acquired by Vizacom, Inc., a fully reporting, NASDAQ listed company (NASDAQ: VIZY). Under the terms of the letter-of-intent, the Company is to extend to Vizacom a series of secured bridge loans for a total of $650,000, and in connection therewith will receive 400,000 shares of Vizacom common stock. During September 2001, SpaceLogix extended a bridge loan to Vizacom in the amount of $250,000, and received, on September 18, 2001, 200,000 shares of unregistered Vizacom common stock. Registered shares of Vizacom's common stock closed on September 30, 2001 at $1.85 per share. The bridge loan bears interest at 9% per annum and matures on demand after termination of negotiations related to the merger, after which the Notes become payable at the rate of $40,000 per month. The bridge loan is collateralized by Vizacom's interest in a promissory note receivable from a former subsidiary. On October 10, 2001, the Company advanced an additional $200,000 to Vizacom and received an additional 100,000 shares of unregistered Vizacom common stock. Upon the closing of a definitive acquisition-merger agreement, Vizacom will issue to SpaceLogix's shareholders approximately 1.95 million shares of Vizacom's common stock and warrants to purchase 600,000 shares of Vizacom common stock at an exercise price equal to 110% of the closing market price as of the date of issuance of the common shares. Of the 1.95 million shares to be issued to the SpaceLogix shareholders, 750,000 are to be placed in escrow, and only released upon completion of a private placement to accredited investors that raise no less than aggregate net proceeds of $1.0 million for Vizacom within 120 days of closing of the merger and the expiration of the indemnification claims period.

     In the event the merger does not occur other than as a result of any actions or inactions by or on behalf of Vizacom, upon the retirement of the notes, all 400,000 of these shares shall be returned to Vizacom for cancellation; if the merger does not occur as a result of any actions or inactions by or on behalf of Vizacom including the failure to obtain stockholder approval, upon retirement of the notes, 200,000 of the shares will be returned to Vizacom for cancellation. The ultimate number of shares of Vizacom to be retained, if any, by the Company is dependent on the outcome of the merger negotiations. Accordingly, the Company will not record any income until the completion of the merger negotiations.

3 -  PRIVATE PLACEMENT

     During the current period, the Company's board of directors authorized a private placement of common stock. On May 1, 2001, 900,428 shares were subscribed at $.01 per share. During October 2001, the Company received $5,902. The remaining subscriptions receivable of $3,102 has been reflected as a reduction of shareholders' equity. On September 25, 2001, in exchange for legal services rendered, the Company issued 25,000 shares at $1.00 per share.

     Also during the current period, the board of directors authorized a private placement of Series A redeemable preferred stock. Some preferences and privileges granted to these preferred shareholders are:

        - In the event of liquidation or dissolution, the holders of these shares shall be entitled to be paid out first.

                                SPACELOGIX, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Period From April 26, 2001 (Inception)
                              To September 30, 2001

3 -  PRIVATE PLACEMENT (CONTINUED)

        - Each holder of series A preferred shares shall be entitled to that number of votes equal to the largest number of whole shares of common stock into which such holder's shares of series a preferred stock could be voluntarily converted.


        - Each share of series A preferred is convertible at any time, at the option of the holder, into 0.129 shares of common stock, subject to certain adjustments.


        - If the corporation merges with a public Company subject to the period reporting requirements under the Security and Exchange Act of 1934 prior to July 1, 2003, each share of Series A Preferred will automatically convert into 0.169 shares of the Company's common stock, subject to certain adjustments.

     The gross offering price was $1 per share and a maximum of 1,175,000 shares were offered. The offering raised $775,175, net of $127,825 in offering costs, and 903,000 shares were issued.

     The Company is seeking to raise in a private placement up to $450,000 through the sale of up to 450,000 shares of Series B preferred stock, $.01 par value per share (the "Shares"). During October 2001, the Company placed 300,000 shares at $1.00 per share.

     Among the rights and privileges applicable to the Shares:

        - Series B preferred shares shall rank on parity with Series A preferred shares in the event of liquidation, dissolution, or winding-up.

        - Each share converts into 0.129 shares of SpaceLogix common stock upon the voluntary conversion of such shares by the holder or automatically in the event of an initial public offering by SpaceLogix, Inc.

        - Each share automatically converts into 0.168 shares of SpaceLogix common stock upon any merger with a public company which is subject to the periodic reporting requirements under the Securities and Exchange Act of 1934, except for Vizacom, Inc.; and,

        - If the Company proceeds with its contemplated merger with Vizacom, Inc., each share will automatically convert into the right to receive such number of shares of Vizacom, Inc. common stock as shall equal the quotient obtained by dividing the base liquidation price of the share (currently$1.00) by an amount equal to two-thirds of the average closing price of Vizacom common stock for the five trading days immediately preceding the first date the Company accepts a subscription for Series B preferred shares.

        - Each holder of Series B preferred shares shall be entitled to that number of votes equal to the largest aggregating number of whole shares of common stock into which such holders shares of Series B preferred shares could be voluntarily converted.

                                SPACELOGIX, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Period From April 26, 2001 (Inception)
                              To September 30, 2001


4 -  STOCK PLAN

     Effective April 26, 2001, the Company adopted its 2001 Stock Plan. This Plan is designed to enable SpaceLogix, Inc. and its Affiliates to attract and retain capable key employees, officers, directors and consultants, and motivate such persons to exert their best efforts on behalf of the Company by providing them compensation in the manner provided in this Plan.

     The Plan contains provisions for employee stock purchases, incentive stock options and non-qualified stock options.

     During the current period, the Company sold to employees 310,273 shares under this Plan. The weighted average fair value of shares sold during the period was $3,103.

     On May 1, 2001, the Company issued non-qualified stock options to various advisors with an option price of $.01 per share, to purchase up to 32,233 shares of common stock. As of September 30, 2001, no options have been exercised.

5 -  DEFERRED INCOME TAXES

     At September 30, 2001, the Company has recorded a deferred tax asset of approximately $124,000, reflecting the benefit of approximately $309,000 in net operating loss carryforwards, which expire in 2021, less a 100% allowance of $124,000. Realization is dependent on generating sufficient taxable income prior to the expiration of the loss carryforwards. Realization is not assured. The amount of the deferred tax asset considered realizable, however, could change in the near term if estimates of future taxable income during the carryforward period change.

6 -  RELATED PARTY TRANSACTIONS

     On September 17, 2001, the Company entered into an Advisory Agreement with a related entity to provide financial and strategic services. The agreement calls for a monthly fee of $10,000 plus reasonable out of pocket expenses. The agreement may be terminated upon 30 days notice. An initial payment of $10,000 was made upon signing and is reflected in the statement of operations. This related entity also acted as placement agent for the Company's Series A redeemable preferred stock private placement for which it received fees of approximately $90,000.

                                SPACELOGIX, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Period From April 26, 2001 (Inception)
                              To September 30, 2001


7 -  COMMITMENTS AND CONTINGENCIES

     MAJOR CUSTOMERS

     For the period ended September 30, 2001, the Company had two customers that accounted for 100% of total sales. At September 30, 2001, these customers account for 100% of the accounts receivable.

     CASH

     At September 30, 2001, bank balances exceed the FDIC insured limit by approximately $258,000.

     EMPLOYMENT CONTRACTS

     On May 1, 2001, the Company entered into one-year employment contracts with three executives. The contracts will renew annually. Among other things, the contracts address compensation, confidential and proprietary information, and restrictive covenants.

     CONSULTING AGREEMENTS

     On August 21, 2001, the Company entered into an agreement expiring on October 31, 2001, containing renewal provisions, with a consultant who will perform all of the functions of the Company's chief operating officer. In consideration for these services, the Company has issued non-qualified options to purchase up to 95,000 shares of common stock. The options vested as to 28,500 shares upon issuance and the balance will vest upon the Company attaining certain financial goals. The option price per share is $6.75.

                         PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma condensed consolidated financial information gives effect to (a) the acquisition by the Company of all the common and preferred stock of SpaceLogix, pursuant to the merger of SpaceLogix into a wholly-owned subsidiary using the purchase method of accounting, (b) the private placement by SpaceLogix of $450,000 of Series B Preferred Stock consummated after September 30, 2001, and (c) the bridge loan provided by SpaceLogix to the Company, after giving effect to the other pro forma adjustments described in the accompanying notes. The Company is providing this pro forma financial information to aid in your analysis of the financial condition and results of operations of the Company following the merger. This pro forma financial information is derived from the audited financial statements of SpaceLogix, Inc. for the period from April 26, 2001 (date of inception) to September 30, 2001, and the unaudited financial statements of the Company for the nine months ended September 30, 2001. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements. The unaudited pro forma condensed consolidated balance sheet gives effect to the merger and financing transactions as if they had each occurred on September 30, 2001 and combines the effect of these transactions with the unaudited condensed consolidated historical balance sheet of the Company as of September 30, 2001. The unaudited pro forma condensed consolidated statement of operations assumes that the merger was effected on April 26, 2001, the date of inception of SpaceLogix. The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have actually occurred if the merger and other financing transactions had each been effected on the dates indicated, nor is it indicative of our future operating results or financial position. The pro forma adjustments are based on the information and assumptions available as of October 31, 2001.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                                   HISTORICAL
                                                            AS OF SEPTEMBER 30, 2001             PRO FORMA
                                                           ----------------------------
                                                              VIZACOM     SPACELOGIX   NOTES    ADJUSTMENTS    PRO FORMA
                                                           -----------------------------------------------------------------
                                                            (UNAUDITED)    (AUDITED)                          (UNAUDITED)
ASSETS
Current assets:                                                                                 $   450,000
   Cash and cash equivalents                               $    191,056    $   308,335   (a)                   $   958,395
                                                                                         (e)          5,902

   Receivables                                                                                                          -
      Trade,  less allowances                                 1,198,356         25,000                    -      1,223,356

      Subscriptions                                                              9,004   (e)         (5,902)            -
      Other                                                      62,207                                   -         62,207
                                                                                                    400,000
      Notes, current portion                                    418,549        250,000   (b)                       418,549
                                                                                                   (650,000)
    Inventories                                                 304,609                                   -        304,609
    Restricted cash                                             150,000                                   -        150,000
    Prepaid expenses and other current assets                   143,719                                            143,719
                                                           ---------------------------          --------------------------

           Total current assets                               2,468,496        589,237                           3,260,835
Property and equipment, net                                     221,931                                   -        221,931
                                                                                                  3,800,804
Goodwill, net of accumulated amortization                     1,767,420                  (g)                     5,568,224
Other intangibles, net of accumulated amortization            3,046,097                                   -      3,046,097
Deferred consulting costs                                       921,826                                   -        921,826
Note receivable, long term                                      384,734                                   -        384,734
Other assets                                                     63,609                                   -         63,609
                                                           ---------------------------          --------------------------
           Total assets                                    $  8,874,113    $   589,237          $ 4,003,906     13,467,256
                                                           ===========================          ==========================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Bank note payable                                       $  1,214,172                         $        -     $ 1,214,172
   Related party notes and other related party liabilities    1,036,525                                  -       1,036,525

   Bridge loan payable, net of unamortized debt discount                                 (b)        40,000
                                                                                         (d)      (650,000)
                                                                                         (g)       610,000
   Current portion of long-term debt and capital lease
     obligations                                               239,528                                   -         239,528
   Accounts payable                                          1,845,890         104,143                   -       1,950,033
   Accrued liabilities                                       1,499,434                   (g)       150,000       1,649,434
   Income taxes payable                                                                  (f)       166,000         166,000
   Sales and value-added taxes payable                           3,837                                   -           3,837
                                                           ---------------------------          --------------------------
           Total current liabilities                         5,839,386         104,143             316,000       6,259,529
Related party notes, long term                                 126,685                                             126,685
Long-term debt and capital lease obligations, less
  current maturities                                             4,623                                               4,623
                                                           ---------------------------          --------------------------
           Total liabilities                                 5,970,694         104,143             316,000       6,390,837
                                                           ---------------------------          --------------------------

Commitments and contingencies

Stockholders' equity:
                                                                                                                         -
    Preferred stock Series A                                                     9,030   (a)       450,000
                                                                                         (g)        (9,030)
    Preferred stock Series B                                                             (g)      (450,000)

    Common stock, par value $.001 per share,
       60,000,000 shares authorized, 4,574,177 (pro forma)       2,404           9,254   (b)           200           4,574
                                                                                         (g)        (7,284)
    Additional paid-in capital                              72,635,550         790,895   (b)       359,800      76,726,380
                                                                                         (g)     2,940,135
                                                                                                         -

                                      F-66


    Accumulated deficit                                    (69,548,375)       (320,983)  (c)                   (69,548,375)
                                                                                         (f)      (166,000)
                                                                                         (g)       486,983

    Subscriptions receivable                                                    (3,102)  (e)         3,102               -
    Accumulated other comprehensive loss                       (95,765)                                            (95,765)

    Unamortized debt discount in excess of bridge loan         (80,000)                  (g)        80,000               -
    Treasury stock, 310 shares, at cost                        (10,395)                                            (10,395)
                                                           ---------------------------          --------------------------
              Total stockholders' equity                     2,903,419         485,094           3,687,906       7,076,419
                                                           ---------------------------          --------------------------
              Total liabilities and stockholders' equity   $ 8,874,113     $   589,237          $4,003,906      13,467,256
                                                           ============================         ==========================

NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET:

(A) Reflects $450,000 of gross proceeds from sale of shares of Series B Preferred stock by SpaceLogix, Inc. subsequent to September 30, 2001, but prior to proposed merger with Vizacom Inc. These funds were necessary to fund the bridge loan to Vizacom.

(B) Reflects issuance of 200,000 shares of Vizacom common stock upon receipt of $400,000 in bridge loans from SpaceLogix, after September 30, 2001. The transactions are reflected below:

                                                                                     Entries
                                                                     -------------------------------------
                                                                     Vizacom      SpaceLogix     Pro Forma
                                                                     -------------------------------------
Cash                                                                 $ 400,000    $ (400,000)    $      -
Note receivable                                                                   $  400,000     $ 400,000
Bridge loans, $400,000, less $360,000 unamortized debt discount      $  40,000                   $  40,000
Common stock                                                         $     200                   $     200
Additional paid in capital                                           $ 359,800                   $ 359,800

(C) To reflect realization by SpaceLogix of additional interest income consisting of the 400,000 shares of Vizacom common stock received in connection with the bridge loans, and the distribution of these shares to stockholders of SpaceLogix. The transactions are shown below:

Realization of interest income                                       $ 690,000
Distribution of Vizacom shares to SpaceLogix shareholders             (690,000)
                                                                     ----------
Pro forma effect on accumulated deficit                              $      -
                                                                     ==========

(D) Represents elimination in consolidation of $650,000 SpaceLogix notes receivable from Vizacom in respect of bridge loan payable.

(E) Represents collection of an aggregate of $9,004 of subscriptions receivable by SpaceLogix after September 30, 2001.

(F) Reflects accrued income taxes of SpaceLogix Inc. calculated at an effective tax rate of 45%. Gives effect to results of SpaceLogix through September 30, 2001 and to realization of interest income attributed to the receipt of 400,000 shares of Vizacom common stock in connection with the bridge loan.

(G) Represents (i) elimination of SpaceLogix's historical and pro forma equity,
(ii) elimination of the Vizacom unamortized debt discount of an aggregate of $690,000, (iii) issuance of 1,950,000 shares of Vizacom common stock and 625,000 warrants and options to purchase shares of common stock exercisable at 110% of the market price, to the SpaceLogix shareholders,
(iv) the issuance of 20,000 shares in the connection with a fairness opinion, and (v) the accrual of $150,000 of estimated transaction costs. The calculation of goodwill and other intangibles is shown below:

Common stock issued, 1,950,000 shares                             $  3,159,000
Common stock issued in connection with bridge loan                     690,000
Warrants, 625,000 at 110% of market                                    538,000
Transaction costs, including $36,000 paid in common stock              186,000
                                                                  -------------
Consideration paid                                                   4,573,000
Net assets acquired                                                    772,196
                                                                  -------------
Goodwill and other intangibles                                    $  3,800,804
                                                                  =============


            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

         The pro forma statement of operations set forth below is of limited use because it includes the operations of SpaceLogix, Inc. only from April 26, 2001, its date of inception, while it includes the operations of Vizacom for the nine month period ended September 30, 2001. In addition, the acquisition of SpaceLogix is expected to generate approximately $3,822,000 of goodwill and other intangibles. The Company is presently conducting a valuation of Space Logix's intangible assets which valuation is at this time preliminary and tentative, yet no estimate of the amount of amortizable intangibles has been made for purposes of this presentation. Accordingly, the accompanying pro forma financial statements do not reflect any amounts allocated to such intangibles or amortization thereof. Such amounts, if any, to the extent ultimately determined, and the amortization applicable thereto, may materially affect these pro forma financial statements.

                                                                   HISTORICAL
                                                                NINE MONTHS ENDED
                                                               SEPTEMBER 30, 2001              PRO FORMA
                                                           ----------------------------
                                                              VIZACOM     SPACELOGIX   NOTES  ADJUSTMENTS    PRO FORMA
                                                           ------------------------------------------------------------
                                                            (UNAUDITED)    (AUDITED)                        (UNAUDITED)
Net sales                                                  $ 10,800,513     $   25,000                     $10,825,513
Cost of sales                                                 9,164,147             -                        9,164,147
                                                           ----------------------------      --------------------------
Gross profit                                                  1,636,366         25,000                       1,661,366

Selling, general and administrative expenses                  4,450,988        345,983                       4,796,971
Restructuring expenses                                          187,584                                        187,584

Amortization of goodwill, business processes and                                                                   -
  methodologies, workforce, and customer lists                  964,777                 (c)                    964,777
Realized loss (gain) on marketable securities                    85,226                                         85,226
Interest and other expense, net of other income                 201,802                                        201,802
                                                           ----------------------------      --------------------------
                                                              5,890,377        345,983                 -     6,236,360
                                                           ----------------------------      --------------------------
      Loss from continuing operations                      $ (4,254,011)  $   (320,983) (b)  $         -   $(4,574,994)
                                                           ============================      ==========================

Basic and diluted income per share                         $      (2.19)                (b)                $     (1.11)
                                                           =============                                   ============

Shares used to compute net income per share -
basic and diluted                                             1,940,993                 (a)      2,170,000   4,110,993
                                                           =============                      =========================

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS:

(A) Reflects the increase in the weighted average shares due to the issuance of additional shares of Vizacom common stock in connection with (i) the bridge loan installments in October and November 2001, (ii) the fairness opinion in October 2001, and (iii) the acquisition of SpaceLogix in December 2001.

(B) Does not include income realized by SpaceLogix as a loan premium on the Vizacom shares, because it was considered irrelevant to continuing operations.

(C) Excludes amortization of intangibles, if any. See headnote.

                                                                      Appendix A
                                                                      ----------

                          AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER (the "Agreement"), made and entered into as of November 19, 2001, among Vizacom Inc., a Delaware corporation ("Buyer"), SpaceLogix Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Buyer ("Merger Sub"), and SpaceLogix, Inc., a Delaware corporation ("Seller").

                                    RECITALS

         A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law"), Buyer and Seller will enter into a business combination transaction pursuant to which Seller will merge with and into Merger Sub (the "Merger").

         B. The Board of Directors of Buyer has (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Buyer and fair to, and in the best interests of, Buyer and its stockholders,
(ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) recommended the approval of this Agreement to the stockholders of Buyer.

         C. The Board of Directors of Seller has (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Seller and fair to, and in the best interests of, Seller and its stockholders,
(ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) recommended the approval of this Agreement to the stockholders of Seller.

     D. Buyer and Merger Sub, on the one hand, and Seller on the other hand, desire to make certain representations and warranties and other agreements in connection with the Merger.

     E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW,   THEREFORE,   in  consideration   of  the  covenants,   premises  and
representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

     1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Seller shall be merged with and into Merger Sub, the separate corporate existence of Seller shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is consummated is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as hereinafter in this Section defined). The closing of the Merger (the "Closing") shall take place at the offices of Kaufman & Moomjian, LLC, 50 Charles Lindbergh Boulevard
- Suite 206, Mitchel Field, New York 11553, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger, and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Seller and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Seller and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation; Bylaws.
          -----------------------------------

          (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that, at the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "SpaceLogix, Inc."

          (b) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law and such Bylaws.

     1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to serve in such capacity until their respective successors are duly elected and qualified. The officers of Merger

Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, to serve in such capacity at the pleasure of the Board of Directors of the Surviving Corporation and until their successors are duly appointed and qualified. Immediately following the Effective Time, the officers and directors of the Surviving Corporation shall be as set forth in Schedule 1.5 hereto.

     1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and ----------------------- without any action on the part of Merger Sub, Seller or the holders of any of the following securities:

          (a) Conversion of Seller Common Stock. Each share of common stock, par value $.01 per share, of Seller (the "Seller Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Seller Common Stock to be canceled pursuant to Section 1.6(d) and any Dissenting Shares (as defined in and to the extent provided in Section 1.7(a)) will be canceled and extinguished and automatically converted (subject to Sections 1.6(h) and (i)) into the right to receive 1.3210 shares of common stock, par value $.001 per share, of Buyer (the "Buyer Common Stock") and warrants to purchase .2735 shares of Buyer Common Stock in the form of Exhibit A hereto (the "Exchange Ratio") upon surrender of the certificate representing such share of Seller Common Stock as provided in Section 1.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.10).

          (b) Conversion of Seller Series A Preferred Stock. Each share of Series A preferred stock, par value $.01 per share, of Seller (the "Seller Series A Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Seller Series A Preferred Stock to be canceled pursuant to Section 1.6(d) and any Dissenting Shares (as defined in and to the extent provided in Section 1.7(a)) will be canceled and extinguished and automatically converted (subject to Sections 1.6(h) and (i)) into the right to receive .5377 shares of Buyer Common Stock (the "Series A Preferred Exchange Ratio") upon surrender of the certificate representing such share of Seller Series A Preferred Stock as provided in Section 1.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.10).

          (c) Conversion of Seller Series B Preferred Stock. Each share of Series B preferred stock, par value $.01 per share, of Seller (the "Seller Series B Preferred Stock" and collectively with the Seller Series A Preferred Stock and Seller Common Stock, the "Seller Capital Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Seller Series B Preferred Stock to be canceled pursuant to Section 1.6(d) and any Dissenting Shares (as defined in and to the extent provided in Section 1.7(a)) will be canceled and extinguished and automatically converted (subject to Sections 1.6(h) and (i)) into the right to receive .5377 shares of Buyer Common Stock (the "Series B Preferred Exchange Ratio") upon surrender of the certificate representing such share of Seller Series B Preferred Stock as provided in Section 1.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.10).

          (d) Cancellation of Buyer-Owned Stock. Each share of Seller Capital Stock held in the treasury of Seller or owned by Merger Sub, Buyer or any direct or indirect wholly owned subsidiary of Seller or Buyer immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (e)  Cancellation of Seller Stock Options.
               -------------------------------------

               (i) On or prior to the Effective Time, all options ("Seller Stock Options") to purchase shares of Seller Common Stock issued pursuant to Seller's 2001 Stock Plan (the "Stock Plan") shall be canceled with the consent of the holder of each such Seller Stock Option, and the Stock Plan shall be terminated. Seller shall take all actions necessary to cause all of such Seller Stock Options to be so canceled and shall deliver to Buyer at Closing evidence of the consent of each such holder to such cancellation.

               (ii) As of the Effective Time, Buyer shall grant options under its stock option plans to purchase an aggregate of 156,817 shares of Buyer Common Stock at a per share exercise price equal to 110% of the closing price of the Buyer Common Stock on the Nasdaq SmallCap Market, or such other securities exchange or quotation system which is the principal trading market for the Buyer Common Stock on the day prior to Closing, to the former employees of Seller listed on Schedule 1.6(e), upon the terms and subject to the conditions contained in Buyer's stock option plan pursuant to which such options are issued and Buyer's standard form of stock option agreement, except as set forth in Schedule 1.6(e).

          (f) Conversion of Seller Warrants. At the Effective Time, each outstanding warrant to purchase shares of Seller Common Stock (each a "Seller Warrant"), whether or not exercisable, will be assumed by Buyer. Each Seller Warrant so assumed by Buyer under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Seller Warrant immediately prior to the Effective Time (including, without limitation, any repurchase rights), except that (i) each Seller Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Buyer Common Stock equal to the product of the number of shares of Seller Common Stock that were issuable upon exercise of such Seller Warrant immediately prior to the Effective Time multiplied by 1.5945 (the "Warrant Exchange Ratio"), rounded down to the nearest whole number of shares of Buyer Common Stock, and (ii) the per share exercise price for the shares of Buyer Common Stock issuable upon exercise of such assumed Seller Warrant will be equal to 110% of the closing price of the Buyer Common Stock on the Nasdaq SmallCap Market, or such other securities exchange or quotation system which is the principal trading market for the Buyer Common Stock on the day prior to Closing. After the Effective Time, Buyer will issue to each holder of an outstanding Seller Warrant a notice describing the foregoing assumption of such Seller Warrant by Buyer.

          (g) Capital Stock of Merger Sub. Each share of common stock, per value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (h) Adjustments to Exchange Ratio. Each of the Exchange Ratio,
Series A Preferred Exchange Ratio, Series B Preferred Exchange Ratio and Warrant Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into either Buyer Common Stock or Seller Capital Stock), reorganization, recapitalization or other like change with respect to Buyer Common Stock or Seller Capital Stock occurring on or after the date hereof and prior to the Effective Time, except in connection with any dividend of up to 400,000 shares of Buyer Common Stock by Seller to its shareholders. Further, in the event that the issuance of an aggregate 209,580 shares of Buyer Common Stock to Vincent DiSpigno and David N. Salav is not approved by the stockholders of Buyer, the Exchange Ratio, Series A Preferred Exchange Ratio, Series B Preferred Exchange Ratio and Warrant Exchange Ratio shall be adjusted downward proportionately such that 209,580 less shares of Buyer Common Stock (assuming the Seller Stock Options and Seller Warrants assumed by Buyer are fully exercised) are issued to the stockholders, option holders and warrant holders of Seller.

          (i) Fractional Shares. No fraction of a share of Buyer Common Stock will be issued by virtue of the Merger, but, in lieu thereof, each holder of shares of Seller Capital Stock who would otherwise be entitled to a fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock to be received by such holder), shall receive from Buyer an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the closing price of the Buyer Common Stock on the Nasdaq SmallCap Market, or such other securities exchange or quotation system which is the principal trading market for the Buyer Common Stock on the day prior to Closing.

     1.7  Dissenting Shares.
          ------------------

          (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of Seller Capital Stock who has demanded and perfected appraisal rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares") shall not be converted into or represent a right to receive Buyer Common Stock pursuant to Sections 1.6(a), (b) or (c), as the case may be, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

          (b) Notwithstanding the foregoing, if any holder of shares of Seler Capital Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw the right to appraisal, then, as of the later of the Effective Time or the occurrence of such effective withdrawal, such holder's shares shall automatically be converted into and represent only the right to receive Buyer Common Stock at the applicable exchange ratio specified in Sections 1.6(a) - (c), without interest thereon, upon surrender of the certificate representing such shares.

          (c) Seller shall give Buyer (i) prompt notice of any written demands for appraisal of any shares of Seller Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by Seller which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under Delaware Law. Seller shall not, except with the prior written consent of Buyer or as may be required by applicable law, voluntarily make any payment with respect to any demands for appraisal of Seller Capital Stock or offer to settle or settle any such demands.

     1.8  Exchange of Certificates.
          -------------------------

          (a) Exchange Procedures. At the Closing, Buyer shall give irrevocable instructions to American Stock Transfer & Trust Company, subject to surrender for cancellation of certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Seller Capital Stock, to issue to the stockholders of Seller, subject to deposit into escrow pursuant to Section 1.13 hereof, certificates representing that number of whole shares of Buyer Common Stock determined pursuant to Section 1.6(a), (b) or
(c), as the case may be, a check representing cash in lieu of any fractional shares pursuant to Section 1.6(i), and any dividends or distributions payable pursuant to Section 1.8(b) to which the stockholders of Seller may be entitled. Until surrendered as contemplated by this Section 1.8(a), each certificate representing shares of Seller Capital Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing Buyer Common Stock and cash in lieu of any fractional shares. Upon surrender of the certificate(s) representing shares of Seller Capital Stock by a stockholder of Seller for cancellation, such stockholder shall receive the Buyer Common Stock issuable in the Merger to which such stockholder is entitled, less the Buyer Common Stock to be placed in escrow pursuant to Section 1.13, if applicable, with respect to such stockholder.

          (b) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Buyer Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Buyer Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder thereof, without interest, the amount of dividends or other distributions with a record date after the Effective Time payable with respect to the number of whole shares of Buyer Common Stock to which such record holder is entitled.

          (c) Transfers of Ownership. If any certificate for shares of Buyer Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition to the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Buyer or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Buyer Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Buyer or any agent designated by it that such tax has been paid or is not payable.

          (d) No Liability. Notwithstanding anything to the contrary in this Section 1.8, neither the Buyer, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Buyer Common Stock or Seller Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9 No Further Ownership Rights in Seller Capital Stock. All shares of Buyer Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(i) and 1.8(b)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Seller Capital Stock and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Seller Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.10 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, together with an agreement of indemnity, such whole number of shares of Buyer Common Stock into which the shares of Seller Capital Stock evidenced thereby shall have been converted, cash for fractional shares, if any, as may be required pursuant to Section 1.6(i) and any dividends or distributions payable pursuant to Section 1.8(b); provided, however, that Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Buyer with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.11 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall constitute a tax-free reorganization within the meaning of
Section 368(a)(i)(A) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

     1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Seller and Merger Sub, the officers and directors of Seller and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

     1.13 Escrow. Seller shall cause certain of its stockholders to deposit (or cause to be deposited) at Closing with Borstein & Sheinbaum, as escrow agent (the "Escrow Agent"), under the Escrow Agreement (the "Escrow Agreement") among the Escrow Agent, Buyer, Trautman Wasserman Holding Company, Inc., and each such stockholder, in the form attached hereto as Exhibit B, certificates representing 750,000 shares of the Buyer Common Stock in the aggregate, to be held and released by the Escrow Agent pursuant to and in accordance with the terms and conditions of the Escrow Agreement.

     1.14 Restricted Stock. All unvested shares of Seller Common Stock and shares of Seller Common Stock subject to first refusal and/or repurchase rights of the Seller existing at the Effective Time shall be converted into Buyer Common Stock pursuant to Section 1.6(a) and shall continue to, as applicable, vest on the same terms and conditions, and/or be subject to identical first refusal or repurchase rights of Buyer, as provided under the stock plan and/or restricted stock agreement pursuant to which such shares of Seller Common Stock were issued.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Buyer and Merger Sub, subject to the exceptions disclosed in writing in the disclosure schedules attached hereto supplied by Seller to Buyer and Merger Sub (the disclosures contained on any schedule or subsection of a schedule being deemed a disclosure under all other applicable schedules or subsections of schedules), as follows:

     2.1 Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below) on Seller. Except as set forth in Schedule 2.1, Seller does not own, of record or beneficially, any direct or indirect equity or other interest in any entity or any right (contingent or otherwise) to acquire any equity interest in any business or entity. Seller has delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws of Seller, each as amended to date, to counsel for Buyer. When used in connection with Seller, the term "Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition, results of operations or prospects of Seller.

     2.2 Seller Capital Structure. The authorized capital stock of Seller consists of 5,000,000 shares of Seller Common Stock and 3,000,000 shares of Seller Preferred Stock, of which 1,500,000 shares have been designated as Series A Preferred Stock and 1,000,000 shares have been designated as Series B Preferred Stock. As of the date of this Agreement, there were issued and outstanding 925,428 shares of Seller Common Stock and 903,000 shares of Seller Series A Preferred Stock. Seller intends to issue no more than 450,000 shares of Seller Series B Preferred Stock on or prior to the Effective Date. All outstanding shares of Seller Capital Stock are duly authorized, validly issued, fully paid and non-assessable and, to the knowledge of Seller, are held by the stockholders of Seller, free and clear of any Encumbrances (as hereinafter defined), and are not subject to preemptive rights created by statute, the Certificate of

Incorporation or Bylaws of Seller or any agreement or document to which Seller is a party or by which it is bound. Schedule 2.2 lists each outstanding option or warrant to acquire shares of the Seller Capital Stock as of the date of this Agreement, the name of the holder of such option or warrant, the number of shares subject to such option or warrant, the exercise price of such option or warrant, the number of shares as to which such option or warrant will have vested at such date and whether the exercisability of such option or warrant will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and the extent of such acceleration, if any. All shares of Seller Capital Stock subject to issuance upon exercise of the options or warrants listed on Schedule 2.2, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which such shares are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

     2.3 Obligations With Respect to Seller Capital Stock. Except as set forth in Section 2.2, there are no equity securities of any class of Seller, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in
Section 2.2, Schedule 2.2 or Schedule 2.3, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which Seller is a party or by which it is bound obligating Seller to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of Seller Capital Stock, or obligating Seller to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Seller, there are no voting trusts, proxies or other agreements or understandings, with respect to any equity security of any class of Seller.

     2.4  Authority.
          ----------

          (a) Seller has all requisite corporate power and authority to enter into this Agreement and the other documents to be executed by Seller in connection herewith (the "Seller Ancillary Agreements") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Seller Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Board of Directors of Seller. This Agreement has been, and the Seller Ancillary Agreements at the Closing shall be, duly executed and delivered by Seller and, assuming the due authorization, execution and delivery by Buyer and Merger Sub, constitute the valid and binding obligation of Seller, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement and the Seller Ancillary Agreements by Seller does not, and the performance of this Agreement and the Seller Ancillary Agreements by Seller will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Seller, (ii) subject to the compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Seller or by which its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Seller's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Seller pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller is a party or by which Seller or its properties is bound or affected except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on Seller. Schedule
2.4 lists all consents, waivers and approvals under any of Seller's agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Seller in connection with the execution and delivery of this Agreement or the Seller Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

     2.5 Seller Financial Statements. The audited financial statements of Seller (including any related notes thereto) delivered by Seller to Buyer and attached hereto on Schedule 2.5 (the "Seller Financials"), were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Seller as at the respective dates thereof and the results of its operations and cash flows for the periods indicated. Except as disclosed in the Seller Financials or Schedule 2.5, Seller does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements which are, individually or in the aggregate, material to the business, results of operations or financial condition of Seller, except liabilities incurred since the date of the Balance Sheet of Seller contained in the Seller Financials in the ordinary course of business consistent with past practices.

     2.6 Absence of Certain Changes or Events. Except as set forth in Schedule 2.6, since April 26, 2001, the date of Seller's incorporation, Seller has carried on its businesses in the ordinary course and in all material respects consistent with past practice. Except as set forth in Schedule 2.6, since April 26, 2001, Seller has not:

          (a) incurred any obligation or liability (whether absolute, accrued, contingent or otherwise), except pursuant to the terms of this Agreement or except in the ordinary course of business and consistent with past practice;

          (b) suffered any damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or business, to the extent that the same exceeds $10,000 individually or $25,000 in the aggregate;

          (c) mortgaged, pledged or subjected to any lien, charge or other Encumbrance any of its assets, tangible or intangible, except in the ordinary course of business and consistent with past practice;

          (d) sold or transferred any of its assets, except in the ordinary course of business and consistent with past practice, or canceled or compromised any material debts or waived any claims or rights of a material nature;

          (e) leased, licensed or granted to any person or entity any rights in any of its assets or properties outside the ordinary course of business and inconsistent with past practice;

          (f) experienced any material adverse change in its financial condition, results of operations, cash flows, assets, liabilities, business, operations or prospects;

          (g) made any change in any accounting principle or practice or in its method of applying any such principle or practice;

          (h) issued any additional shares of Seller Capital Stock or any options, warrants or other rights to purchase, or any securities convertible into or exchangeable for, shares of Seller Capital Stock;

          (i) declared or paid any dividends on or made any other distributions (however characterized) in respect of shares of Seller Capital Stock;

          (j) repurchased or redeemed any shares of Seller Capital Stock;

          (k) granted any general or specific increase in the salary, commission rate or other compensation (including, without limitation, bonuses, profit sharing or deferred compensation) payable or to become payable to any of its employees or agents, except as required under existing contractual obligations of Seller, or adopted any Seller Benefit Plan (as that term is hereinafter defined), or increased, augmented or improved the benefits granted to or for the benefit of any Seller Employee (as that term is hereinafter defined) under any Seller Benefit Plan; or

          (l) entered into any agreement to do any of the foregoing.

     2.7  Taxes.
          ------

          (a) Except as set forth in Schedule 2.7, all returns and reports relating to Taxes (as hereinafter defined) which are required to be filed with respect to Seller on or before the date hereof or which will be required to be filed on or before the Closing Date have been, or will be, duly and timely filed and all such returns and reports are, or will be, complete and correct in all material respects. Except as set forth in Schedule 2.7, all Taxes, assessments, fees and other governmental charges imposed on or with respect to Seller which have become due and payable on or before the Closing Date have been, or will be prior to the Closing Date, paid in a timely manner by Seller, or shall be accrued for in the Seller Financials or in the books of Seller. Except as set forth in Schedule 2.7 hereto, there are no actions or proceedings currently pending or, to the knowledge of Seller, threatened against Seller by any Governmental Entity for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted or, to the knowledge of Seller, threatened, against Seller, and there are no matters under discussion by Seller with any Governmental Entity regarding claims for the assessment or collection of Taxes against Seller. Except as set forth in Schedule 2.7, there are no agreements, waivers or applications by Seller for an extension of time for the assessment or payment of any Taxes. There are no Tax liens on any of the assets of Seller (other than any lien for current Taxes not yet due and payable). No claim has ever been made by any Governmental Entity in a jurisdiction where Seller does not file Tax returns or reports that it is or may be subject to taxation by that jurisdiction. Seller is not a party to any Tax allocation or sharing agreement. Seller is not and has never been a member of an affiliated group of corporations filing a consolidated U.S. Income Tax return and is not liable, as a transferee or successor (by contract or otherwise), for the Taxes of any corporation that previously was a member of such an affiliated group.

          (b) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean and include any and all foreign, national, Federal, state, local or other income, franchise, sales, gross receipts, use, value added, goods and services, withholding, employment, payroll, social security, unemployment, real and personal property, stamp duty, customs duty and intangibles tax and all other taxes of any nature, deficiencies, fees, assessments, interest, penalties or any other governmental charges, duties, impositions and liabilities of whatever nature, including, without limitation, any installment payment for taxes and contributions or other amounts determined with respect to compensation paid to directors, officers, employees or independent contractors, from time to time imposed by or required to be paid to any governmental authority (including penalties and additions to taxes thereon, penalties for failure to file a return or report and interest on any of the foregoing).

          (c) Seller has not, with regard to any assets or property held, acquired or to be acquired by Seller, filed a consent to the application of
Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

          (d) Seller does not conduct any operations or sales which have been or are required to be reported to the Internal Revenue Service (the "IRS") under the provisions of Section 999 of the Code.

     2.8  Intellectual Property.
          ----------------------

          (a) To the knowledge of Seller, Seller owns, or has the right to use, sell or license all patents, trademarks, trade names, service marks, copyrights and other intellectual property necessary or required for the conduct of its business as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "Seller IP Rights"), except for any failure to own or have the right to use, sell or license that would not reasonably be expected to have a Material Adverse Effect on Seller.

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Seller IP Rights (the "Seller IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Seller IP Rights or impair the right of Seller, the Surviving Corporation or Buyer to use, sell or license any Seller IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect on Seller.

          (c) To the knowledge of Seller, (i) neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Seller violates any license or agreement between Seller and any third party or infringes any intellectual property right of any other party; and (ii) there is no pending or, to the knowledge of Seller, threatened, claim, arbitration or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Seller IP Rights, nor has Seller received any written notice asserting that any Seller IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, except, with respect to clauses (i) and (ii), for any violations, infringements, claims or litigation that would not reasonably be expected to have a Material Adverse Effect on Seller.

          (d) Seller has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Seller IP Rights.

     2.9  Compliance; Permits; Restrictions.
          ----------------------------------

          (a) Seller is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Seller or by which its properties are bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller is a party or by which Seller or its properties are bound or affected, except for any conflicts, defaults or violations which would not reasonably be expected to have a Material Adverse Effect on Seller. No investigation or review by any Governmental Entity is pending or, to the knowledge of Seller, threatened against Seller, nor has any Governmental Entity indicated an intention to conduct the same, other than, in each such case, those the outcome of which would not reasonably be expected to have a Material Adverse Effect on Seller.

          (b) Seller holds all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are material to the operation of the business of Seller (collectively, the "Seller Permits"). Seller is in compliance with the terms of all Seller Permits, except where the failure to hold the same or to so comply would not reasonably be expected to have a Material Adverse Effect on Seller.

     2.10 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Seller has received any notice of assertion, nor, to the knowledge of Seller, is there a threat of an action, suit, proceeding, claim, arbitration or investigation against Seller which would reasonably be expected to have a Material Adverse Effect on Seller, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     2.11 Brokers' and Finders' Fees. Seller has not incurred, nor will it or they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.12 Employees; Employee Benefits.
          -----------------------------

          (a) Schedule 2.12 sets forth the names of all employees of Seller as of the date of this Agreement (the "Seller Employees") and, with respect to each Seller Employee, such Seller Employee's job title and the date of commencement of employment of such Seller Employee. Seller has accrued on its books and records all obligations for salaries, vacations, benefits and other compensation with respect to its Seller Employees and any of its Former Seller Employees (as defined below), to the extent required by GAAP, including, but not limited to, severance, bonuses, incentive and deferred compensation, and all commissions and other fees payable to salespeople, sales representatives and other agents. Seller does not currently offer, and has never offered, retiree health and insurance benefits to Seller Employees and Former Seller Employees, and Seller does not have any liabilities (contingent or otherwise) with respect thereto. Except as set forth in Schedule 2.12, there are no outstanding loans from Seller to any Seller Employee or any other third party. Complete and correct copies of all written agreements with or concerning Seller Employees, including, without limitation, union and collective bargaining agreements, and all employment policies, and all amendments and supplements thereto, have been delivered to Buyer, and a list of all such agreements and policies is set forth in Schedule 2.12. None of the Seller Employees has, to the knowledge of Seller, indicated a desire to terminate his or her employment other than at normal retirement age, or any intention to terminate his or her employment in connection with the transactions contemplated by this Agreement. Except as set forth in Schedule 2.12, since its formation, Seller has not, except in the ordinary course of business and consistent with past practice, (i) increased the salary or other compensation payable or to become payable to or for the benefit of any of the Seller Employees, (ii) provided any of the Seller Employees with any increased security or tenure of employment, (iii) increased the amounts payable to any of the Seller Employees upon the termination of any such person's employment or (iv) adopted, increased, augmented or improved benefits granted to or for the benefit of any of the Seller Employees under any Seller Benefit Plan.

          (b) Seller has complied at all times and in all material respects with all laws, statutes, rules and regulations applicable with respect to employees in each of the jurisdictions in which it operates and/or does business. Seller has complied in all material respects with Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, the Family Medical Leave Act, the Fair Labor Standards Act, as amended, the National Labor Relations Act, and all applicable laws, statutes and regulations governing payment of minimum wages and overtime rates, labor standards, working conditions, the withholding and payment of Taxes or any other kind of governmental charge from compensation, terms and conditions of employment, workplace safety, workers' compensation, disability pay, social benefits whether or not imposed by a governmental program, discriminatory practices, including, without limitation, with respect to employment and discharge, or otherwise relating to the conduct of employers with respect to employees or potential employees (collectively, the "Employee Laws"), and there have been no claims made or, to the knowledge of Seller, threatened thereunder against Seller arising out of or relating to or alleging any violation of any of the foregoing. Seller has complied in all material respects with the employment eligibility verification form requirements under the Immigration and Naturalization Act, as amended ("INA"), with respect to Seller Employees, Seller has complied with the paperwork provisions and anti-discrimination provisions of the INA and Seller has obtained and maintained the employee records and I-9 forms with respect to the Seller Employees in proper order as required by law. Seller is not currently employing any Seller Employees who are not citizens of the United States or who are not authorized to work in the United States. There are no controversies, strikes, work stoppages, picketing, filed grievances, job actions, unfair labor practice charges, investigations, complaints, disputes or other proceedings pending or threatened between Seller and any of the Seller Employees or Former Seller Employees (as defined below); no labor union or other collective bargaining unit represents or has ever represented any of the Seller Employees in connection with their employment with Seller; Seller has no knowledge of any organizational effort by any labor union or other collective bargaining agent currently under way or threatened with respect to any Seller Employees; no negotiation with or consent of any labor union or other collective bargaining unit representing Seller Employees is required to consummate the transactions contemplated by this Agreement; and Seller has not incurred any liability under the Worker Adjustment Retraining Notification Act ("WARN") or similar state and local laws.

          (c) None of the Seller Employees are "leased employees" within the meaning of Section 414(n) of the Code. Schedule 2.12 sets forth a list of each defined benefit and defined contribution plan, stock ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, deferred compensation agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), medical or life insurance plan, providing benefits to any Seller Employee, retiree or Former Seller Employee or any of their dependents, survivors or beneficiaries, employee stock option or stock purchase plan, severance pay, termination or salary continuation plan,
Section 125 cafeteria plan, fringe benefit plan, and each other employee benefit plan, program or arrangement, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is maintained by Seller for the benefit of or relating to any of the Seller Employees or to any former employees of Seller (the "Former Seller Employees") or their dependents, survivors or beneficiaries, whether or not legally binding, and for which Seller could reasonably have any liabilities, all of which are herein referred to as the "Seller Benefit Plans." Except as set forth on Schedule 2.12(c), none of Buyer, Merger Sub, Surviving Corporation or Seller will incur any liability under any severance agreement, deferred compensation agreement, employment agreement, similar agreement or Seller Benefit Plan as a result of the consummation of the transactions contemplated by this Agreement.

          (d) Each Seller Benefit Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) meets the requirements of
Section 401(a) of the Code; the trust, if any, forming part of such plan is exempt from U.S. Federal income Tax under Section 501(a) of the Code; a favorable determination letter has been issued by the IRS after January 1,

1994 with respect to each plan and trust and each amendment thereto; and since the date of such determination letter there are no circumstances which are likely to adversely affect the qualification of such plan. No Seller Benefit Plan is a "voluntary employees beneficiary association" (within the meaning of Section 501(c)(9) of the Code) and there have been no other "welfare benefit funds" relating to Seller Employees or Former Seller Employees within the meaning of Section 419 of the Code. No event or condition exists with respect to any Seller Benefit Plan that could subject Seller to any Tax under Section 4980B of the Code or, for plan years beginning before January 1, 1989, Section 162(k) of the Code. With respect to each Seller Benefit Plan, Seller has heretofore delivered to Buyer complete and correct copies of the following documents, where applicable: (i) the most recent annual report (Form 5500 series), together with schedules, as required, filed with the IRS, and any financial statements and opinions required by Section 103(a)(3) of ERISA, (ii) the most recent determination letter issued by the IRS, (iii) the most recent summary plan description and all modifications, (iv) the text of the Seller Benefit Plan and of any trust, insurance or annuity contracts maintained in connection therewith,
(v) the most recent actuarial report, if any, relating to the Seller Benefit Plan and (vi) the most recent actuarial valuation, study or estimate of any retiree medical and life insurance benefits plan or supplemental retirement benefit plan.

          (e) Except as set forth on Schedule 2.12, neither Seller nor any corporation or other trade or business under common control with Seller (as determined pursuant to Section 414(b) or (c) of the Code) (a "Common Control Entity") maintains or contributes to or in any way directly or indirectly has any liability (whether contingent or otherwise) with respect to, any "multiemployer plan," within the meaning of Section 3(37) or 4001(a)(3) of ERISA, or any other employee pension benefit plan subject to Title IV of ERISA or Section 412 of the Code; no Seller Benefit Plan or of any Common Control Entity is subject to Title IV of ERISA. No contingent or other liability with respect to which Seller has or could have any liability exists under Title IV of ERISA to the Pension Benefit Guaranty Corporation (the "PBGC") or to any Seller Benefit Plan; and no assets of the Seller are subject to a lien under Sections 4064 or 4068 of ERISA. Except as set forth on in Schedule 2.12, all contributions required to be made to or with respect to each Seller Benefit Plan with respect to the service of Seller Employees or Former Seller Employees prior to the date hereof have been made or have been accrued for in the books and records of Seller for all periods through the date hereof. Seller does not have any obligation to provide post-retirement medical or other benefits to Seller Employees or Former Seller Employees or their survivors, dependents and beneficiaries, except as may be required by Section 4980B of the Code or Part 6 of Title I of ERISA or applicable state medical benefits continuation law and Seller may terminate any such post-retirement medical or other benefits upon thirty (30) days' notice or less without any liability therefor.

          (f) None of the Seller Benefit Plans has been subject to a "reportable event," within the meaning of Section 4043 of ERISA (whether or not waived), within the 24-month period ended on the date hereof; there have been no "prohibited transactions" within the meaning of Section 4975 of the Code or Part 4 of Subtitle B of Title I of ERISA in connection with any of the Seller Benefit Plans that, assuming the taxable period of such transaction expired as of the date hereof, could subject Seller to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which could have a Material Adverse Effect; none of the Seller Benefit Plans which are subject to Section 412 of the Code has incurred any "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code and Seller is not subject to a lien under
Section 412(n) of the Code; each Seller Benefit Plan has, in all material respects, been administered to date in accordance with the applicable provisions of ERISA, the Code and applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Seller Benefit Plan is maintained; all reports and information required to be filed with the Department of Labor, the IRS or the PBGC with respect to any Seller Benefit Plan have been timely filed or delivered; there is no arbitration, claim or suit pending or, to the knowledge of Seller, threatened, involving a Seller Benefit Plan (other than routine claims for benefits), and, to the knowledge of Seller, there is no basis for such a claim; none of the Seller Benefit Plans nor any fiduciary thereof has been, to the knowledge of Seller, the direct or indirect subject of an order or investigation or examination by a governmental or quasi-governmental agency and there are no matters pending before the IRS, the Department of Labor, or any other governmental agency with respect to a Seller Benefit Plan; and there has not been and will be no "parachute payment" (as defined in Section 280G(b)(2) of the Code) to any of the Seller Employees prior to the Closing or as a result of the transactions contemplated by this Agreement.

     2.13 Absence of Liens and Encumbrances. Seller has good, valid and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its properties and assets, real, personal and mixed, tangible and intangible, used in its business, free and clear of any mortgages, pledges, security interests, liens, claims, charges, equities, conditional sales contracts, restrictive reservations, options, first refusal rights or encumbrances of any nature whatsoever ("Encumbrances").

     2.14 Environmental Matters.
          ----------------------

          (a) Hazardous Material. To Seller's knowledge, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (each, a "Hazardous Material"), but excluding office and janitorial supplies, are present in the soil, groundwater, building materials or ambient air of any real property currently occupied by Seller, and Seller has not received any notice that it is allegedly liable for the presence of Hazardous Materials in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Seller has at any time owned, operated, occupied or leased.

          (b) Hazardous Materials Activities. To Seller's knowledge, Seller has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Seller disposed of, transported, sold, or manufactured any product containing a Hazardous

Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) Permits. Seller currently holds all environmental approvals, permits, licenses, clearances and consents (the "Seller Environmental Permits") necessary for the conduct of Seller's Hazardous Materials Activities as currently conducted and other businesses of Seller as such activities and businesses are currently being conducted, except where the failure to so hold could not have a Material Adverse Effect on Seller.

          (d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of Seller, threatened concerning any Seller Environmental Permit or any Hazardous Materials Activity of Seller. Seller is not aware of any fact or circumstance which could involve Seller in any environmental litigation or impose upon Seller any environmental liability that would have a Material Adverse Effect on Seller.

     2.15 Major Customers. Seller has not received any notice or other written communication from any customer of Seller terminating or reducing, or setting forth an intention to terminate or reduce in the future, or otherwise reflecting a material adverse change in, the business relationship between such customer and Seller and, to the knowledge of Seller, there has never been any material adverse change in the business relationship of Seller with any such customer.

     2.16  Agreements, Contracts and Commitments.  (a) Except as set forth in
Schedule 2.16, Seller is not a party to or bound by:

          (i)  any collective bargaining agreements;

          (ii) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other Seller Benefit Plans or arrangements;

          (iii) any employment or consulting agreement, contract or commitment not terminable by Seller on no more than 30 days' notice without liability;

          (iv) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (v) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between Seller and any of its officers or directors;

          (vi) any agreement, contract or commitment containing any covenant limiting the freedom of Seller to engage in any line of business or compete with any person;

          (vii) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $25,000 and not cancelable without penalty;

          (viii) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (ix) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

          (x)  any joint marketing, sales or development agreement;

          (xi) any distribution agreement (identifying any that contain exclusivity provisions);

          (xii) any royalty agreement; or

          (xiii) any other agreement, contract or commitment (excluding real and personal property leases) which involve payment by Seller under any such agreement, contract or commitment of $10,000 or more in the aggregate.

          (b) Schedule 2.16 contains a complete and correct list of all Seller Contracts (as defined below) which are valid and binding upon Seller and, to Seller's knowledge, any other party to said Seller Contract, whether written or oral. Neither Seller, nor to the knowledge of Seller, any other party to a Seller Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Seller is a party or by which it is bound of the type set forth in
Schedule 2.16 or described in clauses (i) through (xiii) above (any such agreement, contract or commitment, a "Seller Contract") in such a manner as would permit any other party to cancel or terminate any such Seller Contract, or would permit any other party to seek damages.

     2.17 Change of Control Payments. Except as set forth on Schedule 2.17, there are no plans or agreements pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers or directors of Seller as a result of or in connection with the Merger.

     2.18 Title to Properties and Related Matters.
          ----------------------------------------

          (a)  Seller does not own or lease any real property.

          (b) All items of equipment, machinery, vehicles, furniture, fixtures and other tangible personal property currently owned or used by Seller as of the date hereof are in reasonable operating condition and repair, ordinary wear and tear excepted, taking into consideration its age and period of use, are physically located at or about Seller's place of business or where it otherwise conducts its business and are owned outright by Seller or validly leased under one of the leases set forth in Schedule 2.18. No material items of such personal property are subject to any agreement, arrangement or understanding for its use by any person other than Seller. To the knowledge of Seller, the maintenance and operation thereof has complied in all material respects with all applicable laws, regulations, ordinances, contractual commitments and obligations. Except as set forth in the Schedule 2.18 or as disclosed in the Seller Financials, no item of tangible personal property owned or used by Seller is subject to any conditional sale agreement, installment sale agreement or title retention agreement or arrangement of any kind; as to each material item of personal property subject to any such agreement or arrangement, the Schedule 2.18 set forth a brief description of the property in question and the amount and repayment terms of the underlying obligation.

          (c) Schedule 2.18 sets forth a complete and correct list and summary description of all tangible personal property leases to which Seller is a party (either as lessor or lessee), together with a brief description of the property leased and identifying the date and term of the lease, the amount and timing of lease payments and any renewal or purchase options, provided that, with respect to personal property leases, only those leases wherein the property leased has a fair market value exceeding $1,000 or the total annual rental payments exceed $5,000 ("Material Personal Property Leases") shall be required to be disclosed. Seller has made available to Buyer complete and correct copies of each lease (and any amendments thereto) listed in Schedule 2.18. Except as set forth in Schedule 2.18, (i) each such lease is in full force and effect;
(ii) all lease payments due to date on any such lease have been paid, and neither Seller nor (to the knowledge of Seller) any other party is in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by Seller or (to the knowledge of Seller) any other party under such lease; (iii) there are no disputes or disagreements between Seller, on the one hand, and any other party, on the other hand, with respect to any such lease; and (iv) the lessor under each such lease has consented or been given notice (where such consent or the giving of such notice is necessary) sufficient that such lease shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without any modification in the rights or obligations of the lessee under any such lease.

     2.19.Computer Software.
          ------------------

          (a) Schedule 2.19 sets forth a complete and correct list of all computer systems and software which are used by Seller in the administration and/or financial accounting of its business (the "Seller Proprietary Software"). Except as set forth in Schedule 2.19, Seller is the owner or licensee of the Seller Proprietary Software, and, to the knowledge of Seller, the Seller Proprietary Software does not infringe any patent, copyright, trade secret, service mark, trademark or any other right of any third party.

          (b) Seller warrants that (i) all non-Seller Proprietary
Software material to the conduct of its business was commercially available at the time of its acquisition by Seller and was acquired by Seller though normal business channels and (ii) neither Seller, nor any affiliates, agents or third-party consultants (but only with respect to services rendered to Seller) are in breach of any licensing arrangements (including, without limitation, payment of applicable user fees) with respect to any non-Seller Proprietary Software.

     2.20 Board of Directors and Stockholder Approval. The Board of Directors of Seller has, as of the date of this Agreement, determined (i) that the Merger is fair to and in the best interests of Seller and its stockholders, and (ii) to recommend that the stockholders of Seller approve this Agreement.

     2.21 Minute Books. The minute books of Seller made available to counsel for Buyer are the only minute books of Seller and contain a reasonably accurate summary, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of Seller.

     2.22 Material Suppliers; Inventories.
          --------------------------------

          (a) Seller purchases its supplies and materials from a number of suppliers, none of which represented more than five percent (5%) of aggregate purchases of Seller, except as set forth on Schedule 2.22. None of the suppliers has given Seller any notice or other written communication terminating, suspending or materially reducing, or setting forth an intention to terminate, suspend or materially reduce in the future, or otherwise reflecting any change, occurrence or other event that has resulted in or is reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect in the business relationship between such supplier and Seller and, to the knowledge of Seller, there has not been any adverse change in the business relationship of Seller with any such supplier.

          (b) The inventory of materials used by the Seller in the conduct of its business (the "Seller Inventory") is owned by it free and clear of any Encumbrances, and all of the Seller Inventory, if any, is serviceable and in good condition, reasonable wear and tear excepted.

     2.23 Compliance with Applicable Law. Seller is not in violation of any applicable foreign or domestic laws, rules, regulations, ordinances, codes, judgments, orders, injunctions, writs or decrees of any Federal, state, local or foreign court or governmental body or agency thereof to which it may be subject which are applicable to or which would reasonably be expected to affect the respective businesses or operations of Seller, except for any violations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No claims have been filed against Seller, and Seller has not received any notice, alleging any such violation, nor, to the knowledge of Seller, is there any inquiry, investigation or proceeding relating thereto.

     2.24 Accounts Receivable. Schedule 2.24 sets forth all of Seller's accounts receivable as of the date specified in Schedule 2.24, which date is no less than thirty days prior to the date hereof. All such accounts receivable of Seller and those arising after the date set forth on Schedule 2.24 and prior to Closing (collectively, the "Seller Receivables") (a) arose and will arise from bona fide sales of goods or services in the ordinary course of business and consistent with past practice; (b) are owned and will be owned by Seller at Closing free and clear of any Encumbrances; and (c) are accurately and fairly reflected on the Seller Financials or, with respect to Seller Receivables created after the date of the Seller Financials and through the Closing Date, are and will be accurately and fairly reflected in the books and records of Seller.

     2.25 Accounts Payable. Schedule 2.25 sets forth all of the Seller's accounts payable as of the date specified in Schedule 2.25, which date is no less than thirty days prior to the date hereof, grouped by those which are, as of the date of this Agreement, currently due and payable without penalty, past due from 1-30 days, past due from 31-60 days, past due from 61-90 days and past due more than 90 days. All accounts payable of Seller set forth on Schedule 2.25 and those arising after the date thereof and prior to Closing (collective, the "Seller Payables") (a) arose and will arise from bonafide purchases of goods or services in the ordinary course of business and consistent with past practice and (b) are accurately and fairly reflected on the Seller Financials or, with respect to Seller Payables created after the date of the Seller Financials, are and will be accurately and fairly reflected in the books and records of Seller.

     2.26 Insurance. Schedule 2.26 contains a complete and correct list of all insurance policies carried by, or covering, Seller with respect to their businesses, together with, in respect of each such policy, the name of the insurance carrier, the policy number, the risk insured against, the limits of coverage, the policy term, and the expiration date thereof. All such policies are in full force and effect, and no notice of cancellation has been given with respect to any such policy. All premiums due thereon have been paid in a timely manner. Seller believes that the policies of insurance identified in Schedule
2.26 adequately insure Seller.

     2.27 Bank Accounts; Powers of Attorney. The Seller has previously provided Buyer with a complete and correct list showing: (a) all banks in which Seller maintains a bank account or safe deposit box (collectively, "Bank Accounts"), together with, as to each such Bank Account, the account number, the names of all signatories thereof and the authorized powers of each such signatory and, with respect to each such safe deposit box, the number thereof and the names of all persons having access thereto; and (b) the names of all persons holding powers of attorney from Seller and a summary statement of the terms thereof.

     2.28 Transactions with Related Parties. Schedule 2.28 contains an accurate and complete list and description of all agreements, arrangements and understandings (including outstanding indebtedness) which are currently in effect or which occurred at any time after December 31, 1999 between Seller and any of the following: (i) each director and officer of Seller; (ii) the spouses, children, grandchildren, siblings, parents, grandparents, uncles, aunts, nieces, nephews or first cousins of any such director or officer or their spouses (collectively, "near relatives"); (iii) any trust for the benefit of any such director or officer of Seller or any of their respective near relatives; and
(iv) any corporation, partnership, joint venture or other entity owned or controlled by any such director or officer or any of their respective near relatives.

     2.29 Warranties. Seller has previously delivered to Buyer copies of all past and present standard and other express warranties extended by Seller with respect to the products and services now or in the past six years sold by Seller. Seller has not, and Seller knows of no basis for, any material liability as a result of claims against Seller based on products sold and services rendered by Seller on or prior to the date hereof, nor has Seller received any notices from any person threatening any such claim.

     2.30 Proxy Statement/SEC Filings. None of the information supplied or to be supplied by Seller in writing for inclusion or incorporation by reference in any proxy statement to be furnished to Buyer's stockholders, or in any required filing with the Securities and Exchange Commission ("SEC") related to the Merger, will, on the date any such proxy statement is delivered to Buyer's stockholders or any such filing with the SEC is made, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading.

     2.31 Disclosure. No representation or warranty by Seller contained in this Agreement (including, without limitation, Section 2.1 through 2.30, inclusive), nor any other statement, schedule, certificate or other document delivered or to be delivered by Seller to Buyer or Merger Sub pursuant hereto or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances in which they were made, not misleading.


                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB

     Buyer and Merger Sub represent and warrant to Seller, subject to the exceptions disclosed in writing in the disclosure schedules attached hereto supplied by Buyer to Seller (the disclosures contained on any schedule or subsection of a schedule being deemed a disclosure under all other applicable schedules or subsections of schedules), as follows:

     3.1 Organization of Buyer.  Buyer and its  subsidiaries  listed on Schedule
3.1 (collectively, the subsidiaries of Buyer are referred to collectively as the "Buyer Subsidiaries" or individually as a "Buyer Subsidiary", and together with the Buyer, as the "Buyer Group") is each a corporation duly organized, validly existing and, except as set forth on Schedule 3.1, in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below) on Buyer Group. Set forth on Schedule 3.1 is a true and complete list of all of Buyer's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and Buyer's equity interest therein. Merger Sub has no subsidiaries. Except for PWR Systems, Inc., Renaissance Multimedia, Inc. and Software Publishing Corporation, the Buyer

Subsidiaries have no material assets, liabilities or operations. Buyer has delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws of Buyer and similar governing instruments of each Buyer Group member, each as amended to date, to counsel for Seller. When used in connection with Buyer Group, the term "Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Buyer Group taken as a whole.

     3.2 Buyer and Merger Sub Capital Structure. The authorized capital stock of Buyer consists of 60,000,000 shares of Buyer Common Stock, of which there were 2,523,867 shares issued and outstanding as of the date of this Agreement, and 2,000,000 shares of serial preferred stock, par value $.001 per share, of which no shares were issued or outstanding as of the date of this Agreement. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $.001 per share, 100 shares of which, as of the date of this Agreement, are issued and outstanding and are held by Buyer. All outstanding shares of the Buyer Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Buyer or any agreement or document to which Buyer is a party or by which it is bound. As of the date of this Agreement, Buyer had reserved an aggregate of 1,077,909 shares of Common Stock, net of exercises, for issuance to employees, officers, directors, advisors and consultants pursuant to Buyer's stock option plans, under which options to purchase an aggregate of 999,427 shares of Buyer Common Stock have been granted, as set forth on Schedule 3.2. In addition, Buyer has outstanding options and warrants to purchase up to 369,970 shares of Buyer Common Stock granted outside the Buyer's stock option plans, as set forth on Schedule 3.2. All shares of the Buyer Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

     3.3 Obligations With Respect to Buyer Common Stock.  Except as set forth in
Section 3.2 or Schedule 3.3, there are no equity securities of any class of Buyer, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities Buyer owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of Buyer, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in
Section 3.2 or in Schedule 3.3, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which Buyer or any of its subsidiaries is a party or by which it is bound obligating Buyer or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of Buyer Common Stock or Buyer preferred stock or obligating Buyer or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except as set forth on Schedule 3.3, there are no registration rights and, to the knowledge of Buyer there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Buyer or with respect to any equity security of any class of any of its subsidiaries.

     3.4  Authority.
          ----------

          (a) Each of Buyer and Merger Sub has all requisite corporate power and authority to enter into this Agreement and the other documents to be executed by Buyer and Merger Sub in connection herewith (the "Buyer Ancillary Agreements") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Buyer Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Buyer and, in the case of this Agreement, Merger Sub. This Agreement has been, and the Buyer Ancillary Agreements at the Closing will be, duly executed and delivered by each of Buyer and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by Seller, constitute the valid and binding obligations of each of Buyer and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. Except as set forth on Schedule 3.4, the execution and delivery of this Agreement and the Buyer Ancillary Agreements by each of Buyer and Merger Sub does not, and the performance of this Agreement and the Buyer Ancillary Agreements by each of Buyer and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Buyer or Merger Sub,
(ii) subject to compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Buyer or Merger Sub or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Buyer's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Buyer or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or Merger Sub is a party or by which Buyer or Merger Sub or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on Buyer Group. Schedule 3.4 lists all consents, waivers and approvals under any of Buyer's agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Buyer or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable Federal and state securities laws and the laws of any foreign country.

     3.5 Buyer Financial Statements. Each of the audited consolidated financial statements of Buyer as of and for the years ended December 31, 1999 and 2000 (including, in each case, any related notes thereto) filed by Buyer with the SEC (the "Audited Buyer Financials"), was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Buyer and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated. Each of the unaudited interim financial statements of Buyer ("Interim Buyer Financials", and together with the Audited Buyer Financials, the "Buyer Financials") as of and for the nine month period ended September 30, 2001 filed by Buyer with the SEC, was prepared on a basis consistent with the preparation of the Audited Buyer Financials, except for the exclusion of footnotes and except that such Interim Buyer Financials were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount, and except as set forth on Schedule 3.5. The balance sheet of Buyer as of September 30, 2001 is hereinafter referred to as the "Buyer Balance Sheet." Except as disclosed in the Buyer Financials, neither Buyer nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements which are, individually or in the aggregate, material to the business, results of operations or financial condition of Buyer and its subsidiaries taken as a whole, except liabilities incurred since the date of the Buyer Balance Sheet in the ordinary course of business consistent with past practices.

     3.6 Absence of Certain Changes or Events. Except as set forth in Schedule 3.6, since December 31, 2000, Buyer Group has carried on its business in the ordinary course and in all material respects consistent with past practice. Except as set forth in Schedule 3.6, since December 31, 2000, no Buyer Group member has:

          (a) incurred any obligation or liability (whether absolute, accrued, contingent or otherwise), except pursuant to the terms of this Agreement or except in the ordinary course of business and consistent with past practice;

          (b) suffered any damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or business, to the extent that the same exceeds $10,000 individually or $25,000 in the aggregate;

          (c) mortgaged, pledged or subjected to any lien, charge or other Encumbrance any of its assets, tangible or intangible, except in the ordinary course of business and consistent with past practice;

          (d) sold or transferred any of its assets, except in the ordinary course of business and consistent with past practice, or canceled or compromised any material debts or waived any claims or rights of a material nature;

          (e) leased, licensed or granted to any person or entity any rights in any of its assets or properties outside the ordinary course of business and inconsistent with past practice;

          (f) experienced any material adverse change in its financial condition, results of operations, cash flows, assets, liabilities, business or operations;

          (g) made any change in any accounting principle or practice or in its method of applying any such principle or practice;

          (h) issued any additional shares of its capital stock or any options, warrants or other rights to purchase, or any securities convertible into or exchangeable for, shares of its capital stock;

          (i) declared or paid any dividends on or made any other distributions (however characterized) in respect of shares of its capital stock;

          (j)  repurchased or redeemed any shares of its capital stock;

          (k) granted any general or specific increase in the salary, commission rate or other compensation (including, without limitation, bonuses, profit sharing or deferred compensation) payable or to become payable to any of its employees or agents, except as required under existing contractual obligations of the Buyer Group member, or adopted any Buyer Group Benefit Plan, or increased, augmented or improved the benefits granted to or for the benefit of any Buyer Employee (as that term is hereinafter defined) under any Buyer Group Benefit Plan; or

          (l)  entered into any agreement to do any of the foregoing.

     3.7  Taxes.
          ------

          (a) Except as set forth in Schedule 3.7, all returns and reports relating to Taxes (as hereinafter defined) which are required to be filed with respect to the Buyer Group or any of its individual members on or before the date hereof or which will be required to be filed on or before the Closing Date have been, or will be, duly and timely filed and all such returns and reports are, or will be, complete and correct in all material respects. Except as set forth in Schedule 3.7, all Taxes, assessments, fees and other governmental charges imposed on or with respect to the Buyer Group or any of its individual members which have become due and payable on or before the Closing Date have been, or will be prior to the Closing Date, paid in a timely manner by Buyer or the applicable Buyer Group member, or shall be accrued for in the Buyer Financials or in the books of Buyer or the applicable Buyer Group member. Except as set forth in Schedule 3.7 hereto, there are no actions or proceedings currently pending or, to the knowledge of Buyer, threatened against a Buyer Group member by any Governmental Entity for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted or, to the knowledge of Buyer, threatened, against a Buyer Group member, and there are no matters under discussion by a Buyer Group member with any Governmental Entity regarding claims for the assessment or collection of Taxes against such Buyer Group member. Except as set forth in Schedule 3.7, there are no agreements, waivers or applications by a Buyer Group member for an extension of time for the assessment or payment of any Taxes. There are no Tax liens on any of the assets of a Buyer Group member (other than any lien for current Taxes not yet due and payable). No claim has ever been made by any Governmental Entity in a jurisdiction where a Buyer Group member does not file Tax returns or reports that it is or may be subject to taxation by that jurisdiction. No Buyer Group member is a party to any Tax allocation or sharing agreement. Except as set forth on Schedule 3.7, no Buyer Group member is or has ever been a member of an affiliated group of corporations filing a consolidated U.S. Income Tax return and is not liable, as a transferee or successor (by contract or otherwise), for the Taxes of any corporation that previously was a member of such an affiliated group.

          (b) No Buyer Group member has, with regard to any assets or property held, acquired or to be acquired by such Buyer Group member, filed a consent to the application of Section 341(f) of the Code.

          (c) No Buyer Group member conducts any operations or sales which have been or are required to be reported to the IRS under the provisions of Section 999 of the Code.

     3.8  Intellectual Property.
          ----------------------

          (a) To the knowledge of Buyer, each Buyer Group member owns, or has the right to use, sell or license all patents, trademarks, trade names, service marks, copyrights and other intellectual property necessary or required for the conduct of its business as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "Buyer Group IP Rights"), except for any failure to own or have the right to use, sell or license that would not reasonably be expected to have a Material Adverse Effect on Buyer Group.

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Buyer Group IP Rights (the "Buyer Group IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Buyer Group IP Rights or impair the right of a Buyer Group member or the Surviving Corporation to use, sell or license any Buyer IP Group Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect on Buyer Group.

          (c) To the knowledge of Buyer, except as set forth on Schedule
3.8, (i) neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Buyer violates any license or agreement between any Buyer Group member and any third party or infringes any intellectual property right of any other party; and
(ii) there is no pending or, to the knowledge of Buyer, threatened, claim, arbitration or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Buyer Group IP Rights, nor has any Buyer Group member received any written notice asserting that any Buyer Group IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, except, with respect to clauses (i) and (ii), for any violations, infringements, claims or litigation that would not reasonably be expected to have a Material Adverse Effect on Buyer Group.

          (d) Except as set forth on Schedule 3.8, Buyer Group has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Buyer Group IP Rights.

     3.9  Compliance; Permits; Restrictions.
          ----------------------------------

          (a) Except as set forth on Schedule 3.9, no Buyer Group member is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to it or by which its properties are bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which it or its properties are bound or affected, except for any conflicts, defaults or violations which would not reasonably be expected to have a Material Adverse Effect on Buyer Group. No investigation or review by any Governmental Entity is pending or, to the knowledge of Buyer, threatened against any Buyer Group member, nor has any Governmental Entity indicated an intention to conduct the same, other than, in each such case, those the outcome of which would not reasonably be expected to have a Material Adverse Effect on Buyer Group.

          (b) Each Buyer Group member holds all permits, licenses, variances, exemp tions, orders and approvals from Governmental Entities which are material to the operation of its business (collectively, the "Buyer Permits"). Buyer Group is in compliance with the terms of all Buyer Permits, except where the failure to hold the same or to so comply would not reasonably be expected to have a Material Adverse Effect on Buyer Group.

     3.10 Litigation. Except as set forth on Schedule 3.10, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which any Buyer Group has received any notice of assertion nor, to the knowledge of Buyer, is there a threat of an action, suit, proceeding, claim, arbitration or investigation against any Buyer Group member which would reasonably be expected to have a Material Adverse Effect on Buyer Group, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     3.11 Brokers' and Finders' Fees. Except as set forth on Schedule 3.11, Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.12 Employees; Employee Benefits.
          -----------------------------

          (a) Schedule 3.12 sets forth the names of all Employees of each Buyer Group member as of the date of this Agreement (the "Buyer Employees") and, with respect to each Buyer Employee, such Buyer Employee's job title and the date of commencement of employment of such Buyer Employee. Each Buyer Group member has accrued on its books and records all obligations for salaries, vacations, benefits and other compensation with respect to its Buyer Employees and any of its Former Buyer Employees (as defined below), to the extent required by GAAP, including, but not limited to, severance, bonuses, incentive and deferred compensation, and all commissions and other fees payable to salespeople, sales representatives and other agents. No Buyer Group member currently offers, and has never offered, retiree health and insurance benefits to Buyer Employees and Former Buyer Employees, and no Buyer Group member has any liabilities (contingent or otherwise) with respect thereto. Except as set forth in Schedule 3.12, there are no outstanding loans from any Buyer Group member to any Buyer Employee or any other third party. Complete and correct copies of all written agreements with or concerning Buyer Employees, including, without limitation, union and collective bargaining agreements, and all employment policies, and all amendments and supplements thereto, have been delivered to Seller, and a list of all such agreements and policies is set forth in Schedule 3.12. None of the Buyer Employees has, to the knowledge of Buyer, indicated a desire to terminate his or her employment other than at normal retirement age, or any intention to terminate his or her employment in connection with the transactions contemplated by this Agreement. Except as set forth in Schedule 3.12, since December 31, 2000, no Buyer Group member has, except in the ordinary course of business and consistent with past practice, (i) increased the salary or other compensation payable or to become payable to or for the benefit of any of the Buyer Employees, (ii) provided any of the Buyer Employees with any increased security or tenure of employment, (iii) increased the amounts payable to any of the Buyer Employees upon the termination of any such person's employment or (iv) adopted, increased, augmented or improved benefits granted to or for the benefit of any of the Buyer Employees under any Buyer Group Benefit Plan.

          (b) Each Buyer Group member has complied at all times and in all material respects with all laws, statutes, rules and regulations applicable with respect to employees in each of the jurisdictions in which it operates and/or does business. Each Buyer Group member has complied in all material respects with all Employee Laws, and there have been no claims made or, to the knowledge of Buyer, threatened thereunder against any Buyer Group member arising out of or relating to or alleging any violation of any of the foregoing. Each Buyer Group member has complied in all material respects with the employment eligibility verification form requirements under the INA, with respect to Buyer Employees, and each Buyer Group member has complied with the paperwork provisions and anti-discrimination provisions of the INA and has obtained and maintained the employee records and I-9 forms with respect to the Buyer Employees in proper order as required by law. No Buyer Group member is currently employing any Buyer Employees who are not citizens of the United States or who are not authorized to work in the United States. There are no controversies, strikes, work stoppages, picketing, filed grievances, job actions, unfair labor practice charges, investigations, complaints, disputes or other proceedings pending or threatened between any Buyer Group member and any of the Buyer Employees or Former Buyer Employees (as defined below); no labor union or other collective bargaining unit represents or has ever represented any of the Buyer Employees in connection with their employment with any Buyer Group member; Buyer has no knowledge of any organizational effort by any labor union or other collective bargaining unit currently under way or threatened with respect to any Buyer Employees; no negotiation with or consent of any labor union or other collective bargaining agent representing Buyer Employees is required to consummate the transactions contemplated by this Agreement; and no Buyer Group member has incurred any liability under WARN or similar state and local laws.

          (c) Except for temporary clerical personnel, none of the Buyer Employees are "leased employees" within the meaning of Section 414(n) of the Code. Schedule 3.12 sets forth a list of each defined benefit and defined contribution plan, stock ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, deferred compensation agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), medical or life insurance plan, providing benefits to any Buyer Employee, retiree or Former Buyer Employee or any of their dependents, survivors or beneficiaries, employee stock option or stock purchase plan, severance pay, termination or salary continuation plan, Section 125 cafeteria plan, fringe benefit plan, and each other employee benefit plan, program or arrangement, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA, which is maintained by each Buyer Group member for the benefit of or relating to any of the Buyer Employees or to any former employees of such Buyer Group member (the "Former Buyer Employees") or their dependents, survivors or beneficiaries, whether or not legally binding, and for which a Buyer Group member could reasonably have any liabilities, all of which are herein referred to as the "Buyer Group Benefit Plans." None of the Buyer Group members will incur any liability under any severance agreement, deferred compensation agreement, employment agreement, similar agreement or Buyer Group Benefit Plan as a result of the consummation of the transactions contemplated by this Agreement.

          (d) Each Buyer Group Benefit Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) meets the requirements of Section 401(a) of the Code; the trust, if any, forming part of such plan is exempt from U.S. Federal income Tax under Section 501(a) of the Code; a favorable determination letter has been issued by the IRS after January 1, 1994 with respect to each plan and trust and each amendment thereto; and since the date of such determination letter there are no circumstances which are likely to adversely affect the qualification of such plan. No Buyer Group Benefit Plan is a "voluntary employees beneficiary association" (within the meaning of Section 501(c)(9) of the Code) and there have been no other "welfare benefit funds" relating to Buyer Employees or Former Buyer Employees within the meaning of Section 419 of the Code. No event or condition exists with respect to any Buyer Group Benefit Plan that could subject any Buyer Group member to any Tax under Section 4980B of the Code or, for plan years beginning before January 1, 1989, Section 162(k) of the Code. With respect to each Buyer Group Benefit Plan, Buyer has heretofore delivered to Seller complete and correct copies of the following documents, where applicable: (i) the most recent annual report (Form 5500 series), together with schedules, as required, filed with the IRS, and any financial statements and opinions required by Section 103(a)(3) of ERISA, (ii) the most recent determination letter issued by the IRS, (iii) the most recent summary plan description and all modifications, (iv) the text of the Buyer Group Benefit Plan and of any trust, insurance or annuity contracts maintained in connection therewith, (v) the most recent actuarial report, if any, relating to the Buyer Group Benefit Plan and (vi) the most recent actuarial valuation, study or estimate of any retiree medical and life insurance benefits plan or supplemental retirement benefit plan.

          (e) Except as set forth on Schedule 3.12, no Buyer Group member or any corporation or other trade or business under common control with Buyer (as determined pursuant to Section 414(b) or (c) of the Code) (a "Common Control Entity") maintains or contributes to or in any way directly or indirectly has any liability (whether contingent or otherwise) with respect to, any "multiemployer plan," within the meaning of Section 3(37) or 4001(a)(3) of ERISA, or any other employee pension benefit plan subject to Title IV of ERISA or Section 412 of the Code; no Buyer Group Benefit Plan or of any Common Control Entity is subject to Title IV of ERISA. No contingent or other liability with respect to which, any Buyer Group member has or could have any liability exists under Title IV of ERISA to the PBGC or to any Buyer Group Benefit Plan; and no assets of any Buyer Group member are subject to a lien under Sections 4064 or 4068 of ERISA. Except as set forth on in Schedule 3.12, all contributions required to be made to or with respect to each Buyer Group Benefit Plan with respect to the service of Buyer Employees or Former Buyer Employees prior to the date hereof have been made or have been accrued for in the books and records of the applicable Buyer Group member for all periods through the date hereof. No Buyer Group member has any obligation to provide post-retirement medical or other benefits to Buyer Employees or Former Buyer Employees or their survivors, dependents and beneficiaries, except as may be required by Section 4980B of the Code or Part 6 of Title I of ERISA or applicable state medical benefits continuation law and each Buyer Group member may terminate any such post-retirement medical or other benefits upon thirty (30) days' notice or less without any liability therefor.

          (f) None of the Buyer Group Benefit Plans have been subject to a "reportable event," within the meaning of Section 4043 of ERISA (whether or not waived), within the 24-month period ended on the date hereof; there have been no "prohibited transactions" within the meaning of Section 4975 of the Code or Part 4 of Subtitle B of Title I of ERISA in connection with any of the Buyer Group Benefit Plans that, assuming the taxable period of such transaction expired as of the date hereof, could subject Buyer to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which could have a Material Adverse Effect; none of the Buyer Group Benefit Plans which are subject to Section 412 of the Code has incurred any "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code and no Buyer Group member is subject to a lien under Section 412(n) of the Code; each Buyer Group Benefit Plan has, in all material respects, been administered to date in accordance with the applicable provisions of ERISA, the Code and applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Buyer Group Benefit Plan is maintained; all reports and information required to be filed with the Department of Labor, the IRS or the PBGC with respect to any Buyer Group Benefit Plan have been timely filed or delivered; there is no arbitration, claim or suit pending or, to the knowledge of Buyer, threatened, involving a Buyer Group Benefit Plan (other than routine claims for benefits), and, to the knowledge of Buyer, there is no basis for such a claim; none of the Buyer Group Benefit Plans nor any fiduciary thereof has been, to the knowledge of Buyer, the direct or indirect subject of an order or investigation or examination by a governmental or quasi-governmental agency and there are no matters pending before the IRS, the Department of Labor, or any other governmental agency with respect to a Buyer Group Benefit Plan; and there has not been and will be no "parachute payment" (as defined in Section 280G(b)(2) of the Code) to any of the Buyer Employees prior to the Closing or as a result of the transactions contemplated by this Agreement.

     3.13 Absence of Liens and Encumbrances. Except as set forth on Schedule 3.13, each Buyer Group member has good, valid and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its properties and assets, real, personal and mixed, tangible and intangible, used in its business, free and clear of any Encumbrances.

     3.14 Environmental Matters.
          ----------------------

          (a) Hazardous Material. To Buyer's knowledge, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (each, a "Hazardous Material"), but excluding office and janitorial supplies, are present in the soil, groundwater, building materials or ambient air of any real property currently occupied by any Buyer Group member, and no Buyer Group member has received any notice that it is allegedly liable for the presence of Hazardous Materials in, on or under any property, including the land and the improvements, ground water and surface water thereof, that any Buyer Group member has at any time owned, operated, occupied or leased.

          (b) Hazardous Materials Activities. No Buyer Group member has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has a Buyer Group member disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) Permits. Each Buyer Group member currently holds all environmental approvals, permits, licenses, clearances and consents (the "Buyer Environmental Permits") necessary for the conduct of its Hazardous Materials Activities as currently conducted and other of its businesses as such activities and businesses are currently being conducted, except where the failure to so hold could not have a Material Adverse Effect on Buyer Group.

          (d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of Buyer, threatened concerning any Buyer Environmental Permit or any Hazardous Materials

Activity of Buyer. Buyer is not aware of any fact or circumstance which could involve any Buyer Group member in any environmental litigation or impose upon Buyer any environmental liability that would have a Material Adverse Effect on Buyer Group.

     3.15 Major Customers. Except as set forth on Schedule 3.15, no Buyer Group member has received any notice or other written communication from any of its customers terminating or reducing, or setting forth an intention to terminate or reduce in the future, or otherwise reflecting a material adverse change in, the business relationship between such customer and the Buyer Group member and, to the knowledge of Buyer, there has not been any material adverse change in the business relationship of any Buyer Group member with any such customer since December 31, 1999.

     3.16  Agreements,  Contracts  and  Commitments.  (a) Except as set forth in
Schedule 3.16, no Buyer Group member is a party to or bound by:

          (i)  any collective bargaining agreements;

          (ii) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other Buyer Group Benefit Plans or arrangements;

          (iii) any employment or consulting agreement, contract or commitment not terminable by the Buyer Group member on no more than 30 days' notice without liability;

          (iv) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (v) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between the Buyer Group member and any of its officers or directors;

          (vi) any agreement, contract or commitment containing any covenant limiting the freedom of a Buyer Group member to engage in any line of business or compete with any person;

          (vii) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $25,000 and not cancelable without penalty;

          (viii) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (ix) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

          (x)  any joint marketing, sales or development agreement;

          (xi) any distribution agreement (identifying any that contain exclusivity provisions);

          (xii)any royalty agreement; or

          (xiii) any other agreement, contract or commitment (excluding real and personal property leases) which involve payment by the Buyer Group member under any such agreement, contract or commitment of $10,000 or more in the aggregate.

     (b) Schedule 3.16 contains a complete and correct list of all Buyer Contracts (as defined below) which are valid and binding upon any Buyer Group member and to the Buyer's knowledge, any other party to said Buyer Contract, whether written or oral. All Buyer Contracts to which a related party of Buyer is a party are on terms no less favorable to Buyer than would be obtained from an unrelated third party. No Buyer Group member, nor to the knowledge of Buyer, any other party to a Buyer Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which a Buyer Group member is a party or by which it is bound of the type set forth in Schedule 3.16 or described in clauses (i) through (xiii) above (any such agreement, contract or commitment, a "Buyer Contract") in such a manner as would permit any other party to cancel or terminate any such Buyer Contract, or would permit any other party to seek damages.

     3.17 Change of Control Payments. Except as set forth on Schedule 3.17, there are no plans or agreements pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers or directors of any Buyer Group member as a result of or in connection with the Merger.

     3.18 Title to Properties and Related Matters.
          ----------------------------------------

          (a) Schedule 3.18 contains a complete and correct list and description of all real property leased by any Buyer Group member (the "Buyer Leased Real Property"), in each case indicating the persons or entities from whom such property is being leased. The applicable Buyer Group member has good and marketable title to all structures, plants, leasehold improvements, systems, fixtures and other property located on or about any of the Buyer Leased Real Property which it owns, as reflected in the Buyer Financials, free of any Encumbrances, and none of such material assets is subject to any agreement, arrangement or understanding for their use by any person other than the applicable Buyer Group member. Except as set forth in Schedule 3.18, no work has been performed on or with respect to or in connection with any of the Buyer Leased Real Property that would cause such Buyer Leased Real Property to become subject to any mechanics', materialmen's, workmen's, repairmen's, carriers' or similar liens in excess of $5,000 individually or $25,000 in the aggregate. The structures, plants, improvements, systems and fixtures (including, without limitation, storage tanks or other impoundment vessels, whether above or below ground) located on each such parcel of Buyer Leased Real Property conform in all material respects with all Federal, state and local statutes and laws and, to the knowledge of Buyer, all ordinances, rules, regulations and similar governmental and regulatory requirements (except as set forth in the Schedule
3.18 hereto) and are in reasonable operating condition and repair, ordinary wear and tear excepted, taking into consideration their respective ages and periods of use. Each such parcel of Buyer Leased Real Property, in view of the purposes for which it is currently used or for which it is proposed to be used pursuant to existing plans, conforms in all material respects with all covenants or restrictions of record and conforms in all material respects with all applicable building codes and zoning requirements, and current, valid certificates of occupancy (or equivalent governmental approvals) have been issued for each item of Buyer Leased Real Property; provided that, for purposes of this sentence, a "material" non-conformity shall be deemed to include, without limitation, any condition giving rise to liabilities, costs or expenses of $5,000 or more individually or $25,000 in the aggregate; and Buyer is not aware of any proposed material change in any such governmental or regulatory requirements or in any such zoning requirements. All existing electrical, plumbing, fire sprinkler, lighting, air conditioning, heating, ventilation, elevator and other mechanical systems located in or about the Buyer Leased Real Property are in reasonable operating condition and repair, ordinary wear and tear excepted, taking into consideration their respective ages and periods of use. The maintenance and operation of such items located in or about Buyer Leased Real Property is and has been conducted in compliance in all material respects with the terms and conditions of all leases to which a Buyer Group member is a party and all material maintenance or repair projects (which, for purposes hereof, shall be deemed to include any one or more items requiring expenditures by a Buyer Group member in excess of $5,000 for each item of Buyer Leased Real Property) required to be undertaken by a Buyer Group member under the terms of such leases within the first year following the Closing Date have been disclosed in Schedule 3.18. To the knowledge of Buyer, the applicable Buyer Group member has the benefit of all material easements, rights-of-way and similar rights necessary to conduct its businesses as presently conducted and to use the items of Buyer Leased Real Property as currently used, including, without limitation, easements and licenses for pipelines, power lines, water lines, roadways and other access. All such easements and rights are valid, binding and in full force and effect, any amounts due and payable thereon to date have been paid or have been fully accrued for in the books and records of the applicable Buyer Group member, as applicable, neither the applicable Buyer Group member nor, to the knowledge of Buyer, any other party thereto is in default thereunder, and there exists no event or condition affecting the applicable Buyer Group member, or, to the knowledge of the Buyer, any other party thereto, which, with the passage of time or the giving of notice or both, would constitute a material default thereunder, which, for purposes hereof, shall be deemed to include, without limitation, any individual or series of defaults resulting in liabilities, costs or expenses of $10,000 or more individually or $25,000 in the aggregate. No such easement or right will be breached by, nor will any party thereto be given a right of termination as a result of, the transactions contemplated by this Agreement. No Buyer Group member currently owns any real property.

          (b) All items of equipment, machinery, vehicles, furniture, fixtures and other tangible personal property currently owned or used by Buyer Group as of the date hereof are in reasonable operating condition and repair, ordinary wear and tear excepted, taking into consideration its age and period of use, are physically located at or about a Buyer Group member's place of business or where it otherwise conducts its business and are owned outright by a Buyer Group member or validly leased under one of the leases set forth in Schedule
3.18. No material items of such personal property are subject to any agreement, arrangement or understanding for its use by any person other than the applicable Buyer Group member. To the knowledge of Buyer, the maintenance and operation thereof has complied in all material respects with all applicable laws, regulations, ordinances, contractual commitments and obligations. Except as set forth in the Schedule 3.18 or as disclosed in the Buyer Financials, no item of tangible personal property owned or used by a Buyer Group member is subject to any conditional sale agreement, installment sale agreement or title retention agreement or arrangement of any kind; as to each material item of personal property subject to any such agreement or arrangement, the Schedule 3.18 set forth a brief description of the property in question and the amount and repayment terms of the underlying obligation.

          (c) Schedule 3.18 sets forth a complete and correct list and summary description of all tangible personal property leases to which a Buyer Group member is a party (either as lessor or lessee), together with a brief description of the property leased and identifying the date and term of the lease, the amount and timing of lease payments and any renewal or purchase options, provided that, with respect to personal property leases, only Material Personal Property Leases shall be required to be disclosed. Buyer has made available to Seller complete and correct copies of each lease (and any amendments thereto) listed in Schedule 3.18. Except as set forth in Schedule 3.18, (i) each such lease is in full force and effect; (ii) all lease payments due to date on any such lease have been paid, and no Buyer Group member nor (to the knowledge of Buyer) any other party is in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the applicable Buyer Group member or (to the knowledge of Buyer) any other party under such lease; (iii) there are no disputes or disagreements between the applicable Buyer Group member, on the one hand, and any other party, on the other hand, with respect to any such lease; and (iv) the lessor under each such lease has consented or been given notice (where such consent or the giving of such notice is necessary) sufficient that such lease shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without any modification in the rights or obligations of the lessee under any such lease.

     3.19.Computer Software.
          ------------------

          (a) Schedule 3.19 sets forth a complete and correct list of all computer systems and software which are used by Buyer Group in the administration and/or financial accounting of its business (the "Buyer Proprietary Software"). Except as set forth in Schedule 3.19, Buyer Group is the owner or licensee of the Buyer Proprietary Software, and, to the knowledge of Buyer, the Buyer Proprietary Software does not infringe any patent, copyright, trade secret, service mark, trademark or any other right of any third party.

          (b) Buyer warrants that (i) all non-Buyer Proprietary Software material to the conduct of the Buyer Group business was commercially available at the time of its acquisition by Buyer Group and was acquired by Buyer Group through normal business channels and (ii) neither Buyer Group, nor any affiliates, agents or third-party consultants (but only with respect to services rendered to Buyer) are in breach of any licensing arrangements (including, without limitation, payment of applicable user fees) with respect to any non-Buyer Proprietary Software.

     3.20 Board of Directors and Stockholder Approval. The Board of Directors of Buyer has, as of the date of this Agreement, determined (i) that the Merger is fair to and in the best interests of Buyer and its stockholders, and (ii) to recommend that the stockholders of Buyer approve this Agreement.

     3.21 Minute Books. The minute books of Buyer made available to counsel for Buyer are the only minute books of Buyer and contain a reasonably accurate summary, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of Buyer.

     3.22 Material Suppliers; Inventories.
          --------------------------------

          (a) Each Buyer Group member purchases its supplies and materials from a number of suppliers, none of which represented in the fiscal years ended December 31, 1999 and 2000 more than five percent (5%) of aggregate purchases of such Buyer Group member, except as set forth on Schedule 3.22. None of the suppliers has given any Buyer Group member any notice or other written communication terminating, suspending or materially reducing, or setting forth an intention to terminate, suspend or materially reduce in the future, or otherwise reflecting any change, occurrence or other event that has resulted in or is reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect in the business relationship between such supplier and a Buyer Group member and, to the knowledge of Buyer, there has not been any adverse change in the business relationship of a Buyer Group member with any such supplier since December 31, 1999.

          (b) Except as set forth on Schedule 3.22, the inventory of materials used by each Buyer Group member in the conduct of its business (the "Buyer Inventory") is owned by it free and clear of any Encumbrances, and all of the Buyer Inventory is serviceable and in good condition, reasonable wear and tear excepted.

     3.23 Compliance with Applicable Law. Except as set forth on Schedule 3.23, no Buyer Group member is in violation of any applicable foreign or domestic laws, rules, regulations, ordinances, codes, judgments, orders, injunctions, writs or decrees of any Federal, state, local or foreign court or governmental body or agency thereof to which it may be subject which are applicable to or which could reasonably be expected to affect its respective businesses or operations, except for any violations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer Group. No claims have been filed against a Buyer Group member, and no Buyer Group member has received any notice, alleging any such violation, nor, to the knowledge of Buyer, is there any inquiry, investigation or proceeding relating thereto.

     3.24 Accounts Receivable. Schedule 3.24 sets forth each Buyer Group member's accounts receivable as of the date specified in Schedule 3.24, which date is no less than thirty days prior to the date hereof. All such accounts receivable and those arising after the date set forth on Schedule 3.24 and prior to Closing (collectively, the "Buyer Receivables") (a) arose and will arise from bona fide sales of goods or services in the ordinary course of business and consistent with past practice; (b) are owned and will be owned by the applicable Buyer Group member at Closing free and clear of any Encumbrances; and (c) are accurately and fairly reflected on the Buyer Financials or, with respect to Buyer Receivables created after the date of the Buyer Financials and through the Closing Date, are and will be accurately and fairly reflected in the books and records of Buyer.

     3.25 Accounts Payable. Schedule 3.25 sets forth each Buyer Group member's accounts payable as of the date specified in Schedule 3.25, which date is no less than thirty days prior to the date hereof, grouped by those which are, as of the date of this Agreement, currently due and payable without penalty, past due from 1-30 days, past due from 31-60 days, past due from 61-90 days, and past due more than 90 days. All such accounts payable as of the date set forth on
Schedule 3.25 and those arising after the date thereof and prior to Closing (collectively, the "Buyer Payables") (a) arose and will arise from bonafide purchases of goods or services in the ordinary course of business and consistent with past practice and (b) are accurately and fairly reflected on the Buyer Financials or, with respect to Buyer Payables created after the date of the Buyer Financials, are and will be accurately and fairly reflected in the books and records of the appropriate Buyer Group member.

     3.26 Insurance. Schedule 3.26 contains a complete and correct list of all insurance policies carried by, or covering, each Buyer Group member with respect to their businesses, together with, in respect of each such policy, the name of the insurance carrier, the policy number, the risk insured against, the limits of coverage, the policy term, and the expiration date thereof. All such policies are in full force and effect, and no notice of cancellation has been given with respect to any such policy. All premiums due thereon have been paid in a timely manner. Buyer believes that the policies of insurance identified in Schedule
3.26 adequately insure each Buyer Group member.

     3.27 Bank Accounts; Powers of Attorney. The Buyer has previously provided Seller with a complete and correct list showing: (a) all banks in which a Buyer Group member maintains a bank account or safe deposit box (collectively, "Bank Accounts"), together with, as to each such Bank Account, the account number, the names of all signatories thereof and the authorized powers of each such signatory and, with respect to each such safe deposit box, the number thereof and the names of all persons having access thereto; and (b) the names of all persons holding powers of attorney from a Buyer Group member and a summary statement of the terms thereof.

     3.28 Transactions with Related Parties. Schedule 3.28 contains an accurate and complete list and description of all agreements, arrangements and understandings (including outstanding indebtedness) which are currently in effect or which occurred at any time after December 31, 1999 between any Buyer Group member and any of the following: (i) each director and officer of any Buyer Group member; (ii) the spouses, children, grandchildren, siblings, parents, grandparents, uncles, aunts, nieces, nephews or first cousins of any such director or officer or their spouses (collectively, "near relatives");
(iii) any trust for the benefit of any such director or officer of any Buyer Group member or any of their respective near relatives; and (iv) any corporation, partnership, joint venture or other entity owned or controlled by any such director or officer or any of their respective near relatives.

     3.29 Warranties. Buyer has previously delivered to Seller copies of all past and present standard and other express warranties extended by any Buyer Group member with respect to the products and services now or in the past six years sold by any Buyer Group member. No Buyer Group member has, and Buyer knows of no basis for, any material liability as a result of claims against any Buyer Group member based on products sold and services rendered by a Buyer Group member on or prior to the date hereof, nor has any Buyer Group member received any notices from any person threatening any such claim.

     3.30 Proxy Statement/SEC Filings. None of the information included or incorporated by reference in any proxy statement furnished to Buyer's stockholders, or in any required filing with the SEC related to the Merger, except for information relating to Seller provided by Seller, will, on the date any such proxy statement is delivered to Buyer's stockholders or any such filing with the SEC is made, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading.

     3.31 SEC Documents. The Buyer has timely filed with the SEC all required reports, proxy statements, registration statements, forms and other documents required to be filed by it with the SEC since January 1, 1998 (the "Buyer SEC Documents"). As of their respective dates, and giving effect to any amendment thereto, the Buyer SEC Documents, including any financial statements and schedules included therein, complied in all material respects with requirements of all applicable federal securities laws, and the applicable rules and regulations of the SEC, each as in effect on the date so filed, and none of the Buyer SEC Documents, when filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No forms, reports and documents filed after the date of this Agreement and prior to the Effective Time by the Buyer will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Buyer subsidiary is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 or is required to file any form, report or other document with the SEC, the Nasdaq SmallCap Market or any other stock exchange or governmental entity.

     3.32 Merger Sub's Operations. Merger Sub has not incurred, directly or indirectly, any liabilities or obligations, and has acquired no assets of any kind, except those incurred or acquired in connection with its incorporation or with the negotiation of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has been formed solely to facilitate the transactions contemplated by this Agreement and is not engaged, directly or indirectly, in any business or activity of any type or kind.

     3.33 Disclosure. No representation or warranty by Buyer contained in this Agreement (including, without limitation, Section 3.1 through 3.32, inclusive), nor any other statement, schedule, certificate or other document delivered or to be delivered by Buyer to Seller or pursuant hereto or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances in which they were made, not misleading.


                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of (A) the termination of this Agreement pursuant to its terms or (B) the Effective Time, Buyer and Seller agree, and Buyer agrees to cause each Buyer Group member, (i) to carry on its respective business diligently and in accordance with good commercial practice, (ii) except as set forth on Schedule 4.1, to carry on its respective business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, (iii) to pay its respective debts and taxes when due, subject to good faith disputes over such debts or taxes, (iv) to pay or perform other material obligations when due, (vi) to use its respective commercially reasonable efforts consistent with past practices and policies to (1) preserve intact its present business organization, (2) keep available the services of its present officers and employees and (3) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In furtherance of the foregoing and subject to applicable law, Seller and Buyer each agree to confer with the other, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of business. In addition, neither Buyer nor Seller shall do any of the following, and Buyer shall not cause or permit any Buyer Group member to do any of the following, without the prior written consent of the other, except as set forth on Schedule 4.1:

          (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances;

          (c) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan;

          (d) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Seller IP Rights or the Buyer IP Rights or enter into grants to future patent rights, other than in the ordinary course of business;

          (e) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (f) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan;

          (g) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock, or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than shares of Buyer Common Stock pursuant to the terms hereof;

          (h) ause, permit or propose any amendments to any charter document or Bylaw;

          (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Seller or Buyer, as the case may be, or enter into any joint venture, strategic partnership or alliance, other than in the ordinary course of business consistent with past practice;

          (j) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Seller or Buyer, as the case may be, except in the ordinary course of business consistent with past practice;

          (k) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of Buyer or Seller or guarantee any debt securities of others;

          (l) Adopt or amend any employee benefit or stock purchase or option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice;

          (m) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

          (n)  Make any grant of exclusive rights to any third party; or

          (o) Agree in writing or otherwise to take any of the actions described in Section 4.1 (a) through (n) above.


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

     5.1 Voting Agreement. The Buyer will use its best efforts to cause the Buyer's stockholders listed on Schedule 5.1 to have delivered to Seller on or before the date of this Agreement a Voting Agreement in the form attached hereto as Exhibit C executed by each of Buyer's stockholders listed on Schedule 5.1.

     5.2  Access to Information; Confidentiality.
          ---------------------------------------

          (a) Each of Buyer and Seller will afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the other party and its subsidiaries during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of such party, as the other party may reasonably request.

          (b) Each of Buyer and Seller will furnish one another with certain product, financial, marketing, organization, technical and other information related to each of the Buyer and its subsidiaries and Seller (such information regarding the Buyer and its subsidiaries is referred to as "Buyer Confidential Information" and such information regarding Seller is referred to as "Seller Confidential Information" and collectively, the "Confidential Information"). Confidential Information includes not only written information but also information transferred orally, visually, electronically or by other means.

          (c) Except as set forth in Section 5.5 hereof, neither Buyer nor Seller, as the case may be, nor their respective directors, officers, employees, representatives, agents and advisors ("Representatives"), will disclose to any person the fact that any investigations, discussions or negotiations are taking place between the parties concerning the Merger or any of the terms, conditions or other facts with respect to the Merger, including the status thereof. Each of Buyer and Seller agree to be responsible for any breach of this Agreement by their respective Representatives.

          (d) The Confidential Information will be used by the Buyer and Seller solely for the purpose of evaluating the desirability of entering into the Merger. All Confidential Information shall be kept secret and confidential and shall not be disclosed to anyone except to a limited group of employees, directors and officers of the Buyer and Seller who are actually engaged in the Merger. Confidential Information may also be disclosed to outside professional advisors similarly engaged by Buyer or Seller. Each person to whom such Confidential Information is disclosed must be advised of its confidential nature and of the terms of this Agreement and (unless already bound by obligations of confidentiality) must agree to abide by such terms.

          (e) Upon any termination of this Agreement, (i) Buyer and Seller will either destroy or return to each other the Confidential Information that is in tangible form, including any copies that may have been made, and destroy all abstracts, summaries thereof, or references thereto in documents, and certify to each other in writing that the foregoing has been completed, and
(ii) Buyer, Seller, and their respective Representatives and subsidiaries, will not use any of the Confidential Information with respect to, or in furtherance of, any of their respective businesses, or in the business of anyone else, whether or not in competition with the Buyer or Seller, or for any other purpose whatsoever.

          (f) Confidential Information does not include any information that was available to Buyer or Seller, as the case may be, on a non-confidential basis prior to the receipt of such information or which thereafter became publicly available not as a result of a breach by either party of this Agreement. Information shall be deemed "publicly available" if it becomes a matter of public knowledge or is contained in materials available to the public or is obtained from any source other than the Buyer or Seller or their respective Representatives, provided that such source has not entered into a confidentiality agreement with the Buyer or Seller, as the case may be, with respect to such information or obtained the information from an entity or person party to a confidentiality agreement with the Buyer or Seller.

          (g) In the event that the Buyer or Seller or anyone to whom the Confidential Information was transmitted pursuant to this Agreement becomes legally compelled to disclose any of the Confidential Information, such party will provide the other party with prompt notice so that the Buyer or Seller, as the case may be, may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event the Buyer or Seller, as the case may be, is unable to obtain such protective order or other appropriate remedy, only that portion of the Confidential Information which, as advised by a written opinion of counsel, is legally required shall be furnished. Best efforts shall be exercised to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information so disclosed.

          (h) Seller hereby acknowledges and will advise its Representatives who receive the Confidential Information, that the United States securities laws prohibit any person who has material, non-public information concerning the matters which are the subject of this Agreement from purchasing or selling securities of the parties hereto (and options, warrants and rights relating thereto) and from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person (including, without limitation, any Representatives) is likely to purchase or sell such securities.

          (i) Buyer and Seller each understand and agree that money damages would not be a sufficient remedy for any breach of this Agreement by either party or their Representatives, and that the damaged party and its Representatives shall be entitled to specific performance and/or injunctive relief as a remedy for any such breach of this Agreement and that these shall be in addition to all other remedies available at law or in equity. This Agreement is made for the benefit of both the Buyer and Seller, respectively, and no failure or delay by the Buyer, Seller or their Representatives in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement.

     5.3 No Solicitation by Seller. From and after the date of this Agreement until the earlier of 122 days after the date hereof or termination of this Agreement pursuant to its terms, Seller will not, except as may be required of the Board of Directors of Seller in connection with the exercise of its fiduciary duty, (i) negotiate with any potential merger partner or acquirer of the capital stock of Seller, (ii) pledge, hypothecate, sell or otherwise dispose of substantially all of its assets other than a pledge or hypothecation in connection with a debt facility or similar financing, (iii) enter into an agreement with respect to the merger or other acquisition of Seller, or (iv) sell, hypothecate or transfer substantially all of its capital stock. Notwithstanding anything herein to the contrary, Seller shall not be prohibited from engaging in discussions or negotiations with potential acquisition targets that it may acquire. In the event that Seller takes or causes to be taken any action described in subsections (i)-(iv) of this Section 5.3, or if Seller's shareholders do not approve this Agreement and, as a result, Buyer terminates this Agreement pursuant to Section 8.1(h), Seller shall immediately pay to Buyer $50,000.

     5.4 No Solicitation by Buyer. From and after the date of this Agreement until the earlier of 122 days after the date hereof or termination of this Agreement pursuant to its terms, Buyer will not, except as may be required of the Board of Directors of Buyer in connection with the exercise of its fiduciary duty, (i) negotiate with any potential merger partner or acquirer of the capital stock of Buyer, (ii) pledge, hypothecate, sell or otherwise dispose of substantially all of its assets other than a pledge or hypothecation in connection with a debt facility or similar financing, (iii) enter into an agreement with respect to the merger or other acquisition of Buyer, or (iv) sell, hypothecate or transfer substantially all of its capital stock. Notwithstanding anything herein to the contrary, Buyer shall not be prohibited from engaging in discussions or negotiations with potential acquisition targets that it may acquire. In the event that Buyer takes or causes to be taken any action described in subsections (i)-(iv) of this Section 5.4, or if Buyer's shareholders do not approve the issuance of the Buyer Common Stock contemplated hereby and, as a result, Seller terminates this Agreement pursuant to Section 8.1(h), Buyer shall immediately pay to Seller $50,000.

     5.5 Public Disclosure. Buyer and Seller will consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

     5.6 Legal Requirements. Each of Buyer, Merger Sub, and Seller will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. Buyer will use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable to the issuance of Buyer Common Stock pursuant hereto. Seller will use commercially reasonable efforts to assist Buyer as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the issuance of Buyer Common Stock pursuant hereto.

     5.7 Third Party Consents. As soon as practicable following the date hereof, Buyer and Seller will each use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained by it in connection with the consummation of the transactions contemplated hereby.

     5.8 FIRPTA. At or prior to the Closing, Seller, if requested by Buyer, shall deliver to the IRS a notice that the Seller Capital Stock is not a "U.S. Real Property Interest" as defined and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

     5.9 Notification of Certain Matters. Buyer and Merger Sub will give prompt notice to Seller, and Seller will give prompt notice to Buyer and Merger Sub, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time or (b) any material failure of Buyer and Merger Sub or Seller, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     5.10 Best Efforts and Further Assurances. Subject to the respective rights and obligations of Buyer, Merger Sub and Seller under this Agreement, each of the parties to this Agreement will use its or their best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

     5.11  Tax-Free   Reorganization.   Buyer  and  Seller  will  each  use  its
commercially reasonable efforts to cause the Merger to be treated as a tax-free reorganization within the meaning of Section 368 of the Code. Buyer and Seller will each make available to the other party and their respective legal counsel copies of all returns requested by the other party.

     5.12 Seller Employees. Buyer and Seller will each use their respective best efforts to retain for the benefit of the Surviving Corporation all Seller Employees determined by both Buyer and Seller to be necessary to Seller's operations.

     5.13 Meetings of Stockholders. Promptly after the date hereof, Buyer and Seller shall each take all necessary action in accordance with Delaware law and their respective Certificate of Incorporation and Bylaws, to obtain the requisite approval of the Merger from their respective stockholders.

     5.14 Board of Directors of Buyer. The Board of Directors of Buyer will take all actions necessary to cause the Board of Directors of Buyer immediately after the Effective Time to include one member appointed by Seller of a six member Board of Directors of Buyer. In addition, the Board of Directors of Buyer shall appoint one additional independent director reasonably acceptable to Seller who will also qualify for the Audit Committee of the Board of Directors.

     5.15 Stock Options. As of the Effective Time, or as soon as practicable thereafter, Buyer shall grant options under its stock option plans to purchase at least 400,000 shares of Buyer Common Stock to key officers and directors of Buyer and its subsidiaries, subject to approval by the current management of Seller.

     5.16 Proxy Material and SEC Filings.
          -------------------------------

          (a) Promptly following the date of this Agreement, Buyer shall prepare a proxy statement relating to the approval by the Buyer's stockholders of the issuance of the Buyer Common Stock contemplated by this Agreement (the "Proxy Statement"). Seller shall promptly furnish to Buyer such information as may be reasonably requested by Buyer in connection with the preparation of the Proxy Statement. Buyer shall file the Proxy Statement, in preliminary form, with the SEC as promptly as reasonably practicable, and Buyer shall use its reasonable efforts to promptly resolve any SEC comments with respect to the preliminary Proxy Statement. Buyer shall use all reasonable efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable and in accordance with all applicable laws, rules and regulations.

          (b) All filings by Buyer with the SEC in connection with the transactions contemplated hereby, including the Proxy Statement, and any amendment or supplement thereto, shall be subject to the prior review and comment of Seller.

          (c) Each of Seller and Buyer agree that if it should become aware, prior to the Effective Time, of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made, not false or misleading, it shall inform the other party to take the necessary steps to correct the Proxy Statement.

     5.17 Director and Officer Liability. The parties agree that all rights to indemnification and all limitations on liability existing in favor of any Indemnitee (as defined below) as provided under Delaware law, in the Certificate of Incorporation and Bylaws of the Seller and in any agreement between Indemnitee and Seller as in effect on the date of this Agreement shall survive the Merger and continue in full force and effect in accordance with its terms. For three years after the Effective Time, Buyer shall cause the Surviving Corporation to indemnify and hold harmless the individuals who on or prior to the Effective Time, were officers, directors, employees or agents of the Seller (the "Indemnitees") to the same extent as described in the foregoing sentence. In the event any claim with respect to which indemnification is available pursuant to the foregoing provisions is asserted or made within such three-year period (whether or not service of process has been made on an Indemnitee within such three-year period), all rights to indemnification shall continue until such claim is disposed of or all judgements, orders, decrees or other rulings in connection with such claim are fully satisfied.


                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

     6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) No Order. No Governmental Entity shall have enacted, issued promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (b) Litigation. The absence of any pending or threatened litigation by or against Buyer, any Buyer Subsidiary or Seller or other contingent liabilities or obligations, which could prevent the Closing of the Merger or materially adversely affect Buyer's or Seller's business, except for any litigation pending as of the date hereof and which has been disclosed in the Disclosure Schedules to this Agreement.

          (c) Third Party Consents. Any necessary consents or waivers by any Governmental Entity or third party to the Merger shall have been obtained, including any consents, waivers or approvals disclosed in Schedules 2.4 or 3.4.

          (d) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been duly approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law by the stockholders of Seller, and the issuance of the Buyer Common Stock contemplated hereby shall have been duly approved by the stockholders of Buyer.

          (e) Tax-Free Reorganization. The Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

     6.2 Additional Conditions to Obligations of Seller. The obligations of Seller to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Seller:

          (a) Representations and Warranties. The representations and warranties of Buyer and Merger Sub contained in this Agreement shall be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases where the failure to be so true and correct, would not reasonably be expected to have a Material Adverse Effect on Buyer Group; and Seller shall have received a certificate to such effect signed on behalf of Buyer and Merger Sub by the President or Chief Financial Officer of Buyer and Merger Sub;

          (b) Agreements and Covenants. Buyer and Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Seller shall have received a certificate to such effect signed on behalf of Buyer and Merger Sub by the President or Chief Financial Officer of Buyer and Merger Sub;

          (c) Material Adverse Effect. No Material Adverse Effect with respect to Buyer Group shall have occurred since the date of this Agreement;

          (d) K&M Agreements. The agreement, dated as of September 30, 2001, between Buyer and Kaufman & Moomjian, LLC ("K&M"), restructuring approximately $739,000 in liabilities to K&M, and all other agreements referred to therein, as such agreement or agreements may be modified with the consent of Seller, such consent not to be unreasonably withheld, to accommodate any transaction that any Buyer Group member may enter into with JP Morgan Chase, shall be effective;

          (e) Vincent DiSpigno and David Salav Agreements. The Amendment
No. 3, dated as of September 28, 2001, to Agreement and Plan of Merger, dated February 28, 2000, among Buyer, PWR Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Buyer, PC Workstation Rentals, Inc. d/b/a PWR Systems, a New York corporation, and David N. Salav and Vincent DiSpigno, and the Amendments No. 1 to Employment Agreement, dated as of September 28, 2001, between Buyer and David Salav and Vincent DiSpigno, and all other agreements referred to therein, as such agreement or agreements may be modified with the consent of Seller, such consent not to be unreasonably withheld, to accommodate any transaction that any Buyer Group member may enter into with JP Morgan Chase, shall be effective; and

          (f) Deliverables. Buyer and Merger Sub shall have delivered all of the Buyer Deliverables (as defined below).

     6.3 Additional Conditions to the Obligations of Buyer and Merger Sub. The obligations of Buyer and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer and Merger Sub:

          (a) Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases where the failure to be so true and correct, would not have a Material Adverse Effect on Seller; and Buyer and Merger Sub shall have received a certificate to such effect signed on behalf of Seller by the President or Chief Financial Officer of Seller;

          (b) Agreements and Covenants. Seller shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Buyer and Merger Sub shall have received a certificate to such effect as to the Seller signed on behalf of Seller by the President or Chief Financial Officer of Seller;

          (c) Material Adverse Effect. No Material Adverse Effect with respect to Seller shall have occurred since the date of this Agreement;

          (d) Net Tangible Assets. Seller shall have net tangible assets (exclusive of the $650,000 bridge loan from Buyer to Seller) of not less than $50,000. For purposes hereof, net tangible assets shall mean all assets less all liabilities, exclusive of goodwill;

          (e) Deliverables. Seller shall have delivered all of the Seller Deliverables (as defined below); and

          (f) Fairness Opinion. Buyer shall have received a written opinion from HCFP/Brenner Securities, LLC or another investment banking firm, to the effect that as of the date hereof, the consideration to be paid by Buyer in connection with the Merger is fair to Buyer and its stockholders, from a financial point of view.

          (g) Cancellation of Seller Stock Options and Stock Plan. All
Seller Stock Options shall have been canceled with the consent of the holders of such Seller Stock Options and the Stock Plan shall have been terminated.


                                   ARTICLE VII
                              DELIVERIES AT CLOSING

     7.1 Deliveries to Seller. At the Closing Buyer and Merger Sub shall deliver to Seller the following (collectively, the "Buyer Deliverables"):

          (a) Employment Agreement. An Employment Agreement between Buyer and Paul Block, in the form set forth in Exhibit D;

          (b) Registration Rights Agreement. A Registration Rights Agreement between Buyer and the stockholders of Seller who execute the Registration Rights Agreement, in the form set forth as Exhibit E, executed by Buyer;

          (c) Legal Opinion. A legal opinion of Kaufman & Moomjian, LLC, counsel to Buyer and Merger Sub, in the form set forth as Exhibit F;

          (d) Certificates of Good Standing. A Certificate of Good Standing with respect to Buyer and Merger Sub, respectively, issued by the Secretary of State of the State of Delaware, and Certificates of Good Standing as a Foreign Corporation Authorized to do Business issued by the Secretary of State of the State of New York with respect to Buyer and Merger Sub;

          (e) Certificates of Officer of Buyer. Certificates executed by the President or Chief Financial Officer of Buyer and Merger Sub with respect to the matters referred to in (i) Section 6.2(a) and (ii) Section 6.2(b), respectively; and

          (f)  Escrow Agreement.  The Escrow Agreement, executed by Buyer.

     7.2 Deliveries to Buyer and Merger Sub. At the Closing, Seller shall deliver to Buyer and Merger Sub the following (collectively, the "Seller Deliverables"):

          (a) Employment Agreement. An Employment Agreement between Buyer and Paul Block, in the form set forth in Exhibit D, executed by Paul Block;

          (b) Representation Letter. A Representation Letter addressed to Buyer from each stockholder and warrantholder of Seller in the form set forth as Exhibit G executed by such stockholders and warrantholders;

          (c) Legal Opinion. A legal opinion from Mirick, O'Connell, DeMallie & Lougee, LLP, counsel to Seller, in the form set forth as Exhibit H and an enforceability opinion of Kevin Grennan, Esq. in form and substance reasonably satisfactory to Buyer;

          (d) Certificates of Good Standing. A Certificate of Good Standing of Seller issued by the Secretary of State of the State of Delaware and Certificates of Good Standing of Seller from every jurisdiction in which Seller is required to be authorized to do business as a foreign corporation;

          (e) Certificate of an Officer of Seller. Certificates executed by the President or Chief Financial Officer of Seller with respect to the matters referred to in (i) Section 6.3(a) and (ii) Section 6.3(b);

          (f) Financials. Seller shall deliver financial statements of Seller as may be reasonably requested by Buyer;

          (g) Assignments. Buyer shall have received from Seller an executed copy of all assignments, if any, under any agreement of Seller required to effectuate an assignment of Seller's rights, interests or obligations under such agreement to Buyer;

          (h) Escrow Agreement. The Escrow Agreement, executed by each stockholder of Seller designated as a signatory thereto; and

          (i) Cancellation Agreements. The consents to cancellation of the Seller Stock Options referred to in Section 1.6(e).


                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of Seller or approval of the issuance of the Buyer Common Stock by the stockholders of Buyer:

          (a) by mutual written consent duly authorized by the Boards of Directors of Buyer and Seller;

          (b) by either Seller or Buyer, if the Merger shall not have been consummated by February 28, 2002; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c) by either Seller or Buyer, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (an "Order"), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which Order is final and nonappealable;

          (d) by Seller, upon a material breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue in any material respect, in either case such that the conditions set forth in Section 6.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that, if such inaccuracy in Buyer's representations and warranties or breach by Buyer is curable by Buyer through the exercise of its commercially reasonable efforts within fifteen days of the time such representation or warranty shall have become untrue or such breach, then Seller may not terminate this Agree ment under this Section 8.1(d) during such fifteen-day period if Buyer continues to exercise such commercially reasonable efforts;

          (e) by Buyer, upon a material breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement, or if any representation or warranty of Seller shall have become untrue in any material respect, in either case such that the conditions set forth in Section 6.3 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that, if such inaccuracy in the Company's representations and warranties or breach by Seller is curable by Seller through the exercise of its commercially reasonable efforts within fifteen days of the time such representation or warranty shall have become untrue or such breach, then Buyer may not terminate this Agree ment under this Section 8.1(e) during such fifteen-day period if Seller continues to exercise such commercially reasonable efforts;

          (f) by Seller, if there shall have occurred any Material Adverse Effect with respect to Buyer Group since the date of this Agreement;

          (g) by Buyer, if there shall have occurred any Material Adverse Effect with respect to Seller since the date of this Agreement;

          (h) by either Seller or Buyer, if the required approvals of the stockholders of Buyer or Seller contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof; provided that the right to terminate this Agreement under this Section 8.1(h) shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement.

     8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 8.2, Section 8.3 and Article 9, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in Section 5.2 hereof, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     8.3 Fees and Expenses. If the Merger is not consummated, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. If the Merger is consummated, Buyer will pay all costs and expenses incurred in connection with the Merger, including, without limitation, preparation of the Agreement and the legal, accounting, printing or other costs necessary to prepare the Proxy Statement.

     8.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX
                                 INDEMNIFICATION

     9.1  Indemnification.
          ----------------

          (a) From and after the Closing, Buyer will indemnify Seller, and its respective officers, directors and stockholders, against, and hold
Seller, and its respective officers, directors and stockholders, harmless from any and all liability, damage, deficiency, loss, cost or expense (including reasonable attorneys' fees and expenses) that are based upon or that arise out of any breach of or any default in any covenant made by Buyer herein, and, subject to Section 9.2 hereof, any misrepresentation or any breach of any representation or warranty made by Buyer herein.

          (b) The stockholders of Seller who execute the Escrow Agreement (the "Indemnifying Seller Stockholders") will indemnify, subject to the provisions of the Escrow

Agreement, Buyer, Merger Sub and the Surviving Corporation and their respective officers, directors and stockholders, against, and hold Buyer, Merger Sub, and their respective officers, directors and stockholders harmless from, any and all liability, damage, deficiency, loss, cost or expense (including reasonable attorneys' fees and expenses) that are based upon or arise out of any breach of or default in any covenant made by Seller herein, and, subject to Section 9.2 hereof, any misrepresentation or any breach of any representation or warranty made by Seller herein.

          (c) Each party entitled to indemnification under this Agreement
(the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified
Party becomes aware of any claim by a third party for which indemnification is available hereunder, the delivery of which notice shall require the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense, but only at such Indemnified Party's expense, and provided further, that the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligations under this Agreement except to the extent that such Indemnifying Party is irreparably damaged as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, (i) consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation, or (ii) consent to the entry of any judgement or enter into any settlement that may materially adversely affect the Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right at all times to take over and assume control of the defense, settlement, negotiations or lawsuit relating to any claim or demand, provided, however, that if the Indemnified Party does so take over and assume control, the amount of the indemnity by the Indemnifying Party shall be limited to the amount which the Indemnifying Party has immediately prior to such time indicated it would be willing to pay to adjust and settle such claim or demand. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand, in its sole discretion, and all costs and expenses relating thereto (including without limitation legal fees and expenses) shall be borne by the Indemnifying Party. In any event, the Buyer and Seller shall cooperate in the defense of such action and the records of each shall be available to the other with respect to such defense.

     9.2. Time and Manner of Claims. Buyer, on one hand, and the Indemnifying Seller Stockholders, on the other hand, shall be liable for damages arising from misrepresentations or breaches of any representations or warranties under
Section 9.1 only to the extent that notice of a claim therefor is asserted by the other in writing and delivered prior to the first anniversary of the Closing Date. The representations, warranties, covenants, agreements and indemnities contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of such parties, and the completion of the transactions contemplated hereby until the first anniversary of the Closing Date.

     9.3  Limitation on Claims.
          ---------------------

          (a) Notwithstanding anything contained in this Agreement to the contrary, neither the Indemnifying Seller Stockholders, on one hand, nor Buyer, Merger Sub and Surviving Corporation, on the other hand, shall be entitled to claim for the breach of any representation or warranty set forth herein (other than with respect to a breach of Section 2.2, 2.3, 2.7, 3.2, 3.3, or 3.7) except to the extent that the aggregate amount of its present claims in respect of (a) such breaches, and (b) all prior claims for breaches of representations and warranties hereunder, exceeds an aggregate of $100,000, at which time all claiming parties shall be entitled to claim the full amount of its damages for all breaches by the other parties hereto of such representations or warranties, subject to the limitations set forth in Sections 9(b) and (c).

          (b) Neither the Indemnifying Seller Stockholders, on one hand, nor Buyer, Merger Sub and Surviving Corporation, on the other hand, will be liable in any event for any claims made or damages payable under this Section 9 aggregating more than Five Hundred Thousand Dollars ($500,000).

          (c) The claims of any party for indemnification shall be reduced by tax benefits or insurance proceeds available to such party, and no multiplier shall be used for calculation of claims for damages. Damages for any claims under this Section 9 shall in no event include any special, consequential, exemplary, speculative or punitive damages or any other damages postulating or including a measure or calculation of lost profits or advantages or similar method or theory.

          (d) All damages payable by an Indemnifying Party to an Indemnified Party shall be payable, at the option of the Indemnifying Party, in cash or by transfer to the Indemnified Party of Buyer common stock held by the Indemnifying Party. If the Indemnifying Party elects to transfer Buyer common stock in satisfaction of its payment obligations, each share of Buyer common stock transferred by the Indemnifying Party shall be valued (the "Agreed Value") at the higher of (i) the average closing bid price of Buyer's common stock for the five trading days prior to the Closing Date as quoted on the Nasdaq SmallCap Market or such other securities exchange or quotation system which is the then principal trading market for the Buyer Common Stock, or (ii) the average closing bid price of the Buyer's common stock for the five trading days prior to the date on which such transfer is made as quoted on the Nasdaq SmallCap Market or such other securities exchange or quotation system which is the then principal trading market for the Buyer Common Stock.

                                    ARTICLE X
                               GENERAL PROVISIONS

     10.1 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented without the written consent of each of the parties hereto. Any of the Buyer, Merger Sub or Seller may, by written notice to the others, (i) waive any of the conditions to its obligations hereunder or extend the time for the performance of any of the obligations or actions of the other, (ii) waive any inaccuracies in the representations of the other contained in this Agreement or in any documents delivered pursuant to this Agreement, (iii) waive compliance with any of the covenants of the other contained in this Agreement and (iv) waive or modify performance of any of the obligations of the other. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action or compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

     10.2 Notices. All notices, demands, requests and other communications required or otherwise given under this Agreement shall be in writing and shall be deemed to have been duly given if: (i) delivered by hand against written receipt therefor, (ii) forwarded by a third party company or governmental entity providing delivery services in the ordinary course of business which guarantees delivery the following business day, (iii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iv) transmitted by facsimile transmission electronically confirmed for receipt, in full, by the other party no later than 5:00 pm, local time, on the date of transmission, addressed as follows:

         If to Buyer, to:          Vizacom Inc.
                                   3512 Veterans Memorial Highway
                                   Bohemia, New York 11716
                                   Attention: President
                                   Facsimile: (631) 580-5489

         with a copy to:           Kaufman & Moomjian, LLC
                                   50 Charles Lindbergh Boulevard - Suite 206
                                   Mitchel Field, New York 11553
                                   Attention:  Neil M. Kaufman, Esq.
                                   Facsimile: (516) 222-5110

         If to Merger Sub, to:     SpaceLogix Acquisition Corp.
                                   3512 Veterans Memorial Highway
                                   Bohemia, New York 11716
                                   Attention: President
                                   Facsimile: (631) 580-5489
         with a copy to:           Kaufman & Moomjian, LLC
                                   50 Charles Lindbergh Boulevard - Suite 206
                                   Mitchel Field, New York 11553
                                   Attention:  Neil M. Kaufman, Esq.
                                   Facsimile: (516) 222-5110

         If to Seller, to:         SpaceLogix, Inc.
                                   500 Fifth Avenue
                                   New York, New York 10110
                                   Attention:  President
                                   Facsimile: (212) 575-6589

         with a copy to:           Mirick, O'Connell, DeMallie, & Lougee, LLP
                                   100 Front Street
                                   Worcester, MA 01608-1477
                                   Attention: David L. Lougee, Esq.
                                   Facsimile:  (508) 791-8502

or, at such other address as such party shall have furnished to each of the other parties hereto in accordance with this Section 10.2. Each such notice, demand, request or other communication shall be deemed given (i) on the date of such delivery by hand, (ii) on the first business day following the date of such delivery to the overnight delivery service or facsimile transmission, or (iii) three business days following such mailing.

     10.3 Interpretation; Knowledge.
          --------------------------

          (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (b) For purposes of this Agreement, the term "knowledge" means, with respect to any matter in question, that the executive officers of Buyer, Merger Sub, or Seller, as the case may be, have actual knowledge of such matter.

          (c) In the event any director or executive officer of Buyer or Seller, at the time of execution of this Agreement or at Closing, has actual knowledge of an inaccuracy of a representation or warranty of the other, then such inaccuracy, to the extent of such knowledge, shall not be deemed to be a breach of such representation or warranty.

          (d) In an effort to provide Seller with full disclosure, Buyer has disclosed on the disclosure schedules hereto items that may or may not be material. Accordingly, any such disclosure shall not be deemed an admission as to the materiality of the item disclosed.

     10.4  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     10.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the information set forth in the schedules to this Agreement,
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein.

     10.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     10.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.8 Governing Law; Jurisdiction; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties irrevocably agrees that the other party may enforce any claim arising under this Agreement and will irrevocably agree with respect to any claim arising from the transaction contemplated hereby in the courts of the State of New York or United States District Court for the Southern District of New York, as the party bringing the claim may so choose. For the purpose of any action, suit, or proceeding initiated in such courts with respect to any such claim, each of the parties irrevocably submits to the jurisdiction of such courts. Each of the parties shall waive, to the fullest extent allowed by law, any objection which it may now or hereafter have to venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding in such court has been brought in an inconvenient forum.

     10.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     10.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

     10.11 Further Assurances. Each party hereto covenants and agrees with all other parties hereto to promptly execute, deliver, file and/or record such agreements, instruments, certificates and other documents and to do and perform such other and further acts and things as any other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

     IN WITNESS WHEREOF, Buyer, Merger Sub, and Seller have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

                                   VIZACOM INC.


                                   By:     /s/ Vincent DiSpigno
                                      -----------------------------------
                                      Vincent DiSpigno
                                      President


                                   SPACELOGIX ACQUISITION CORP.


                                   By:    /s/ Vincent DiSpigno
                                      -----------------------------------
                                      Vincent DiSpigno
                                      President


                                   SPACELOGIX, INC.


                                   By:       /s/ Wayne Allen
                                      -----------------------------------
                                      Name:   Wayne Allen
                                      Title:  President & CEO

                                                                      Appendix B
                                                                      ----------

                             HCFP/BRENNER SECURITIES
                          888 Third Avenue, 17TH Floor
                            New York, New York 10106
                               Tel (212) 707-0300
                               Fax (212) 707-0378


November 2, 2001

The Board of Directors
Vizacom Inc.
3512 Veterans Memorial Highway
Bohemia, NY 11716

Members of the Board:

         You have asked HCFP/Brenner Securities LLC. ("Brenner ") to render a written opinion ("Opinion") to the Board of Directors as to the fairness, from a financial point of view, to Vizacom Inc. ("VIZY") and the holders of the common stock of VIZY of the Share Issuance (as hereinafter defined) to the stockholders of SpaceLogix, Inc. ("SLI") as consideration for VIZY's acquisition of SLI provided for in the Agreement and Plan of Merger, dated as of November 2, 2001 (the "Merger Agreement"), between VIZY and SLI. The Merger Agreement provides for, among other things, the issuance of 1,950,000 shares of VIZY common stock and warrants to purchase 600,000 shares of VIZY common stock at an exercise price equal to 110% of the closing market price as of the date of issuance of the common shares (together the "Share Issuance") in exchange for all the outstanding shares of common stock, Series "A" and Series "B" Preferred shares, and all outstanding options and warrants of SLI.

         In arriving at our Opinion, we:

                (a)  reviewed the Merger Agreement;

                (b) reviewed audited financial statements of VIZY for the fiscal years ended December 31, 1999 and December 31, 2000 and unaudited financial statements of VIZY for the nine-month period ended September 30, 2001;

                (c) reviewed unaudited financial statements of SLI for the nine-month period ended September 30, 2001;

                (d) reviewed and discussed with the managements of VIZY and SLI financial forecasts relating to VIZY and SLI and certain other financial and business information relating to VIZY and SLI;

                (e) reviewed such publicly available information for VIZY as we deemed appropriate;

                (f) reviewed historical market prices and trading volume for VIZY common stock;

                (g) held discussions with the senior managements of VIZY and SLI with respect to the businesses and prospects for future growth of VIZY and SLI;

                (h) reviewed and analyzed certain publicly available financial data for certain companies we deemed comparable to SLI;

                (i) reviewed and analyzed certain publicly available information for transactions that we deemed comparable to the Merger;

                (j) performed discounted cash flow analyses of SLI using certain assumptions of future performance provided to or discussed with us by the management of SLI;

                (k) considered VIZY's and SLI's recent financing efforts and their respective financing opportunities;

                (l) considered VIZY's financial condition, including default under certain financing arrangements, its limited capital resources, and its immediate capital requirements;

                (m) considered the public trading market for the shares of VIZY common stock; and

                (n) performed such other analyses and reviewed such other
                    information as we deemed appropriate.

          In rendering our Opinion, we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with us by VIZY, SLI and their respective employees, representatives and affiliates. With respect to internal forecasts relating to VIZY and SLI which were prepared by and which we reviewed and discussed with the managements of VIZY and SLI, we assumed, at the direction of the management of VIZY, without independent verification or investigation, that such forecasts were prepared on bases reflecting the best available estimates and judgments as to the future financial condition and operating results of VIZY and SLI. We have assumed, with the consent of VIZY, that the Merger will be treated as a tax-free reorganization for federal income tax purposes and as a purchase in accordance with generally accepted accounting principles. In addition, we have assumed with the consent of VIZY that, in the course of obtaining any necessary regulatory or third party approvals for the Merger, no limitations, restrictions or conditions will be imposed that would have a material adverse effect on VIZY, SLI or the contemplated benefits to VIZY of the Merger. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities (contingent or otherwise) of VIZY, SLI or affiliated entities. In connection with our engagement, we were not requested to, and we did not, solicit any third party indications of interest in the acquisition of all or any part of VIZY. We are not expressing any opinion as to the underlying valuation, future performance or long-term viability of VIZY or SLI or the price at which the VIZY common stock will trade upon or subsequent to consummation of the Merger. Our Opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof, including, without limitation, the depressed market conditions and difficult financing environment for certain types of internet-related companies. It should be understood that, although subsequent developments may affect this Opinion, we do not have any obligation to update, revise or reaffirm the Opinion.

         As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes. Brenner will receive a fee for its services upon the delivery of this Opinion. In the ordinary course of business, Brenner and its affiliates may actively trade securities of VIZY for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

         This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in the proxy statement to be distributed to the holders of shares of VIZY common stock in connection with the Merger.

         Based upon and subject to the foregoing, and such other factors as we deemed relevant, it is our opinion that, as of the date hereof, the Share Issuance is fair, from a financial point of view, to VIZY and the holders of VIZY Common Stock. This Opinion is for the use of the Board of Directors of VIZY in its evaluation of the Merger. This Opinion does not constitute a recommendation to the Board of Directors of VIZY in connection with the merger and does not constitute a recommendation to any stockholder of VIZY as to how such stockholder should vote on any matters relating to the Merger.

                                               Very truly yours,

                                               /s/ HCFP/Brenner Securities LLC
                                               HCFP/Brenner Securities LLC

                                                                      Appendix C
                                                                      ----------

                                  VIZACOM INC.

                           2000 EQUITY INCENTIVE PLAN


ARTICLE 1.  GENERAL PURPOSE OF PLAN; DEFINITIONS.

1.1. Purpose. The purposes of this 2000 Equity Incentive Plan are (a) to enable Vizacom Inc. and its subsidiaries and affiliates to attract and retain highly qualified personnel who will contribute to the success of Vizacom Inc. and (b) to provide incentives to participants in this 2000 Equity Incentive Plan that are linked directly to increases in stockholder value which will therefore inure to the benefit of all stockholders of Vizacom Inc.

1.2. Definitions. For purposes of this Equity Incentive Plan, except as otherwise defined, capitalized terms shall have the meanings assigned to them in this Section 1.2.

                  "Administrator" means the Board or, if and to the extent the Board elects to delegate the administration of the Plan or does not administer the Plan, the Committee.

                  "Affiliate" means any entity or person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another entity, where "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise.

                  "Award" means any award under the Plan.

                  "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

                  "Board" means the Board of Directors of the Company.

                  "Cause" means the commission of any act of a material theft, embezzlement or fraud involving the Company or any Parent, Subsidiary or Affiliate of the Company, or a breach of fiduciary duty to the Company or any Parent, Subsidiary or Affiliate of the Company.

                  "Change of Control" shall have the meaning assigned to such term in Section 16.2.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

                  "Committee" means compensation or other any committee the Board may appoint to administer the Plan. To the extent necessary and desirable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in Section 162(m) of the Code and Rule 16b-3 under the Exchange Act. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

                  "Common Stock" means the common stock, par value $0.001 per share, of the Company.

                  "Company" means Vizacom Inc., a Delaware corporation, or any successor corporation.

                  "Disability" means the inability of a Participant to perform substantially his or her duties and responsibilities to the Company or to any Parent, Subsidiary or Affiliate by reason of a physical or mental disability or infirmity for a continuous period of six months, as determined by the Administrator. The date of such Disability shall be the last day of such six-month period or the date on which the Participant submits such medical evidence, satisfactory to the Administrator, that the Participant has a physical or mental disability or infirmity that will likely prevent the Participant from performing the Participant's work duties for a continuous period of six months or longer, as the case may be.

                  "Eligible Recipient" means an officer, director, employee, consultant or advisor of the Company or of any Parent, Subsidiary or Affiliate. For purposes of the Plan, the term "employee" shall include all those individuals whose service with or for the Company and/or any Parent, Subsidiary or Affiliate of the Company, is within the definition of "employee" in the Rule as to the Use of Form S-8 contained in the General Instructions for the registration statement on Form S-8 promulgated by the Securities and Exchange Commission.

                  "Employee Director" means any director of the Company who is also an employee of the Company or of any Parent, Subsidiary or Affiliate.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  "Exercise Price" means the per share price at which a holder of an Award may purchase the Shares issuable upon exercise of such Award.

                  "Fair Market Value" as of a particular date shall mean the fair market value of a share of Common Stock as determined by the Administrator; provided, however, that Fair Market Value shall mean (i) if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of the Common Stock on the Composite Tape, as published in The Wall Street Journal, of the principal national securities exchange on which the Common Stock is so listed or admitted to trade, on such date, or, if there is no trading of the Common Stock on such date, then the closing price of the Common Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the

                  Common Stock is not listed or admitted to trade on a national securities exchange but is listed and quoted on The Nasdaq Stock Market ("Nasdaq"), the last sale price for the Common Stock on such date as reported by Nasdaq, or, if there is no reported trading of the Common Stock on such date, then the last sale price for the Common Stock on the next preceding date on which there was trading in the Common Stock; (iii) if the Common Stock is not listed or admitted to trade on a national securities exchange and is not listed and quoted on Nasdaq, the mean between the closing bid and asked price for the Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD"); (iv) if the Common Stock is not listed or admitted to trade on a national securities exchange, not listed and quoted on Nasdaq and closing bid and asked prices are not furnished by the NASD, the mean between the closing bid and asked price for the Common Stock on such date, as furnished by the National Quotation Bureau ("NQB") or similar organization; (v) if the stock is not listed or admitted to trade on a national securities exchange, not listed and quoted on Nasdaq and if bid and asked prices for the Common Stock are not furnished by the NASD, NQB or a similar organization, the value established in good faith by the Administrator; and (vi) in the case of a Limited Stock Appreciation Right, the Fair Market Value of a share of Common Stock shall be the "Change in Control Price" (as defined in the Award Agreement evidencing such Limited Stock Appreciation Right) of a share of Common Stock as of the date of exercise.

                  "Family Member" means, with respect to any Participant, any of the following:
                           (a) such Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including any such person with such relationship to the Participant by adoption;
                           (b) any person (other than a tenant or employee) sharing such Participant's household;
                           (c) a trust in which the persons identified in clauses (a) and (b) above have more than fifty percent of the beneficial interest;
                           (d) a foundation in which the persons identified in clauses (a) and (b) above or the Participant control the management of assets; or
                           (e) any other entity in which the persons identified in clauses (a) and (b) above or the Participant own more than fifty percent of the voting interest.

                  "Incentive Stock Option" means any Option intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code.

                  "Incumbent Board" means (i) the members of the Board of the Company on June 12, 2000, to the extent that they continue to serve as members of the Board, and (ii) any individual who becomes a member of the Board after June 12, 2000, if such individual's election or nomination for election as a director was approved by a vote of at least three-quarters of the then Incumbent Board.

                  "Limited Stock Appreciation Right" means a Stock Appreciation Right that can be exercised only in the event of a "Change in Control" (as defined in the Award

                  Agreement evidencing such Limited Stock Appreciation Right).

                  "Non-Employee Director" means a director of the Company who is not an employee of the Company or of any Parent, Subsidiary or Affiliate.

                  "Non-Qualified Stock Option" means any Option that is not an Incentive Stock Option, including, but not limited to, any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

                  "Option" means an option to purchase Shares granted pursuant to Article 5 or 11.

                  "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

                  "Participant" means (i) any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority to receive grants of Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, awards of Restricted Stock, Performance Shares, other types of awards, or any combination of the foregoing, or (ii) any Non-Employee Director who is eligible to receive grants of Options pursuant to Article 11.

                  "Performance Grant" shall have the meaning assigned to the term in Article 8.

                  "Performance Shares" means Shares that are subject to restrictions based upon the attainment of specified performance objectives granted pursuant to Article 8.

                  "Permitted Transfer" means, as authorized by the Plan and the Administrator, with respect to an interest in a Non-Qualified Stock Option, any transfer effected by the Participant during the Participant's lifetime of an interest in such Non-Qualified Stock Option but only such transfers which are by gift or pursuant to domestic relations orders. A permitted transfer does not include any transfer for value and neither transfers under a domestic relations order in settlement of marital property rights or to an entity in which more than 50% of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity are deemed transfers for value.

                  "Plan" means this 2000 Equity Incentive Plan.

                  "Related Employment" means the employment or performance of services by an individual for an employer that is neither the Company, any Parent, Subsidiary nor Affiliate, provided that
                  (i) such employment or performance of services is undertaken by the individual at the request of the Company or any Parent, Subsidiary or Affiliate, (ii) immediately prior to undertaking such employment or performance of services, the individual was employed by or performing services for the Company or any Parent, Subsidiary or Affiliate or was engaged in Related Employment, and (iii) such employment or performance of services is in the best interests of the Company and is recognized by the Administrator, as Related Employment. The death or Disability of an individual during a period of Related Employment shall be treated, for purposes of this Plan, as if the death or onset of Disability had occurred while the individual was employed by or performing services for the Company or a Parent, Subsidiary or Affiliate.

                  "Restricted Stock" means Shares subject to certain restrictions granted pursuant to Article 7.

                  "Restricted Period" means the period of time Restricted Stock remains subject to restrictions imposed on the Award of such Restricted Stock.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  "Shares" means shares of Common Stock reserved for issuance under or issued pursuant to the Plan, as adjusted pursuant to
                  Article 4, and any successor security.

                  "Stock Appreciation Right" means the right pursuant to an Award granted under Article 6 to receive an amount equal to the excess, if any, of (i) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the Shares covered by such right or such portion thereof, over (ii) the aggregate exercise price of such right or such portion thereof as established by the Administrator at the time of the grant of such Award (or such other exercise price thereafter established by the Administrator with the consent of the Participant granted such Award where required by the Plan).

                  "Stock Bonus" means an Award granted pursuant to Article 9.

                  "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                  "Ten Percent Stockholder" shall have the meaning assigned to it in Section 5.4.

                  "Termination" or "Terminated" means, for purposes of the Plan with respect to a Participant, that such Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or any Parent, Subsidiary or Affiliate of the Company. A Participant will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Administrator, provided, that such leave is for a period of not more than 90 days, unless reemployment or reinstatement upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees and other participants in writing. In the case of any Participant on an approved leave of absence, the Administrator may make such provisions respecting suspension of vesting of any Award previously granted to such Participant while such Participant is on leave from the Company or any Parent, Subsidiary or Affiliate of the Company as the Administrator may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Award Agreement with respect to such Option. The Administrator will have sole discretion to determine whether a Participant has ceased to provide services and the applicable Termination Date.

                  "Termination Date" means the effective date of Termination, as determined by the Administrator.


ARTICLE 2.  ADMINISTRATION.

2.1. Administration in Accordance with the Code and Exchange Act. The Plan shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act ("Rule 16b-3"), by the Board or, at the Board's sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board.

2.2. Administrator's Powers. Except for automatic grants to Non-Employee Directors pursuant to Article 11, and subject to the general purposes, terms and conditions of this Plan, the Administrator will have full power to implement and carry out this Plan. Except for automatic grants to Non-Employee Directors pursuant to Article 11, the Administrator will have the authority to:

                  (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
                  (b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
                  (c) select persons to receive Awards;
                  (d) determine the form and terms of Awards;
                  (e) determine the number of Shares or other consideration subject to Awards;
                  (f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;
                  (g) grant waivers of Plan or Award conditions;
                  (h) determine the vesting, exercisability and payment of Awards;
                  (i) correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Award or any Award Agreement;
                  (j) to make any adjustments necessary or desirable as a result of the granting of an Award to an Eligible Participant located outside the United States;
                  (k) determine whether an Award has been earned; and
                  (l) make all other determinations necessary or advisable for the administration of the Plan.

2.3. Administrator's Discretion Final. Except for automatic grants to Non-Employee Directors pursuant to Article 11, any determination made by the Administrator with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under the Plan.

2.4. Administrator's Method of Acting; Liability. The Administrator may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made or to be made to Eligible Participants. No member of the Administrator and no officer of the Company shall be liable for anything done or omitted to be done by such member or officer, by any other member of the Administrator or by any officer of the Company in connection with the performance of duties under the Plan, except for such member's or officer's own willful misconduct or as expressly provided by law.


ARTICLE 3.  PARTICIPATION.

3.1. Affiliates. If a Parent, Subsidiary or Affiliate of the Company wishes to participate in the Plan and its participation shall have been approved by the Board, the board of directors or other governing body of the Parent, Subsidiary or Affiliate, as the case may be, shall adopt a resolution in form and substance satisfactory to the Administrator authorizing participation by the Parent, Subsidiary or Affiliate in the Plan. A Parent, Subsidiary or Affiliate participating in the Plan may cease to be a participating company at any time by action of the Board or by action of the board of directors or other governing body of such Parent, Subsidiary or Affiliate, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the Parent, Subsidiary or Affiliate's board of directors or other governing body taking such action. If the participation in the Plan of a Parent, Subsidiary or Affiliate shall terminate, such termination shall not relieve the Parent, Subsidiary or Affiliate of any obligations theretofore incurred by the Parent, Subsidiary or Affiliate, except as may be approved by the Administrator.

3.2. Participants. Incentive Stock Options may be granted only to employees (including officers and directors who are also employees) of the Company, or any Parent, Subsidiary or Affiliate of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company; provided, that such consultants, contractors and advisors render bona fide services to the Company or such Parent, Subsidiary or Affiliate of the Company not in connection with the offer and sale of securities in a capital-raising transaction. An Eligible Participant may be granted more than one Award under the Plan.


ARTICLE 4.  AWARDS UNDER THE PLAN.

4.1. Types of Awards. Awards under the Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof:
                  (a)  Options;
                  (b)  Stock Appreciation Rights;
                  (c)  Restricted Stock;
                  (d)  Performance Grants;
                  (e)  Stock Bonuses; and
                  (f) any other type of Award deemed by the Committee to be consistent with the purposes of the Plan (including but not limited to, Awards of or options or similar rights granted with respect to unbundled stock units or components thereof, and Awards to be made to participants who are foreign nationals or are employed or performing services outside the United States).

4.2. Number of Shares Available Under the Plan. Subject to Sections 4.3 and 4.5, the total number of Shares reserved and available for grant and issuance pursuant to the Plan will be 2,000,000, plus Shares that are subject to:
                  (a) issuance upon exercise of an Option previously granted but cease to be subject to such Option for any reason other than exercise of such Option;
                  (b) an Award previously granted but forfeited or repurchased by the Company at the original issue price; and
                  (c) an Award previously granted that otherwise terminates without Shares being issued.
         Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

         The number of Shares which are transferred to the Company by a Participant to pay the exercise or purchase price of an award will be subtracted from the number of Shares issued with respect to such Award for the purpose of counting Shares used under the Plan. Shares withheld to pay withholding taxes in connection with the exercise or repayment of an Award will not be counted as used under the Plan. In addition, shares covered by an award granted under the Plan which is settled in cash will not be counted as used under the Plan.

4.3. Annual Increases in the Number of Shares Available Under the Plan. Notwithstanding the terms of Section 4.2, on each January 1, commencing with January 1, 2001, the aggregate number of Shares reserved and available for grant and issuance pursuant to the Plan will be increased automatically by a number of Shares equal to 5% of the total outstanding shares of the Company as of the immediately preceding December 31st, provided that no more than 1,600,000 shares shall be issued upon exercise of Incentive Stock Options.

4.4. Reservation of Shares. At all times, the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under the Plan and all other outstanding but unexercised Awards granted under the Plan.

4.5. Adjustment in Number of Shares Available Under the Plan. In the event that the number of outstanding shares of Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under the Plan, (b) the number of Shares that may be granted pursuant to the Plan, (c) the Exercise Prices of and number of Shares subject to outstanding Options and other awards, and (d) the exercise prices of and number of Shares subject to other outstanding Awards, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that, upon occurrence of such an event, fractions of a Share will not be issued upon exercise of an Award but will, upon such exercise, either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share on the effective date of such an event or will be rounded up to the nearest whole Share, as determined by the Administrator.

4.6.     Rights with Respect to Common Shares and Other Securities.
         ---------------------------------------------------------

                  (a) Unless otherwise determined by the Administrator, a Participant to whom an Award of Restricted Stock has been made (and any person succeeding to such Participant's rights with respect to such Award pursuant to the Plan) shall have, after issuance of a certificate or copy thereof for the number of Shares so awarded and prior to the expiration of the Restricted Period or the earlier repurchase of such Shares as provided in the Plan or Award Agreement with respect to such Award of Restricted Stock, ownership of such Shares, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such Shares (provided that such Shares, and any new, additional or different shares, or other securities or property of the Company, or other forms of consideration which the participant may be entitled to receive with respect to such Shares as a result of a stock split, stock dividend or any other change in the corporate or capital structure of the Company, shall be subject to the restrictions of the Plan as determined by the Administrator), subject, however, to the options, restrictions and limitations imposed thereon pursuant to the Plan. Notwithstanding the foregoing, unless otherwise determined by the Administrator, a Participant with whom an Award Agreement is made to issue Shares in the future shall have no rights as a stockholder with respect to Shares related to such Award Agreement until a stock certificate evidencing such Shares is issued to such Participant.

                  (b) Unless otherwise determined by the Administrator, a Participant to whom a grant of Stock Options, Stock Appreciation Rights, Performance Grants or any other Award is made (and any person succeeding to such Participant's rights pursuant to the Plan) shall have no rights as a stockholder with respect to any Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date a stock certificate evidencing such Shares or other instrument of ownership, if any, is issued to such Participant. Except as provided in Section 4.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.

ARTICLE 5.  STOCK OPTIONS.

5.1. Grant; Determination of Type of Option. The Administrator may grant one or more Options to an Eligible Participant and will determine (a) whether each such Option will be an Incentive Stock Option or a Non-Qualified Stock Option, (b) the number of Shares subject to each such Option, (c) the Exercise Price of each such Option, (d) the period during which each such Option may be exercised, and (e) all other terms and conditions of each such Option, subject to the terms and conditions of this Article 5. The Administrator may grant an Option either alone or in conjunction with Stock Appreciation Rights, Performance Grants or other Awards, either at the time of grant or by amendment thereafter.

5.2. Form of Option Award Agreement. Each Option granted under the Plan will be evidenced by an Award Agreement which will expressly identify the Option as an Incentive Stock Option or a Non-Qualified Stock Option, and, except as otherwise required by the terms of Article 11 hereof, will be in such form and contain such provisions (which need not be the same for each Participant or Option) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of the Plan.

5.3. Date of Grant. The date of grant of an Option will be the date on which the Administrator makes the determination to grant such Option, unless otherwise specified by the Administrator.

5.4. Exercise Period. Each Option shall be exercisable within the times or upon the occurrence of one or more events determined by the Administrator and set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten years from the date the Option is granted; and provided, further, however, that no Incentive Stock Option granted to a person who directly or by attribution owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent, Subsidiary or Affiliate of the Company (each, a "Ten Percent Stockholder") will be exercisable after the expiration of five years
         from  the  date  such   Incentive   Stock   Option  is  granted.   The
         Administrator also may provide for an Option to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Administrator determines. Unless otherwise determined by the Administrator, but excluding Options granted pursuant to Article 11, an Option shall be exercisable as follows:

                  (a) up to 25% of the number of Shares subject to such Option commencing on the first anniversary of the date of grant of such Option;
                  (b) up to an additional 25% of the number of Shares subject to such Option commencing on the second anniversary of the date of grant of such Option;
                  (c) up to an additional 25% of the number of Shares subject to such Option commencing on the third anniversary of the date of grant of such Option; and
                  (d) up to an additional 25% of the number of Shares subject to such Option commencing on the fourth anniversary of the date of grant of such Option.

5.5. Exercise Price. The Exercise Price of an Option will be determined by the Administrator when the Option is granted and may be not less than 85% of the per share Fair Market Value of the Shares subject to such Option on the date of grant of such Option; provided, however, that:
         (a) the Exercise Price of an Incentive Stock Option will be not less than 100% of the per share Fair Market Value of such Shares on the date of such grant and (b) the Exercise Price of any Incentive Stock Option granted to a Ten Percent Stockholder will not be less than 110% of the per share Fair Market Value of such Shares on the date of such grant. Payment for the Shares purchased shall be made in accordance with
         Article 10 of the Plan.

5.6. Method of Exercise. An Option may be exercised only by delivery to the Company of an irrevocable written exercise notice (a) identifying the Option being exercised, (b) stating the number of Shares being purchased, (c) providing any other matters required by the Award Agreement with respect to such Option, and (d) containing such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws. Such exercise notice shall be accompanied by payment in full of the Exercise Price for the number of Shares being purchased in accordance with Article 10 and the executed Award Agreement with respect to such Option.

5.7. Termination. Notwithstanding anything contained in Section 5.4 or in an Award Agreement, exercise of Options shall always be subject to the following:

                  (a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise each of such Participant's Options (i) only to the extent that such Options would have been exercisable on the Termination Date and (ii) no later than three months after the Termination Date (or such longer time period not exceeding five years as may be determined by the Administrator, with any exercise beyond three months after the Termination Date deemed to be an exercise of an Non-Qualified Stock Option), but in any event, no later than the original expiration date of such Option;
                  (b) If the Participant is Terminated because of Participant's death or Disability (or the Participant dies within three months after a Termination other than for Cause or because of Participant's Disability), then each of such Participant's Options (i) may be exercised only to the extent that such Option would have been exercisable by Participant on the Termination Date and (ii) must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve months after the Termination Date (or such longer time period not exceeding five years as may be determined by the Administrator, with any such exercise beyond
                  (A) three months after the Termination Date when the Termination is for any reason other than the Participant's death or Disability or (B) twelve months after the Termination Date when the Termination is because of Participant's death or Disability, deemed to be an exercise of a Non-Qualified Stock Option), but in any event no later than the original expiration date of such Option;
                  (c) Notwithstanding the provisions in paragraphs 5.7(a) and 5.7(b), if a Participant is terminated for Cause, neither the Participant, the Participant's estate nor such other person who may then hold an Option shall be entitled to exercise such Option whatsoever, whether or not, after the Termination Date, the Participant may receive payment from the Company or any Parent, Subsidiary or Affiliate of the Company for vacation pay, for services rendered prior to the Termination Date, for services rendered for the day on which Termination occurs, for salary in lieu of notice, for severance or for any other benefits; provided, however, in making such a determination, the Administrator shall give the Participant an opportunity to present to the Administrator evidence on Participant's behalf that the provisions of this paragraph 5.7(c) should not apply and, in the alternative, paragraph 5.7(a) or 5.7(b) shall apply; provided, further, however, that, for the purpose of this paragraph 5.7(c), Termination shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that such Participant is Terminated.

5.8. Limitations on Exercise. The Administrator may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided, that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which the Option is then exercisable.

5.9. Limitations on Incentive Stock Options. The aggregate Fair Market Value (as determined as of the date of grant) of Shares with respect to which an Incentive Stock Option are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company, and any Parent, Subsidiary and Affiliate of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which Incentive Stock Option(s) are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Option(s) for the first $100,000 worth of Shares to become exercisable in such calendar year will be deemed Incentive Stock Option(s) and the Option(s) that become exercisable in such calendar year for the number of Shares which have a Fair Market Value in excess of $100,000 will be deemed to be Non-Qualified Stock Option(s). In the event that the Code or the regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.10. Modification, Extension or Renewal. The Administrator may modify, extend or renew any outstanding Option and authorize the grant of one or more new Options in substitution therefor; provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding Incentive Stock Option that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) and other applicable provisions of the Code. The Administrator may reduce the Exercise Price of any outstanding Option of a Participant without the consent of the Participant affected by delivering a written notice to the Participant; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.5 for Options granted on the date the action is taken to reduce such Exercise Price.

5.11. No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to an Incentive Stock Option will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under
         Section 422 of the Code or, without the consent of the Participant affected, to disqualify any Incentive Stock Option under Section 422 of the Code.

5.12. Prohibition Against Transfer. No Option may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution or pursuant to a domestic relations order, and a Participant's Option shall be exercisable during such Participant's lifetime only by such Participant or such person receiving such Option pursuant to a domestic relations order.


ARTICLE 6.  STOCK APPRECIATION RIGHTS.

6.1      Grant of Stock Appreciation Rights.
                  (a) The Administrator may grant Stock Appreciation Rights either alone, or in conjunction with the grant of an Option, Performance Grant or other Award, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under the Plan shall be evidenced by an instrument in such form as the Administrator shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Shares issuable upon exercise thereof, as the Administrator shall establish.
                  (b) The Administrator shall determine the number of Shares to be subject to each Award of Stock Appreciation Rights. The number of Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share-for-share or other appropriate basis, as determined by the Administrator, to the extent that Shares under such Award of Stock Appreciation Rights are used to calculate the cash, Shares, or other securities or property of the Company, or other forms of payment, or any combination thereof, received pursuant to exercise of an Option attached to such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.

6.2. Prohibition Against Transfer. No Award of Stock Appreciation Rights may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of the descent and distribution or pursuant to a domestic relations order, and Stock Appreciation Rights Awarded to a Participant shall be exercisable during such Participant's lifetime only by such Participant or such person receiving such Option pursuant to a domestic relations order. Unless the Administrator determines otherwise, the Award of Stock Appreciation Rights to a Participant shall not be exercisable for at least six months after the date of grant, unless such Participant is Terminated before the expiration of such six-month period by reason of such Participant's Disability or death.

6.3. Exercise. The Award of Stock Appreciation Rights shall not be exercisable:

                  (a) in the case of any Award of Stock Appreciation Rights that are attached to an Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date such Incentive Stock Option is granted, and, in the case of any other Award of Stock Appreciation Rights, after the expiration of ten years from the date of such Award. Any Award of Stock Appreciation Rights may be exercised during such period only at such time or times and in such installments as the Administrator may establish;
                  (b) unless the Option or other Award to which the Award of Stock Appreciation Rights is attached is at the time exercisable; and
                  (c) unless the Participant exercising the Award of Stock Appreciation Rights has been, at all times during the period beginning with the date of the grant thereof and ending on the date of such exercise, employed by or otherwise performing services for the Company or any Parent, Subsidiary or Affiliate of the Company, except that
                                    (i) in the case of any Award of Stock
                           Appreciation Rights (other than those attached to an Incentive Stock Option), if such Participant is Terminated solely by reason of a period of Related Employment, the Participant may, during such period of Related Employment, exercise the Award of Stock Appreciation Rights as if such Participant had not been Terminated;
                                    (ii) if such Participant is Terminated by
                           reason of such Participant's Disability or early, normal or deferred retirement under an approved retirement program of the Company or any Parent, Subsidiary or Affiliate of the Company (or such other plan or arrangement as may be approved by the Administrator for this purpose) while holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such Participant may, at any time within three years (or such other period determined by the Administrator) after the Termination Date (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any Shares as to which such Participant could have exercised the Award of Stock Appreciation Rights on the Termination Date, or with respect to such greater number of Shares as determined by the Administrator;
                                    (iii) if such Participant is Terminated for
                           reasons other than Related Employment, Disability, early, normal or deferred retirement or death while holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such person may exercise the Award of Stock Appreciation Rights at any time during the period, if any, which the Administrator approves (but in no event after the Award of Stock Appreciation Rights expires) following such Participant's Termination Date with respect to any Shares as to which such Participant could have exercised the Award of Stock Appreciation Rights on such Participant's Termination Date or as otherwise permitted by the Administrator; or
                                    (iv) if any Participant to whom an Award of
                           Stock Appreciation Rights has been granted shall die holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such Participant's executors, administrators, heirs or distributees, as the case may be, may, at any time within one year (or such other period determined by the Administrator) after the date of death (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any Shares as to which the decedent Participant could have exercised the Award of Stock Appreciation Rights at the time of such death, or with respect to such greater number of Shares as may be determined by the Administrator.

6.4.     Exercise.
                  (a) An Award of Stock Appreciation Rights shall entitle the Participant (or any person entitled to act under the provisions of clause (iv) of Paragraph 6.3(c) to either (i) exercise such Award and receive payment in accordance with such Award or (ii) surrender unexercised the Option (or other Award) to which the Stock Appreciation Rights is attached (or any portion of such Option or other Award) to the Company and to receive from the Company in exchange therefor, without payment to the Company, that number of Shares having an aggregate value equal to the excess of the Fair Market Value of one Share, at the time of such exercise, over the Exercise Price per share, times the number of Shares subject to the Award or the Option (or other Award), or portion thereof, which is so exercised or surrendered, as the case may be. The Administrator shall be entitled to elect to settle the obligation arising out of the exercise of Stock Appreciation Rights by the payment of cash or other securities or property of the Company, or other forms of payment, or any combination thereof, as determined by the Administrator, equal to the aggregate value of the Shares the Company would otherwise be obligated to deliver. Any such election by the Administrator shall be made as soon as practicable after the receipt by the Company of written notice of the exercise of such Stock Appreciation Rights. The value of a Share, other securities or property of the Company, or other forms of payment determined by the Administrator for this purpose shall be the Fair Market Value of a Share on the last business day next preceding the date of the election to exercise such Stock Appreciation Rights, unless the Administrator determines otherwise and is set forth in the Award Agreement with respect to such Stock Appreciation Rights.
                  (b) An Award of Stock Appreciation Rights may provide that such Stock Appreciation Rights shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of such Stock Appreciation Rights or of the related Option (or other Award), or such other date as specified by the Administrator, if at such time such Stock Appreciation Rights has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in Paragraph 6.4(a).

6.5.     Fractional Shares.  No fractional shares may be delivered under this
         Article 6, but, in lieu thereof, a cash or other adjustment shall be made as determined by the Administrator.


ARTICLE 7.  RESTRICTED STOCK.

7.1. Grant. An Award of Restricted Stock is an offer by the Company to sell to an Eligible

         Participant Shares that are subject to restrictions. The
         Administrator will determine to whom an offer will be made, the number of Shares the person may purchase, the Exercise Price to be paid, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the provisions of this Article 7.

7.2 Form of Restricted Stock Award. All purchases under an Award of Restricted Stock will be evidenced by an Award Agreement that will be in such form (which need not be the same for each Award of Restricted Stock or Participant) as the Administrator will from time to time approve, and will comply with and be subject to the terms and conditions of the Plan. The offer of Restricted Stock will be accepted by the Participant's execution and delivery of the Award Agreement evidencing the offer to purchase the Restricted Stock and full payment for the Shares to the Company within 30 days from the date such Award Agreement is tendered to such Eligible Participant. If such Eligible Participant does not execute and deliver such Award Agreement along with full payment for the Shares to the Company within such 30 day period, then such offer will terminate, unless otherwise determined by the Administrator.

7.3. Purchase Price. The Exercise Price of Shares sold pursuant to an Award of Restricted Stock will be determined by the Administrator on the date such Award is granted, except in the case of a sale to a Ten Percent Stockholder, in which case the Exercise Price will be 100% of the per share Fair Market Value on the date such Award is granted of the Shares subject to the Award. Payment of the Exercise Price may be made in accordance with Article 10 of the Plan.

7.4. Terms of Restricted Stock Awards. Each Award of Restricted Stock shall be subject to such restrictions as the Administrator may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant's individual Award Agreement. Awards of Restricted Stock may vary from Participant to Participant and between groups of Participants. Prior to the grant of an Award of Restricted Stock, the Administrator shall:
                  (a) determine the nature, length and starting date of any performance period for the Restricted Stock Award;
                  (b) select from among the performance factors to be used to measure performance goals, if any; and
                  (c) determine the number of Shares that may be awarded to the Participant.

         Prior to the payment of any Restricted Stock pursuant to an Award, the Administrator shall determine the extent to which such Restricted Stock Award has been earned. Performance periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different performance periods and having different performance goals and other criteria.

7.5. Termination During Performance Period. If a Participant is Terminated during a performance period with respect to any Award of Restricted Stock for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Award Agreement with respect to such Restricted

         Stock, unless the Administrator determines otherwise.


ARTICLE 8.  PERFORMANCE GRANTS.

8.1. Award. The Award of a Performance Grant ("Performance Grant") to a Participant will entitle such Participant to receive a specified amount (the "Performance Grant Actual Value") as determined by the Administrator; provided that the terms and conditions specified in the Plan and in the Award of such Performance Grant are satisfied. Each Award of a Performance Grant shall be subject to the terms and conditions set forth in this Article 8 and such other terms and conditions, including, but not limited to, restrictions upon any cash, Shares, other securities or property of the Company, or other forms of payment, or any combination thereof, issued in respect of the Performance Grant, as the Administrator shall establish, shall be embodied in an Award Agreement in such form and substance as is approved by the Administrator.

8.2. Terms. The Administrator shall determine the value or range of values of a Performance Grant to be awarded to each Participant selected for an Award of a Performance Grant and whether or not such Performance Grant is granted in conjunction with an Award of Options, Stock Appreciation Rights, Restricted Stock or other type of Award, or any combination thereof, under the Plan (which may include, but need not be limited to, deferred Awards) concurrently or subsequently granted to such Participant (the "Associated Award"). As determined by the Administrator, the maximum value of each Performance Grant (the "Maximum Value") shall be:
                  (a) an amount fixed by the Administrator at the time the award is made or amended thereafter;
                  (b) an amount which varies from time to time based in whole or in part on the then current Fair Market Value of a Share, other securities or property of the Company, or other securities or property, or any combination thereof; or
                  (c) an amount that is determinable from criteria specified by the Administrator.

         Performance Grants may be issued in different classes or series having different names, terms and conditions. In the case of a Performance Grant awarded in conjunction with an Associated Award, the Performance Grant may be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid to or otherwise received by the participant, as determined by the Administrator.

8.3. Award Period. The award period ("Performance Grant Award Period") in respect of any Performance Grant shall be a period determined by the Administrator. At the time each Performance Grant is made, the Administrator shall establish performance objectives to be attained within the Performance Grant Award Period as the means of determining the Performance Grant Actual Value of such Performance Grant. The performance objectives shall be based on such measure or measures of performance, which may include, but need not be limited to, the performance of the Participant, the Company, one or more Subsidiary, Parent or Affiliate of the Company, or one or more of divisions or units thereof, or any combination of the foregoing, as the Administrator shall determine, and may be applied on an absolute basis or be relative to industry or other indices, or any combination thereof. Each Performance Grant Actual Value of a Performance Grant shall be equal to the Performance Grant Maximum Value of such Performance grant only if the performance objectives are attained in full, but the Administrator shall specify the manner in which the Performance Grant Actual Value shall be determined if the performance objectives are met in part. Such performance measures, the Performance Grant Actual Value or the Performance Grant Maximum Value, or any combination thereof, may be adjusted in any manner by the Administrator at any time and from time to time during or as soon as practicable after the Performance Grant Award Period, if it determines that such performance measures, the Performance grant Actual Value or the Performance Grant Maximum Value, or any combination thereof, are not appropriate under the circumstances.

8.4. Termination. The rights of a Participant in Performance Grants awarded to such Participant shall be provisional and may be canceled or paid in whole or in part, all as determined by the Administrator, if such Participant's continuous employment or performance of services for the Company, any Parent, Subsidiary and Affiliate of the Company shall terminate for any reason prior to the end of the Performance Grant Award Period, except solely by reason of a period of Related Employment.

8.5. Determination of Performance Grant Actual Values. The Committee shall determine whether the conditions of Paragraphs 8.2 or 8.3 have been met and, if so, shall ascertain the Performance Grant Actual Value of Performance Grants. If a Performance Grant has no Performance Grant Actual Value, the Award of such Performance Grant shall be deemed to have been canceled and the Associated Award, if any, may be canceled or permitted to continue in effect in accordance with such Associated Award's terms. If a Performance Grant has a Performance Grant Actual Value and:
                  (a) was not awarded in conjunction with an Associated Award, the Administrator shall cause an amount equal to the Performance Grant Actual Value of such Performance Grant to be paid to the Participant or the Participant's beneficiary as provided below; or
                  (b) was awarded in conjunction with an Associated Award, the Administrator shall determine, in accordance with criteria specified by the Administrator, whether to (i) to cancel such Performance Grant, in which event no amount in respect thereof shall be paid to the Participant or the Participant's beneficiary, and the Associated Award may be permitted to continue in effect in accordance with the Associated Award's terms, (ii) pay the Performance Grant Actual Value to the Participant or the Participant's beneficiary as provided below, in which event such Associated Award may be canceled, or (iii) pay to the Participant or the Participant's beneficiary as provided below, the Performance Grant Actual Value of only a portion of such Performance Grant, in which case a complimentary portion of the Associated Award may be permitted to continue in effect in accordance with its terms or be canceled, as determined by the Administrator.

         Such determination by the Administrator shall be made as promptly as practicable following the end of the Performance Grant Award Period or upon the earlier termination of employment or performance of services, or at such other time or times as the Administrator shall determine, and shall be made pursuant to criteria specified by the Administrator.

8.6. Payment. Payment of any amount in respect of the Performance Grants which the Administrator determines to pay as provided in this Article 8 shall be made by the Company as promptly as practicable after the end of the Performance Grant Award Period or at such other time or times as the Administrator shall determine, and may be made in cash, Shares, other securities or property of the Company, or other forms of payment, or any combination thereof or in such other manner, as determined by the Administrator. Notwithstanding anything in this
         Article 8 to the contrary, the Administrator may determine and pay out a Performance Grant Actual Value of a Performance Grant at any time during the Performance Grant Award Period.


ARTICLE 9.  STOCK BONUSES.

9.1. Awards of Stock Bonuses. A Stock Bonus is an Award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent, Subsidiary or Affiliate of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent, Subsidiary or Affiliate of the Company pursuant to an Award Agreement (the "Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Administrator will from time to time approve, and will comply with and be subject to the terms and conditions of the Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant's individual Award Agreement that will be in such form (which need not be the same for each Participant) as the Administrator will from time to time approve, and will comply with and be subject to the terms and conditions of the Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, any Parent, Subsidiary or Affiliate of the Company and/or individual performance factors or upon such other criteria as the Administrator may determine.

9.2 Terms of Stock Bonuses. The Administrator will determine the number of Shares to be awarded to the Participant. If the Stock Bonus is being earned upon the satisfaction of performance goals set forth in an Award Agreement, then the Administrator will:
                  (a) determine the nature, length and starting date of any performance period for each Stock Bonus;
                  (b) select from among the performance factors to be used to measure the performance, if any; and
                  (c) determine the number of Shares that may be awarded to the Participant.
         Prior to the payment of any Stock Bonus, the Administrator shall determine the extent to which such Stock Bonuses have been earned. Performance periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different performance periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Administrator. The Administrator may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Administrator deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

9.3. Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Administrator may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Administrator will determine.


ARTICLE 10.  PAYMENT FOR SHARE PURCHASES.

10.1. Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Administrator and where permitted by law:
                  (a) by cancellation of indebtedness of the Company to the Participant;
                  (b) by surrender of Shares that either (i) have been owned by the Participant for more than six months and have been paid for within the meaning of Rule 144 promulgated under the Securities Act (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (ii) were obtained by Participant in the public market;
                  (c) by tender of a full recourse promissory note having such terms as may be approved by the Administrator and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;
                  (d) by waiver of compensation due or accrued to the Participant for services rendered;
                  (e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists, (i) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company, or (ii) through a "margin" commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or
                  (f) by any combination of the foregoing.

10.2. Loan Guarantees. The Company, in its sole discretion, may assist a Participant in paying for Shares purchased under the Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

ARTICLE 11.  AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.

11.1. Types of Options and Shares. Each Option granted under this Plan pursuant to this Article 11 shall be a Non-Qualified Stock Option.

11.2. Eligibility. Options subject to this Article 11 shall be granted only to Non-Employee Directors and only when the Non-Employee Directors do not receive a grant under the Company's Outside Director and Advisor Stock Option Plan due to the unavailability of shares subject to or the termination of such plan.

11.3. Initial Grant. Subject to Section 11.2, each Non-Employee Director who first becomes a member of the Board on or after the effective date of the Plan, will automatically be granted an Option for 25,000 Shares on the date such Non-Employee Director first becomes a member of the Board.

11.4. Succeeding Grant. Subject to Section 11.2, on August 1st of each calendar year, each Non-Employee Director will automatically be granted an Option for 25,000 Shares, provided the Non-Employee Director is a member of the Board on such date.

11.5. Exercise Price. The Exercise Price of an Option granted pursuant to this Article 11 shall be the Fair Market Value of a Share on the date that the Option is deemed granted.

11.6.    Exercisability of Options.  Each option granted pursuant to this
         Article 11 shall be exercisable as follows:
                  (a) up to 33-1/3% of the number of Shares subject to such Option commencing immediately upon the grant of such Option;
                  (b) up to an additional 33-1/3% of the number of Shares subject to such Option commencing on the first anniversary of the date of grant of such Option; and
                  (c) up to an additional 33-1/3% of the number of Shares subject to such Option commencing on the second anniversary of the date of grant of such Option.

11.7. Method of Exercise. An Option granted pursuant to this Article 11 may be exercised only by delivery to the Company of an irrevocable written exercise notice (a) identifying the Option being exercised, (b) stating the number of Shares being purchased, (c) providing any other matters required by the Award Agreement with respect to such Option, and (d) containing such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws. Such exercise notice shall be accompanied by payment in full of the Exercise Price for the number of
        Shares being purchased and the executed Award Agreement with respect to such Option.

11.8. Termination. Notwithstanding anything contained in Section 11.7 or in an Award Agreement, exercise of Options granted pursuant to this
         Article 11 shall always be subject to the following:
                  (a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise each of such Participant's Options (i) only to the extent that such Options would have been exercisable on the Termination Date and (ii) no later than three months after the Termination Date (or such longer time period not exceeding five years as may be determined by the Administrator, with any exercise beyond three months after the Termination Date deemed to be an exercise of an Non-Qualified Stock Option), but in any event, no later than the original expiration date of such Option;
                  (b) If the Participant is Terminated because of Participant's death or Disability (or the Participant dies within three months after a Termination other than for Cause or because of Participant's Disability), then each of such Participant's Options may be exercised only to the extent that such Option would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve months after the Termination Date (or such longer time period not exceeding five years as may be determined by the Administrator, but in any event no later than the original expiration date of such Option;
                  (c) Notwithstanding the provisions in paragraphs 11.8(a) and 11.8(b), if a Participant is Terminated for Cause, neither the Participant, the Participant's estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not, after termination of service, the Participant may receive payment from the Company or any Parent, Subsidiary or Affiliate of the Company for services rendered prior to termination, for services rendered for the day on which termination occurs, or for any other benefits; provided, however, in making such a determination, the Administrator shall give the Participant an opportunity to present to the Administrator evidence on Participant's behalf that the provisions of this paragraph 11.8(c) should not apply and, in the alternative, paragraph 11.8(a) or 11.8(b) shall apply; provided, further, however, that, for the purpose of this paragraph 11.8(c), termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that such Participant's service is terminated.

11.9. Limitations on Exercise. The Administrator may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided, that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which the Option is then exercisable.

11.10. Prohibition Against Transfer. No Option may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution or pursuant to a domestic relations order, and a Participant's Option shall be exercisable during such Participant's lifetime only by such Participant or such person receiving the Option pursuant to a domestic relations order.

ARTICLE 12.  DEFERRAL OF COMPENSATION.

12.1. Deferral Terms. The Administrator shall determine whether or not an Award to a Participant shall be made in conjunction with deferral of such Participant's salary, bonus or other compensation, or any combination thereof, and whether or not such deferred amounts may be:
                  (a) forfeited to the Company or to other Participants, or any combination thereof, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment or performance of services for the Company, any Parent, Subsidiary and Affiliate);
                  (b) subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures; and/or
                  (c) credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of such Award, if any.


ARTICLE 13.  DEFERRED PAYMENT OF AWARDS.

13.1. Deferral Terms. The Administrator may specify that the payment of all or any portion of cash, Shares, other securities or property of the Company, or any other form of payment, or any combination thereof, under an Award shall be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Administrator shall determine. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Shares, other securities, property or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return, or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Administrator.


ARTICLE 14.  AMENDMENT OR SUBSTITUTION OF AWARDS UNDER THE PLAN.

14.1. Amendments and Substitutions. The terms of any outstanding Award under the Plan may be amended from time to time by the Administrator in any manner that the Administrator deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder, or reduction of the Exercise Price of an Award); provided, however, that no such amendment shall adversely affect in a material manner any right of a Participant under such Award without the Participant's written consent. The Administrator may permit or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

ARTICLE 15.  DESIGNATION OF BENEFICIARY BY PARTICIPANT.

15.1. Designation. A Participant may designate one or more beneficiaries to receive any rights and payments to which such Participant may be entitled in respect of any Award in the event of such Participant's death. Such designation shall be on a written form acceptable to and filed with the Administrator. The Administrator shall have the right to review and approve beneficiary designations. A Participant may change the Participant's beneficiary(ies) from time to time in the same manner as the original designation, unless such Participant has made an irrevocable designation. Any designation of beneficiary under the Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Administrator. If no designated beneficiary survives the Participant and is living on the date on which any right or amount becomes payable to such Participant's beneficiary(ies), such payment will be made to the legal representatives of the Participant's estate, and the term
         "beneficiary" as used in the Plan shall be deemed to include such person or persons. If there is any question as to the legal right of any beneficiary to receive a distribution under the Plan, the Administrator may determine that the amount in question be paid to the legal representatives of the estate of the Participant, in which event the Company, the Administrator, the Board and the Committee and the members thereof will have no further liability to any person or entity with respect to such amount.


ARTICLE 16.  CHANGE IN CONTROL.

16.1.    Effect of a Change in Control.  Upon any Change in Control:
                           (a) each Stock Option and Stock Appreciation Right
                   that is outstanding on the date of such Change in Control shall be exercisable in full immediately;
                           (b) all restrictions with respect to Restricted Stock
                  shall lapse immediately, and the Company's right to repurchase or forfeit any Restricted Stock outstanding on the date of such Change in Control shall thereupon terminate and the certificates representing such Restricted Stock and the related stock powers shall be promptly delivered to the Participants entitled thereto; and
                           (c) all Performance Grant Award Periods for the
                  purposes of determining the amounts of Awards of Performance Grants shall end as of the end of the calendar quarter immediately preceding the date of such Change in Control, and the amount of the Performance Grant payable shall be the portion of the maximum possible Performance Grant allocable to the portion of the Performance Grant Award Period that had elapsed and the results achieved during such portion of the Performance Grant Award Period.

16.2. Change of Control. For this purpose, a Change in Control shall be deemed to occur when and only when any of the following events first occurs:
                           (a) any person who is not currently such becomes the
                  beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities;
                           (b) three or more directors, whose election or
                  nomination for election is not approved by a majority of the Incumbent Board, are elected within any single 24-month period to serve on the Board;

                           (c) members of the Incumbent Board cease to
                  constitute a majority of the Board without the approval of the remaining members of the Incumbent Board; or
                           (d) any merger (other than a merger where the Company
                  is the survivor and there is no accompanying Change in Control under clauses (a), (b) or (c) of this Section 16.2), consolidation, liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to clause (a) of this Section 16.2 solely because 20% or more of the combined voting power of the Company's outstanding securities is acquired by one or more employee benefit plans maintained by the Company or by any other employer, the majority interest in which is held, directly or indirectly, by the Company. For purposes of this
         Article 16, the terms "person" and "beneficial owner" shall have the meaning set forth in Sections 3(a) and 13(d) of the Exchange Act, and in the regulations promulgated thereunder.


ARTICLE 17.  PLAN AMENDMENT OR SUSPENSION.

17.1. Plan Amendment or Suspension. The Plan may be amended or suspended in whole or in part at any time and from time to time by the Board, but no amendment shall be effective unless and until the same is approved by stockholders of the Company where the failure to obtain such approval would adversely affect the compliance of the Plan with Sections 162 and 422 of the Code, Rule 16b-3 and with other applicable law. No amendment of the Plan shall adversely affect in a material manner any right of any Participant with respect to any Award theretofore granted without such Participant's written consent.


ARTICLE 18.  PLAN TERMINATION.

18.1. Method of Plan Termination. The Plan shall terminate upon the earlier of the following dates or events to occur:
                  (a) upon the adoption of a resolution of the Board terminating the Plan; or
                  (b) June 11, 2010; provided, however, that the Board may, prior to the expiration of such ten-year period, extend the term of the Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options.

18.2. Effect of Termination on Outstanding Awards. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without such person's consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Administrator may make amendments permitted under Article 14.


ARTICLE 19.  STOCKHOLDER ADOPTION.

19.1. Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for their approval and adoption at a meeting to be held on or before June 10, 2001.

19.2. Effectiveness of Plan Prior to Stockholder Approval. The Plan shall not be effective and no Award shall be made hereunder unless and until the Plan has been approved by the stockholders of the Company as provided in Section 19.1. The stockholders shall be deemed to have approved and adopted the Plan only if it is approved at a meeting of the stockholders duly held by vote taken in the manner required by the laws of the State of Delaware and the applicable federal securities laws.


ARTICLE 20.  TRANSFERABILITY.

20.1. Transferability. Except as may be approved by the Administrator where such approval shall not adversely affect compliance of the Plan with Sections 162 and 422 of the Code and/or Rule 16b-3, a Participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that any Option or similar right (including, but not limited to, a Stock Appreciation Right) offered pursuant to the Plan shall not be transferable other than by will or the laws of descent or pursuant to a domestic relations order and shall be exercisable during the Participant's lifetime only by such Participant or such person receiving such option pursuant to a domestic relations order.


ARTICLE 21.  PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

21.1. Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares subject to or issued pursuant to the Plan until such Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, however, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Restricted Stock that is repurchased at the Participant's Exercise Price in accordance with an Award Agreement with respect to such Restricted Stock.

21.2. Financial Statements. The Company will provide financial statements to each Participant prior to such Participant's purchase of Shares under the Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

21.3. Restrictions on Shares. At the discretion of the Administrator, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Shares issued pursuant to such Award Agreement and held by a Participant following such Participant's Termination at any time within 90 days after the later of Participant's Termination Date or the date Participant purchases Shares under the Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant's Exercise Price or such other price as the Administrator may determine at the time of the grant of the Award.


ARTICLE 22.  CERTIFICATES.

22.1. Legal Restrictions; Stock Legends. All Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Administrator may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements promulgated under such laws or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and each stock certificate evidencing such Shares and other certificates shall be appropriately legended.


ARTICLE 23.  ESCROW; PLEDGE OF SHARES.

23.1 Deposit of Shares; Escrow. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all stock certificates evidencing Shares, together with stock powers or other instruments of transfer approved by the Administrator, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Administrator may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under the Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Administrator may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Administrator will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.


ARTICLE 24.  EXCHANGE AND BUYOUT OF AWARDS.

24.1. Exchange. The Administrator may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards.

24.2 Buyout of Awards. The Administrator may, at any time or from time to time, authorize the Company to buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Administrator and the Participant may agree.


ARTICLE 25.  SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.

25.1. Compliance with Applicable Laws. An Award will not be effective unless such Award is made in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver stock certificates for Shares under this Plan prior to:
                  (a) obtaining any approvals from governmental agencies that the Administrator determines are necessary or advisable; and/or
                  (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Administrator determines to be necessary or advisable.

25.2. No Obligation to Register Shares or Awards. The Company will be under no obligation to register the Shares under the Securities Act or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.


ARTICLE 26.  NO OBLIGATION TO EMPLOY.

26.1. No Right to Employment or Continuation of Relationship. Nothing in this Plan or any Award granted under the Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.


ARTICLE 27.  NONEXCLUSIVITY OF THE PLAN.

27.1. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board or the Committee to adopt such additional compensation arrangements as the Board may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.


ARTICLE 28.  MISCELLANEOUS PROVISIONS.

28.1. No Rights Unless Specifically Granted. No employee or other person shall have any claim or right to be granted an Award under the Plan under any contract, agreement or otherwise. Determinations made by the Administrator under the Plan need not be uniform and may be made selectively among Eligible Participants under the Plan, whether or not such Eligible Participants are similarly situated.

28.2. No Rights Until Written Evidence Delivered. No Participant or other person shall have any right with respect to the Plan, the Shares reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award, in the form of an Award Agreement, shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through such recipient) have been met.

28.3 Compliance with Applicable Law. No Shares, other Company securities or property, other securities or property, or other forms of payment shall be issued hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

28.4 Compliance with Rule 16b-3. It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3.

28.5. Right to Withhold Payments. The Company and any Parent, Subsidiary and Affiliate of the Company shall have the right to deduct from any payment made under the Plan, any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Shares, other securities or property of the Company, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the Participant (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Shares, other securities or property of the Company, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Administrator may permit an Eligible Participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Administrator shall deem to be appropriate, including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Shares, other securities or property of the Company, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value equal to the amount of such taxes.

28.6. Expenses of Administration. The expenses of the Plan shall be borne by the Company. However, if an Award is made to an individual employed by or performing services for a Parent, Subsidiary or Affiliate of the Company:
                           (a) if such Award results in payment of cash to the
                  Participant, such Parent, Subsidiary or Affiliate shall pay to the Company an amount equal to such cash payment unless the Administrator shall otherwise determine;
                           (b) if the Award results in the issuance by the
                  Company to the Participant of Shares, other securities or property of the Company, other securities or property, or other forms of payment, or any combination thereof, such Parent, Subsidiary or Affiliate of the Company shall, unless the Administrator shall otherwise determine, pay to the Company an amount equal to the fair market value thereof, as determined by the Administrator, on the date such Shares, other securities or property of the Company, other securities or property, or other forms of payment, or any combination thereof, are issued (or, in the case of the issuance of Restricted Stock or of Shares, other securities or property of the Company, or other securities or property, or other forms of payment subject to transfer and forfeiture conditions, equal to the fair market value thereof on the date on which they are no longer subject to such applicable restrictions), minus the amount, if any, received by the Company in respect of the purchase of such Shares, other securities or property of the Company, other securities or property or other forms of payment, or any combination thereof, all as the Administrator shall determine; and
                           (c) the foregoing obligations of any such Parent,
                  Subsidiary or Affiliate of the Company shall survive and remain in effect and binding on such entity even if its status as a Parent, Subsidiary or Affiliate of the Company should subsequently cease, except as otherwise agreed by the Company and such Parent, Subsidiary or Affiliate.

28.7. Unfunded Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and rights to the payment of Awards shall be no greater than the rights of the Company's general creditors.

28.8. Acceptance of Award Deemed Consent. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated such Participant's (or other person's) acceptance and ratification of, and consent to, any action taken by the Company, Administrator, Board or Committee or their respective delegates under the Plan.

28.9. Fair Market Value Determined By the Administrator. Fair market value in relation to other securities or property of the Company, other securities or property or other forms of payment of Awards under the Plan, or any combination thereof, as of any specific time, shall mean such value as determined by the Administrator in accordance with the Plan and applicable law.

28.10. Use of Terms. For the purposes of the Plan, in the use of any term, the singular includes the plural and the plural includes the singular wherever appropriate.

28.11. Filing of Reports. The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards hereunder or any Shares issued pursuant hereto as may be required by
         Section 13 or 15(d) of the Exchange Act (or any successor provision) or any other applicable statute, rule or regulation.

28.12. Validity; Construction; Interpretation. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and Award Agreements and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

                                  VIZACOM INC.

         The undersigned hereby appoints Vincent DiSpigno and Neil M. Kaufman, or either of them, attorneys and proxies with full power of substitution in each of them, in the name and stead of the undersigned, to vote as proxy all the stock of the undersigned in VIZACOM INC., a Delaware corporation (the "Company"), at the Company's Annual Meeting of Stockholders scheduled to be held on December 27, 2001 and any adjournments or postponements thereof.

                  (Continued and to be signed, on reverse side)

         The Board of Directors recommends a vote FOR the following proposals.

1. To approve the issuance of shares of our common stock, including shares of common stock underlying options and warrants, in excess of 20% of the number of our outstanding shares of common stock in connection with our acquisition of SpaceLogix, Inc.

                 [ ]  FOR           [ ]  AGAINST          [ ]  ABSTAIN

2 To approve the issuance of 209,580 shares of our common stock that we are currently obligated to issue pursuant to the terms of our agreement and plan of merger, as amended, with respect to our acquisition of our PWR Systems subsidiary in March 2000.

                 [ ]  FOR           [ ]  AGAINST          [ ]  ABSTAIN

3. To approve the amendment to our 2000 Equity Incentive Plan to increase the total number of shares available for award from 525,000 to 2,000,000, and to increase the number of shares underlying each initial and annual option award to non-employee directors from 2,500 to 25,000 under such plan.

                 [ ]  FOR           [ ]  AGAINST          [ ]  ABSTAIN

4. Upon such other business as may properly come before the meeting or any adjournment thereof.

                          [Reverse side of proxy card]


THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY THE PROXIES, OR EITHER OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSAL NO. 1, PROPOSAL NO. 2 AND PROPOSAL NO. 3, AS SET FORTH ABOVE. RECEIPT OF THE COMPANY'S PROXY STATEMENT, DATED DECEMBER ___, 2001, IS HEREBY ACKNOWLEDGED.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE


                     [L.S.]                         [L.S.] Dated:              ,
---------------------       -----------------------              --------------
2001


                         (Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)